Offer to Purchase Interests of
         Decade Companies Income Properties--A Limited Partnership
                For Cash Consideration of $402 Per Interest
                        ___________________________
          This offer, the proration period and withdrawal rights
              will expire at 12:00 midnight, Milwaukee time,
                  on November 22, 1996, unless extended.
                    __________________________________

     Decade Companies Income Properties--A Limited Partnership (the "Partnership") invites its Limited Partners to tender limited partnership interests (the "Interests") in the Partnership for the cash purchase price of $402 per Interest upon the terms and subject to the conditions set forth in this Offer to Purchase and in the related Letter of Acceptance (which together constitute the "Offer"). All Interests properly tendered and not withdrawn will be purchased for $402 per Interest, net to the seller in cash, upon the terms and subject to the conditions of the Offer. While this is an Offer for all Interests, in the event that more than 8,944 Interests are tendered and the Partnership determines not to, or is unable to, borrow additional funds upon acceptable terms, the tendered Interests will be prorated for payment. See "The Offer." If the Partnership obtains financing to purchase additional Interests, the Partnership will prepare and disseminate supplemental material on the financing terms and the increased number of Interests it agrees to purchase and, if required, will extend the November 22, 1996 expiration date. This Offer is not conditioned on any minimum number of Interests being tendered.

     In deciding whether to tender Interests, a Limited Partner should evaluate and consider the risks associated with tendering all or part of the Interests and the risks associated with continuing to hold all or part of the Interests.

- The $402 offer price is below the June 30, 1996, approximate $576 net asset value per Interest as determined by The Valuation Group. Such net asset value does not include the costs of the Partnership completing its required filings, or the costs of conducting the Offer. See "The Partnership -- Determination of the Offer Price."

- Selecting the $402 offer price involved a conflict of interest as the Partnership and non-tendering Limited Partners would prefer a lower price and the tendering Limited Partners would prefer a higher price. See "The Partnership -- Determination of the Offer Price."

- When the Partnership was originally formed, the General Partner originally intended to sell the Partnership's property within seven to nine years after the Partnership's acquisition of its investment properties. The General Partner now believes the Partnership may have to retain the property for an additional period of time in order to maximize the potential profits. See "The Partnership -- Background of the Offer," "The Partnership -- Certain Effects of the Offer" and "The Partnership -- Conduct of the Partnership After the Offer."

- If there are fewer than 300 remaining Limited Partners after completion of the this Offer, the Partnership intends to terminate the registration of Interests under the Securities Exchange Act of 1934, which will result in Limited Partners receiving less information than if the registration continued. See "The Partnership -- Conduct of the Partnership After the Offer."

     Neither the Partnership nor Decade Companies, its General Partner, makes any recommendation to any Limited Partner as to whether to tender or refrain from tendering Interests and no person has been authorized to make any recommendation on behalf of the Partnership as to whether Limited Partners should tender or refrain from tendering Interests pursuant to the Offer. No person has been authorized to give any information or to make any representations in connection with the Offer other than those contained in this Offer. If given or made, such recommendation, information or representation must not be relied upon as having been authorized by the Partnership.

     Limited Partners desiring to tender all or, subject to the terms discussed herein, any portion of their Interests should complete and sign the Letter of Acceptance, or a facsimile copy thereof, in accordance with the instructions in the Letter of Acceptance, and mail or deliver it along with any other required documents to the Partnership. A Limited Partner having Interests registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact that broker, dealer, commercial bank, trust company or other nominee and have such holder complete the Letter of Acceptance if such Limited Partner desires to tender such Interests.

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES ADMINISTRATOR OF ANY STATE, NOR HAS THE COMMISSION OR SUCH ADMINISTRATOR PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

          The date of this Offer to Purchase is October 21, 1996.

                    SUMMARY OF CERTAIN INFORMATION

     The following is a summary of certain information contained elsewhere in this Offer. This summary does not purport to be complete and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Offer and the Annexes and Exhibits hereto. Capitalized terms used but not defined in this Summary are defined elsewhere in this Offer. Limited Partners are urged to read this Offer to Purchase and the Annex and Exhibits in their entirety.

                               The Offer

Offeror. . . . . . . . .   The Partnership, a Wisconsin limited
                           partnership, invites all of its Limited
                           Partners to tender their Interests upon
                           the terms and subject to the conditions of this Offer. See "The Partnership--
                           Background of the Partnership."

Offer Price. . . . . . .   $402 per Limited Partnership Interest.
                           See "The Partnership--Determination of the
                           Offer Price."

Offer Expiration Date. .   November 22, 1996, unless extended by the
                           Partnership.  See "The Offer."

Offer Conditions . . . .   This Offer is for all Interests and,
                           subject to the terms and conditions of
                           this Offer, the Partnership will purchase all of the Interests tendered and not withdrawn, provided, however, that if more than 8,944 Interests are tendered and the Partnership, in its sole discretion, determines not to, or is unable to, borrow additional funds upon acceptable terms, the Partnership will prorate the tendered
                           Interests as set forth herein.  See "The
                           Offer--Certain Conditions" and "Financing
                           The Offer."  If the Partnership obtains
                           financing to purchase additional
                           Interests, the Partnership will prepare
                           and disseminate Supplemental Materials
                           and, if required, will extend the November
                           22, 1996 expiration date.  If a Limited
                           Partner tenders any Interests and owns
                           Fractional Interests, an amount of
                           Interests must be tendered such that a
                           Limited Partner no longer owns any
                           Fractional Interests.  If a Limited
                           Partner tenders less than all of their
                           Interests, a minimum of three (3)
                           Interests must be retained.  See "The
                           Offer."

Procedures to
 Tender Interests. . . .   A Limited Partner who desires to tender,
                           subject to the terms and conditions
                           herein, all or any portion of their
                           Interests should complete and sign the
                           Letter of Acceptance and mail or deliver it to the Partnership by the Expiration
                           Date.  See "The Offer--Procedures for
                           Tendering Interests."

Financing the Offer. . .   As of the date of this Offer, the
                           Partnership has sufficient cash reserves to purchase 8,944 Interests and may borrow additional funds to purchase additional
                           Interests.  In case more than 8,944
                           Interests are tendered and the Partnership does not or is not able to arrange financing, tendered Interests will be prorated. If the Partnership obtains financing to purchase additional
                           Interests, the Partnership will prepare
                           and disseminate supplemental material on the financing terms and may extend the November 22, 1996, expiration date. See
                           "Financing the Offer."

Proration Terms. . . . .   Upon the terms and subject to the
                           conditions of the Offer, the Partnership
                           will accept for purchase all Interests
                           tendered by the Expiration Date, provided
                           that if more than 8,944 Interests are
                           tendered and the Partnership does not, or
                           cannot, obtain additional financing, upon
                           acceptable terms, to purchase such
                           additional Interests, the Partnership will
                           prorate purchases.  See "The Offer--
                           Proration."  In the event of proration,
                           the Partnership will first accept all of
                           the tenders from Limited Partners who own
                           less than 100 Interests and who tender all
                           of their Interests by the Expiration Date.
                           If this amount is still in excess of 8,944
                           and the Partnership does not, or cannot,
                           borrow additional funds to purchase
                           Interests, the Partnership will prorate
                           purchases based upon the ratio of the
                           number of Interests tendered by each
                           Limited Partner who tendered all of their
                           Interests and who own less than 100
                           Interests by the Expiration Date to the
                           total number tendered by all Limited
                           Partners who tender all of their Interests
                           and who own less than 100 Interests by the
                           Expiration Date.  In prorating purchases,
                           the General Partner intends to purchase an
                           amount so that a Limited Partner after
                           proration holds three or more Interests
                           and no Fractional Interests.  After this
                           category of tendering Limited Partners has
                           been satisfied and if there are any funds
                           to purchase any other Interests tendered
                           and proration is necessary, the
                           Partnership will prorate purchases from
                           Limited Partners who tendered some, but
                           not all, of their Interests or who own 100
                           Interests or more based upon the ratio of
                           the number of Interests tendered by each
                           Limited Partner to the total remaining
                           number of Interests tendered, provided
                           that the Partnership may round the
                           prorated amount such that a Limited
                           Partner after the Offer will hold at least
                           three Interests and will not hold any
                           Fractional Interests.  See "The Offer--
                           Proration."
Certain Effects of the
  Repurchase Offer . . .   As a result of the Offer, affiliates of
                           the General Partner, and Limited Partners who do not tender their Interests, will acquire a greater share of the equity, profit, and losses of the Partnership, and Limited Partners who tender their
                           Interests will no longer share in future earnings, distributions, or growth of the Partnership, if any. Further, the Limited
                           Partners who tender will no longer share in the risks associated with achieving such earnings or the potential to realize greater value for their Interests. The
                           General Partner and its affiliates may
                           also benefit by receiving certain fees and distributions pursuant to the Partnership
                           Agreement.  See "The Partnership--
                           Interests of Certain Persons in the
                           Offer," "The Partnership--Certain Effects of the Offer" and "The Partnership--
                           Conduct of the Partnership After the
                           Offer."

Opinion of
 Financial Advisor . . .   The Valuations Group has rendered a
                           written opinion that, subject to the
                           assumptions set forth therein, the Offer of $402 per Interest is fair to such holders. The full text of the written opinion, dated as of October 7, 1996, which sets forth the assumptions made, procedures followed, matters considered and limits of its review, is attached as Annex D. Holders of interests are urged to and should read such opinion in its entirety. See "The Partnership--Opinion of The Valuations Group."

Federal Income
 Tax Consequences. . . .   The receipt of cash for Interests,
                           pursuant to the Offer will be a taxable
                           transaction for federal income tax
                           purposes under the Internal Revenue Code of 1986, as amended, and also may be a taxable transaction under applicable state, local, foreign and other tax laws.
                           See "The Partnership--Certain Federal
                           Income Tax Consequences of the Offer."

Cash Distributions . . .   After the Offer has been consummated, the
                           Partnership intends to make cash
                           distributions, to the extent that cash is available, in accordance with the
                           Partnership Agreement.  See "The
                           Partnership--Certain Effects of the Offer" and "The Partnership--Conduct of the
                           Partnership After the Offer."

Questions. . . . . . . .   Questions and requests for assistance, or
                           for additional copies of this Offer to
                           Purchase, and the Letter of Acceptance,
                           may be directed to the Partnership at its offices at 250 Patrick Boulevard, Suite
                           140, Brookfield, Wisconsin 53045-5864,
                           telephone (414) 792-9200, facsimile (414)
                           792-0808, Attention:  Michael G. Sweet.

                            THE PARTNERSHIP

     Decade Companies Income Properties -- a Limited Partnership (the"Partnership") invites its limited partners ("Limited Partners") to tender limited partnership interests ("Interests") at the net price of $402 per Interest (the "Offer Price"), to the tendering Limited Partner in cash, upon the terms and subject to the conditions set forth in this Offer to Purchase and in the related Letter of Acceptance (which together constitute the "Offer"). The $402 amount will be prorated in respect of fractional limited partnership interests ("Fractional Interests"). All references to Interests shall include Fractional Interests, unless the context otherwise requires.

     Neither the Partnership nor its General Partner makes any recommendation to any Limited Partner as to whether to tender or refrain from tendering Interests. Each Limited Partner, after evaluating and considering the risks associated with tendering or continuing to hold Interests, must make his or her own decision whether to tender Interests and, if so, how many Interests to tender.

Background of the Partnership

     The Partnership is a limited partnership formed under the Wisconsin Uniform Limited Partnership Act to invest in existing residential real properties and to make equity-participating and other loans on income-producing real properties that are secured by a first or junior mortgage lien. The general partner of the Partnership is Decade Companies, a Wisconsin general partnership, (hereafter "General Partner") of which Jeffrey Keierleber and Decade 80, Inc. are currently the general partners. Decade 80, Inc. is entirely owned by Jeffrey Keierleber. Prior to December, 1992, Harold Barian was also a general partner in Decade Companies. The principal office of the Partnership and Decade Companies is located at 250 Patrick Boulevard, Suite 140, Brookfield, Wisconsin 53045-5864, Telephone (414) 792-9200.

     From 1986 to 1988, the Partnership raised $18 million of capital through sale of its Interests. From 1986 to 1993, the Partnership acquired six apartment complexes, three of which it continues to own. See "Business of the Partnership."

     At the close of business on October 1, 1996, the Partnership's 17,466.31 Interests were held by 1,936 Limited Partners. See
"Description of the Limited Partnership Interests."


Background of the Offer

     In April 1996, the Partnership received net loan proceeds of $4,057,000 from the refinancing of its mortgage loan on Town Place Apartments. The refinancing created an opportunity for the Partnership, through its General Partner, to reassess its business options and to re-evaluate its future course action in order to better meet its investment objectives.

     There have been 27 secondary market transactions for Limited Partner-Interests since October 1994. See "Determination of The Offer Price." Based upon this activity and based upon conversations with Limited Partners and their representatives, the General Partner believes that there are certain Limited Partners who desire to sell their Interests immediately for cash in order to obtain liquidity and other Limited Partners who do not need or desire the liquidity and would prefer the opportunity to retain their Interests in order to benefit from any potential future capital appreciation that may be realized from continued operation and eventual sale of the Partnership's property or other properties to be acquired. The General Partner believes that the Limited Partners should be entitled to make a choice between immediate liquidity and continued ownership and, thus, believes that the Offer being made hereby accommodates the differing goals of both groups of Limited Partners.

     The General Partner considered the possibility of expanding existing real estate operations by seeking the acquisition of additional investment properties through leveraging the Partnership. Although the General Partner strongly favors the alternative of expanding real estate operations, it has determined to use existing cash reserves in this Offer to provide Limited Partners a choice. The General Partner may in the future reconsider the merits of expanding the Partnership's real estate operation. See "The Partnership-- Conduct of the Partnership After the Offer."

     The General Partner also considered the advisability of a pro rata distribution of cash reserves, inclusive of the refinancing proceeds. The General Partner does not believe that such an approach would be the best alternative. The General Partner believes it is a more efficient use of the Partnership's capital either to (i) continue to operate the Partnership's properties and possibly acquire other real estate properties and leverage the Partnership (and in compliance with the securities laws terminate its public reporting requirements, if possible) or (ii) sell the property at the prevailing market price, wind up the affairs of the Partnership, liquidate and distribute the net sale proceeds and other assets. Based upon (i) its experience in real estate (ii) the long term historical increase in real estate values in the Madison, Wisconsin area and Clearwater, Florida and St. Petersburg, Florida area and (iii) the General Partner's perception that financial institutions are increasingly willing to lend to developers and real estate investors, which should result in an increase in selling prices for real estate properties, the General Partner believes the current value of the Partnership properties is more likely than not to increase in the future, provided the Partnership holds the property for a period of time and, therefore, does not believe it is the optimal time to sell the property and liquidate the Partnership. There can be no assurances, however, of any profit or a distribution if a Limited Partner decides to hold their Interests.

     The General Partner believes that continued ownership by the Partnership of its property is in the long-term best interests of those Limited Partners willing and able to maintain their investment in the Partnership. There can, of course, be no assurance that such appreciation will occur, or, if it does occur, that it will result in any specific level of return to the remaining Limited Partners.

     In determining to make the Offer, the General Partner also considered that the Partnership originally intended to sell the properties within seven to nine years after the Partnership's acquisition of its investment properties. The three properties owned by the Partnership were acquired between January 1989 and November 1993. The General Partner now believes the Partnership may be required to retain the properties for a longer period in order to maximize the potential profit on sale.

     Consequently, the General Partner decided that the Partnership should undertake this Offer in order to permit the Limited Partners either to sell their Interests at a price determined to be fair by an independent third party (and generally above prevailing secondary market sales prices), while offering other Limited Partners the option of holding their Interests subject to the potential of future gain or loss. Limited Partners who tender their shares pursuant to the Offer are, in effect, exchanging the certainty and liquidity of a current sale for the potentially higher return of continued ownership of their Interests, but the continued ownership of Interests also entails the risk of loss of all or a portion of the investment.

     Once the Offer is completed, and if the number of Limited Partners is reduced to less than 300, the Partnership will proceed with deregistration of the Interests under the Exchange Act in order to reduce the administrative overhead associated with compliance under the federal securities laws. See "The Partnership--Certain Effects of the Offer" and "The Partnership--Conduct of the Partnership After the Offer."

     Under the Amended and Restated Agreement of Limited Partnership, dated September 30, 1996 (the "Partnership Agreement"), the Limited Partners have the right upon a majority vote of the Interests to remove the General Partner and then designate a new General Partner, who would select an alternative other than this Offer. As of the date of this Offer, the General Partner is not aware of any efforts to remove the General Partner or seek a substitute.

Determination of the Offer Price

     The Offer Price represents the price at which the Partnership is willing to purchase Interests and was established after considering the factors described below. No Limited Partner approval is required or sought. No special committee of the Partnership or the Limited Partners has approved this Offer and no such special committee or independent person has been retained to act on behalf of the Partnership or the Limited Partners in connection with this Offer.
The General Partner is aware of 27 sales of Interest in the last three years at prices ranging from $127 to $700 per Interest. There is no public organized market for Interests and the General Partner is concerned that those limited partners who wish to dispose of their investment before liquidation of the Partnership should receive a fair price. The weighted average selling price of these 27 trades was $360 per Interest. A total of 402.56 Interests exchanged hands with an average transaction of 14.91 Interests. For the reasons set forth in this Offer, the General Partner believes $402 per Interest is fair to the Limited Partners. Limited Partners are urged to consider carefully all of the information contained in this Offer and to consult with their own advisors, including tax and financial advisors, in evaluating the terms of this Offer before deciding whether to tender their Interests.

     In making its determination as to fairness, the General Partner has considered the voluntary nature of the transaction, the competing interests of different groups of Limited Partners, and the current state of the real estate market in St. Petersburg, Florida, Madison, Wisconsin, Clearwater, Florida and nationally. The General Partner also considered that the Interests are not traded on any registered securities exchange or on the NASDAQ over-the-counter market, and, to the knowledge of the General Partner, there is no market for such Interests, and none is expected to develop. Thus, in the absence of the Offer, Limited Partners desiring liquidity must seek a buyer for their Interests in negotiated transactions, which to the General Partner's knowledge has generally involved prices below $400.

     The General Partner also determined that the liquidation value of the Partnership's property is uncertain at this time. During the past 24 months, the General Partner has not received any offers to purchase or exchange for either The Meadows Apartments or Pelican Sound Apartments (or expression of interests to such effect). Town Place has previously received such offers, as described below. Because there has been no offer for either of these properties, it is not possible precisely to determine what price a potential purchaser would be willing to pay for either of these properties.

     During 1994 the General Partner received 23 offers to purchase Town Place (or expressions of interests to such effect). Some of such offers have been for the purchase of Town Place in combination with other properties owned by Affiliates of the General Partner. The General Partner has considered each such offer and has generally made counter offers in response. The proposed prices have ranged from a low of $7,450,000 to a high of $9,500,000, with an average price of $8,970,000. The Partnership accepted an offer to sell Town Place for $9,500,000 but the proposed sale was cancelled by the buyer who forfeited a $100,000 escrow deposit to the Partnership. Twelve of the offers would have been below the appraised value of Town Place and the highest offer would have exceeded such amount by less than $300,000 after estimated commissions.

     During 1994 the General Partner received 17 offers to purchase Pelican Sound (or expressions of interests to such effect). Some of such offers have been for the purchase of Pelican Sound in combination with other properties owned by Affiliates of the General Partner. The General Partner has considered each such offer and has generally made counter offers in response. The proposed prices have ranged from a low of $13,000,000 to a high of $16,750,000, with an average price of $14,618,000.

     There have been no offers in 1994 to the present for The Meadows.

     In selecting an Offer Price, the value of the Partnership's real property as determined by appraisals was considered. The appraisal of Pelican Sound Apartments set the fair market value at $14,250,000 as of August 28, 1996. The appraisal of the Meadows II Apartments set the fair market value at $11,100,000 as of September 25, 1996. The appraisal of Town Place Apartments set the fair market value at
$9,200,000 as of April 15, 1996.   A copy of each appraisal report is
included as Annex A, Annex B and Annex C and Limited Partners are urged to review the appraisals in their entirety. There can be no assurance that the properties could be sold at this point, or in the future, for their 1996 appraised values. It is possible that a sale at this time might yield a price which is either greater or lesser than the appraised amount. However, based upon (i) its experience in real estate, (ii) the long term historical increase in real estate value in the properties and (iii) the General Partner's perception that financial institutions are increasingly willing to lend to developers and real estate investors, which should result in the increased sales prices for real estate properties, the General Partner believes that the value of the Partnership's property is more likely than not to increase in the future, provided the Partnership holds the property for a period of time sufficient to permit a further strengthening in the real estate market in general and the Madison, Wisconsin and Clearwater, Florida and St. Petersburg metropolitan real estate markets in particular.

     In October, 1996, The Valuations Group orally informed the General Partner that the Interests, utilizing various methods, could be valued from a range of $253 (under a review of trading activity in similar limited partnerships) to approximately $576 (under a net asset value method) per Interest. Based upon all these factors, including, but not limited to, The Valuations Group analysis, the General Partner selected $402 per Interest as the Offer Price, which The Valuations Group opined would be fair, from a financial point of view, to such holders. At this price, and after considering the cash distributions (of between $554 and $704 per Interest that a holder, depending upon the date of purchasing the Interest) received and the tax losses previously allocated with respect to the Interests, most Limited Partners who tender will receive more than their original price at which the Interests were sold by the Partnership.

     In determining the Offer Price, the General Partner noted that the weighted average purchase price during the last three years was for $360 an Interest. The General Partner has not derived a definitive calculation of the liquidation value per Interest. In selecting the Offer Price, the General Partner did consider that The Valuations Group derived a net asset value of $576 per Interest, $389 per Interest under the fractional Interest discount approach, and $253 per Interest under the review of trading activity in similar limited partnerships. After considering these factors, the General Partner then selected a $402 Offer Price in order to not only provide all limited partners with an opportunity to sell at a price in excess of the current trading range, but also to provide those limited partners who do not wish to sell with an incentive to hold their investment.

August 1996 Appraisal of Pelican Sound

     The appraisal of Pelican Sound was performed by an independent appraiser, Riggins, Atkinson, Combs & Associates, Inc. ("Riggins, Atkinson"). The appraiser was selected on the basis of its general qualifications and cost. Riggins, Atkinson previously performed similar services for the Partnership. However, there is no material relationship between (i) the appraiser, his affiliates and representatives, and (ii) the Partnership or its General Partner or affiliates. No limitations were imposed on the scope of the investigation of the appraiser. The Appraisal report is set forth in Annex A. Riggins, Atkinson appraised the property at $14,250,000 as of August 28, 1996.

     In preparing the appraisal, Riggins, Atkinson utilized three basic techniques for estimating market value: cost, income, and market data (or direct sales comparison), each of which derived a different value. The results of these three approaches are

          Cost                            $14,500,000
          Market or Sales Comparison      $14,300,000
          Income                          $14,200,000

     These approaches were then reconciled to a final estimate of value. The cost technique is based on the proposition that an informed purchaser would pay no more than the cost of producing a substitute property with the same utility as the subject property. This technique calls for comparison, weighing and relating sales data to the land and property (including improvements) being appraised. Greatest weight is placed on actual sales of similar properties made at times concurrent with the date of the appraisal and under comparable conditions. Whenever pertinent, consideration was given to prices asked by owners and offers made by prospective purchasers willing to buy. The income technique converts anticipated benefits to be derived from the ownership of property into a value estimate. Anticipated future income and/or reversions are discounted to a present worth figure through the capitalization process. This approach is based upon the underlying premise that income producing real estate is typically purchased as an investment, and from the investor's point of view earning power is the critical element affecting property value. An investor who purchases income producing real estate is essentially trading present dollars for the right to receive future dollars. This approach focuses on how change affects the value of income producing properties. The income capitalization approach provides a value indication by converting these anticipated future benefits and the various accompanying changes into a current value. This conversion process can be accomplished by either direct or yield capitalization methods. The market data or direct sales comparison technique estimates value based on comparison to prices paid in actual market transactions for similar properties. The Appraisal report contains additional information on properties which were determined to be comparable. Utilizing these techniques, the appraiser concluded $14,250,000 was the fair value. There can be no assurances that Pelican Sound will sell for an amount equal to, or greater than, the appraised amount.

     The appraiser's underlying analysis, supporting documents and additional information on each of the three valuation approaches is set forth in the Appraisal report, which is attached in its entirety as Annex A to the Offer to Purchase. For further information on the cost approach, Limited Partners should review the section of the appraisal captioned "Cost Approach." For further information on the market or sales comparison, Limited Partners should review the section captioned "Sales Comparison Approach." For information on the income approach, including the estimates and assumptions thereunder, including the discount rate, Limited Partners should review the section of the appraisal captioned "Income Capitalization Approach."

September 1996 Appraisal of The Meadows II

     The appraisal of The Meadows II was performed by an independent appraiser, T.M. Warner, MAI, SRA. The appraiser was selected on the basis of his general qualifications and cost. Mr. Warner has previously performed similar services for other partnerships sponsored by the General Partner and affiliates. However, there is no material relationship between (i) the appraiser, his affiliates and representatives, and (ii) the Partnership or its General Partner or affiliates. No limitations were imposed on the scope of the investigation of the appraiser. The Appraisal report is set forth in Annex B. Mr. Warner, MAI, SRA appraised the property at $11,100,000 as of September 25, 1996.

     In preparing the appraisal, T.M. Warner utilized three basic techniques for estimating market value: cost, income, and market data (or direct sales comparison), each of which derived a different value. The results of these three approaches are

          Cost                            $11,400,000
          Market or Sales Comparison      $11,100,000
          Income                          $11,100,000

     These approaches were then reconciled to a final estimate of value. The cost technique is based on the proposition that an informed purchaser would pay no more than the cost of producing a substitute property with the same utility as the subject property. This technique calls for comparison, weighing and relating sales data to the land and property (including improvements) being appraised. Greatest weight is placed on actual sales of similar properties made at times concurrent with the date of the appraisal and under comparable conditions. Whenever pertinent, consideration was given to prices asked by owners and offers made by prospective purchasers willing to buy. The income technique converts anticipated benefits to be derived from the ownership of property into a value estimate. Anticipated future income and/or reversions are discounted to a present worth figure through the capitalization process. This approach is based upon the underlying premise that income producing real estate is typically purchased as an investment, and from the investor's point of view earning power is the critical element affecting property value. An investor who purchases income producing real estate is essentially trading present dollars for the right to receive future dollars. This approach focuses on how change affects the value of income producing properties. The income capitalization approach provides a value indication by converting these anticipated future benefits and the various accompanying changes into a current value. This conversion process can be accomplished by either direct or yield capitalization methods. The market data or direct sales comparison technique estimates value based on comparison to prices paid in actual market transactions for similar properties. The Appraisal report contains additional information on properties which were determined to be comparable. Utilizing these techniques, the appraiser concluded $11,100,000 was the fair value. There can be no assurances that The Meadows II will sell for an amount equal to, or greater than, the appraised amount.

     The appraiser's underlying analysis, supporting documents and additional information on each of the three valuation approaches is set forth in the Appraisal report, which is attached in its entirety as Annex B to the Offer to Purchase. For further information on the cost approach, Limited Partners should review the section of the appraisal captioned "Cost Approach." For further information on the market or sales comparison, Limited Partners should review the section captioned "Direct Sales Comparison Approach." For information on the income approach, including the estimates and assumptions thereunder, including the discount rate, Limited Partners should review the section of the appraisal captioned "Income Capitalization Approach."

April 1996 Appraisal of Town Place

     The appraisal of Town Place was performed by an independent appraiser Riggins, Atkinson. The appraiser was selected on the basis of its general qualifications and cost. Riggins, Atkinson previously performed similar services for other partnerships sponsored by the General Partner and affiliates. There is no material relationship between (i) the appraiser, his affiliates and representatives, and
(ii) the Partnership or its General Partner or affiliates. No limitations were imposed on the scope of the investigation of the appraiser. The Appraisal report is set forth in Annex C. Riggins, Atkinson appraised the property at $9,200,000 as of April 15, 1996.

     In preparing the appraisal, Riggins, Atkinson utilized three basic techniques for estimating market value: cost, income, and market data (or direct sales comparison), each of which derived a different value. The results of these three approaches are

          Cost                            $9,000,000
          Market or Sales Comparison      $8,900,000
          Income                          $9,300,000

     These approaches were then reconciled to a final estimate of value. The cost technique is based on the proposition that an informed purchaser would pay no more than the cost of producing a substitute property with the same utility as the subject property. This technique calls for comparison, weighing and relating sales data to the land and property (including improvements) being appraised. Greatest weight is placed on actual sales of similar properties made at times concurrent with the date of the appraisal and under comparable conditions. Whenever pertinent, consideration was given to prices asked by owners and offers made by prospective purchasers willing to buy. The income technique converts anticipated benefits to be derived from the ownership of property into a value estimate. Anticipated future income and/or reversions are discounted to a present worth figure through the capitalization process. This approach is based upon the underlying premise that income producing real estate is typically purchased as an investment, and from the investor's point of view earning power is the critical element affecting property value. An investor who purchases income producing real estate is essentially trading present dollars for the right to receive future dollars. This approach focuses on how change affects the value of income producing properties. The income capitalization approach provides a value indication by converting these anticipated future benefits and the various accompanying changes into a current value. This conversion process can be accomplished by either direct or yield capitalization methods. The market data or direct sales comparison technique estimates value based on comparison to prices paid in actual market transactions for similar properties. The Appraisal report contains additional information on properties which were determined to be comparable. Utilizing these techniques, the appraiser concluded $9,200,000 was the fair value. There can be no assurances that Town Place will sell for an amount equal to, or greater than, the appraised amount.

     The appraiser's underlying analysis, supporting documents and additional information on each of the three valuation approaches is set forth in the Appraisal report, which is attached in its entirety as Annex C to the Offer to Purchase. For further information on the cost approach, Limited Partners should review the section of the appraisal captioned "Cost Approach." For further information on the market or sales comparison, Limited Partners should review the section captioned "Market or Direct Sales Comparison Approach." For information on the income approach, including the estimates and assumptions thereunder, including the discount rate, Limited Partners should review the section of the appraisal captioned "Income Capitalization Approach."

Opinion of The Valuations Group

     In September, 1996, the Partnership retained The Valuations Group to deliver an opinion in connection with the fairness of the offer price. The Partnership selected The Valuations Group for its familiarity and experience with valuing limited partnership interests, its independence from the Partnership and the price and scheduling terms on which it agreed to perform its services. The Partnership placed no limits on the scope of analysis and investigation and no deadline was set by which it had to complete its analysis. In October, 1996, the Partnership was orally informed, and on October 7, 1996, it confirmed in writing, that on such date of opinion $402 per Interest was fair to holders from a financial point of view. The Valuation Group's opinion is not required to be updated after the date of this Offer so as to take account of material developments, if any, which may thereafter occur or may come to its attention. A copy of the written opinion dated as of October 7, 1996 is attached hereto as Annex D. Limited Partners are urged to read this opinion in its entirety.

     In rendering its opinion, The Valuations Group relied, in part, without independent verification, on the accuracy and completeness of information provided to it by the Partnership. The Valuations Group did not make or obtain appraisals of the Partnership's assets, but relied upon the appraisals dated August 25, 1996, September 25, 1996 and April 15, 1996, respectively, of the Partnership's properties and did not solicit third parties who might be interested in acquiring all or a part of the Partnership or the property. See "The Partnership -- August 1996 Appraisal of Pelican Sound," "The Partnership -- September 1996 Appraisal of The Meadows II," and "The Partnership -- April 1996 Appraisal of Town Place." The Valuations Group reviewed the key assumptions of the respective appraisers and believes the assumptions and resulting conclusions in each appraisal to be both reasonable and adequately documented.

     In reaching its conclusions about the fairness of the Offer, The Valuations Group utilized a variety of valuation techniques and performed a number of analyses of relevant information. In forming its opinion, The Valuations Group has reviewed the Partnership's recent Securities and Exchange Commission filings and data published in real estate industry publications. Prior to being engaged to provide this opinion in connection with the fairness of the offer price, in 1995 The Valuations Group prepared an independent opinion of value for a client unrelated to the Partnership. In that opinion, The Valuations Group concluded that $440 per Interest was the fair market value for an Interest; however, The Valuations Group's current valuation based on the same methodology applied using information available as of August 15, 1996 is $389 per Interest. The difference arises from The Valuation Group (1) consideration of the expenses associated with the Town Place financing; (2) consideration of $200,000 of estimated liquidation costs; (3) consideration of limited partners distributions in excess of operational cash and (4) inclusion of a $225,000 fee due a third party upon sale of a Partnership property. The principal methods, techniques and their outcome supporting the opinion are summarized in the following paragraphs.

     As part of the review, The Valuations Group sought information about recent sales of the Interests. The Valuations Group, based upon information from the General Partner and its own research, found that
402.56 limited partnership units in the Partnership changed hands in 27 transactions. These transactions occurred at prices ranging from a low of $127.39 per Interest to a high of $700 per Interest. The weighted average transaction price for the 27 recorded transactions was $359.60 per Interest. The offer price is in excess of such price.

     As part of its analysis in support of its opinion, The Valuations Group derived an estimate of the Partnership's net asset value per Interest. This estimate, which The Valuations Group believes to be reasonable based on its analysis of Partnership information, represents the dollar amount in cash which could be available for distribution to the Partnership's Limited Partners, stated on a per Interest basis, if the Partnership's properties were sold at their appraised value and its outstanding liabilities were satisfied as of June 30, 1996. Net asset value per Interest is equal to appraised value less selling costs and repayment of debt plus net other assets (e.g., cash, receivables, less payables, etc.). This amount does not consider all of the costs of liquidating the Partnership, completing all of the filings required by the Securities and Exchange Commission or other agencies, or the costs of conducting this Offer. Based upon its analysis, The Valuations Group derived a net asset value of $576 per Interest. The offer price, which does consider the costs of liquidating the Partnership (and other related costs) and the costs of this Offer, is approximately a 30.21% discount to this derived net asset value.

     As an additional part of its review to support its opinion, The Valuations Group also analyzed recent trading prices for limited partnership interests trading on the limited partnership secondary market. These transactions typically occur at prices which are substantially discounted to the partnership's net asset value. Applying a 37.5% discount to The Valuations Group's derived net asset value for the Partnership, The Valuations Group estimated a trading market value of $360 per Interest.

     The Valuations Group also considered that fractional, non-controlling interests in limited partnerships typically trade at discounts to the partnership's net asset value. These discounts are often substantial and reflect investor preferences for a partnership's unique investment characteristics. The Valuations Group has applied discounts and premiums to net asset value based upon internally derived, weightings which represent The Valuations Group's subjective judgment as to the relative influence of a number of key factors on the value of a non-controlling, minority interest in the Partnership. These relative influences are reflected as additions to or subtractions from net asset value and are expressed as premiums or discounts applied thereto. In deriving the applicable discount for a non-controlling, minority interest in the Partnership, The Valuations Group looked at the following factors: secondary market, liquidity and investment control, cash flow and distributions, asset type and quality, management capabilities and fee structure, market capitalization, portfolio diversification, liquidation time horizon, recent historical performance, analytical complexity, and financial leverage. Factors which figured most prominently in deriving the discount appropriate to estimate the price for a non-controlling interest in the Partnership were: (i) the secondary market trading activity; (ii) lack of current distributions; (iii) weak liquidation incentives; and (iv) the analytical complexity of the Partnership.
The Valuations Group, applying the fractional interest discount approach derived a value of $389 per Interest which represents a 32.47% discount from net asset value (a 25% discount for lack of marketability and control, a 2.5% discount for lack of cash flow, a 2.5% discount for liquidation time horizon, and 2.5% discount for difficulties with valuing the Interests).

     These analyses, taken as a whole, led The Valuations Group to conclude that the offer price of $402 per Interest is fair to Limited Partners from a financial point of view. The preparation of the fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses in the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying The Valuation Group's opinion. No partnership or transaction used in the above analysis as a comparison is identical to the Partnership or the contemplated Offer. In arriving at its fairness determination, The Valuations Group considered the results of all such analyses and did not assign any particular weight to the results of any particular analysis. The analyses were prepared for the purpose of enabling The Valuations Group to provide its opinion as to fairness and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold.

     As compensation for financial advisory services rendered in connection with the Offer, the Partnership has agreed to pay The
Valuations Group a fee of $9,000.00, whether or not the Offer is consummated.

Interests of Certain Persons in the Offer

     The General Partner's interest in the Partnership will not increase as a result of the Offer. However, the General Partner could benefit if, upon the eventual sale of the Partnership's property, there were sufficient net cash proceeds to permit the General Partner to share in distributions set forth in the Amended and Restated Agreement of Limited Partnership, dated September 30, 1996 (the "Partnership Agreement"). The Partnership Agreement permits the General Partner to receive 12% of the net sale proceeds as well as other payments set forth in the Partnership Agreement, provided the Limited Partners have received a certain return. There can be no assurance, however, that there will be any such amount available for distribution to the General Partner or that the remaining Limited Partners will receive either their capital contributions or any other payment.

     Jeffrey Keierleber, an affiliate of the General Partner, owns
193.04 Interests and has advised the General Partner that he does not intend to tender his Interests. As a consequence of this Offer, Mr. Keierleber will acquire a greater percentage ownership of the Partnership, as will other Limited Partners who retain their Interests, and be subject to the risks and benefits associated with ownership of the Interests and the business of the Partnership.

     An affiliate of the General Partner will continue to manage the Partnership's property and receive property management fees from the Partnership until the property is sold. The General Partner will continue to manage the Partnership and receive partnership management fees, subject to the limitations set forth in the Partnership Agreement.

Certain Effects of the Offer

     In addition to the effects of the Offer on tendering and nontendering Limited Partners and upon the General Partner, the Offer will affect the Partnership in several other respects.

     The Partnership will use some or all of its existing cash reserves for the purchase of Interests and will not have such cash reserves available for future needs and contingencies. The use of cash reserves will reduce or eliminate the Partnership's present interest income earned on such cash reserves. Moreover, if the Partnership borrows additional funds to finance the purchase of in excess of 8,944 Interests, such additional borrowing will increase the required debt service of the Partnership and reduce, eliminate, or result in a negative cash flow. The Partnership has not sought or obtained a commitment for financing and there can be no assurances as to the availability, terms or applicable conditions of any financing. The receipt of cash pursuant to the Offer will be a taxable transaction to any Limited Partners who tender Interests. See "The Partnership--Certain Federal Income Tax Consequences of the Offer." For tax qualified investors, increasing the leverage could also result in unrelated business taxable income. See "Certain Federal Income Tax Consequences of the Offer."

     If there are fewer than 300 remaining Limited Partners after completion of this Offer, the Partnership intends to apply to terminate the registration of the Interests under the Exchange Act. The termination of registration of the Interests under the Exchange Act is expected to reduce certain of the Partnership's administrative costs, such as legal, accounting, printing, mailing and investor communications expenses, and will reduce the information required to be furnished by the Partnership to the Securities and Exchange Commission and will make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) no longer applicable and suspend the requirement to file reports pursuant to Section 15(d).

     Continued holding of the Interests will subject the Limited Partners to the risks generally incident to the ownership of real property, including: (a) the uncertainty of sufficient revenue to meet fixed obligations, if any; (b) adverse changes in national economic conditions; (c) changes in the popularity of real estate as an investment; (d) adverse local market conditions due to changes in general or local economic conditions or neighborhood values; (e) changes in interest rates and the availability and terms of mortgage funds in general; (f) the financial condition of tenants and sellers of property; (g) changes in real estate tax rates or other operating expenses; (h) energy shortages or price changes; or (i) governmental actions such as rent or other economic controls, acts of God, and other factors that are beyond the control of the General Partner. Although the Partnership intends to maintain insurance with the types and amounts of coverage that are customarily maintained by prudent owners of similar properties, uninsured losses could nevertheless occur. In addition, certain expenditures associated with real estate equity investments (principally, real estate taxes and maintenance costs) are not necessarily decreased by events adversely affecting the Partnership's income from such investments. Thus, the cash required to operate a property may exceed the rental income earned thereon, and the Partnership may have to borrow funds in order to protect its investment or may be required to dispose of the property at a loss. The Partnership's ability to meet its obligations and thereafter to make distributions to the Limited Partners will depend on these factors and, for these and other reasons, no assurance of profitable operations can be made. In addition, there can be no assurance that the value of the Partnership's real estate holdings will appreciate in the future.

Conduct of the Partnership After the Offer

     The Partnership intends to operate Pelican Sound, The Meadows II and Town Place for a number of years. There can, of course, be no assurance that the market will be better or worse than presently exists at any point in the future or that a profit will be realized by the Partnership upon an eventual sale of its property. The General Partner has no plans to seek a sale of the Partnership's property until, in its opinion, such sale is necessary or appropriate. The timing of such events cannot be predicted, but the General Partner does not anticipate such a sale for at least two years, and perhaps much longer. Other than as described in this Offer, the Partnership does not have any present plans or proposals that would result in any extraordinary transactions, or any material changes in the structure of the Partnership.

     If the Partnership obtains financing to fund this Offer, the amount and frequency of future cash distributions will be affected by any debt service obligations and possibly by the terms of the financing arrangement. Future distributions may also be affected by other factors, including cash flow of the Partnership's properties, cash reserves of the Partnership, and number of Interests tendered and purchased pursuant to this Offer. See "Lack of Market and Distributions." The Partnership may consider acquiring additional investment properties and leverage the Partnership. No specific properties have been identified for investment, and the General Partner will have substantial discretion in investing any funds from refinancing of the Partnership property. No assurances can be given that the Partnership will be successful in obtaining suitable investments on financially attractive terms or that, if investments are made, the objectives of the Partnership will be achieved.

     Upon completion of the Offer, the Partnership may consider purchasing any Interests not purchased in the Offer. Any such purchases may be on the same terms or on terms which are more or less favorable to Limited Partners than the terms of the Offer. Rule 13e-4 under the Exchange Act prohibits the Partnership and its affiliates from purchasing any Interests, other than pursuant to the Offer, until at least ten business days after the Expiration Date. Any possible future purchases by the Partnership will depend on many factors, including the market price of the Interests, the results of the Offer, the Partnership's business and financial position and general economic and market conditions.

     Interests the Partnership acquires pursuant to the Offer will not be available for the Partnership to issue without further Limited
Partner action.

Certain Federal Income Tax Consequences of the Offer

     The following is a general summary under currently applicable law of certain federal income tax considerations generally applicable to the sale of Interests pursuant to the Offer and the retention of Interests after the Expiration Date. The following summary is for general information only, and the tax treatment described herein may vary depending upon each Limited Partner's particular situation. Certain Limited Partners (including, but not limited to, insurance companies, tax-exempt organizations, financial institutions or broker/dealers, foreign corporations, and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. In addition, the summary does not address the federal income tax consequences to all categories of Interest holders, nor does it address the federal income tax consequences to persons who do not hold the Interests as "capital assets," as defined by the Internal Revenue Code of 1986, as amended (the "Code"). No ruling from the Internal Revenue Service ("IRS") will be sought with respect to the federal income tax consequences discussed herein; thus, there can be no assurance that the IRS will agree with the conclusions stated. For tax years prior to 1996, the Partnetship utilized an incorrect procedure for calculating and allocating certain depreciations/deductions. See "Corrections of Depreciation Methods and Allocations" below. Limited Partners are urged to consult their own tax advisors as to the particular tax consequences of a tender of their Interests to the Partnership for repurchase pursuant to the Offer, including the applicability and effect of any state, local, foreign or other tax laws, any recent changes in applicable tax laws and any proposed legislation. The following information is intended as a general statement of certain tax considerations, and Limited Partners should not construe this as legal or tax advice.

     Sale of Interests Pursuant to the Offer. The receipt of cash for Interests pursuant to the Offer will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and other tax laws. The repurchase of Interests by the Partnership pursuant to the Offer will be deemed a sale of the Interests by the tendering Limited Partner. The Partnership's payment for a Limited Partner's Interests is in complete liquidation of that portion of the Limited Partner's interest in the Partnership represented by the repurchased Interests. The recipient of such payments is taxable to the extent of any gain recognized in connection with the liquidation. In general, and subject to the recapture rules of the Code Section 751 discussed below, a holder will recognize capital gain or loss at the time his Interests are purchased by the Partnership to the extent that the money distributed to him exceeds his adjusted basis the repurchased Interests. Upon a sale of an Interest pursuant to the Offer, a Limited Partner will be deemed to have received money in the form of any cash payments to him from the Partnership and to the extent he is relieved from his proportionate share of liabilities, if any, to which the Partnership's assets are subject. A Limited Partner will thus be required to recognize gain upon the sale of his Interests to the Partnership if the amount of cash he actually receives, plus the amount he is deemed to have received as a result of being relieved of his proportionate share of Partnership nonrecourse liabilities (if any), exceeds the adjusted basis of the Limited Partner for the repurchased Interests. The income taxes payable upon the sale must be determined by each Limited Partner on the basis of his own financial interests.

     The adjusted basis of a Limited Partner's Interests is calculated by taking his initial basis and making certain additions and subtractions thereto. The initial basis of a Limited Partner is the amount paid for his Interests ($1,000 per Interest for those who purchased in the initial offering). This initial basis is increased by a Limited Partner's proportionate share of nonrecourse liabilities, if any, to which the Partnership's assets are subject and by the share of Partnership taxable income, capital gains and other income items allocated to the Limited Partner. A Limited Partner's basis is reduced by cash distributions and by the share of Partnership losses allocated to the Limited Partner.

     A selling Limited Partner will be allocated a pro rata share of the Partnership's taxable income or loss for 1996 with respect to the Interests sold in accordance with the provisions of the Partnership Agreement concerning transfers of Interests. Such allocation will affect the Limited Partner's adjusted tax basis in his Interests and, therefore, the amount of such Limited Partner's taxable gain or loss upon a sale of Interests pursuant to this Offer. For individuals, trusts and estates the income allocated will be treated as ordinary income which could be taxed at a rate as high as 39.6% for federal income tax purposes, while the corresponding reduction in taxable gain upon the sale of the Interests will result in tax savings of no more than 28% of the reduction in taxable gain.

     There was nonrecourse debt attributed to the Interests in the approximate amount of $23,086,000 as of June 30, 1996. Therefore, in determining the tax consequences of accepting the Offer, the Partnership's payments for Interests will be deemed to be equal to the $402 cash payment per Interest plus a pro rata share of the Partnership's nonrecourse debt (approximately $1,322 per Interest) (together, the "Selling Price"). The taxable gain
(or loss) to be incurred as a consequence of accepting the Offer is determined by subtracting the adjusted basis of the purchased Interests from the Selling Price.

     Each Limited Partner must determine his own adjusted tax basis, as the adjusted tax basis will vary depending upon when the Limited Partner purchased the Interests and the amount of distributions received for each Interest, which varies by the day admitted to the Partnership. As of June 30, 1996, the General Partner estimates that the adjusted tax basis of each Interest held by an original Limited Partner, based on tax returns filed by the Partnership, ranges from $1,379 to $1,479, on average (for taxable limited partners), and from $2,040 to $2,068, on average (for tax-exempt limited partners), depending upon the year of investment, computed as follows:

                                             1986 Purchase                 1987 Purchase                 1988 Purchase

                                      Taxable     Tax Exempt       Taxable      Tax Exempt       Taxable      Tax Exempt
Original Capital Contribution          $1,000         $1,000        $1,000          $1,000        $1,000          $1,000
Ordinary Income (1986 to 1990)             50             50            50              50            34              34
Rental Income                                            318                           294                           314
Interest Income Reported
 (through December 31, 1995)              110            110           110             110            71              71
Estimated 1996 Rental Income                               3                             3                             3
Estimated 1996 Interest Income              7              7             7               7             7               7
Proportionate Share
 of Non-Recourse Debt                   1,322          1,322         1,322           1,322         1,322           1,322
                                        2,489          2,810         2,489           2,786         2,434           2,751

Less:  Net Rental Losses
(through December 31, 1995)             (324)                        (325)                         (256)
Less:  Investment Interest Expense
(through December 31, 1995)              (43)           (43)          (43)            (43)          (43)            (43)
Less:  Section 1231 Loss (1994)          (55)           (55)          (55)            (55)          (55)            (55)
Less:  Cash Distributions
(through September 30, 1996)            (661)          (661)         (634)           (634)         (574)           (574)
Estimated 1996 Rental Loss               (16)                         (16)                          (16)
Estimated 1996 Investment
Interest Expense                         (11)           (11)          (11)            (11)          (11)            (11)
Estimated Current Basis
Per Interest                            1,379          2,040         1,405           2,043         1,479           2,068

     THE FOREGOING ESTIMATE INCLUDES ESTIMATES OF THE ALLOCATED
PORTIONS OF ITEMS ATTRIBUTABLE TO 1996 (INCLUDING INTEREST
INCOME, AND PASSIVE ACTIVITY LOSSES).  EACH LIMITED PARTNER MUST
DETERMINE HIS OWN ADJUSTED BASIS.

     Under the foregoing and utilizing the estimated adjusted tax basis, an original Limited Partner whose Interests are purchased in the Offer would incur a gain of approximately $245 to $345 per Interest (on average) for taxable limited partners or a loss of approximately $316 to $344 per Interest (on average) for tax-exempt limited partners as follows:

                                         1986           1986          1987            1987          1988           1988
                                      Taxable     Tax Exempt       Taxable      Tax Exempt       Taxable     Tax Exempt
Cash for Interests                        402            402           402             402           402            402
Relief from Non-Recourse Liabilities    1,322          1,322         1,322           1,322         1,322          1,322
Selling Price                           1,724          1,724         1,724           1,724         1,724          1,724
Subtracted Basis (computed  above)    (1,379)        (2,040)       (1,405)         (2,043)       (1,479)        (2,068)
Taxable gain (loss)                    $  345       $  (316)        $  319        $  (319)        $  245       $  (344)

     Such a loss will be a capital loss if the Interests are a capital asset in the hands of the current Limited Partner. Capital losses are deductible only to the extent of capital gains plus, in the case of a noncorporate taxpayer, ordinary income up to $3,000. Noncorporate taxpayers can carry a net capital loss forward until it is exhausted. Corporations can carry net capital losses back three years and forward five years.

     The actual taxable gain (loss) for any particular Limited Partner may vary depending on that Limited Partner's particular circumstances. For example, if a current Limited Partner acquired an Interest from another Limited Partner rather than in the initial offering of Interests, the current Limited Partner's basis for his Interests is probably not between $1,379 to $1,479 for taxable limited partners (the amounts shown above). Furthermore, if the Limited Partner has suspended passive activity losses from this Partnership or from any other activity, the Limited Partner may be able to offset the income allocated to him by the Partnership for 1996 by the amount of his suspended passive activity losses. The General Partner estimates that the amount of suspended passive activity losses from this Partnership would range from $325 to $344 per Interest, on average, for taxable limited partners, unless such losses have previously been utilized by the Limited Partner. Under this assumption, the resulting net gain (loss) of the sale of Interests pursuant to this Offer would range from a net loss of $80 per Interest to a net gain of $1 per Interest for taxable limited partners.

     Under Code Section 469, a noncorporate taxpayer or personal service corporation can deduct passive activity losses in any year only to the extent of such individual's passive activity income for such year, and closely held corporations may not offset such losses against so-called "portfolio" income. A loss recognized by a Limited Partner upon a sale of less than 100% of his Interests pursuant to this Offer can be currently deducted (subject to other applicable limitations) to the extent of such Limited Partner's passive income from the Partnership for the year of sale or to the extent of any other passive activity income from that year, and a gain, if any, recognized by a Limited Partner upon such sale can be offset by such Limited Partner's current or carryover passive activity losses, if any, from the Partnership or from other sources. If a Limited Partner disposes of 100% of his Interests pursuant to the Offer, such Limited Partner generally will be able to deduct his remaining passive activity losses, if any, from the Partnership that could not previously be deducted by such Limited Partner due to the foregoing limitations.

     A taxable gain, if any, on the disposition of Interests must be allocated between ordinary income and long term capital gain. Long term capital gain or loss will be realized on such sale by a Limited Partner if (1) he or she is not a "dealer" in securities;
(2) he or she has held the Interests for longer than 12 months; and (3) the Partnership has no Section 751 assets. To the extent that a portion of the gain realized on the sale of an Interest is attributable to Section 751 assets (i.e., "unrealized receivables" and "inventory items of the Partnership which have appreciated substantially in value") a Limited Partner will recognize ordinary income, and not a capital gain, upon the sale of the Interest. For purposes of Code Section 751, recapturable cost recovery allowance is treated as if it were an "unrealized receivable." Thus, gain, if any, recognized by a Limited Partner who sells an Interest will be ordinary income in an amount not in excess of his share of the Partnership's recapturable cost recovery allowance. Furthermore, if the Partnership were deemed to be a "dealer" in real estate for federal income tax purposes, the property held by the Partnership might be treated as "inventory items of the Partnership which have appreciated substantially in value" for purposes of Code Section 751 and a Limited Partner tendering his Interests would recognize ordinary income, in an amount equal to his share of the appreciation in value of the Partnership's real estate inventory. The General Partner does not believe it has operated the Partnership's business in a manner as to make the Partnership a "dealer" for tax purposes.

     For taxable Limited Partners the amount of recapturable cost recovery allowance per Interest purchased by a Limited Partner in the original offering is estimated to be $105 as of December 31, 1996. Therefore, approximately $105 of the taxable gain, if any, per Interest will be considered to be ordinary income, with the balance of the taxable gain (loss) considered to be capital gain (loss) for federal income tax purposes for the Limited Partners who hold their Interests as capital assets. Ordinary income recognized in 1996 is taxed at a stated maximum rate of 39.6% for federal income tax purposes. Net capital gains are taxed for federal income tax purposes at a stated maximum rate of 28%. The tax rates may actually be somewhat higher, depending on the taxpayer's personal exemptions and amount of adjusted gross income. For tax exempt Limited Partners subject to UBTI (see "Retirement Plan Investors," below), the amount of recapturable cost recovery allowance per Interest purchased by a tax exempt Limited Partner in the original offering is estimated to be $9 as of December 31, 1995.

     Gain realized by a foreign Limited Partner on a sale of Interests pursuant to this Offer will be subject to federal income tax. Under Code Section 1445 and related regulations, the transferee of a partnership interest held by a foreign person is generally required to deduct and withhold a tax equal to 10% of the amount realized on the disposition. The Partnership will withhold 10% of the amount realized by a tendering foreign Limited Partner. Amounts withheld would be creditable against a foreign Limited Partner's federal income tax liability, and if in excess thereof, a refund could be obtained from the Service by filing a U.S. income tax return.

     To prevent back-up federal income tax withholding equal to 31% of the payments made pursuant to the Offer, each Limited Partner who does not otherwise establish an exemption from such withholding must notify the Partnership of such Limited Partner's correct taxpayer identification number (or certify that such taxpayer is awaiting a taxpayer identification number) and provide certain other information by completing a Substitute Form W-9 to the Partnership. Certain Limited Partners, including corporations, are not subject to the withholding and reporting requirements. Foreign Limited Partners are subject to other requirements. See "The Offer -- Signature Guarantees and Method of Delivery."

     Retirement Plan Investors. Qualified pension, profit-sharing and stock bonus plans and IRA's (collectively "Qualified Plans") are generally exempt from taxation except to the extent that their unrelated business taxable income ("UBTI"), determined in accordance with Code Sections 511-514, exceeds $1,000 in any taxable year. Code Section 512(b)(5) provides generally that UBTI does not include gains or losses from the disposition of property other than inventory or property held primarily for sale to customers in the ordinary course of business. However, Code
Section 512(b)(4) provides that notwithstanding Code Section 512(b)(5), a portion of the gain from the sale of debt-financed property will be treated as UBTI. Because a portion of the Partnership's assets are debt financed, a portion of the gain, if any, recognized by a Qualified Plan on the sale of an interest will be UBTI. If a Qualified Plan is not a "dealer" in securities, the remaining portion of any gain from the sale of Interests will not be UBTI unless the Partnership is deemed to be a "dealer" in real estate. The General Partner does not believe the Partnership's business has been operated in such a manner as to make it a dealer, but there is no assurance that the Service may not contend that the Partnership is a dealer. If the Partnership obtains financing to repurchase Interests, the Internal Revenue Service may contend that each nonredeeming Limited Partner has acquired an interest in debt-financed property, in addition to the current debt-financed property of the Partnership. The Internal Revenue Service may also contend that the increase in the principal amount of the Town Place Apartments mortgage loan in April 1996 could reasonably have been anticipated when the original mortgage loan had been obtained. The General Partner does not believe that the increase could have been reasonably anticipated. However, if the Internal Revenue Service were successful in either contention, some additional portion of the Partnership's income allocated to those Limited Partners that are Qualified Plans would be UBTI.

     Retention of Interests. There will be no immediate tax consequences to Limited Partners with respect to Interests that are not repurchased in the Offer. However, Limited Partners who retain their Interests will, henceforth, have a proportionately greater interest in the items of Partnership income and loss and in distributions by the Partnership because each remaining Interest will represent a greater percentage of the total Interests outstanding. The extent of the change in proportionate interest will depend upon the number of Interests tendered and accepted by the Partnership. Plan Limited Partners who are Qualified Plans will have a greater amount of UBTI. The actual amount of UBTI will depend upon the actual number of Interests purchased pursuant to this Offer.

     Limited Partners who own Interests that are not repurchased will have income or loss allocated to them by the Partnership for 1996 (estimated to be approximately $16 of net rental loss per Interest for taxable partners and $3 of net rental income for tax-exempt limited partners as of June 30, 1996. It is estimated that all limited partners will report in 1996 interest income of $7 per Interest and investment interest expense of $11 per Interest.). However, such Limited Partners will receive cash distributions from the Partnership in 1996 that can be used to pay the 1996 income taxes resulting from such allocation. As discussed above, suspended passive activity losses, if any, can be used to reduce the impact of any taxable income allocated for 1996.

     Correction of Depreciation Methods and Allocations. In October 1996, the General Partner discovered that in years prior to 1996 the Partnership had depreciated all of its depreciable real estate on a straight-line basis over 27-1/2 years, its land improvements on a straight-line basis over 15 years, and its tangible personal property on an accelerated basis over seven years and had allocated all of such depreciation to the taxable Limited Partners. However, because some of the Limited Partners are Qualified Plans, a portion of such property should have been treated as tax-exempt property under the Code and should have been depreciated on a straight line basis over 40 years for real estate and land improvements and over 10 years for tangible personal property. The Partnership Agreement provides that the depreciation attributable to tax-exempt real estate is to be allocated to Qualified Plans, but is silent as to the allocation with respect to other tax-exempt property. Beginning with 1996, the Partnership will compute depreciation attributable to its tax-exempt property on a straight-line basis over 40 years or 10 years, as the case may be, and will allocate such depreciation to Qualified Plans.

     The Partnership does not intend (and is not required) to file amended tax returns for years prior to 1996 to correct these errors. However, if the I.R.S. audits the Partnership, the I.R.S. may adjust depreciation for the three years prior to 1996 that are open to audit, thereby resulting in a timing difference with respect to such deductions.

     For a taxable Limited Partner, such adjustments would have the effects of decreasing the amount of depreciation allocated to the Limited Partner for the three years prior to 1996, increasing the taxable income of the Limited Partner for such years (if the losses allocated by the Partnership were not suspended passive activity losses), reducing any suspended passive activity losses for such years, increasing the Limited Partner's basis in his or her Interest and reducing the gain (or increasing the loss) on the sale of his or her Interest. The General Partner estimates that a taxable Limited Partner who used losses from the Partnership to reduce the Limited Partner's taxable income for such years would have additional taxable income of approximately $30 per Interest for each of the three years that are open to federal audit adjustment. For a Qualified Plan, such adjustments would have the effects of increasing the amount of depreciation allocated to the Qualified Plan for the three years prior to 1996, but reducing the UBTI of the Qualified Plan for such years (the General Partner estimates this amount to be approximately $32 per Interest for each of the three years that are open to federal audit adjustment), possibly creating suspended passive activity losses from some of such years, reducing the Qualified Plan's basis in its Interest and increasing the gain (or reducing the loss) on the sale of the Interest.

THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. EACH LIMITED PARTNER IS URGED TO CONSULT THEIR OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH LIMITED PARTNER (INCLUDING THE APPLICABILITY AND EFFECT OF THE CONSTRUCTIVE OWNERSHIP RULES AND FOREIGN, STATE AND LOCAL TAX LAWS) OF THE DISPOSITION OF INTERESTS PURSUANT TO THE OFFER.

Accounting Treatment

     For accounting and financial purposes, the Offer will be accounted for as a redemption of limited partnership interests in accordance with Accounting Principles Board Opinion No. 16.

Regulatory Matters

     Except as set forth in this Section of the Offer, the Partnership is not aware of any filings, approvals or other actions by any domestic or foreign governmental or administrative agency that would be required prior to the repurchase of Interests by the Partnership pursuant to this Offer. The Interests are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, such regulations are not applicable to this Offer.

     Because a possible consequence of the Offer may be that the Partnership would no longer be required to file reports under the Exchange Act, the Offer is subject to the requirements of Wisconsin Administrative Code Section SEC 6.05. Section SEC 6.05 permits such a transaction to occur if the following conditions are met: (1) the terms of the transaction, including compensation for the equity securities to be purchased, are fair to all holders of the securities; (2) the issuer has delivered to each holder of the securities and has filed with the Wisconsin Commissioner of Securities a complete and accurate description of the transaction at least 20 days prior to any purchase or shareholder vote authorizing the purchase; (3) non-affiliated security holders are treated no less favorably in connection with the transaction than any affiliates; and (4) the Commissioner does not find, within 15 days of the filing of the description of the transaction, that the transaction constitutes a device, scheme or artifice to defraud or tends to operate as a fraud or deceit on the holders of the securities. The Partnership has made the required filing under Section SEC 6.05 on October 11, 1996. This Offer is conditioned upon the Staff of the Wisconsin Commissioner of Securities informing the Partnership that it will not recommend that an order disallowing the tender offer be issued. The Wisconsin Commissioner of Securities will not and has not passed upon the merits of the Offer or made any finding concerning its fairness.

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE WISCONSIN COMMISSIONER OF SECURITIES NOR HAS THE COMMISSIONER PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT.


                            THE OFFER

     Under the terms of the Offer, the Partnership will pay for Interests validly tendered on or prior to the Expiration Date and not withdrawn in accordance with the Offer to Purchase. The term "Expiration Date" shall mean 12:00 p.m., midnight, Milwaukee time, on November 22, 1996 unless the Partnership extends this Offer and, in such event, the term "Expiration Date" shall mean the latest time and date on which the Offer, as so extended, shall expire.

     If, prior to the Expiration Date, the Partnership were to increase the Offer Price, such increased Offer Price would be delivered in respect of all Interests accepted pursuant to this Offer, whether or not they were tendered prior to such increase.

     This Offer is not conditioned on any minimum number of Interests being tendered. This Offer is, however, subject to satisfaction of certain conditions. See "The Offer--Conditions of Offer," which sets forth in full the conditions of this Offer. The General Partner reserves the right, in its sole discretion, to waive any or all of such conditions, but shall not be obligated to do so.

     This Offer to Purchase and the related Letter of Acceptance are being mailed by the Partnership to Limited Partners of record
(in the case of Individual Retirement Accounts and qualified plans a copy will be sent to the beneficial owners).

     There are no appraisal rights or other rights accorded to nontendering Limited Partners under either the Partnership
Agreement or applicable state law.

Proration

     This Offer is for all Interests and upon the terms and subject to the conditions of the Offer, the Partnership will accept for payment (and thereby purchase) up to all Interests. The proration period also expires on the Expiration Date.

     In the event that more than 8,944 Interests are tendered by the Expiration Date, the Partnership will attempt to borrow additional funds on terms deemed acceptable by the General Partner, in its sole discretion, to enable the Partnership to purchase up to 17,466.31 Interests. If the Partnership obtains financing to purchase additional Interests, the Partnership will prepare and disseminate supplemental materials and, if required, will extend the Expiration Date. The maximum mortgage indebtedness permitted by Section 7.2B (iii) of the Partnership Agreement is 75% of the aggregate independently appraised fair
market value of the properties.   There can be no assurance that
the Partnership will obtain such financing.

     In the event that more than 8,944 Interests are tendered by the Expiration Date (or such greater amount as allowed) and the Partnership does not have sufficient funds to purchase all of the Interests tendered by that date, the Partnership will prorate purchases from the Limited Partners as follows:

     1. The Partnership will first accept all of the tenders from Limited Partners who own less than 100 Interests and who tender all of their Interests by the Expiration Date. If this amount is in excess of 8,944 and the Partnership does not, or cannot borrow additional funds, the Partnership will prorate purchases based upon the ratio of (a) the number of Interests tendered by each Limited Partner who own less than 100 Interests and tendered all of their Interests to (b) the total number of Interests tendered by all Limited Partners who own less than 100 Interests and tender all of their Interests. The General Partner will prorate such that every Limited Partner who has prorated Interests will not hold Fractional Interests and will not hold less than three Interests.

     2. If the above category of tendering Limited Partners has been satisfied and if there are funds to purchase other Interests tendered, the Partnership will do so. This second category will consist of those (i) Limited Partners who own 100 Interests or more and (ii) Limited Partners who own less than 100 Interests and who tendered some, but not all of their Interests. If necessary, the Partnership will prorate tenders based upon the ratio of the number of Interests tendered by each Limited Partner in this second category to the total number of Interests tendered in this second category, provided that the Partnership may round the prorated amount such that a Limited Partner who tenders Interests does not hold any Fractional Interest and must hold at least three Interests. If a Limited Partner decides to tender some, but not all, Interests, such Limited Partner must tender an amount such that the Limited Partner does not hold Fractional Interests and holds at least three Interests. See "The Offer-- Procedures for Tendering Interests."

     If the Partnership increases or decreases the price to be paid for Interests, or the Partnership increases the number of Interests being bought and any such increase in the number of Interests being bought exceeds 2% of the outstanding Interests, or the Partnership decreases the number of Interests being bought, and the Offer is scheduled to expire less than ten business days from and including the date that notice of such increase or decrease is first published, sent or given to Limited Partners, then the Offer will be extended for ten business days from and including the date of such notice. For purposes of the Offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 A.M. through Midnight, Milwaukee, Wisconsin time. If the Partnership obtains financing, it will prepare and disseminate supplemental material and, if necessary, may extend the Expiration Date.

Procedures for Tendering Interests

     In order for a tendering Limited Partner to participate in this Offer, Interests must be validly tendered on or prior to the Expiration Date, and not withdrawn. A valid tender requires that a properly completed and duly executed Letter of Acceptance and duly executed signature pages for any other documents required by the Letter of Acceptance be actually received by the Partnership on or prior to the Expiration Date. A Limited Partner may tender all or any portion of its Interests, including Fractional Interests, provided the Limited Partner must tender any Fractional Interests and may not hold fewer than three (3) Interests, after the tender. All Interests of the Partnership have been issued in book entry form, which means that there are no certificates for the Interests. The Partnership expects to forward cash to the Limited Partners who tender Interests within 30 days of the Expiration Date. It is a violation of Section 10(b) of the Exchange Act and Rule 10b-4 promulgated thereunder, for a person to tender Interests for such person's own account unless the person so tendering owns such Interests. Section 10(b) and Rule 10b-4 provide a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. The acceptance of Interests by the Partnership for payment will constitute a binding agreement between the tendering Limited Partner and the Partnership upon the terms and subject to the conditions of the Offer, including the tendering Limited Partner's representation that (1) such Limited Partner owns the Interests being tendered within the meaning of Rule 10b-4 promulgated under the Exchange Act and (2) the tender of such Interests complies with Rule 10b-4.

     The Letter of Acceptance must be signed by the registered holder of the Interests, exactly as the name appears on the register of the Partnership, and payment will be made directly to that holder at the address indicated on the register.

     THE METHOD OF DELIVERY OF THE LETTER OF ACCEPTANCE AND ALL OTHER REQUIRED DOCUMENTS IS SOLELY AT THE OPTION AND RISK OF THE TENDERING LIMITED PARTNER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE PARTNERSHIP. OVERNIGHT COURIER SERVICE OR REGISTERED MAIL IS RECOMMENDED.

Signature Guarantees and Method of Delivery

     No signature guarantee is required on the Letter of Acceptance if the Letter of Acceptance is signed by the registered holder of the Interests tendered therewith and payment is to be made directly to such registered holder, or if Interests are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States (each such entity being hereinafter referred to as an "Eligible Institution"). In all other cases, all signatures on the Letter of Acceptance must be guaranteed by an appropriate institution. See Instruction 1 of the Letter of Acceptance.

     If payment is requested to be made to a person or persons other than those in whose name or address the Interests stand on the Partnership's books, the signature of the Interest owner or owners on the Letter of Acceptance must be guaranteed by a federal or state chartered bank or savings and loan institution or by a broker-dealer that is a member of the New York Stock Exchange.

     To prevent back-up federal income tax withholding equal to 31% of the gross payments made pursuant to the Offer, each Limited Partner who does not otherwise establish an exemption from such withholding must notify the Partnership of such Limited Partner's correct taxpayer identification number (or certify that such taxpayer is awaiting a taxpayer identification number) and provide certain other information by completing the Substitute Form W-9 included in the Letter of Acceptance. Certain Limited Partners, including corporations, are not subject to the withholding and reporting requirements. Foreign Limited Partners who are subject to the different requests.

     All questions as to the number of Interests to be accepted and the validity, form, eligibility (including the time of receipt) and acceptance for payment of any tender of Interests will be determined by the General Partner, in its sole discretion, which determination shall be final and binding on all parties. The Partnership reserves the absolute right to reject any and all tenders it determines not to be in proper form or the acceptance of payment for which may, in the opinion of the Partnership's counsel, be unlawful. The Partnership also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Interest. No tender of Interests will be deemed to be properly made until all defects and irregularities have been cured or waived. The Partnership is not and will not be obligated to give notice of any defects or irregularities in tenders, and will not incur any liability for failure to give such notice.

Withdrawal Rights

     Except as provided in this section, the tender of Interests pursuant to the Offer is irrevocable. Interests tendered pursuant to the Offer may be withdrawn at any time before the Expiration Date and, unless theretofore accepted for payment by the Partnership, may also be withdrawn after 12:00 midnight, Milwaukee time, on December 23, 1996.

     For a withdrawal to be effective, the Partnership must timely receive at its offices a written, telegraphic or facsimile transmission notice of withdrawal. Such notice of withdrawal must specify the name of the person having tendered the Interests to be withdrawn and the number of Interests to be withdrawn and the name of the registered holder, if different from that of the person who tendered the Interests. All questions as to the form, validity and eligibility (including time of receipt) of notices of withdrawal will be determined by the Partnership, in its sole discretion, which determination shall be final and binding on all parties. The Partnership is not and will not be obligated to give any notice of any defects or irregularities in any notice of withdrawal, and will not incur any liability for failure to give any such notice. Any Interests properly withdrawn will thereafter be deemed not tendered for purposes of the Offer. Withdrawn Interests may, however, be retendered before the Expiration Date by again following the procedures set forth in this Offer.

Certain Conditions

     The Offer is subject to certain conditions specified in The Offer to Purchase, including the proration terms.
Notwithstanding any other provision of the Offer, the Partnership shall not be required to accept for payment, purchase or pay for any Interests tendered, and may terminate or amend the Offer, or may postpone the acceptance for payment of, or the payment for, Interests tendered, if at any time on or after the date of the Offer, and at or before the time of purchase of, or payment for, any such Interests, any of the following events shall have occurred (or shall have been determined by the Partnership to have occurred) which, in the Partnership's reasonable judgment in any such case and regardless of the circumstances (including any action or omission to act by the Partnership), makes it inadvisable to proceed with the Offer or with such acceptance for purchase or payment:

     (a) There shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency or authority or tribunal or any other person, domestic or foreign, or before any court or governmental, regulatory or administrative authority or agency or tribunal, domestic or foreign, which:

          (1) challenges the making of the Offer, or the acquisition of Interests pursuant to the Offer or otherwise relates in any manner to the Offer; or

          (2) in the Partnership's reasonable judgment, could materially affect the business, condition (financial or other), income, operations or prospects of the Partnership or otherwise materially impair in any way the contemplated future conduct of the business of the Partnership or materially impair the Offer's contemplated benefits to the Partnership; or

     (b) There shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or the Partnership, by any court or any government or governmental, regulatory or administrative authority or agency or tribunal, domestic or foreign, which, in the Partnership's reasonable judgment, could directly or indirectly:

          (1) make the acceptance for payment of, or payment for, some or all of the Interests illegal or otherwise restrict or prohibit consummation of the Offer;

          (2) delay or restrict the ability of the Partnership, or render the Partnership unable, to accept for payment or pay for some or all of the Interests;

          (3) materially impair the contemplated benefits of the Offer to the Partnership; or

          (4)  materially affect the business, condition
               (financial or other), income, operations, or prospects of the Partnership, or otherwise materially impair in any way the contemplated future conduct of the business of the Partnership;
               or

     (c)  There shall have occurred:

          (1) the declaration of any banking moratorium or suspension of payments in respect of banks in the United States;

          (2) any general suspension of trading in, or limitation on prices for, securities on any United
               States national securities exchange or in the over-the-counter market;

          (3) the commencement of a war, armed hostilities or any other national or international crisis directly or indirectly involving the United
               States;

          (4) any limitation (whether or not mandatory) by any governmental, regulatory or administrative agency or authority on, or any event which, in the Partnership's reasonable judgment, might affect, the extension of credit by banks or other lending institutions in the United States;

          (5) any change in the general political, market, economic or financial conditions in the United States or abroad that could have a material adverse effect on the Partnership's business, operations or prospects; or

          (6) in the case of any of the foregoing existing at the time of the commencement of the Offer, in the Partnership's reasonable judgment, a material acceleration or worsening thereof; or

     (d) Any change shall occur or be threatened in the business, condition (financial or other), income, operations, Interests ownership or prospects of the Partnership which, in the Partnership's reasonable judgment, is or may be material to the Partnership or its Limited Partners; or

     (e) A tender or exchange offer for any or all of the Interests (other than the Offer), or any merger, business combination or other similar transaction with or involving the Partnership, shall have been proposed, announced or made by any person; or

     (f) If (i) any entity, "group" (as that term is used in Section 13(d)(3) of the Exchange Act) or person shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding Interests, or (ii) such entity, group or person that has publicly disclosed any such beneficial ownership of more than 5% of the Interests prior to such date shall have acquired, or proposed to acquire, beneficial ownership of additional Interests constituting more than 2% of the outstanding Interests or shall have been granted any option or right to acquire beneficial ownership of more than 2% of the outstanding Interests.

     The foregoing conditions are for the Partnership's benefit and may be asserted by the General Partner regardless of the circumstances giving rise to any such condition (including any action or inaction by the Partnership or General Partner) or may be waived by the Partnership, in whole or in part. The Partnership's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Partnership concerning the events described in this Section shall be final and binding upon all parties. In all of the foregoing, the General Partner has conclusive authority to act for the Partnership.

Estimated Costs and Fees

     Estimated costs and fees in connection with the Offer and the related transactions, which have been or will be paid by the Partnership, are as follows:

     Advisory fees . . . . . . . . . . . . . . . . . $   9,000
     Property appraisals . . . . . . . . . . . . . .     7,800
     Legal fees. . . . . . . . . . . . . . . . . . .    45,000
     Blue Sky fees and expenses. . . . . . . . . . .     8,000
     Accounting fees . . . . . . . . . . . . . . . .    10,000
     Printing, mailing fees, and EDGAR filing fees .    30,000
     Commission filing fees. . . . . . . . . . . . .     3,500
     Miscellaneous . . . . . . . . . . . . . . . . .     6,700
          Total. . . . . . . . . . . . . . . . . . .  $120,000

     In connection with the Offer, the Partnership may utilize the services of the Partnership manager, and certain other employees of Decade Companies, or its affiliates. None of such persons will receive any compensation from the Partnership in connection with their services with respect to the Offer, other than the General Partner and/or its affiliates may be reimbursed at customary rates for time devoted by such person.

     The Partnership will not pay fees or commissions to any broker, dealer, commercial bank, trust company or other person for soliciting any Interests pursuant to the Offer. The Partnership will, however, reimburse such persons for customary handling and mailing expenses incurred in forwarding materials in respect of the Offer to the beneficial owners for which they act as nominees. No such broker, dealer, commercial bank or trust company has been authorized to act as the Partnership's agent for purposes of this Offer.

                       FINANCING THE OFFER

General

     If the Partnership purchases 8,944 or fewer Interests pursuant to the Offer at a Purchase Price of $402 per Interest, the Partnership anticipates that all required funds will be obtained from the Partnership's available cash. Repurchase of additional Interests, if any, would need to be funded by Partnership borrowing. At the date of this Offer, the Partnership has not sought or received any commitment for financing and there can be no assurance that such financing could be arranged on terms deemed satisfactory to the Partnership. See "Pro Forma Financial Information" for further information concerning the assumed cost of funds for the Offer. The actual amount of any funds borrowed would depend upon the results of this Offer, the interest rate of the borrowings, the term of the loan, loan amortization, and costs incurred to obtain such loan. There can be no assurances that the Partnership could obtain such financing on acceptable terms.

Bank Financing

     If the Partnership were to obtain financing, it would likely be pursuant to a mortgage loan on Pelican Sound or The Meadows
II. The General Partner has not sought or received a commitment for any financing, but based upon its past experience believes that it may be possible for the Partnership to obtain mortgage financing. If more than 8,944 Interests are tendered, the Partnership intends to determine whether it can obtain financing on acceptable terms. There can be no assurance that financing will be available on acceptable terms and the Partnership may enter into interim financing to fund this Offer. To the extent the Partnership acquires indebtedness, a Limited Partner's retained Interests will be subject to increased risks. In the event of the financing constituting acquisition indebtedness under Code Section 514(c), there may be unfavorable UBTI tax consequences for certain retirement plan investors who retain their Interests. See "The Partnership--Certain Federal Income Tax Consequences of the Offer." The Partnership intends to repay any amounts borrowed from cash flow from the Partnership's operations.

        DESCRIPTION OF THE LIMITED PARTNERSHIP INTERESTS

     As of October 1, 1996, the Partnership had 17,466.31
Interests outstanding held by 1,936 Limited Partners.  The
Partnership Agreement, as amended, authorized the issuance of a maximum of 18,000 interests through a public offering for a total potential Limited Partner investment of $18,000,000.

                   BUSINESS OF THE PARTNERSHIP

     Since December 1986, the Partnership has been engaged in the business of investing in, operating, and making loans on residential apartment projects. The Apartment complexes owned by the Partnership are collectively referred to as "the Apartments" throughout this report. In December 1986, the Partnership acquired Laguna Vista Apartments, a 235-unit apartment complex located in Largo, Florida. In January 1989, the Partnership acquired the Meadows II Apartments, a 316- unit apartment complex located in Madison, Wisconsin. In January 1990, the Partnership acquired Ashley Pointe Apartments, a 200-unit apartment complex located in Orlando, Florida. In February 1990, the Partnership traded Laguna Vista Apartments for Town Place Apartments, a 240-unit apartment complex located in Clearwater, Florida. In June 1992, the Partnership purchased Woodbridge Apartments, a 168-unit apartment complex located in Winter Park (Orlando), Florida. In August 1993, the Partnership traded Woodbridge Apartments, and completed the trade in November 1993, for Pelican Sound Apartments, a 379-unit apartment complex located in St. Petersburg, Florida. In April 1994, Ashley Pointe Apartments was disposed with the intent to trade for a replacement property not yet identified. The Partnership previously made mortgage loans on real estate from 1986 to 1989 totaling $5,476,689, none of which are outstanding.

     The business of the Partnership is not seasonal, although the Partnership's property may experience cyclical fluctuations in occupancy levels in the rental markets where the Apartments are located.

     The Partnership does not have any employees. The Apartments are managed by Decade Properties, Inc., an affiliate of the General Partner. Employees of Decade Properties, Inc. perform the on-site management services required to operate and maintain the Apartments. Employees of the General Partner render partnership management services to the Partnership such as maintaining investor communications, compliance with tax laws and other governmental regulations, and cash management.

     The Partnership is not dependent upon any single tenant or small groups of tenants for its operating success. The loss of any one of or small group of tenants would not have a material adverse effect. The Partnership does not foresee any events or market trends which would have a materially adverse effect upon the Partnership's revenues, except for increased competition for residents.

     The real estate operation of the Partnership, including the value of its real estate holding, may be affected by many factors over which the Partnership has limited or no control, among them changes in general and local economic conditions, interest rate levels, availability and terms of financing, changes in tax laws and fluctuations in operating costs. The principal factors affecting rental rates and occupancy levels include location, ease of access, amenities, and the quality of property management. The real estate investment business is highly competitive. Additional residential rental projects may be built which may compete directly with the properties owned by the Partnership. At the present time, the Partnership conducts its real estate operations solely in the St. Petersburg, Florida, Madison, Wisconsin, and Clearwater, Florida rental markets. The Partnership competes with numerous other entities involved in real estate investment, including limited partnerships formed or to be formed by the General Partner. Many of these competitors may have greater assets than those of the Partnership or may be associated with individuals with broader experience than that of the General Partner. In addition, demand for investment properties of the type owned by the Partnership may increase or decrease. This competition is primarily based on property location, condition, and asking rent. These factors may increase or decrease the price of potential property acquisitions/sales.

The residential apartment complexes which are owned and operated by the Partnership as of the date of this Offer are:

                                                         Rental
                Name              Location               Units

         Pelican Sound       St. Petersburg, Florida     379
         The Meadows II      Madison, Wisconsin          316
         Town Place          Clearwater, Florida         240

The Meadows II was acquired by the Partnership in January 1989,
Town Place was acquired in February 1990, and Pelican Sound was acquired as of November 1993.

The Meadows II is pledged as collateral against mortgage encumbrances of approximately $6.7 million. Town Place is pledged as collateral against a mortgage encumbrance of $6.7 million. Pelican Sound is pledged as collateral against a mortgage encumbrance of $10 million.

The average monthly gross potential rent ("GPR") per unit at the Apartments for the month of December and the related occupancy rate ("OR") for December of each year is set forth below:

                       Number    December    December    December
                      of Units     1995        1994        1993

                                 GPR   OR    GPR   OR    GPR    OR

    Pelican Sound       379      $564  92%   $549  97%   $531   92%
    The Meadows II      316      $560  92%   $566  85%   $557   89%
    Town Place          240      $569  92%   $551  90%   $542   93%

The average monthly gross potential rent per unit at the apartment complexes for the three year period was:

                       Number
                      of Units     1995        1994        1993

    Pelican Sound       379       $557        $537        $531
    The Meadows II      316       $567        $559        $550
    Town Place          240       $561        $548        $535

"Gross potential rent" represents the asking rent established by the Partnership for a vacant apartment plus the rent in effect for occupied apartments. As a general rule the asking rents are the same as the actual rents eventually established by the rental agreements.

The average occupancy level at the apartment complexes for the three year period was:

                                 1995        1994        1993

    All Apartments               89%         92%         92%
    Pelican Sound                93%         94%         92%
    The Meadows II               80%         90%         93%
    Town Place                   93%         93%         95%
    Ashley Pointe                N/A         86%         83%
    Woodbridge                   N/A         N/A         94%

The range of occupancy levels at the apartment complexes for the years was:

                            1995          1994            1993

    Pelican Sound        91.3-96.9%    91.1-96.6%        92.0%
    The Meadows II       69.8-91.9%    85.1-94.4%   88.5-95.6%
    Town Place           90.5-97.0%    88.8-97.9%   90.8-98.0%
    Ashley Pointe           N/A        80.7-87.8%   80.1-86.5%
    Woodbridge              N/A           N/A       90.1-96.7%

The differences in occupancy levels were primarily related to the Partnership's asking rents compared to other competitors in the marketplace.

     The General Partner is not aware of any hidden or unapparent conditions of the property, subsoil or structural conditions which would render the apartment complexes more or less valuable. The General Partner is not aware of the existence of potentially hazardous materials used in the construction or maintenance of the buildings, such as the presence of urea-formaldehyde foam insulation, and/or the existence of toxic waste, which may or may not be present at the apartment complexes. The General Partner is not aware of any groundwater contamination, underground methane gas or radon gas. The General Partner believes that the apartment complexes do not produce air emissions or waste water of environmental concern. The General Partner is not aware of any underground storage tanks. The General Partner is not aware of any incidents of spills, dumping or discharges at the property/or the presence of hazardous substances. A Phase I Environmental Site Assessment has been performed at Pelican Sound and Town Place but has not been performed at The Meadows II. The fairness opinion of the Valuations Group and the value estimates provided by the appraisers assume that no environmental problems exist.

     A brief description of each property follows:

     Pelican Sound Apartments, a residential apartment complex owned and operated by the Partnership, is located at 10200 Gandy Boulevard, St. Petersburg, Florida 33702. Pelican Sound Apartments was built in 1988 and consists of 379 one- and two-bedroom air conditioned living units with individual washers and dryers. The units range in size from 505 square feet to 910 square feet. The Complex consists of 13 two and three-story wooden frame with brick veneer garden apartment buildings plus a 1,961 square foot clubhouse/leasing office on approximately 21.59 acres. The complex includes a swimming pool with jacuzzi, two tennis courts, 569 parking spaces, and an exercise room available for all residents.

     The complex is located in the "Gateway" region of St. Petersburg, on Gandy Boulevard approximately one mile west of the Gandy Bridge. The location provides easy access to both Pinellas and Hillsborough business districts and is considered by the General Partner to be a positive growth area for both commercial and residential developments.

     The Partnership's tax basis in Pelican Sound as of December
31, 1995 is as follows:

                                            Land          Furniture
                            Building    Improvements    and Equipment

Cost                      $7,695,400     $   673,928      $ 966,214

Accumulated Depreciation    (594,467)       ( 93,601)      (453,163)

Adjusted Tax Basis        $7,100,933     $   580,327     $  513,051

The Partnership's property is being depreciated using MACRS straightline over 27.5 years, and the furniture and equipment is being depreciated using MACRS 200% declining balance over 7 years. Pelican Sound is taxed at a $26.1279 mill rate levy for 1995 (after consideration of major state aids) and paid annual realty tax of $290,358.

The apartment mix and monthly asking rents at Pelican Sound
Apartments are as follows

                                 Number
                                   of        Square               Asking Rent
Style                             Units      Feet         12/95       12/94      12/93
One bedroom/one bath             128          505       $480-495    $475-490    $455-465
One bedroom/one bath             156          700       $565-590    $535-565    $515-545
One bedroom/one bath/den          27          830       $625-650    $615-645    $605-680
Two bedroom/two bath              68          910       $695-715    $680-710    $670-700
                                 379

     As of the date of this Offer, there are approximately 346 leases in effect, which generally are 12 months in duration. No tenant occupies 10% or more of the property.

     The average annual rental rate per apartment unit is computed as follows:

                              1995        1994       1993 (one month)

Rental Income              $2,373,779  $2,322,191 $185,608

Number of Apartment Units     379         379        379

Average Effective Annual                          (Annualized)
Rent Per Apartment Unit    $ 6,263     $ 6,127     $ 5,877

     The Meadows II Apartments (Phases II, III and IV), a residential apartment complex owned and operated by the Partnership, is located at 201-417 N. Thompson Drive, Madison,
Wisconsin 53714.

     The Meadows Apartment Complex consists of 404 apartment units in 32 two-story buildings covering approximately 24 acres of land. The property was developed in four phases; between 1976 and 1980. On January 17, 1989, the Partnership acquired three of the four phases comprising 316 of the 404 rental units, which is The Meadows II. The other 88 rental units were acquired by, and are operated by, an affiliated limited partnership (Decade's Monthly Income & Appreciation Fund). The apartments in Phases II, III, and IV were completed between 1977 and 1980 and consist of one-, two- and three-bedroom units in 24 buildings. The entire complex has a total of 720 parking spaces for a 1.78 to 1 ratio of stalls per unit. In addition to the apartment units, the apartments owned by the Partnership feature one swimming pool, one lighted tennis court, and a play area. Laundry room areas and storage lockers are located in the basement of each building.

     The Meadows II, situated on approximately 19 acres, is located at the southeast corner of the intersection of I-90/94 and Highway 30. The property is in a growing residential neighborhood five miles northeast of Madison's Capitol Square. The primary access route is Highway 30 and East Washington Avenue. North-south linkages are provided by I-90/94 and Highway
51. Schenk Elementary School is about one-half mile southwest of the property. Public bus transportation is convenient with two bus stops servicing the property's residents. The expansion of commercial development on major arterials west of the neighborhood increases the desirability of the project's location.

     The Partnership's tax basis in the Meadows II as of December
31, 1995 is as follows:

                          Building   Furniture and Equipment

Cost                     $8,590,349         $673,599

Accumulated Depreciation (2,173,585)        (538,933)

Adjusted Tax Basis       $6,416,764         $134,666


The Partnership's property is being depreciated using MACRS straightline over 27.5 years, and the furniture and equipment is being depreciated using MACRS 200% declining balance over 7 years. Meadows II is taxed at a $32.0676 mill rate levy for 1995 (after consideration of major state aids) and paid annual realty tax of $269,368.

     The apartment mix and monthly asking rents at The Meadows II are as follows:

                                                                   Asking Rent
    Style                     Number of    Square
                               Units        Feet      12/95         12/94        12/93
One-bedroom                     88           625    $480-495      $505-515     $495
One-bedroom/deluxe              12           744    $490-505      $520-535     $515-525
Two-bedroom/one bath           192           875    $550-580      $585-605     $575-590
Two-bedroom/1.5 bath/den        12         1,466    $750-850      $795-825     $760-790
Three-bedroom                   12         1,466    $750-850      $805-835     $760-790
                               316

     As of the date of this Offer, there are approximately 285 leases in effect, which generally are 12 months in duration. No tenant occupies 10% or more of the property.

**   The average annual rental rate per apartment unit is
computed as follows:

                                 1995        1994        1993        1992        1991
Rental Income                $1,669,548  $1,867,077  $1,897,844  $1,889,822  $1,845,651

Number of Apartment Units         316         316         316         316         316

Average Effective Annual
 Rent Per Apartment Unit       $ 5,283     $ 5,908     $ 6,006     $ 5,980     $ 5,841

     Town Place Apartments, a residential apartment complex owned and operated by the Partnership, is located at 2545 N.E. Coachman
Road, Clearwater, Florida 33575.

     Town Place Apartments was built in 1985 and consists of 240 one- and two-bedroom units. The units range in size from 540 square feet to 1,036 square feet. The complex consists of 24 buildings plus an office on approximately 25.7 acres. The complex includes a swimming pool with jacuzzi, two tennis courts, volleyball court, a 6.7 acre lake, clubhouse, 365 parking space, and a laundromat for all residents.

     The property is on the south side of N.E. Coachman Road approximately one mile from the intersection of U.S. Highway 19 and Route 60. A Wal-Mart retail store is located directly across the street. The area is mostly residential with no industry or factories in the immediate area. Clearwater Beach is seven miles from the property.

     The Partnership's tax basis in Town Place as of December 31,
1995 is as follows:

                          Building   Furniture and Equipment

Cost                     $4,133,018         $545,547

Accumulated Depreciation   (882,963)        (405,401)

Adjusted Tax Basis       $3,250,055         $140,146

The Partnership's property is being depreciated using MACRS straightline over 27.5 years, and the furniture and equipment is being depreciated using MACRS 200% declining balance over 7 years. Town Place is taxed at a $23.0366 mill rate levy for 1995 (after consideration of major state aids) and paid annual realty tax of $170,096.

The apartment mix and monthly asking rents at Town Place
Apartments are as follows:

                                                                   Asking Rent
    Style                     Number of    Square
                               Units        Feet      12/95         12/94        12/93
One bedroom/Suite               36           540    $470          $455         $430
One bedroom/Garden              72           720    $515-540      $485-535     $475-525
Two bedroom/one bath            36           836    $620-635      $580-600     $555-565
Two bedroom/two bath            96         1,036    $655-725      $630-685     $605-650
                               240

     As of the date of this Offer, there are approximately 223 leases in effect, which generally are 12 months in duration. No tenant occupies 10% or more of the property. The occupancy rate expressed as a percentage for the past years is as follows:

     The average annual rental rate per apartment unit is computed as follows:

                                 1995        1994        1993        1992        1991
Rental Income                $1,482,684  $1,448,885  $1,475,912  $1,433,126  $1,347,739

Number of Apartment Units         240         240         240         240         240

Average Effective Annual
 Rent Per Apartment Unit        $6,178      $6,038      $6,150      $5,971      $5,616

                LACK OF MARKET AND DISTRIBUTIONS

     To the knowledge of the General Partner, there is no market for Interests and the Interests are not traded on any registered securities exchange or the NASDAQ over the counter market and none is expected to develop. The following table sets forth the cash distributions declared per Interest for the fiscal periods indicated:

     Cash Distributions                Declared Per Interest

      1994
         1st Quarter . . . . . . . .       $12.50
         2nd Quarter . . . . . . . .       $12.50
         3rd Quarter . . . . . . . .       $12.50
         4th Quarter . . . . . . . .       $12.50

      1995
         1st Quarter . . . . . . . .       $12.50
         2nd Quarter . . . . . . . .       $12.50
         3rd Quarter . . . . . . . .       $12.50
         4th Quarter . . . . . . . .       $12.50

      1996
         1st Quarter . . . . . . . .       $12.50
         2nd Quarter . . . . . . . .       $12.50
         3rd Quarter . . . . . . . .       $    0

     The Partnership has paid consecutive quarterly cash distributions to Limited Partners since it commenced operations on June 9, 1986. Cash distributions were suspended for the third quarter of 1996 to set aside cash reserves to be used for the repurchase of Interests. The amount and frequency of cash distributions in the future will depend on circumstances existing at the time. However, such cash distributions would be negatively affected by any decrease in cash reserves used to repurchase limited partnership Interests to the extent that such cash reserves previously supplemented cash distributions, by the amount of any required debt service, and by the administrative costs associated with the reporting requirements under the federal securities laws, if applicable.

            SECURITY OWNERSHIP OF THE GENERAL PARTNER

     As of October 1, 1996, Jeffrey Keierleber, an affiliate of the General Partner, owns 193.04 Interests of the Partnership (1.105% of the outstanding Interests). Mr. Keierleber does not intend to tender his Interests pursuant to the Offer. If the Partnership repurchases 8,944 Interests (or approximately 51.2% of the Interests outstanding at the date of the Offer) pursuant to the Offer, and Mr. Keierleber does not tender his Interests pursuant to the Offer, he would continue to own less than 2.3% of the outstanding Interests.

     Based upon the Partnership's records and upon information provided to the Partnership by its General Partner, Partnership Manager, and affiliates, neither the Partnership nor, to the best of the Partnership's knowledge, any of the general partners of the General Partner or Partnership Manager of the Partnership, nor any associates of any of the foregoing, has effected any transactions in the Interests during the 60 business day period prior to the date hereof.

     Except as set forth in this Offer neither the Partnership nor, to the best of the Partnership's knowledge, any of its affiliates, General Partner or the Partnership Manager is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Offer with respect to any securities of the Partnership (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations).

            SUMMARY HISTORICAL FINANCIAL INFORMATION

     Certain information as to the financial operation of the Partnership is contained herein. Limited Partners are urged to make their own assessment of the value of their Interests.

Selected Statement of Operations Data:
                                                   Six Months Ended
                                                        June 30    Year Ended December 31
                                                   1996       1995      1995       1994
                                                      (unaudited)
                                                           (in thousands of dollars,
                                                           except per Interest data)
Revenues associated with
  rental properties                            $    2,973     2,784      5,681      6,100

Income from rental property
  operation                                    $    1,206     1,094      (288)      (297)

Net Income (Loss)                              $    (175)     (291)      (470)    (1,314)

Per Limited Partner Interest Data:

Net Income (Loss)                              $     (10)      (17)       (27)       (75)

Cash distributions declared                    $       25        25         50         50

Average Limited Partnership
 Interests Outstanding                          17,466.31 17,466.31  17,466.31  17,466.31

Ratio of earnings to combined
fixed charges                                        0.77      0.61       0.68       0.23

Selected Balance Sheet Data:

                                                        June 30          December 31
                                                   1996       1995      1995       1994
                                                      (unaudited)
                                                           (in thousands of dollars,
                                                           except per Interest data)
Working Capital                                $    3,646   (2,338)      2,604      2,092

Total Assets                                   $   30,300    27,341     26,458     27,914

Total Liabilities                              $   27,872    23,684     23,417     23,526

Total Capital                                  $    2,428     3,657      3,041      4,388

Book value per Interest                        $      139       209        174        251

     Certain matters that materially affect the comparability of the information reflected in the selected financial data include the disposition of Ashley Pointe Apartments in April 1994, and the $6.7 million refinancing of the $2.5 million mortgage note on Town Place Apartments in April 1996. The fluctuation in total assets also reflects the depreciation on the rental properties.


                    PRO FORMA FINANCIAL DATA

     The following unaudited pro forma condensed statements of earnings and condensed balance sheets (collectively, the "Pro Forma Statements") were prepared to illustrate the estimated effects of the Offer as if the Offer had occurred for consolidated statement of earnings presentation purposes on January 1, 1995, or January 1, 1996, as the case may be and for balance sheet presentation purposes on December 31, 1995, and June 30, 1996, respectively.

     The estimated transaction fees and expenses are provided solely for the purpose of presenting the pro forma financial data set forth below. The actual transaction fees and expenses may differ from the assumption used.

     The Pro Forma Financial data does not purport to represent what the Partnership's financial position or results of operations would actually have been if the Offer in fact had occurred at December 31, 1995, or June 30, 1996, or if the Offer had occurred on January 1, 1995, or January 1, 1996, as the case may be or to project the Partnership's financial position or results of operations for any future date or period.

     The following financial information should be read in conjunction with the audited consolidated financial statements and related notes thereto included elsewhere in this Offer.

                                           Decade Companies Income Properties
                                           Pro Forma Balance Sheet (Unaudited)
                                              (No Borrowing To Fund Offer)

                                       December 31, 1995  June 30, 1996
                                           Historical       Historical    Adjustments  December 31, 1995  June 30, 1996
Assets                                      (Note A)        (Note A)       (Note B)        Pro Forma        Pro Forma
Investment Property, At Cost                 $30,927,237    $31,007,546                      $30,927,237    $31,007,546
Less Accumulated Depreciation                (5,393,539)    (5,935,839)                      (5,393,539)    (5,935,839)

Net Book Value                                25,533,698     25,071,707                       25,533,698     25,071,707
Cash                                              56,316      4,316,763  ($3,485,385)        (3,429,069)        831,378
Exchange Escrow                                  497,390        230,103     (230,103)            267,287              0
Escrow Deposits                                  186,703        340,953                          186,703        340,953
Prepaid Expenses and Other Assets                137,820         91,557                          137,820         91,557
Debt Issue Costs                                  46,440        248,654                           46,440        248,654

TOTAL ASSETS                                 $26,458,367    $30,299,737  ($3,715,488)        $22,742,879    $26,584,249

Liabilities
Tenant Security Deposits                        $169,369       $168,448                         $169,369       $168,448
Accounts Payable                                  81,354        108,102                           81,354        108,102
Other Accrued Expenses                           307,339        544,387                          307,339        544,387
Distributions Payable                            221,154        223,154                          221,154        223,154
Payable to Affiliates                          3,409,338      3,508,511                        3,409,338      3,508,511
Mortgage Notes Payable                        19,228,533     23,319,498                       19,228,533     23,319,498

TOTAL LIABILITIES                             23,417,087     27,872,100                       23,417,087     27,872,100

Partners' Capital
General Partner (Deficit)                       (69,185)       (72,935)                         (69,185)       (72,935)
Limited Partners                               3,110,465      2,500,572  ($3,715,488)          (605,023)    (1,214,916)

TOTAL CAPITAL AND LIABILITIES                $26,458,367    $30,299,737  ($3,715,488)        $22,742,879    $26,584,249

The foregoing unaudited Pro Forma Balance Sheet gives effect to certain assumptions, including purchase by the Partnership of 8,944 Interests at $402 per Interest pursuant to the Offer. The Pro Forma Balance Sheet gives effect to the transaction as if it had occurred on December 31, 1995, and June 30, 1996, respectively. The pro forma information should be read in conjunction with the historical financial information for the Partnership, but does not purport to be indicative of the results which may be obtained in the future or which would actually have been obtained had the Offer occurred as of December 31, 1995, or June 30, 1996. The December 31, 1995 pro forma amounts do not reflect the Partnership's 1996 receipt of net loan proceeds of $4,057,000 as a result of refinancing Town Place.
See notes to Pro Forma Financial Statements.

                                           Decade Companies Income Properties
                                           Pro Forma Balance Sheet (Unaudited)
                                      (Borrowing $2,590,000 Million To Fund Offer)
                                       December 31, 1995  June 30, 1996
                                           Historical       Historical    Adjustments  December 31, 1995  June 30, 1996
Assets                                      (Note A)        (Note A)       (Note B)        Pro Forma        Pro Forma
Investment Property, At Cost                 $30,927,237    $31,007,546                      $30,927,237    $31,007,546
Less Accumulated Depreciation                (5,393,539)    (5,935,839)                      (5,393,539)    (5,935,839)

Net Book Value                                25,533,698     25,071,707                       25,533,698     25,071,707
Cash                                              56,316      4,316,763  ($3,485,413)        (3,429,097)        831,350
Exchange Escrow                                  497,390        230,103     (230,103)            267,287              0
Escrow Deposits                                  186,703        340,953                          186,703        340,953
Prepaid Expenses And Other Assets                137,820         91,557                          137,820         91,557
Debt Issue Costs                                  46,440        248,654        51,800             98,240        300,454

TOTAL ASSETS                                 $26,458,367    $30,299,737  ($3,663,716)        $22,794,651    $26,636,021

Liabilities
Tenant Security Deposits                        $169,369       $168,448                         $169,369       $168,448
Accounts Payable                                  81,354        108,102                           81,354        108,102
Other Accrued Expenses                           307,339        544,387                          307,339        544,387
Distributions Payable                            221,154        223,154                          221,154        223,154
Payable To Affiliates                          3,409,338      3,508,511                        3,409,338      3,508,511
Mortgage Notes Payable                        19,228,533     23,319,498    $2,590,000         21,818,533     25,909,498

TOTAL LIABILITIES                             23,417,087     27,872,100     2,590,000         26,007,087     30,462,100

Partners' Capital
General Partner (Deficit)                       (69,185)       (72,935)                         (69,185)       (72,935)
Limited Partners                               3,110,465      2,500,572   (6,253,716)        (3,143,251)    (3,753,144)

TOTAL CAPITAL AND LIABILITIES                $26,458,367    $30,299,737  ($3,663,716)        $22,794,651    $26,636,021

The foregoing unaudited Pro Forma Balance Sheet gives effect to certain assumptions, including purchase by the Partnership of 15,258 Interests at $402 per Interest pursuant to the Offer. The Pro Forma Balance Sheet gives effect to the transaction as if it had occurred on December 31, 1995, and June 30, 1996, respectively. The pro forma information should be read in conjunction with the historical financial information for the Partnership, but does not purport to be indicative of the results which may be obtained in the future or which would actually have been obtained had the Offer occurred as of December 31, 1995, or June 30, 1996. The December 31, 1995, pro forma amounts do not reflect the Partnership's 1996 receipt of net loan proceeds of $4,057,000 as a result of refinancing Town Place Apartments.
See notes to Pro Forma Financial Statements.

                  Decade Companies Income Properties
                Condensed Pro Forma Statement of Income
                     (No Borrowing to Fund Offer)

The following unaudited condensed Pro Forma Statement of Income and other financial information for the year ended December 31, 1995, and six months ended June 30, 1996, gives effect to certain assumptions, including the purchase by the Partnership of 8,944 Interests at $402 per Interest pursuant to the Offer. The unaudited Pro Forma Statement of Operations gives effect to this transaction as if it had occurred on January 1, 1995, or January 1, 1996, as the case may be.

The pro forma information should be read in conjunction with the historical financial information for the Partnership, but does not purport to be indicative of the results which may be obtained in the future or which would actually have been obtained had the Offer occurred as of January 1, 1995, or January 1, 1996, as the case may be.

                                                       Six Months Ended
                                       December 31, 1995  June 30, 1996                    Year Ended  Six Months Ended
                                           Historical       Historical    Adjustments  December 31, 1995  June 30, 1996
Assets                                      (Note A)        (Note A)       (Note C)        Pro Forma        Pro Forma
Operating Revenue                             $5,680,539     $2,973,288   $         0         $5,680,539     $2,973,288
Operating Expenses                           (3,378,014)    (1,767,582)                      (3,378,014)    (1,767,582)
   Net Operating Income                        2,302,525      1,205,706                        2,302,525      1,205,706
Depreciation                                 (1,110,967)      (542,300)                      (1,110,967)      (542,300)
Net Income from Investment Property            1,191,558        663,406                        1,191,558        663,406
Interest Income                                   43,069         46,395                           43,069         46,395
Interest on Payables to Affiliates              (33,550)       (14,300)                         (33,550)       (14,300)
Administrative Expenses                        (190,901)      (103,898)                        (190,901)      (103,898)
Net Income (Loss) Before Interest
  expense                                      1,010,176        591,603                        1,010,176        591,603
Interest expense                             (1,479,874)      (766,586)                      (1,479,874)      (766,586)
   Net Income (Loss)                         $ (469,698)     $(174,983)  $          0        $ (469,698)     $(174,983)
                                                  Earnings Per Interest
Net Income (Loss) attributable
 to Limited Partners (99%)                    $(465,001)     $(173,233)    $        0         $(465,001)     $(173,233)
Net Income (Loss) per
 Limited Partner Interest                        (26.62)         (9.92)                          (54.56)        (20.33)
Interests Outstanding                          17,466.31      17,466.31    (8,944.00)          8,522.31       8,522.31
                                           Ratio of Earnings to Fixed Charges
Earnings (Loss) Before
 Interest Expense                             $1,010,176       $591,603                       $1,010,176       $591,603
Fixed Charges                                  1,479,874        766,586                    1,479,874       766,586
Ratio                                               0.68           0.77                         0.68          0.77

The above ratio (fixed charge ratio) compares earnings before interest expense to interest expense. It indicates how many times interest charges have been earned by the Partnership.
See Notes to Pro Forma Financial Statements.

                  Decade Companies Income Properties
                Condensed Pro Forma Statement of Income
                 (Borrowing $2,590,000) to fund Offer

The following unaudited condensed Pro Forma Statement of Income and other financial information for the year ended December 31, 1995, and six months ended June 30, 1996, gives effect to certain assumptions, including the purchase by the Partnership of 15,258 Interests at $402 per Interest pursuant to the Offer. The unaudited Pro Forma Statement of Operations gives effect to this transaction as if it has occurred on January 1, 1995, or January 1, 1996, as the case may be.

The pro forma information should be read in conjunction with the historical financial information for the Partnership, but does not purport to be indicative of the results which may be obtained in the future or which would actually have been obtained had the Offer occurred as of January 1, 1995, or January 1, 1996, as the case may be.

                                          Six Months Ended
                       December 31, 1995     June 30, 1996  December 31, 1995  June 30, 1996     Year Ended  Six Months Ended
                           Historical          Historical         Adjustments    Adjustments December 31, 1995  June 30, 1996
Assets                      (Note A)           (Note A)            (Note C)       (Note C)       Pro Forma        Pro Forma
Operating Revenue             $5,680,539        $2,973,288        $         0  $         0          $5,680,539     $2,973,288
Operating expenses           (3,378,014)       (1,767,582)                                         (3,378,014)    (1,767,582)
   Net Operating Income        2,302,525         1,205,706                                           2,302,525      1,205,706
Depreciation                 (1,110,967)         (542,300)                                         (1,110,967)      (542,300)
Net Income From
 Investment Property           1,191,558           663,406                                           1,191,558        663,406
Interest Income                   43,069            46,395                                              43,069         46,395
Interest on Payables
 to Affiliates                  (33,550)          (14,300)                                            (33,550)       (14,300)
Administrative Expenses        (190,901)         (103,898)                                           (190,901)      (103,898)

Net income (loss) before
 interest expense              1,010,176           591,603                                           1,010,176        591,603
Interest expense             (1,479,874)         (766,586)          (220,150)      (110,075)       (1,700,024)      (876,661)
   Net Income (Loss)        $  (469,698)      $  (174,983)       $  (220,150)  $   (110,075)      $  (689,848)    $ (285,058)
                                                    Earnings Per Interest
Net Income (Loss)
 attributable to
 limited partners (99%)     $  (465,001)       $ (173,233)       $  (209,143)  $   (104,571)      $  (674,144)   $  (277,804)
Net Income (Loss) per
 Limited Partner Interest        (26.62)            (9.92)                                            (305.28)       (125.80)
Interests Outstanding          17,466.31         17,466.31   (15,258.00)         (15,258.00)          2,208.31       2,208.31
                                             Ratio of Earnings to Fixed Charges
Earnings (loss)
 before interest
 expense                      $1,010,176        $  591,603                                          $1,010,176     $  591,603
Fixed Charges                  1,479,874           766,586                                           1,700,024        876,661
Ratio                               0.68              0.77                                                0.59           0.67

The above ratio (fixed charge ratio) compares earnings before interest expense to interest expense. It indicates how many times interest charges have been earned by the Partnership.

See Notes to Pro Forma Financial Statements.

     Pro Forma Book Value of Limited Partner Interests (Unaudited)
                (No Borrowing To Fund Repurchase Offer)
                 December 31, 1995, and June 30, 1996
                             December 31, 1995   June 30, 1996
                                Historical        Historical       Adjustments    December 31, 1995    June 30, 1996
                                 (Note A)          (Note A)         (Note D)          Pro Forma          Pro Forma
Book value                      $3,110,465         $2,500,572     $(3,715,488)        $(605,023)        $(1,214,916)

Number of limited partner
  Interests                      17,466.31          17,466.31       (8,944.00)          8,522.31            8,522.31

Book value per limited
  partner Interest               $  178.08         $   143.17     $     415.42       $   (70.99)         $ ( 142.56)

The foregoing unaudited pro forma financial information gives effect to certain assumptions, including purchase by the Partnership of 8,944 Interests at $402 per Interest pursuant to the Offer. The unaudited Pro Forma Book Value of Limited Partner Interests is derived from the unaudited Pro Forma Balance Sheet which gives effect to the transaction as if it had occurred on December 31, 1995, and June 30, 1996, respectively. The Pro Forma Information should be read in conjunction with the historical financial information of the Partnership, but does not purport to be indicative of the results which may be obtained in the future or which would actually have been obtained had the Offer occurred as of December 31, 1995, and June 30, 1996, respectively. The December 31, 1995, pro forma amounts do not reflect the Partnership's 1996 receipt of net loan proceeds of $4,056,000 as a result of refinancing Town Place.

See Notes to Pro Forma Financial Statements.

                  Decade Companies Income Properties

     Pro Forma Book Value of Limited Partner Interests (Unaudited)
            (Borrowing $2,590,000 To Fund Repurchase Offer)
                  December 31, 1995 and June 30, 1996
                             December 31, 1995   June 30, 1996
                                Historical        Historical       Adjustments    December 31, 1995    June 30, 1996
                                 (Note A)          (Note A)         (Note D)          Pro Forma          Pro Forma
Book value                      $3,110,465         $2,500,572     $(6,253,716)      $(3,143,251)      $  (3,753,144)

Number of limited partner
  Interests                      17,466.31          17,466.31      (15,258.00)          2,208.31            2,208.31

Book value per limited
  partner Interest               $  178.08         $   143.17     $     409.86      $ (1,423.37)       $  (1,699.55)

The foregoing unaudited pro forma financial information gives effect to certain assumptions, including purchase by the Partnership of 15,258 Interests at $402 per Interest pursuant to the Offer. The unaudited Pro Forma Book Value of Limited Partner Interests is derived from the unaudited Pro Forma Balance Sheet which gives effect to the transaction as if it had occurred on December 31, 1995 and June 30, 1996, respectively. The pro forma information should be read in conjunction with the historical financial information of the Partnership, but does not purport to be indicative of the results which may be obtained in the future or which would actually have been obtained had the Offer occurred as of December 31, 1995 and June 30, 1996, respectively. The December 31, 1995 pro forma amounts do not reflect the Partnership's 1996 receipt of net loan proceeds of $4,056,000 as a result of refinancing Town Place.

See Notes to Pro Forma Financial Statements.

             NOTES TO PRO FORMA FINANCIAL STATEMENTS
               DECEMBER 31, 1995 AND JUNE 30, 1996

     The following notes describe the assumptions underlying the Pro Forma Financial Statements. The Pro Forma Financial Statements have been prepared to provide Limited Partners with information about the continuing impact of the Partnership's Offer by showing how it might have affected historical financial statements if the transaction had been consummated at an earlier time. The actual results which would have been achieved during the pro forma periods had the transactions occurred on the assumed date may have varied from the Pro Forma Financial Statements, and the variations may have been material.

     Two alternative assumptions are presented for each Pro Forma Financial Statement as of each balance sheet date and the period ended as of such date. One alternative assumes that 8,944 Interests are purchased by the Partnership using cash reserves existing as of June 30, 1996, and no funds are borrowed to finance the Offer. The other alternative assumes that the Partnership borrows $2,590,000 at 8.75% per annum, incurs financing costs of 2% of the borrowings ($51,800), and repurchases a total of 15,258 Interests. The actual amount of future borrowing will depend upon how many Interests are tendered by Limited Partners to the Partnership, and the loan interest rate, term, amortization period, and costs incurred to obtain financing. The actual amount of future borrowing will also impact how may Interests the Partnership will actually purchase. Payment of an estimated $120,000 of expenses in connection with the Offer are reflected for each alternative.

     A. The historical Balance Sheet, Income Statement, and book value figures are based on the audited financial statements as of and for the year ended at December 31, 1995, and the unaudited financial statements as of and for the six months ended
June 30, 1996.

     B. Adjustments to the Pro Forma Balance Sheet give effect to certain assumptions, including purchase by the Partnership of 8,944 Interests at $402 per Interest pursuant to the Offer if no funds are borrowed, or the purchase by the Partnership of 15,258 Interests at $402 per Interest if $2,590,000 is borrowed. Under these assumptions the aggregate redemption would amount to $3,595,488 and $6,133,716, respectively. The Pro Forma Balance Sheet gives effect to the transaction as if it had occurred on the balance sheet date. However, the transaction as of December 31, 1995, results in a cash deficit reported on the pro forma balance sheet because the proceeds from the Town Place refinancing were not received until April 1996.

     C. Adjustments to the condensed Pro Forma Statements of Income give effect to certain assumptions, including purchase by the Partnership of 8,944 Interests at $402 per Interest pursuant to the Offer if no funds are borrowed, or the purchase by the Partnership of 15,258 Interests at $402 per Interest if $2,590,000 is borrowed. The unaudited Pro Forma Statements of Income give effect to this transaction as if it had occurred at the beginning of the periods presented. Interest expense has been increased to reflect the estimated cost of borrowing additional funds needed to consummate the transaction. An assumed interest rate of 8.75% per annum was used on the new mortgage loan of $2,590,000.

     D. Adjustments to the Pro Forma Book Value of Limited Partner Interests reflect the effect on the book value of the Limited Partnership Interests of the redemption of 8,944 Interests at $402 per Interest pursuant to the Offer if no funds are borrowed, or the redemption of 15,258 Interests at $402 per Interest if $2,590,000 is borrowed.

                      INDEPENDENT AUDITORS

     The financial statements of the Partnership as of December
31, 1995, and 1994 and for each of the fiscal years in the three-year period ended December 31, 1995, 1994, and 1993 included herein have been audited by Ernst & Young LLP, independent auditors, as stated in their report appearing herein.

                      AVAILABLE INFORMATION

     The Partnership has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") and Schedule 13E-4 Issuer Tender Offer Statement (the "Schedule 13E-4") with the Securities and Exchange Commission (the "Commission") with respect to the Offer. As permitted by the rules and regulations of the Commission, this Offer omits certain information contained in the Schedule 13E-3 and Schedule 13E-4. Such additional information can be inspected at and obtained from the Commission and the National Association of Securities Dealers, Inc. in the manner set forth below. For further information pertaining to the Partnership reference is made to the Schedule 13E-3, Schedule 13E-4, and the exhibits thereto. Statements contained herein concerning any such documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Schedule 13E-3 and Schedule 13E-4. Each such statement is qualified in its entirety by such reference.

     The Partnership is subject to the informational requirements of the Exchange Act, and in accordance therewith, files reports, proxy statements and other information with the Commission. The Limited Partnership Interests of the Partnership are not traded or listed. Schedule 13E-3 and Schedule 13E-4 and the respective exhibits thereto, as well as reports, proxy statements and other information filed by the Partnership can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Northwestern Atrium Center, Suite 1400, S.W. West Madison Street, Chicago, Illinois 60611; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048.
Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information may also be inspected at the office of the National Association of Securities Dealers, Inc.,
1735 K Street, N.W., Washington, D.C. 20006.

                  INDEX TO FINANCIAL STATEMENTS


                  INDEX TO FINANCIAL STATEMENTS

                                                             Page

Unaudited Condensed Balance Sheet as of June 30, 1996. . . . .F-1
Unaudited Condensed Statements of Operations for the
  Three Months Ended June 30, 1996 and 1995 and for
  the Six Months Ended as of June 30, 1996 and 1995  . . . . .F-2
Unaudited Condensed Statements of Cash Flows for the
  Six Months Ended as of June 30, 1996 and 1995. . . . . . . .F-3
Notes to Unaudited Quarterly Financial Statements. . . . . . .F-4
Report of Independent Auditors . . . . . . . . . . . . . . . .F-5
Balance Sheets as of December 31, 1995 and 1994. . . . . . . .F-6
Statements of Operations for the Years Ended
   December 31, 1995, 1994, and 1993 . . . . . . . . . . . . .F-7

Statements of Changes in Partners' Capital
   for the Years Ended December 31, 1995,
   1994, and 1993. . . . . . . . . . . . . . . . . . . . . . .F-8

Statements of Cash Flows for the Years Ended
   December 31, 1995, 1994, and 1993 . . . . . . . . . . . . .F-9
Notes to Financial Statements. . . . . . . . . . . . . . . . F-10

   Decade Companies Income Properties - A Limited Partnership

               UNAUDITED CONDENSED BALANCE SHEETS

                                    June 30      December 31
                                      1996           1995
                                (unaudited)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents       $ 4,316,763      $    56,316
Restricted cash                     230,103          497,390
Escrow deposits                     340,953          186,703
Prepaid expenses and other
 assets                              48,142           94,405

       Total Current Assets     $ 4,935,961      $   834,814

INVESTMENT PROPERTIES, AT COST: $31,007,546      $30,927,237
Less: accumulated depreciation  (5,935,839)      (5,393,539)

Net Investment Property         $25,071,707      $25,533,698

OTHER ASSETS:
Utility deposits                     43,415           43,415
Debt issue costs, net of
 accumulated amortization           248,654           46,440
Total Other Assets                  292,069           89,855

       Total Assets             $30,299,737      $26,458,367

LIABILITIES AND PARTNERS'
 CAPITAL

LIABILITIES:
Accounts payable and
 accrued taxes                     $607,366         $350,722
Tenant security deposits            168,448          169,369
Distributions payable               223,154          221,154
Accrued interest payable             45,123           37,971
Payables to affiliates            3,508,511        3,409,338
Mortgage notes payable           23,319,498       19,228,533

     Total Liabilities          $27,872,100      $23,417,087

PARTNERS' CAPITAL:
General Partner Capital            (72,935)         (69,185)
Limited Partners
 (authorized--18,000 Interests;
 outstanding--17,466.31
 Interests)                       2,500,572        3,110,465



Total Partners' Capital          $2,427,637       $3,041,280

Total Liabilities and
 Partners' Capital              $30,299,737      $26,458,367

Note: The balance sheet at December 31, 1995 has been derived from the audited financial statements at that date.

See Notes to Financial Statements.

      Decade Companies Income Properties - A Limited Partnership

            CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

                         Three Months Ended         Six Months Ended

                         6/30/96     6/30/95      6/30/96      6/30/95

Operating revenue:

Rental income         $1,495,409  $1,369,522   $2,973,288   $2,784,043

Operating expenses     (738,612)   (652,143)  (1,403,002)  (1,321,364)
Real estate taxes      (181,040)   (181,127)    (364,580)    (368,679)
Total operating
  expenses             (919,652)   (833,270)  (1,767,582)  (1,690,043)

Net operating income     575,757     536,252    1,205,706    1,094,000
Interest expense       (373,829)   (374,250)    (776,989)    (743,220)
Depreciation           (272,500)   (275,300)    (542,300)    (550,300)
Amortization             (2,948)     (4,091)      (3,897)      (8,182)
Net income (loss)
 from investment
 property               (73,520)   (117,389)    (117,480)    (207,702)
Other income
 (expenses):

Interest income           40,368      14,251       46,395       35,285
Partnership
 management             (53,540)    (46,507)    (103,898)    (118,740)
                        (13,172)    (32,256)     (57,503)     (83,455)

NET (LOSS)           $  (86,692) $ (149,645)  $ (174,983)   $(291,157)

Net Income (loss)
 attributable to
 General Partner
 (1%)                     $(867)    $(1,496)     $(1,750)     $(2,912)

Net Income (loss)
 attributable to
 Limited Partners
 (99%)                  (85,825)   (148,149)  $ (173,233)   $(288,245)

                     $  (86,692) $ (149,645)   $  174,983   $(291,157)

Net (loss) per
 Limited Partner
 Interest            $    (4.91) $    (8.48)  $    (9.92)   $  (16.50)

See Notes to Financial Statements

      Decade Companies Income Properties - A Limited Partnership

                STATEMENTS OF CASH FLOWS - (UNAUDITED)

                   For The Six Months Ended June 30,

                                              1996         1995

CASH PROVIDED FROM OPERATIONS             $  560,173    $  410,720

INVESTING ACTIVITIES:

Proceeds from exchange escrow account        267,287       485,135

Additions to investment property             (80,309)      (60,088)

Net cash provided by investing
 activities                                  186,978       425,047

FINANCING ACTIVITIES:
Proceeds from new mortgage loan            6,700,000            ---
Principal payments on mortgage notes      (2,609,035)      (39,939)
Proceeds from line of credit note                  0       120,000
Payment on line of credit note                     0      (220,000)
Payment of debt issue costs                 (141,009)            0
Distributions paid to limited partners      (436,660)     (437,703)

NET CASH PROVIDED BY (USED IN)
  FINANCING ACTIVITIES                     3,513,296      (577,642)

INCREASE IN CASH & CASH
 EQUIVALENTS                               4,260,447       258,125

CASH & CASH EQUIVALENTS AT THE
 BEGINNING OF PERIOD                          56,316        16,415

CASH & CASH EQUIVALENTS
 AT THE END OF PERIOD                     $4,316,763    $  274,540

Supplementary disclosure of cash
 flow information:

     Interest paid                        $  755,404    $  729,209
     Income taxes paid                             0             0

See Notes to Financial Statements

   Decade Companies Income Properties - A Limited Partnership

            Notes to Financial Statements (Unaudited)

Note A--Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month and six month period ended June 30, 1996 are not necessarily indicative of the results that may be expected for the year ended December 31, 1996. For further information, refer to the financial statements and footnotes thereto included in the Partnership's annual report on Form 10-K for the year ended December 31, 1995.

                 Report of Independent Auditors

The Partners
Decade Companies Income Properties--A Limited Partnership

We have audited the accompanying balance sheets of Decade Companies Income Properties--A Limited Partnership (the Partnership) as of December 31, 1995 and 1994, and the related statements of operations, changes in Partners' capital and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Partnerships management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Decade Companies Income Properties--A Limited Partnership as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                ERNST & YOUNG LLP
Milwaukee, Wisconsin
January 26, 1996

   Decade Companies Income Properties - A Limited Partnership

                         Balance Sheets

                                           December 31
                                     1995               1994

Assets

Cash and cash equivalents         $    56,316    $    16,415
Exchange escrow (Note 4)              497,390      1,117,531
Prepaid expenses and other assets     137,820         81,220
Escrow deposits                       186,703        178,881
Investment properties, at cost:
     Land                           5,305,536      5,305,536
     Buildings and improvements    23,308,727     23,304,606
     Equipment                      2,312,974      2,139,760
                                   30,927,237     30,749,902
Less accumulated depreciation       5,393,539      4,282,571
                                  $25,533,698    $26,467,331

Debt issue costs, net of
accumulated amortization
($88,193-1995; $71,836-1994)           46,440         52,797
                                  $26,458,367    $27,914,175

Liabiities and Partners' capital

Liabilities:
Tenant security deposits          $   16,9369    $   166,677
Accounts payable                       81,354         53,874
Accrued real estate taxes             269,368        260,514
Accrued interest payable               37,971         37,872
Distributions payable                 221,154        220,264
Payables to affiliates              3,409,338      3,386,016
Note payable to bank                       --        100,000
Mortgage notes payable             19,228,533     19,300,793
                                  $23,417,087    $23,526,010

Partners' capital:
General Partner (deficit)            (69,185)       (60,621)

Limited Partners (interests
authorized-18,000; interests
outstanding-17,466.31
in 1995 and 1994)                   3,110,465      4,448,786
                                    3,041,280      4,388,165
                                  $26,458,367    $27,914,175

See accompanying notes.

   Decade Companies Income Properties - A Limited Partnership

                       Statements of Operations

                                         Year ended December 31
                                     1995        1994        1993

Operating revenue associated
 with investment properties:
Rentals                        $5,526,011    $5,941,610   $5,019,399
Other                             154,528       158,286      171,053
                                5,680,539     6,099,896    5,190,452

Operating expenses associated
 with investment properties:
Operating                       2,336,602     2,394,388    2,264,054
Administrative                    300,830       289,678      272,762
Depreciation                    1,110,967     1,242,885    1,109,669
Interest, including
 amortization of debt-issue
 costs                          1,479,874     1,707,904    1,184,747
Real estate taxes                 740,582       761,975      588,386
                                5,968,855     6,396,830    5,419,618
Loss from operations of
investment properties            (288,316)     (296,934)    (229,166)

Other Partnership income
 (expenses):
Interest income                    43,069       177,404       94,736
Interest on payables to
 affiliates                       (33,550)      (28,764)     (18,259)
Administrative Expenses          (190,901)     (194,405)    (174,514)
Loss on disposition of
investment property                     --   (1,071,710)           --
Forfeiture fee earned                   --      100,000            --
                                 (181,382)   (1,017,475)     (98,037)
Net loss                        $(469,698)  $(1,314,409)   $(327,203)

Net loss attributable to
General Partner - (1%)          $  (4,697)  $   (13,144)   $  (3,272)

Net loss attributable to
Limited Partners - (99%)         (465,001)   (1,301,265)    (323,931)
                                $(469,698)  $(1,314,409)   $(327,203)

Net loss per Limited
Partnership interest            $  (26.62)  $    (74.50)   $  (18.55)


See accompanying notes

      Decade Companies Income Properties - A Limited Partnership

              Statements of Changes in Partners' Capital



                                      General
                         Limited    Partner's     Limited
                     Partnership      Capital   Partners'
                       Interests    (Deficit)     Capital     Total


Balances at
 January 1, 1993          17,466.31 $(32,010)  $7,820,623  $7,788,613
Distributions to Partners     --      (6,061)   (873,320)   (879,381)
Net loss for the year         --      (3,272)   (323,931)   (327,203)
Balances at
 December 31, 1993        17,466.31  (41,343)  6,623,372)   6,582,029
Distributions to Partners     --      (6,134)   (873,321)   (879,455)
Net loss for the year         --     (13,144) (1,301,265) (1,314,409)
Balances at
 December 31,1994         17,466.31  (60,621)   4,448,786   4,388,165
Distributions to Partners     --      (3,867)   (873,320)   (877,187)
Net loss for the year         --      (4,697)   (465,001)   (469,698)
Balances at
 December 31, 1995        17,466.31 $(69,185)  $3,110,465  $3,041,280



() Denotes deduction or deficit

      Decade Companies Income Properties - A Limited Partnership

                       Statements of Cash Flows

                                          Year ended December 31
                                      1995        1994          1993


Operating activities
Net loss for the year          $(469,698)   $(1,314,409)   $(327,203)
Adjustments to reconcile net
 loss to net cash provided by
 operating activities:
Depreciation                    1,110,967      1,242,885    1,109,669
Loss on disposition of
 investment property                   --        979,610           --
Amortization of debt issue
 costs                             16,347         16,302       66,910

Changes in operating assets
and liabilities:
Prepaid and other assets         (56,600)         42,464     (65,579)
Escrow deposits                   (7,822)          2,686      (6,648)
Security deposits payable           2,692       (29,945)       33,274
Accounts payable                   27,480       (67,453)       50,729
Accrued real estate taxes           8,854        (9,407)      (5,332)
Accrued interest payable               99       (43,453)       18,369
Payables to affiliates             23,322        101,350       37,609
Net cash provided by operating
affiliates                        655,651        920,630      911,798

Investing activities
Proceeds from disposition of
investment property--                          2,990,181    5,326,313
Withdrawal from (deposit to)
 Like-Kind Exchange Escrow
 Trust                            620,141    (1,117,531)           --
Net additions to investment
 properties                     (177,334)      (159,791)  (2,935,771)
Redemption (purchase) of
 short-term investments                        4,000,000  (4,000,000)
Net cash provided by (used in)
investing activities              442,807      5,712,859  (1,609,458)

Financing activities
Net proceeds from issuance of
mortgage note payable                  --             --    4,000,000
Proceeds from note payable
 to bank                          120,000        100,000           --
Payments on note payable
 to bank                        (220,000)             --           --
Additions to debt issue costs    (10,000)       (13,606)     (12,500)
Payments on mortgage notes
 payable                         (72,260)    (6,029,737)  (2,685,753)
Distributions paid to Limited
 Partners                       (873,320)      (873,320)    (873,320)
Distributions paid to General
 Partner                          (2,977)       (12,668)           --
Net cash provided by (used
 in) financing activities     (1,058,557)    (6,829,331)      428,427
Increase (decrease) in cash
 and cash equivalents              39,901      (195,842)    (269,233)
Cash and cash equivalents at
 beginning of year                 16,415        212,257      481,490
Cash and cash equivalents
 at end of year               $    56,316    $    16,415   $  212,257


See accompanying notes

              Decade Companies Income Properties -
                      A Limited Partnership

                  Notes To Financial Statements

                        December 31, 1995



1. Organization and Basis of Accounting

Organization

Decade Companies Income Properties--A Limited Partnership (the Partnership) was organized as a limited partnership under the laws of the State of Wisconsin pursuant to a Certificate and an Agreement (the Agreement) of Limited Partnership dated June 6, 1985, for the purpose of investing primarily in residential and commercial real property. The Agreement terminates on or before December 31, 2005. The Partnership began operations June 9, 1986. The Partnership operates three residential apartment complexes located in Madison, Wisconsin, Clearwater, Florida, and St. Petersburg, Florida.

The Partnership consists of a General Partner, Decade Companies--A General Partnership, of which Jeffrey Keierleber and Decade 80,
Inc. are the general partners, and 1,936 Limited Partners at December 31, 1995.

Basis of Accounting

The Partnership's accounting records are maintained on the basis of accounting utilized for federal income tax reporting purposes. The accompanying financial statements have been prepared from such records adjusted for differences in depreciation methods and related-party transactions. Certain accrual and tax basis amounts are summarized as follows:

                            1995            1994             1993
               ______________________________________________________
                      Accrual     Tax Accrual     Tax Accrual     Tax
                        Basis   Basis   Basis   Basis   Basis   Basis
               ______________________________________________________
                                     (In Thousands)

Total assets          $26,474 $26,132 $27,914 $27,574 $36,094 $35,722
Partners' capital
(deficit):
General Partner          (69)    (60)    (61)    (52)    (41)    (28)
Limited Partners        3,110   6,360   4,449   7,617   6,623   9,659

Net loss:
General Partner           (5)     (4)    (13)    (12)     (3)     (1)
Limited Partners        (465)   (443) (1,301) (1,169)   (324)   (136)

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Although estimates are considered to be fairly stated at the time that the estimates are made, actual results could differ from those estimates.

Cash Equivalents

The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Such investments are carried at cost which approximates market value.

Depreciation

Depreciation is computed by the straight-line method using estimated useful lives of 30 years for the buildings and improvements and 5 years for related equipment.

For federal income tax purposes, the Partnership has adopted various accelerated methods which provide for depreciation of buildings and improvements over 27.5 years and related equipment over 7 years.

Fees to Affiliates

Fees related to the offering, organizational and acquisition stages of the Partnership paid to the General Partner or affiliates, and deferred interest related thereto, are limited to a maximum amount as defined in the Partnership prospectus. The Partnership reached this maximum in 1993. Accordingly, interest was not charged on certain deferred fees (see Note 6) and the acquisition fee on Pelican Sound was limited (see Note 3).

Acquisition fees, mortgage placement and mortgage brokerage fees, property management fees and real estate sales commissions are payable to the General Partner or affiliates of the General
Partner. These fees are charged to expense as follows:

Acquisition Fees

Acquisition fees designated for selection, negotiation and purchase of Partnership properties have been capitalized as investment property and allocated to land, buildings and improvements and equipment based on appraised values. The portions allocated to buildings, improvements and equipment are being depreciated over the respective lives of the buildings, improvements and equipment.

Mortgage Placement and Mortgage Brokerage Fees

Fees for services rendered in locating potential borrowers and investigating their creditworthiness for placement of mortgage loans are payable by the Partnership to the extent not paid by the mortgagor. Any fees paid by the Partnership will be charged to expense over the terms of the mortgage loans.

Property Management Fees

Fees for property management and rental services are being charged to expenses over the period property management services are being performed.

Real Estate Sales Commissions

Fees may be earned for services rendered related to the sale of Partnership property, as defined in the Partnership prospectus. Payment of such fees to an affiliate of the General Partner shall be subordinated to a return to the Limited Partners equal to their original capital contribution plus a 6% per annum cumulative return.

Expenses of Offering

Sales commissions, underwriting fees and reimbursed syndication costs paid to the General Partner or affiliates of the General
Partner in connection with the capital offering have been recorded as a charge to Limited Partners' capital.

Reimbursed Expenses

The Partnership reimburses the General Partner and affiliates of the General Partner for the actual cost of goods and materials used by or for the Partnership in the course of performing the general functions of the Partnership. These general functions include accounting, investor communications, investor documentation, legal services, tax services, computer services, risk management, and any other related operational and administrative expenses necessary for the prudent organization and operation of the Partnership.

Reimbursed expenses paid by the General Partner or affiliates of the General Partner on behalf of the Partnership were as follows:
Decade Companies ($89,962-1995; $84,471-1994; $68,678-1993) and
Decade Properties, Inc. ($929,883-1995; $878,934-1994;
$772,494-1993). At December 31, 1995, the following amounts were unpaid by the Partnership: Decade Companies ($2,949) and Decade Properties, Inc. ($50,270).

Allocations and Distributions

Pursuant to the Agreement, net income and losses from operations (exclusive of those from the sale or disposition of Partnership properties) are to be allocated 99% to the Limited Partners and 1% to the General Partner. In computing net income and losses from operations, depreciation expense is allocated differently to taxable and nontaxable entities.

Any gains from the sale or disposition of Partnership properties will be allocated: 1) 99% to the Limited Partners and 1% to the General Partner until the cumulative gains are equal to any losses from the sale or disposition of Partnership property for all prior periods; 2) to the Limited Partners until their cumulative gains equal the sum of all sales commissions, underwriting fees, and reimbursed syndication costs for the current year and all prior years, any losses from the sale or disposition of Partnership property for the current year and all prior years, and an amount equal to 6% per annum, cumulative and noncompounded, on the Limited Partners' capital investment minus prior distributions of cash available for distribution or to the extent that prior distributions of sales proceeds exceed the Limited Partners' original capital investment ("priority return") from the inception of the Partnership to the end of the current year; 3) to the General Partner an amount equal to the distributions made to the General Partner under (iii)(b) below;
4) to the General Partner an amount equal to the distributions made to the General Partner pursuant to (iv) below; 5) to the Limited Partners until cumulative gains allocated to them are equal to (v) below; 6) to the Limited Partners until cumulative gains allocated to them are equal to (vi) below; and 7) to the General Partner until cumulative gains allocated to the General Partner are equal to (vii) below. Any losses from the sale or disposition of Partnership properties will be allocated 99% to the Limited Partners and 1% to the General Partner.

Cash available for distribution, as defined in the Agreement, will be distributed 99% to the Limited Partners and 1% to the General Partner. Proceeds from the sale or disposition of Partnership properties, if any, remaining after repayment of any General Partner's loan and payment of deferred fees, will be distributed as follows: (i) to the Limited Partners, an amount equal to 100% of their original capital contribution minus any prior distributions of sales proceeds; (ii) to the Limited Partners, an amount to provide their priority return; (iii) to the General Partner an amount equal to the greater of the excess of (a) its capital contribution over the sum of all prior distributions of sales proceeds or (b) 1% of such sales proceeds;
(iv) in the case of the sale of any property in which brokerage services are actually performed by the General Partner or an affiliate, to the General Partner or an affiliate, an amount equal to its subordinated real estate commission (generally up to 3% of the aggregated selling price of all properties); (v) of the remaining proceeds, 88% to the Limited Partners; (vi) then, to the Limited Partners, the deficiency, if any, in return of capital plus a cumulative preference of 10% per annum on their capital investment; and (vii) to the General Partner, the remaining balance (not to exceed 12% of the proceeds remaining after the distributions in accordance with (i) through (iv) above).

Net Loss Per Limited Partnership Interest

Net loss per Limited Partnership interest is based on 99% of net loss as allocated to the Limited Partners divided by the weighted average number of interests outstanding during the year.

Pending Accounting Change

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 addresses situations where information indicates that a company might be unable to recover, through future operations or sale, the carrying amount of long-lived assets. SFAS No. 121 requires that long-lived assets that are used in operations be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. SFAS No. 121 is effective for the Partnership in 1996. The impact to the Partnership's financial statements is not expected to be material.

3. Like-Kind Exchange of Investment Property

During 1993 the Partnership traded the Woodbridge Apartments for the Pelican Sound Apartments pursuant to a like-kind exchange under Section 1031 of the Internal Revenue Code. The exchange commenced on August 2, 1993, and was completed as of November_30, 1993. The Woodbridge Apartments were sold on August 2, 1993, to an unaffiliated buyer for a net selling price of $5,400,000. The sale proceeds of $5,326,313 (net of prorations of $73,687) were transferred to a Like-Kind Exchange Escrow Trust specifically reserved for the completion of the like-kind exchange and were not available for distribution. The proceeds in the Like-Kind Exchange Escrow Trust were used as follows: payoff of mortgage note payable and accrued interest on Woodbridge Apartments of $2,516,666, closing costs of $110,075 and purchase of Pelican Sound Apartments of $2,699,572. The Partnership acquired Pelican Sound Apartments for $12,550,000 as of November 30, 1993, within the time period permitted by Section 1031 of the Internal Revenue Code. The Partnership assumed a $10,000,000 mortgage note payable on the investment property (see Note 4). The General Partner earned an acquisition fee from the Partnership of $168,197 for the purchase of Pelican Sound Apartments. An affiliate of the General Partner earned a sales commission of $162,000 on the sale of Woodbridge Apartments. Both fees are unpaid as of December_31, 1995. Because the transaction is considered an exchange for financial reporting purposes, the cost basis of the Pelican Sound Apartments equals the historical cost basis of the Woodbridge Apartments exchanged plus the additional cash paid, net liabilities assumed and fees earned by the General Partner and its affiliate, and no gain or loss was recognized as a result of this transaction.

4. Investment Properties

Investment properties owned at December 31, 1995, are as follows:

                                                                     Costs Capitalized
                                   Initial Cost to Partnership   Subsequent to Acquisition
                           _______________________________________________________________

                                                    Buildings           Buildings
                                                          and                 and
                                                     Improve-  Equip-    Improve-   Equip-
   Description               Encumbrances    Land       ments    ment       ments     ment
__________________________________________________________________________________________
                                              (In Thousands)
Meadows II Apartments
  Madison, Wisconsin           $ 6,729     $1,144     $ 9,227  $  442         $ 7     $262

Town Place Apartments
  Clearwater, Florida            2,500      1,518       5,270     252          --      348

Pelican Sound
  Apartments                    10,000      2,644       8,801     861           4      148
  St. Petersburg, Florida
                               $19,229     $5,306     $23,298  $1,555         $11     $758

                                         Gross Amount at Which Carried
                           _______________________________________________________________
                                            Buildings
                                                  and                        Accumulated
  Description                      Land  Improvements  Equipment     Total  Depreciation
__________________________________________________________________________________________
                                              (In Thousands)
Meadows II Apartments
  Madison, Wisconsin             $1,144        $9,234     $  704   $11,082        $2,730

Town Place Apartments
  Clearwater, Florida             1,518         5,270        600     7,388         1,544

Pelican Sound Apartments
 St. Petersburg, Florida          2,644         8,805      1,009    12,458         1,119
                                 $5,306       $23,309     $2,313   $30,928        $5,393


          Description                        Date of Construction          Date Acquired
Meadows II Apartments, Madison, Wisconsin    In phases through 1980        January 1989

Town Place Apartments, Clearwater, Florida   1985                          February 1990

Pelican Sound Apartments,
St. Petersburg, Florida                      1987                          November 1993

In April 1994, the Partnership disposed of Ashley Pointe Apartments to an unaffiliated buyer for $3,070,000. The net proceeds of $2,990,181 were transferred to a Like-Kind Exchange Escrow Trust (Trust) as it was the Partnership's intent to complete a like-kind exchange pursuant to Section 1031 of the Internal Revenue Code. The proceeds in the Trust were used to pay off the mortgage note payable on Ashley Pointe Apartments and closing costs. Proceeds of $1,094,531 were kept on deposit in the Trust to acquire a replacement property and complete the like-kind exchange. The Partnership did not identify a replacement property in the time permitted under Section 1031 and, as such, a loss of $970,958 was reported for federal income tax purposes and a loss of $979,610 occurred, for financial reporting purposes. Due to contractual arrangement, the $1,094,531 deposit (along with interest earned of $23,000) remained in the Trust as of December 31, 1994, reported as exchange escrow. As of December 31, 1995, $497,390 remains on deposit in the Trust to be used to acquire a replacement property or to provide additional liquidity for the Partnership, if necessary. Funds were withdrawn from the Trust in 1995 to fund the Partnership's financing needs. An affiliate of the General Partner earned a sales commission of $92,100 on the 1994 disposition of Ashley Pointe Apartments resulting in a total loss of $1,071,710 for financial reporting purposes. This fee is unpaid as of December 31, 1995, and is subordinated as set forth in Note 2.

In 1989, the General Partner earned an acquisition fee from the Partnership of $753,688 related to the purchase of the Meadows II Apartments which was capitalized as part of the initial cost of the investment property. The acquisition fee has not been paid as of December 31, 1995.

In 1992, the General Partner earned an acquisition fee from the Partnership of $264,000 related to the purchase of Woodbridge Apartments, which was capitalized as part of the initial cost of the investment property. Woodbridge Apartments was disposed of in August 1993 (see Note 3). The acquisition fee has not been paid as of December 31, 1995.

A reconciliation of the cost and accumulated depreciation of the investment properties at December 31 follows:

                                        1995      1994       1993
                                             (In Thousands)

Cost
Balance at beginning of year         $30,750  $35,387    $27,612
Acquisition of investment properties      --       --     12,306
Additions to investment properties       178      160        205
Disposal of investment property           --   (4,797)    (4,736)
Balance at end of year               $30,928   $30,750   $35,387

Accumulated depreciation
Balance at beginning of year         $ 4,282  $ 3,867    $ 2,923
Provision for the year                 1,111    1,242      1,110
Disposal of investment property           --     (827)      (166)
Balance at end of year               $ 5,393  $ 4,282    $ 3,867


The aggregate cost of the investment properties for federal income tax purposes is $28,045,529 because the acquisition fees and sales commission payable to the General Partner are capitalizable for financial reporting purposes only. The accumulated depreciation for federal income tax purposes was $5,142,113, $4,030,227 and $3,645,760 at December 31, 1995, 1994
and 1993, respectively.

5. Mortgage Notes Payable

Mortgage notes payable consist of the following:



December 31
                                                1995        1994
Mortgage note payable in monthly
 installments of $21,952, including
 interest at 7.5%, with final payment
 due December 1, 2021.                    $3,009,554  $3,045,772

Mortgage note payable with interest
 accruing at 2.48% over the monthly
 weighted average cost of funds of
 the bank, adjusted monthly, with
 maximum and minimum rates of 14.75%
 and 6.75%, respectively (7.591% at
 December 31, 1995). Monthly payments
 of principal and interest are computed
 annually ($27,890 commencing January 1,
 1996).  The final payment is due
 December 10, 2004.                        3,718,979   3,755,021

Mortgage note payable with monthly
 interest installments at 1.0% over
 the prime rate (9.25% at
 December 31, 1995).  The entire
 principal balance is due April 1, 1996.   2,500,000  $2,500,000

Mortgage note payable with monthly
 interest installments at 7.0% for
 two years.  Monthly installments of
 $67,184, including interest at 7.0%,
 thereafter, with final payment due
 December 1, 1998, unless the term is
 extended for an additional five years
 as described in the mortgage note
 agreement.                               10,000,000  10,000,000
                                         $19,228,533 $19,300,793


The 7.5% mortgage note is insured under the National Housing Act and, as a result, the operation of the rental property is subject to the terms of the Regulatory Agreement between the Partnership and the Department of Housing and Urban Development (HUD). The mortgage is secured by the Meadows II property. Under the terms of the Regulatory Agreements, certain actions, including the payment of any distributions to the Partners from surplus cash generated by the Project, require the approval of The Federal Housing Administration as an agent for HUD.

The Meadows II, Town Place and Pelican Sound Apartments investment properties and all associated operating revenues are pledged as collateral for the mortgage notes payable. Interest paid with respect to the mortgage notes and other indebtedness was $1,454,778, $1,735,055 and $1,099,588 in 1995, 1994 and 1993,
respectively. Aggregate annual maturities of the mortgage notes payable for the five years subsequent to December 31, 1995, are as follows: $2,703,000-1996; $218,000-1997; $9,881,000-1998;
$117,000-1999 and $126,000-2000.

The Partnership had a $250,000 line of credit from a bank with interest charged on outstanding draws at 6%, expiring January 1995. At December 31, 1994, there was $100,000 outstanding on the line of credit. In January 1995, the line of credit was extended to January 1996 at an interest rate of 8.5%. No amounts are outstanding at December 31, 1995.

6. Income Taxes

The Partnership has received an opinion from legal counsel that it will be classified as a partnership for federal income tax purposes. Therefore, Partnership losses or income and taxes attributable thereto will be the responsibility of the various Partners and no provision for income taxes has been made in the Partnership's financial statements.

Differences between the net loss as reported herein and net loss reported for federal income tax purposes arise from timing differences related to depreciation, disposition of investment property and accrual-basis adjustments. The following is a reconciliation of reported net loss and net loss reported for federal income tax purposes:

                                       Year ended December 31

                                   1995          1994        1993
Net loss as reported for
 financial reporting
 purposes                    $(469,698)  $(1,314,409)  $(327,203)
Add:
 Depreciation                     (917)        22,782     153,057
 Loss on disposition of
 investment  property                --       100,752          --
 Accrual basis adjustments       23,321         9,250      36,631

Net loss reported for
 federal income tax
 purposes                    $(447,294)  $(1,181,625)  $(137,515)


7. Transactions With Related Parties

Decade Companies and its general partners are general partners for other limited partnerships which have invested in real estate. The Partnership also shares certain management and accounting employees and other expenses with entities that are controlled by Decade Companies and its general partner. The Partnership has executed certain contracts providing for the following fees payable to the General Partner or to affiliates of the General Partner:

     Decade Companies

     Decade Companies earned the following amount from the
     Partnership: acquisition fees ($168,197-1993). Interest on acquisition fees was not earned by Decade Companies in 1995, 1994 or 1993 due to the fee limitation imposed by the Partnership prospectus (see Note 2). Acquisition fees of $2,146,635 are payable to Decade Companies at December 31, 1995. Such fees were capitalized as part of the cost of the investment properties.

     In addition, the following other items are payable to Decade
     Companies at December 31, 1995: accrued interest on acquisition fees ($572,467) and mortgage placement fees
     ($90,246).

     Decade Properties

     Decade Properties earned the following amounts from the
     Partnership: property management fees ($449,205-1995; $489,960-1994; $399,221-1993), real estate sales commissions
     ($92,100-1994; $162,000-1993) and interest on sales commis-
     sions ($28,588-1995; $26,570-1994; $18,259-1993).  Real
     estate sales commissions of $440,700 are payable to Decade Properties at December 31, 1995. Such fees were capitalized into the cost of the investment properties, except for the fee earned on the disposition of Ashley Pointe Apartments of $92,100 (see Note 4).

     In addition, accrued interest on sales commissions
     ($115,821) is payable to Decade Properties at December 31,
     1995.

Deferred fees payable to affiliates bear interest at the minimum rate required under the Internal Revenue Code (the Code) to avoid imputed interest under the Code and is payable only from sales proceeds, Partnership operations or cash reserves. However, as described above and in Note 2, interest has not been earned on certain deferred fees for 1995, 1994 and 1993.

Charges by affiliated parties in 1996 are estimated by management to approximate $455,000 for property management fees. Interest charges by affiliated parties in 1996 are expected to approximate
1995 amounts.

                        OFFER TO PURCHASE

                        TABLE OF CONTENTS
                                                             Page

SUMMARY OF CERTAIN INFORMATION . . . . . . . . . . . . . . . .  2

THE PARTNERSHIP. . . . . . . . . . . . . . . . . . . . . . . .  4
     Background of the Partnership . . . . . . . . . . . . . .  4
     Background of the Offer . . . . . . . . . . . . . . . . .  4
     Determination of the Offer Price. . . . . . . . . . . . .  5
     August 1996 Appraisal of Pelican Sound. . . . . . . . . .  6
     September 1996 Appraisal of The Meadows II. . . . . . . .  7
     April 1996 Appraisal of Town Place. . . . . . . . . . . .  8
     Opinion of The Valuations Group . . . . . . . . . . . . .  9
     Interests of Certain Persons in the Offer . . . . . . . . 10
     Certain Effects of the Offer. . . . . . . . . . . . . . . 10
     Conduct of the Partnership After the Offer. . . . . . . . 11
     Certain Federal Income Tax Consequences of the Offer. . . 12
     Correction of Depreciation Methods and Allocations. . . . 13
     Accounting Treatment. . . . . . . . . . . . . . . . . . . 15
     Regulatory Matters. . . . . . . . . . . . . . . . . . . . 15

THE OFFER. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     Proration . . . . . . . . . . . . . . . . . . . . . . . . 16
     Procedures for Tendering Interests. . . . . . . . . . . . 17
     Signature Guarantees and Method of Delivery . . . . . . . 17
     Withdrawal Rights

     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     Certain Conditions. . . . . . . . . . . . . . . . . . . . 18
     Estimated Costs and Fees. . . . . . . . . . . . . . . . . 20

FINANCING THE OFFER. . . . . . . . . . . . . . . . . . . . . . 20
     General . . . . . . . . . . . . . . . . . . . . . . . . . 20
     Bank Financing. . . . . . . . . . . . . . . . . . . . . . 20

DESCRIPTION OF THE LIMITED PARTNERSHIP INTERESTS . . . . . . . 20

BUSINESS OF THE PARTNERSHIP. . . . . . . . . . . . . . . . . . 21

LACK OF MARKET AND DISTRIBUTIONS . . . . . . . . . . . . . . . 26

SECURITY OWNERSHIP OF THE GENERAL PARTNER. . . . . . . . . . . 26

SUMMARY HISTORICAL FINANCIAL INFORMATION . . . . . . . . . . . 28

PRO FORMA FINANCIAL DATA . . . . . . . . . . . . . . . . . . . 29

NOTES TO PRO FORMA FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND JUNE 30, 1996. . . . . . . . . . . . . . 36

INDEPENDENT AUDITORS . . . . . . . . . . . . . . . . . . . . . 37

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . 37

INDEX TO FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . 38

Annex A:  Appraisal of Pelican Sound









                            APPRAISAL

                          Pelican Sound
                  A 379-Unit Apartment Complex
                      10200 Gandy Boulevard
                  St. Petersburg, Florida 33702





                          PREPARED FOR

                        Mr. Michael Sweet
                             Decade
                250 Patrick Boulevard, Suite 140
                Brookfield, Wisconsin  53045-5864


                         EFFECTIVE DATE

                         August 28, 1996


                         TYPE OF REPORT

                    Complete, Self-contained


                               BY
                   Robert E. Riggins, SRA, MAI
          State-certified general real estate appraiser
                            #0000605

                    William W. Atkinson, MAI
          State-certified general real estate appraiser
                            #0001221

           RIGGINS, ATKINSON, COMBS & ASSOCIATES, INC.
             18840 U.S. HIGHWAY 19 NORTH, SUITE 401
                    CLEARWATER, FLORIDA 34624
                         (813) 530-9793

                                                         08962310
                                               September 12, 1996












Mr. Michael Sweet
Decade
250 Patrick Boulevard, Suite 140
Brookfield, Wisconsin  53045-5864


Re:  Appraisal Report
     Pelican Sound
     A 379-Unit Apartment Complex
     10200 Gandy Boulevard
     St. Petersburg, Florida  33702


Dear Mr. Sweet:

As requested, we have prepared an appraisal of the above captioned property. The purpose of the appraisal is to estimate the market value of the subject property, as of the effective date of August 28, 1996. Market value is defined on page 3 of the text. This appraisal reflects or addresses any significant information known to this appraiser which may materially alter the "as is" nature of the appraisal.

The subject property is a 379-unit apartment complex, known as the Pelican Sound apartments. The complex, which was constructed in 1988, features one and two bedroom apartment units in two-story and three-story walk-up garden style buildings. Amenities include a clubhouse with leasing office and fitness facility, a swimming pool and spa, and tennis courts. The construction quality of the apartment complex is average to good cost and has been maintained in above average condition. The total rentable area of the buildings is 260,867 square feet.

The subject site is an irregular shaped parcel located on the south side of Gandy Boulevard, east of the intersection with 4th Street in the city of St. Petersburg. The site has about 1,327 feet of road frontage. Ingress and egress is adequately provided. The total area of the site is 1,375,991 square feet or
31.59 acres.
08962310

Mr. Michael Sweet
September 12, 1996
Page Two of Two


It is the intent of this appraisal to be in compliance with the regulations governing federally regulated financial institutions and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Institute, as read and interpreted by this office.

The following report contains the data, analysis, assumption and limiting conditions on which we have based our value conclusions. Your attention is directed to the "general assumptions and limiting conditions" and the "certificate of appraisal" which are considered typical for this type of assignment and have been included within the text of this report.

The fee simple market value of the property described herein, subject to the assumptions and limiting conditions as set forth, as of August 28, 1996, in "as is" condition, is estimated to be:

       FOURTEEN MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS
                          ($14,250,000)

                            INCLUDING
                 DEPRECIATED VALUE OF APPLIANCES
               FIVE HUNDRED FIFTY THOUSAND DOLLARS
                           ($550,000)

                          REAL PROPERTY
         THIRTEEN MILLION SEVEN HUNDRED THOUSAND DOLLARS
                          ($13,700,000)



Respectfully submitted:




_____________________________
________________________________
Robert E. Riggins MAI, SRA         William W. Atkinson, MAI
President                          Vice President
State-certified general real       State-certified general real
estate appraiser #0000605          estate appraiser #0001221

           Summary of Important Facts and Conclusions


Property Location:            Property located on the south side
                              of Gandy Boulevard, east of the
                              intersection with 4th Street,
                              mailing address - 10200 Gandy
                              Boulevard, St. Petersburg, Florida
                              33702

Owner of Record:              Decade Companies Income Properties,
                              Ltd.

Property Rights Appraised:    Fee Simple Estate

Date of Valuation:            August 28, 1996

Improvements:                 A 379-unit, average to good quality
                              apartment complex that was
                              constructed in 1988, known as the
                              Pelican Sound Apartments -
                              Amenities include a clubhouse with
                              leasing office and fitness
                              facility, a swimming pool and spa,
                              and tennis courts

Land Area:                    1,375,991 square feet or 31.59
Acres

Zoning and Land Use:          RO-P (Residential Office Parkway)
                              under the jurisdiction of the City
                              of St. Petersburg - Comprehensive
                              Land Use Plan, RO (Residential/
                              Office General)

Highest and Best Use:

     As Though Vacant:        A 379-unit good quality apartment
                              development

     As Though Improved:      Continue use as a 379-unit
                              apartment complex

Valuation Summary:

Estimated Land Value:                             $ 2,500,000
Value by the Cost Approach:                       $14,500,000
Value by the Sales Comparison Approach:           $14,300,000
Value by the Income Capitalization Approach:      $14,200,000
Final Estimate of Value:
     "As Is" - Fee Simple:                        $14,250,000

Marketing Time:               6 Months

                       SUBJECT PHOTOGRAPHS






















                   VIEW OF APARTMENT BUILDING
              AND PARKING AREAS - FACING SOUTHWEST

























              VIEW OF CLUBHOUSE - FACING SOUTHEAST

                        Table Of Contents


Cover Page
Letter Of Transmittal
Summary Of Important Facts And Conclusions
Subject Photographs

Introduction                                                 Page

PURPOSE AND DATE OF APPRAISAL. . . . . . . . . . . . . . . . .  1

FUNCTION OF THE APPRAISAL. . . . . . . . . . . . . . . . . . .  1

INTEREST APPRAISED . . . . . . . . . . . . . . . . . . . . . .  1

SCOPE OF THE APPRAISAL . . . . . . . . . . . . . . . . . . . .  1

DEFINITION OF MARKET VALUE . . . . . . . . . . . . . . . . . .  2

DEFINITION OF FEE SIMPLE OWNERSHIP . . . . . . . . . . . . . .  3

IDENTIFICATION OF THE SUBJECT PROPERTY . . . . . . . . . . . .  3

ZONING . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

FLOOD INFORMATION. . . . . . . . . . . . . . . . . . . . . . .  4

LEGAL DESCRIPTION. . . . . . . . . . . . . . . . . . . . . . .  4

TAX INFORMATION. . . . . . . . . . . . . . . . . . . . . . . .  4

SALES HISTORY. . . . . . . . . . . . . . . . . . . . . . . . .  4

HIDDEN CONDITIONS. . . . . . . . . . . . . . . . . . . . . . .  5

TAMPA BAY AREA ANALYSIS. . . . . . . . . . . . . . . . . . . .  6

TAMPA BAY AREA . . . . . . . . . . . . . . . . . . . . . . . .  6

NEIGHBORHOOD DESCRIPTION . . . . . . . . . . . . . . . . . . . 14

SITE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

IMPROVEMENT DESCRIPTION. . . . . . . . . . . . . . . . . . . . 23

HIGHEST AND BEST USE . . . . . . . . . . . . . . . . . . . . . 28

THE VALUATION PROCESS. . . . . . . . . . . . . . . . . . . . . 32

THE COST APPROACH. . . . . . . . . . . . . . . . . . . . . . . 33

COMPARABLE LAND SALES. . . . . . . . . . . . . . . . . . . . . 41

EXPLANATION OF ADJUSTMENTS . . . . . . . . . . . . . . . . . . 44

CORRELATION AND CONCLUSION . . . . . . . . . . . . . . . . . . 45

REPLACEMENT COST OF IMPROVEMENTS . . . . . . . . . . . . . . . 47

IMPACT FEES. . . . . . . . . . . . . . . . . . . . . . . . . . 47

DEVELOPER (ENTREPRENEURIAL) OVERHEAD AND PROFIT. . . . . . . . 47

DEPRECIATION . . . . . . . . . . . . . . . . . . . . . . . . . 48

Physical Depreciation. . . . . . . . . . . . . . . . . . . . . 48

SUMMARY OF THE COST APPROACH . . . . . . . . . . . . . . . . . 50

THE SALES COMPARISON APPROACH. . . . . . . . . . . . . . . . . 51

IMPROVED COMPARABLE NO. 1. . . . . . . . . . . . . . . . . . . 52

IMPROVED COMPARABLE NO. 2. . . . . . . . . . . . . . . . . . . 54

IMPROVED COMPARABLE NO. 3. . . . . . . . . . . . . . . . . . . 56

IMPROVED COMPARABLE COMPARISON CHART . . . . . . . . . . . . . 63

EXPLANATION OF ADJUSTMENTS . . . . . . . . . . . . . . . . . . 65

CORRELATION AND CONCLUSION . . . . . . . . . . . . . . . . . . 66

THE INCOME CAPITALIZATION APPROACH . . . . . . . . . . . . . . 69

ESTIMATE OF MARKET RENT. . . . . . . . . . . . . . . . . . . . 69

RENT COMPARABLE. . . . . . . . . . . . . . . . . . . . . . . . 70

Comparable Rent Analysis . . . . . . . . . . . . . . . . . . . 76

Comparable Rent Analysis . . . . . . . . . . . . . . . . . . . 77

Comparable Rent Analysis . . . . . . . . . . . . . . . . . . . 78

Comparable Rent Analysis . . . . . . . . . . . . . . . . . . . 79

ANALYSIS OF OPERATING HISTORY. . . . . . . . . . . . . . . . . 83

DIRECT CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . 85

BAND OF INVESTMENT . . . . . . . . . . . . . . . . . . . . . . 85

DEBT COVERAGE RATIO. . . . . . . . . . . . . . . . . . . . . . 86

SUMMARY OF THE DIRECT CAPITALIZATION APPROACH. . . . . . . . . 87

Discounted Cash Flow Analysis: . . . . . . . . . . . . . . . . 88

MULTIFAMILY INCOME PROFORMA. . . . . . . . . . . . . . . . . . 90

Summary of the Income Capitalization Approach. . . . . . . . . 93

RECAPITULATION AND FINAL RECONCILIATION. . . . . . . . . . . . 95

ESTIMATED MARKETING TIME . . . . . . . . . . . . . . . . . . . 97

CERTIFICATE OF APPRAISAL . . . . . . . . . . . . . . . . . . . 98

ASSUMPTIONS AND LIMITING CONDITIONS. . . . . . . . . . . . . . 99

     Purpose and Date of Appraisal . . . . . . . . . . . . . .  1
     Function of the Appraisal . . . . . . . . . . . . . . . .  1
     Interest Appraised. . . . . . . . . . . . . . . . . . . .  1
     Scope of The Appraisal. . . . . . . . . . . . . . . . . .  1
     Definition of Market Value. . . . . . . . . . . . . . . .  3
     Definition Of Fee Simple Ownership. . . . . . . . . . . .  4
     Identification of the Subject Property. . . . . . . . . .  4
     Zoning. . . . . . . . . . . . . . . . . . . . . . . . . .  4
     Flood Information . . . . . . . . . . . . . . . . . . . .  5
     Legal Description . . . . . . . . . . . . . . . . . . . .  5
     Tax Information . . . . . . . . . . . . . . . . . . . . .  5
     Sales History . . . . . . . . . . . . . . . . . . . . . .  6
     Hidden Conditions . . . . . . . . . . . . . . . . . . . .  6

Descriptive Analysis

     Tampa Bay Area Analysis . . . . . . . . . . . . . . . . .  7
     Neighborhood Analysis . . . . . . . . . . . . . . . . . . 17
     Site Analysis . . . . . . . . . . . . . . . . . . . . . . 22
     Improvement Description . . . . . . . . . . . . . . . . . 28
     Highest And Best Use. . . . . . . . . . . . . . . . . . . 33

Valuation Analysis

     The Valuation Process . . . . . . . . . . . . . . . . . . 39
     The Cost Approach . . . . . . . . . . . . . . . . . . . . 41
     Comparable Land Sales . . . . . . . . . . . . . . . . . . 52
     Comparable Sales Comparison Chart . . . . . . . . . . . . 53
     Explanation of Adjustments. . . . . . . . . . . . . . . . 54
     Correlation and Conclusion. . . . . . . . . . . . . . . . 56
     Replacement Cost Of Improvements. . . . . . . . . . . . . 58
     Impact Fees . . . . . . . . . . . . . . . . . . . . . . . 58
     Developer Overhead and Profit . . . . . . . . . . . . . . 59
     Depreciation. . . . . . . . . . . . . . . . . . . . . . . 59
     Physical Depreciation . . . . . . . . . . . . . . . . . . 60
     Summary of the Cost Approach. . . . . . . . . . . . . . . 63
     The Sales Comparison Approach . . . . . . . . . . . . . . 64
     Improved Comparables. . . . . . . . . . . . . . . . . . . 65
     Improved Comparable Comparison Chart. . . . . . . . . . . 81
     Explanation of Adjustments. . . . . . . . . . . . . . . . 82
     Correlation and Conclusion. . . . . . . . . . . . . . . . 84
     The Income Capitalization Approach. . . . . . . . . . . . 87
     Estimate of Market Rent . . . . . . . . . . . . . . . . . 87
     Rent Comparables. . . . . . . . . . . . . . . . . . . . . 88
     Comparable Rent Analysis. . . . . . . . . . . . . . . . . 99
     Analysis of Operating History . . . . . . . . . . . . .  100
     Direct Capitalization . . . . . . . . . . . . . . . . .  102
     Band of Investment. . . . . . . . . . . . . . . . . . .  102
     Debt Coverage Ratio . . . . . . . . . . . . . . . . . .  103
     Summary of the Direct Capitalization Approach . . . . . .105
     cADiscounted Cash Flow Analysis:. . . . . . . . . . . . .106
     Multi-family Income Proforma. . . . . . . . . . . . . . .108
     Summary of the Income Capitalization Approach . . . . . .110
     Recapitulation and Final Reconciliation . . . . . . . . .111
     Estimated Marketing Time. . . . . . . . . . . . . . . . .114
     Certificate of Appraisal. . . . . . . . . . . . . . . . .115
     Assumptions and Limiting Conditions . . . . . . . . . . .117

Addendum

     Flood Plain Map
     Supplemental Subject Photographs
     Zoning Regulations
     Legal Description
     Rent Roll
     Income Statement
     Qualifications of Appraisers

                        APPRAISAL REPORT

                          Pelican Sound
                  A 379-Unit Apartment Complex
                      10200 Gandy Boulevard
                 St. Petersburg, Florida  33702



PURPOSE AND DATE OF APPRAISAL:

The purpose of this appraisal is to estimate the market value of the fee simple interest in the property described herein, as of August 28, 1996, in "as is" condition.


FUNCTION OF THE APPRAISAL:

This appraisal report is to assist the client in a presentation to the stockholders. This appraisal reflects or addresses any significant information known to this appraiser which may materially alter the nature of the appraisal.


INTEREST APPRAISED:

The fee simple interest in the property described herein has been appraised. Liens and encumbrances, if not described, are unknown and the property has been analyzed as if free and clear.


SCOPE OF THE APPRAISAL:

A physical inspection of the subject property was made on August 28, 1996. The inspection of the property was made with the assistance of Pamela Olcott, Property Manager and Wayne Shaw, Regional Manager. Documentation supplied for the subject property included a two and a half year operating income history and a current rent roll. All of the improved structures were physically inspected from the exterior. Interior inspections were made of the leasing office, laundry/maintenance room, and a sample of 5 apartment units. Public records were reviewed for additional information on the subject property.

Once a physical inspection was completed, the economic conditions of the region and neighborhood were investigated and analyzed in relation to the relevant factors which effect the market value of the subject. The cost approach, sales comparison approach, and income capitalization approach were used to evaluate the relevant factors and estimate the market value of the subject. The time period for which comparable market data was investigated was from January 1993 to the present. Data sources used to collect comparable market information include Redi, Ulticomp, Realtron, MetroScan, public records, and internal appraisal files.

The cost approach is derived by estimating the value of the land and the depreciated replacement cost of the improvements. The primary factors which were considered in the search for comparable land sales were the highest and best use, the date of sale, and the location. All of the land comparables were researched, physically inspected, and confirmed with a knowledgeable source. Both Pinellas and Hillsborough Counties were searched for land comparables. Land sales in Pinellas County were limited due to the dense development in the area and the limited supply of vacant land. The replacement cost of the improvements was estimated using Marshall Valuation Service. Depreciation applicable to the improvements was estimated based on a comparison of other structures in the neighborhood.

The sales comparison approach values the subject property by comparing it to similar sales in the market area. The primary factors which were considered in the search for improved comparables were age and quality of the properties, the date of sale, and the location. All of the improved comparables were researched using public records, physically inspected, and confirmed with a knowledgeable source. The search for improved comparables was limited to Pinellas County.

The income capitalization approach estimates the value of the subject by dividing net operating income by a capitalization rate and estimating future cash flows and applying an appropriate discount rate. Net operating income is derived by estimating the gross potential income of the subject and then deducting for vacancy, collection loss and operating expenses.

The gross potential income for the subject was derived using rent comparables. The primary factors which were considered in the search for rent comparables was the age and quality of the properties and the location. All of the rent comparables were researched using public records, physically inspected, and surveyed with a knowledgeable source. All of the rent comparables were located in the immediate subject neighborhood. Vacancy, collection loss, and expenses were supported by the rent comparables, as well as, the improved comparables. The capitalization rate was derived using comparable sales, the band of investment and the debt coverage ratio.

This narrative report describes the valuation problem and contains data, analysis, assumptions and limiting conditions upon which value conclusions have been based. It is the intent of this appraisal to be in compliance with the regulations governing federally regulated financial institutions and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Institute, and as read and interpreted.


DEFINITION OF MARKET VALUE:

"The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.   buyer and seller are typically motivated;

2. both parties are well informed or well advised, and acting in what they consider their own best interests;

3. a reasonable time is allowed for exposure in the open market;

4. payment is made in terms of cash in United States dollars or in terms of financial arrangements comparable thereto; and

5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

Important factors affecting market value include the time element, neighborhood and economic changes, as well as anticipation thereof. Market prices do not necessarily follow all of these concepts and are often affected by salesmanship and the urgency and need of the buyer and/or the seller. The essential difference between market price and market value lies in the premises of intelligence, knowledge and willingness, all of which are contemplated in market value but not in market price.

The market value of the property appraised in this report is estimated as of the date shown in the certificate of appraisal. Constantly changing economic conditions have varying effects upon real property values. Even after the passage of a relatively short period, property values may change substantially and require a review of the appraisal and recertification.

DEFINITION OF FEE SIMPLE OWNERSHIP:

"A fee simple estate implies absolute ownership unencumbered by any other interest or estate. Partial interests in real estate are created by selling, leasing, or otherwise limiting the bundle of rights in a fee simple estate. Partial estates include leased fee and leasehold estates."


IDENTIFICATION OF THE SUBJECT PROPERTY

The subject property is a 379-unit apartment complex, known as the Pelican Sound apartments. The complex, which was constructed in 1988, features one and two bedroom apartment units in two-story and three-story walk-up garden style buildings. Amenities include a clubhouse with leasing office and fitness facility, a swimming pool and spa, and tennis courts. The construction quality of the apartment complex is average to good cost and has been maintained in above average condition. The total rentable area of the buildings is 260,867 square feet.

The subject site is an irregular shaped parcel located on the south side of Gandy Boulevard, east of the intersection with 4th Street in the city of St. Petersburg. The site has about 1,327 feet of road frontage. Ingress and egress is adequately provided. The total area of the site is 1,375,991 square feet or
31.59 acres.


ZONING:

The subject site is zoned RO-P (Residential Office Parkway) under the jurisdiction of the City of St. Petersburg. Under the comprehensive land use plan, the subject has a land use of RO
(Residential/Office General). The zoning classification and land use for the subject are compatible.

The RO-P zoning district is intended to permit either residential or office, or a compatible mixture of these uses, at medium intensity or density of 12 units per acre for multiple use but with density up to 15 units per acre obtainable through utilization of Transfer of Development Rights.

Several of the permitted principal uses and structures include multiple family development, special residential development, boarding and rooming houses, community residential homes, offices, churches, public parks, financial institutions, parking lots, motels and hotels, academic schools, and bed and breakfast homes.

The subject property is developed at a density of 12.00 units per acre and appears to conform to the current zoning and land use.


FLOOD INFORMATION:

The subject property is located in flood zone A9. Flood zone information was determined by F.I.R.M. community panel number 125139 0207C, dated June 1, 1983. An A9 zone is defined as areas of 100-year flood; base flood elevations and flood hazard factors determined. Insurance is required for improved structures within an A9 zone. A copy of the flood map may be found at the addendum of this report.


LEGAL DESCRIPTION:

A tract of land in Sections 18 and 19, Township 30 South, Range
17 East, Pinellas County, Florida, being more particularly described at the addendum of the report.

The legal description for the subject was supplied by the client and is assumed to be correct. No guarantee is made as to the accuracy of the legal description.


TAX INFORMATION:

Census Tract:            244.05
Parcel Numbers:          19-30-17-68290-001-0010
Owner of Record:         Decade Companies Income Properties, Ltd.
1995 Tax Valuation:      $11,576,000
Millage Rate:            26.1279
1995 Gross Tax:          $302,456.57 (1995 Taxes - Paid)

In review of the appraised value for the subject property, the assessed value appears to be within an acceptable range. An analysis of the tax assessment and tax comparables may be found in the income capitalization approach section of the report.


SALES HISTORY:

A search of Pinellas County Public Records revealed one transaction involving the subject property within the last five years.

Decade Companies Income Properties, Ltd. purchased the subject property in December of 1993 for $12,000,000 . The Warrantee Deed is recorded in Pinellas County Official Record Book 8495, Page 1097. The sale was reportedly caused by threat of foreclosure and the price is not considered to reflect current market value of the subject. To our knowledge the subject property is not currently on the market for sale.


HIDDEN CONDITIONS:

The appraiser assumes that there are no hidden or unapparent conditions of the property, subsoil or structures which would render it more or less valuable than otherwise apparently comparable property. The appraiser assumes no responsibility for such conditions or for engineering which might be required to discover such conditions.

                     TAMPA BAY AREA ANALYSIS



TAMPA BAY AREA:

The Tampa Bay Area is located on the west coast of Florida, midway up the Florida peninsula. The Tampa Bay Comprehensive Planning District 8 is geographically defined as Hillsborough, Manatee, Pasco and Pinellas Counties, which contain a total of 2,818 square miles. The primary concentration of development has taken place around Tampa Bay and along the Gulf coast. The major cities in the area are Tampa in Hillsborough County, and St. Petersburg and Clearwater in Pinellas County.

The region is blessed with a moderate climate with an average minimum temperature of 48 degrees in January and an average maximum temperature of 89 degrees in July. The average annual rainfall is 56 inches, the majority of which falls in the summer months.


POPULATION:

The current population of the region is estimated at 2,311,198
(1995). The region has experienced a dramatic increase in population since 1970, with a total increase of 44.9% between 1970 and 1980. Population growth has slowed somewhat since 1980, with an increase of 26.8% between 1980 and 1990, or approximately 46,000 new residents annually. Total growth in 1990-1995, however, was only 132,647, or 26,529 annually.


                      POPULATION STATISTICS
                                             Annual    % Change
                 1980       1990      1995    80-90      90-95     20000*
Hillsborough     646,960   834,054   892,299   2.6%       1.4%     962,229

Manatee          148,445   211,707   232,700   3.6%       1.9%     257,404

Pasco            193,661   281,131   306,401   3.8%       1.7%     340,101

Pinellas         728,531   851,659   879,798   1.6%       0.7%     919,497

District 8     1,717,576 2,178,551 2,311,198   2.4%       1.2%   2,479,231


*  Population projections, University of Florida.


Population growth during the 1970's was 3.8% on an annual basis.
In the period 1980-1990, growth in the area dropped to 2.4% annually, in part due to the overall slowing of migration to the sunbelt. With the slowdown in the economy, growth since 1990 has been only 1.2% per year for the district. Growth is due primarily to net immigration rather than natural growth.
Pinellas County has recorded the lowest percentage growth due to the dwindling supply of available land.

Hillsborough County is the most populous county in the area and contains the largest city, Tampa. The second most populous county in the area is Pinellas, which is geographically the second smallest county in Florida. This makes Pinellas County the most densely populated county in Florida with over 3,122 residents per square mile. Pasco County exhibited the most dramatic growth since 1980 due to its emergence as a retirement area, and increases in employment opportunities, however, as with other counties, Pasco County growth has slowed considerably.

The average age of the population for the region is 39 years, as compared to 36 years for the State of Florida. The average age for the counties are 43 years for Manatee, 33 years for Hillsborough, 48 years for Pasco, and 42 years for Pinellas. The more mature populations in Manatee, Pasco and Pinellas Counties are primarily due to their history as retirement areas. Recent years have shown a slight drop in average age due to the increase in office and manufacturing employment opportunities. This is particularly true of Pinellas County, where the retirement population is being replaced by younger, working age, families.

There were 961,202 households in the District in 1994, which represents an average household size of 2.40. The average household size has decreased from 2.70 in 1970, in keeping with national trends. Based on historical growth patterns, this would equate to 19,450 new household formations annually. However, the slower growth in 1990-1995 equates to only 11,033 new household formations annually. This is reflected in the significant drop in new housing starts in recent years. Housing starts have shown a slight rebound in all counties in the years 1993, 1994 and 1995, due in part to lower interest rates.

Population growth is expected to rebound somewhat as the general economy improves, however, it is unlikely to reach the level of growth experienced in the 1970's and 1980's.


ECONOMIC BASE:

Historically the economy has been tourist and retirement oriented in the coastal counties and manufacturing and commercially oriented in Hillsborough County. While this is still true today, Pinellas County has begun to attract a larger share of new businesses, particularly in the high tech industries. Tampa, however, remains the major economic hub of the area.

Major factors affecting the economic growth in the area, apart from the retirement and tourist industries, are Tampa's deep water port, Tampa International Airport and the major highway arteries servicing the area. Tampa is a major break point between railroads, air, highway and water transport. The Port of Tampa handled 52.0 million short tons in 1990, with an additional
5.3 million short tons handled by Port Manatee. Ease of access through Tampa International Airport and the interstate highway system has made the area increasingly more attractive for corporate and regional headquarters facilities, as well as high tech industry. This has spurred additional growth in the service and construction industries. The completion of I-75 through the region opened new growth opportunities in Pasco, Hillsborough and Manatee Counties, however, due to the general slowdown in the economy, this growth has not yet materialized.

Taxable retail sales in the Tampa Bay Area increased from $19,521 million in 1990 to $23,502 million in 1994. Retail sales levels are generally in line with the State of Florida, however they are above national levels. The high level of retail sales is in large part due to the tourist and part time resident trade. This same influence is evident in the area employment statistics.

Total personal income has increased dramatically over the period from 1985 to 1995. In 1985 the total personal income for the area was $27,463 million. By 1995 this had increased to $51,327 million, an increase of 86.9%, or 6.45% annually. Per capita income increased at a slightly slower rate than Florida as a whole to a current level of $22,208, slightly below the Florida per capita income of $22,534.


                   PER CAPITA PERSONAL INCOME

                                             % Change  Annual %
               1990      1994      1995       94-95     90-95

Hillsborough   $17,264   $20,743   $21,155     2.0%      4.1%

Manatee        $18,525   $22,968   $22,636    -1.4%      4.1%

Pasco          $14,424   $16,573   $17,146     3.5%      3.5%

Pinellas       $21,881   $24,146   $24,725     2.4%      2.5%

District 8     $18,825   $21,721   $22,208     2.2%      3.4%

Florida        $18,683   $21,890   $22,534     2.9%      3.8%



Employment in the region reflects a broad based economy, although it is skewed somewhat to the retail trade and service industries.
Agriculture and mining were instrumental in the early growth of the area but have declined substantially in recent years.
Historically the unemployment rate, at 5.3% in 1995, has stayed below the national and state averages.


                LABOR FORCE AND EMPLOYMENT (1995)

                 Labor                                 Unempl.
                 Force     Employed     Unemployed     Rate

Hillsborough     503,225   475,286        27,969        5.6%

Manatee          109,176   104,711         4,465        4.1%

Pasco            118,654   110,789         7,865        6.6%

Pinellas         441,700   419,406        22,283        5.0%

District 8     1,172,755 1,110,203        62,582        5.3%


The current labor force for the District is 1,172,755 or 50.7% of the population. In 1982 the labor force was 717,916 or 41.8% of the population. Not only has there been a substantial increase in labor force, there has also been a dramatic increase in the percent of population employed.


                 EMPLOYMENT DISTRIBUTION (1993)

                                             Percent   Percent
Industry             Total    Percent        Florida     US

Agriculture          20,910    2.20%         2.80%      2.70%

Mining                  125    0.00%         0.10%      1.20%

Construction         42,682    4.60%         5.20%      4.50%

Manufacturing        95,427   10.30%         8.70%     20.00%

Transport, Communic. 50,127    5.40%         5.90%      5.60%

Wholesale Trade      51,372    5.50%         5.30%      5.80%

Retail Trade        188,913   20.30%         20.90%    16.40%


The comparison of the District distribution with the national distribution of employment illustrates the importance of the construction, retail sales and service sector in the local economy and in Florida. This is due, in large part, to the tourist and retirement influence in the area. Employment growth had kept pace with population growth, thus providing adequate job opportunities.

Due to the favorable economic environment, the quality of life in the area and the strong economic base, the Tampa Bay area should continue to grow as a major economic center. The area has been successful and should continue to be successful in attracting new businesses.


SOCIAL SERVICES:

All normal governmental services are adequately provided throughout the region. Electrical power is provided by Florida
Power Corporation in Pasco and Pinellas Counties, Florida Power and Light in Manatee County and by Tampa Electric Company, in
Hillsborough County at rates comparable with other areas of Florida. Water, sewer, sanitation, police and fire protection are provided by the various county and municipal governments.
Local tax rates are generally in line with other areas of the state.

Due to past growth, particularly in Hillsborough, Pasco, and Pinellas, certain services have been sorely taxed. Limited water restrictions have been implemented throughout the area during dry periods. The interior road systems are inadequate in certain high growth areas. This problem has become more critical with the implementation of the Florida Growth Management Act, which requires infrastructure improvements to be made concurrent with growth. While these factors do not appear to have had a major impact on growth thus far, they are likely to become a major factor in future growth, particularly if growth returns to past levels.

The area has long been noted as a retirement and vacation spot with its gulf beaches and attractions such as Busch Gardens, Disney World and Weeki Wachee Springs. Over the years, the area has also developed a number of other cultural and leisure activities including an NFL football team, an NHL hockey team, the Ruth Eckerd Hall in Clearwater, a number of smaller theaters and the Performing Arts Center in Tampa. A 200,000 square foot convention center has been constructed in downtown Tampa, along with a new hockey arena. A sports stadium has been constructed in downtown St. Petersburg, which has been awarded a new major league baseball franchise.

Shopping is abundant and easily accessible to all areas. A number of major area malls are scattered throughout the area.
These new cultural and leisure amenities have given the Tampa Bay area a much more cosmopolitan atmosphere, thus making the area much more attractive to both part time visitors and permanent residents.

Educational opportunities are adequately provided in the area.
Each county has a public school system providing education from kindergarten through the twelfth grade, as well as private schools. Higher education is provided by a number of institutions, both public and private, including St. Petersburg
Junior College, University of South Florida, University of Tampa,
Hillsborough Community College, Eckerd College and Stetson
University.

Health services are provided by 51 hospitals, with a total of 11,273 beds. There are approximately 5,184 licensed physicians serving the area. There is also a large number of nursing homes and care facilities serving the elderly population.


CONCURRENCY:

Concurrency laws were enacted in 1990, statewide. Concurrency is part of the 1985 Florida Growth Management Act which states in part that all infrastructures, which are, or will be affected by any proposed development, must be in place, prior to, or concurrent with development.

In most municipalities, there are seven areas that affect concurrency.

     1.   Solid Waste         5.   Transportation
     2.   Drainage            6.   Parks and Recreation
     3.   Water               7.   Mass Transportation
     4.   Sewer

The major items of concurrency which normally affect most projects are sewers and roads. Sewers and roadway capacities are also generally the most expensive to build.

Concurrency laws may require the developer to pave, widen, and/or construct existing or additional roads to carry the burden of the additional traffic generated by a proposed development. The developer may also have to participate in the cost of construction to increase the sewer capacity or may have to donate land to be used for parks and recreation.

As a result of rapid development, a major concern in the area lies with the inability of the existing roads to keep up with vehicular traffic demands. Streets are rated "A" through "F".
Streets in the county with severe traffic problems are labeled
"F". Development on streets that are rated, or are approaching, an "F" rating could be significantly curtailed. All counties have major road construction programs underway to alleviate these problems, however, they are likely to persist, at least in the short run.


HOUSING MARKET:

The Housing Market remains stable in the Tampa Bay area, although sales of new homes have slowed from the high levels experienced during the high growth period of the 1970's. The most active housing markets in both single family and multi-family developments are northwest Hillsborough County, north Pinellas
County, and south Pasco County.

New housing starts over the period 1987-1992 experienced a steady decline due to slower population growth and over building.
Housing starts in all counties stabilized in 1992, with an increase in construction activity in 1993 and 1994. Preliminary estimates for 1995 indicate a slight decrease in residential construction activity, however, preliminary estimates have historically been below actual figures. The extent of future improvement in housing production is dependent on the improvement of infrastructure, as mandated by the 1985 Growth Management Act, new job creation and population increases. However, it is unlikely that housing starts will return to the levels experienced in the 1970's and early 1980's.

The following chart shows the housing starts through 1995 for all counties in the metropolitan area.



                         HOUSING STARTS

County                1989   1990     1991     1992    1993   1994   1995*
Hillsborough    SF   4,100   2,454    3,167   4,237   4,484   5,208  6,809
                MF   2,162   2,837    1,243     506     695   2,340

Manatee         SF   1,254   1,185    1,012   1,304   1,551   1,917  2,401
                MF   1,273   1,118      801     381     239     272

Pasco           SF   2,080   1,460    1,484   1,661   2,098   2,177  2,054
                MF     326      81      127     174     123     239

Pinellas        SF   2,423   1,960    1,961   2,602   2,398   2,426  3,326
                MF   1,737   1,935    1,855     591   1,241   1,101

Total (by type) SF   9,857   7,059    7,624   9,804  10,531   1,728
                MF   5,498   5,971    4,026   1,652   2,298   3,952

Total               15,355  13,030   11,650  11,456  12,829  15,680 14,590
Percent Change     -20.26% -15.14%  -10.59%  -1.67%  11.98%  22.22% -6.95%

* Preliminary est., breakdown between Single and Multi Family not available.

Inventories of new single-family homes are at reasonable levels in all four counties. All counties are beginning to experience a shortage of developed lots due to the recent increase in building activity. This is particularly true of Pinellas County due to the lack of developable land. This has caused an increase in demand in southern Pasco County. New single family detached construction is over a broad range of prices, generally from $75,000 to $300,000. The most active condominium market is in the $60,000 to $90,000 price range.

The multi-family market has experienced an increase in new construction over the last 24 months, particularly in Hillsborough and Pinellas County, however, exact numbers are not available for 1995. Vacancy rates have stabilized in both Pinellas and Hillsborough County at approximately 5% to 8%. Rents have increased by approximately 3% to 5% per year. Absorption rates in most well designed and well located new projects are reported to be good.

An emerging trend is the renovation or replacement of older residences in existing neighborhoods. This trend is particularly noticeable in Pinellas County and south Tampa where available land is in short supply.

The overall housing market remains stable, although there is continuing softness in certain submarkets. The historic ability of the Tampa Bay area to absorb new housing units should continue to support new construction in the area. Current population growth would indicate 11,033 new household formations per year, which is reflected in production of new housing units. Steady increases in rental rates and continued strong apartment absorption rates would appear to indicate future improvement.


SUMMARY:

In summary, the Tampa Bay area currently provides all of the normal services required by a major metropolitan area. Although the tremendous growth over the last decade has strained some of the governmental services, there should be no detrimental effects on overall growth, at least in the short run. However, if infrastructure development is not provided, as required by the concurrency provisions of the Florida Growth Management Act, long term growth could be slowed.

Sources:  Florida Statistical Abstract
          Florida Trend Economic Yearbook
          The Maddux Report

A more detailed analysis of the specific market in which the subject is located may be found in the following Neighborhood Analysis. While our analysis will consider the market as a whole, particular attention will be paid to the specific market of the subject.

                         TAMPA BAY AREA
                        REGIONAL LOCATION

                    NEIGHBORHOOD DESCRIPTION

The subject site is located on the south side of Gandy Boulevard, east of 4th Street North in the city of St. Petersburg. The boundaries of the neighborhood can be generally described as Interstate 275 to the north and west, 62nd Avenue North to the south, and Tampa Bay, a large body of water, to the east. The neighborhood boundaries encompass a large residential area which is primarily within the city limits of St. Petersburg.

The improvements in the subject neighborhood contain a mixture of commercial and residential uses. The main traffic arteries are typically lined with commercial improvements, including offices, service stations, convenience stores, restaurants, service shops, auto sales/repair facilities, banks, and other commercial uses. The northwest portion of the neighborhood is developed with office, manufacturing and industrial type properties and the balance of the surrounding areas are primarily developed with residential properties.

As with most older cities, St. Petersburg was developed using a grid system. As is typical with these older cities, the business district usually has a central location and the supporting residential development is at the surrounding areas. The central business district for the city of St. Petersburg is concentrated in the area were Central Avenue and Tampa Bay come together.
Over the years commercial development has slowly expanded into the residential areas. In St. Petersburg all Avenue's travel in an east-west direction and all Street's travel in a north-south direction. The subject neighborhood is located approximately four miles northwest of the central business district.

The major north-south arteries in the neighborhood are Interstate 275, 4th Street North, and 9th Street North. The major east-west arteries in the neighborhood are Roosevelt Boulevard, Gandy Boulevard and 62nd Avenue North. The roads are continuously maintained and provide reasonably good traffic flow to and through the neighborhood. The Howard Franklin Bridge (Interstate
275) and the Gandy Bridge (Gandy Boulevard) are two of four major roadways linking Pinellas and Hillsborough counties.

Employment opportunities for the subject neighborhood are good. Industrial and manufacturing employment opportunities are located to the northwest of the subject neighborhood in the Gateway area and corporate employment opportunities are located to the south in the St. Petersburg central business district. Metropolitan downtown Tampa, is located within a 20 minute driving distance to the northeast, across Tampa Bay. Both the Gandy Bridge and the Howard Franklin Bridge provide direct access from the subject neighborhood the downtown Tampa. The St. Petersburg Clearwater International Airport is located about 2 miles northwest of the neighborhood and Tampa International is located within a fifteen minute driving distance to the northeast.

A number of public parks, schools, and shopping centers are located conveniently throughout the neighborhood. Elementary schools servicing the area include Lynch, North Shore, Rio Vista, and Shore Acres. Middle schools include Meadowlawn and Riviera. The high school servicing the neighborhood is Northeast, which is located just south of the subject neighborhood at the northwest corner of 54th Avenue North and 16th Street North. Parks and recreational activities servicing the area include the Mangrove Bay Municipal Golf Course, Sawgrass Lake Park, and the Willis S. John Fossil Center. Derby Lane, a seasonal greyhound racing track, is located on Gandy Boulevard, east of 4th Street North. The Pinellas County Gulf beaches are located within a 20 to 30 minute driving distance to the west or southwest. Neighborhood shopping centers servicing the neighborhood include Gateway Crossing, anchored by Publix and Walgreens, Paragon Crossing, anchored by Winn Dixie, and Rutland Plaza, anchored by Winn Dixie and Eckerd's. Gateway Mall, a regional center, is located at the northeast corner of 9th Street North and 77th Avenue North and is anchored by J Byrons, Publix, and Scotty's.

Single family dwellings account for about 40% of the residential development. The remaining residential development consists of multiple family dwellings, townhouses, condominium units, and mobile homes. The area is approximately 90% developed and improved properties are generally adequately maintained. Demand for residential properties in the subject neighborhood is in line with the current supply. Land for new residential development in the area is available but limited.

The permanent population of the neighborhood is estimated at 18,274 as of 1990 and is up from 14,441 in 1980. The increase of 26.5% indicates an average annual compounded increase of about 2.4% over the 10 year period. The population growth in the area has continued to increase at a decreasing rate. The growth rate for the neighborhood will be slower due to the relatively large stable population base and the limited amount of vacant land available new residential development.

The average age of the population in the neighborhood is around 30 to 40 years and the average household has income around $30,000 to $40,000. The population age and income levels are attributed to the good accessibility to employment and the young professional work-force which is attracted to the neighborhood.

With the exception of the residential development east of 4th Street North with frontage on Tampa Bay or the canals or small bodies of water leading to Tampa Bay, the single family subdivisions in the neighborhood cater to the lower to moderate income levels. The single family subdivision are predominately located south of Gandy Boulevard and were constructed from the early 1960's to the early 1980's. The non-waterfront subdivisions have home prices from $30,000 to $120,000 and the waterfront subdivisions have home prices from $80,000 to $450,000.

Most of the condominium development in the neighborhood took place in the middle 1970's. These developments were built as an alternative to traditional detached single family housing. Unit
sale prices range from $30,000 to $50,000.   These complexes
generally feature one or two story garden style buildings and are well maintained in average condition for the area. Many of the condominium complexes feature covered parking, a swimming pool, and washer and dryer connections in the units.

The rental housing units in the area range dramatically in size and age. The newer apartment complexes are generally located along Gandy Boulevard, 4th Street North or the east side of 9th Street North. These apartment properties are generally average to good quality, are from 200 to 600 units in size, and offer a good amenity package. The older vintage apartment complexes in the neighborhood are generally located south of Gandy Boulevard. These complexes are generally average quality, are usually smaller in size, and have locations on 4th Street North or are mixed with the residential development. A market investigation was conducted in the subject neighborhood and it indicated that there is good rental demand for apartment complexes. According to local apartment managers in the area, typical vacancy rates range from 0% to l0%. Monthly rents for one bedroom apartments are from $400 to $775 a unit, monthly rents for two bedroom apartments are from $500 to $950 a unit, and monthly rents for three bedroom apartments are from $600 to $1,100 a unit. Exclusive of reserves, expenses for the newer complexes range from 35% to 50% of effective gross income and the expenses for the older complexes range from 40% to 55%. Newer apartment complexes are developed at 200 units or greater in order to be financially feasible.

Mobile home parks account for most of the remaining residential development in the neighborhood. Most of these mobile home parks are relatively small and offer minimal recreational facilities.

Small retail and professional office properties in the neighborhood are concentrated on 4th Street North, south of Gandy Boulevard. Larger multiple tenant office buildings, manufacturing facilities, and industrial development is generally concentrated in the northwest portion of the neighborhood, which is a part of the Gateway area. The Koger Executive Center, another large concentration of large office buildings is located south of Gandy Boulevard, between 4th Street North and 9th Street North. The supply of retail and office properties on the market for sale or for lease is in excess of demand. Predominate net rental rates are between $6.00 and $12.00 a square foot and occupancy levels are generally from 80% to 95%. Most office and retail buildings in the area sell between $40.00 and $90.00 a square foot.

Water, sewer and refuse service, as well as, police and fire protection are provided by the City of St. Petersburg. Florida
Power Corporation provides electrical service to the area and General Telephone Company provides telephone service.

In summary, the neighborhood is located in east-central Pinellas County, and encompasses a small portion of the city of St. Petersburg. The neighborhood has a large residential population base and is well supported by local commercial facilities and general employment centers. The area is well served by local utilities and governmental services. Recreational and social amenities, including schools and parks, are also abundant in the area. Vacant land is limited and existing properties are generally maintained in adequate condition. Real property values in the neighborhood have been relatively stable and should remain relatively stable in the future.

                        NEIGHBORHOOD MAP

                        SITE DESCRIPTION


Location:

The subject site is located on the south side of Gandy Boulevard about 1,000 feet east of the intersection with 4th Street in the city of St. Petersburg. The physical mailing address of the property is 10200 Gandy Boulevard, St. Petersburg, Florida 33702.


Size and Shape:

The subject site is an irregular shaped interior parcel with about 1,327 feet of road frontage on Gandy Boulevard. The depth ranges from about 790 feet to about 1,300 feet. The gross area of the site is 1,375,991 square feet or 31.59 acres.


Topography and Drainage:

The subject site is improved with a 379-unit apartment complex known as Pelican Sound apartments. As a result of development the terrain of the site is gently rolling. The parcel has a master drainage system with water retention ponds located at the central and western portions. Drainage for the site appears to be adequate. Southern, western, and eastern portions of the site appear to be wetland areas and are described on the site plan provided as mitigation areas. From the site plan we have estimated that about 25% of the site is wetland area. Based on the improvements to the site, the wetland area was allowed to be used in determining density.


Easements, Encroachments, and Other Conditions:

Based on the site plan provided and a physical inspection of the property, there were no adverse easements, encroachments or conditions observed. A 30 foot public underground utility easement runs in a north-south direction along the eastern portion of the site.


Flood Information:

The subject property is located in flood zone A9. Flood zone information was determined by F.I.R.M. community panel number 125139 0207C, dated June 1, 1983. An A9 zone is defined as areas of 100-year flood; base flood elevations and flood hazard factors determined. Insurance is required for improved structures within an A9 zone.


Soil and Subsoil:

No soil analysis was made available, however given the existing improvements to the site and surrounding properties, soil conditions would appear adequate for development. At the time of inspection, there were no unusual conditions observed on the site that would suggest the presence of soil contamination. An environmental analysis for the subject property is recommended in the event that one has not already been performed.


Utilities and Services:

Water:         City of St. Petersburg
Sewer:         City of St. Petersburg
Electricity:   Florida Power Corporation
Telephone:     General Telephone Company
Police:        City of St. Petersburg
Fire:          City of St. Petersburg

The cost of utilities and services are similar to competing areas within the Tampa Bay area.


Street Improvements:

Gandy Boulevard, in front of the subject site, a dividend road with masonry sidewalks and no curbs. Telephone and electric service in the area is pole mounted. Traffic counts taken in the location of the subject for 1995 estimate travel on Gandy Boulevard at 100,134 cars daily. Travel is by both local and transient traffic. The visibility of the site is good.


Ingress/Egress:

Access to the site is provided only by Gandy Boulevard, to the north. Access to Gandy Boulevard is available from 4th Street to the west. Ingress and egress for the site is adequate and is easily made from all traffic directions. Ingress and egress for the site appears to be adequate during peak traffic hours.


Relationship to Surrounding Properties and Uses:

The subject property is bordered to the west with Derby Lanes, a seasonal greyhound racing track. To the south the subject is bordered with waterfront single family homes. To the north and east the subject is bordered with mobile home parks, apartment complexes and general office, retail, and industrial development. The existing use of the subject site as improved with an apartment complex provides a good transition from commercial to residential development.


Zoning:

The subject site is zoned RO-P (Residential Office Parkway) under the jurisdiction of the City of St. Petersburg. Under the comprehensive land use plan, the subject has a land use of RO
(Residential/Office General). The zoning classification and land use for the subject are compatible.

The RO-P zoning district is intended to permit either residential or office, or a compatible mixture of these uses, at medium intensity or density of 12 units per acre for multiple use but with density up to 15 units per acre obtainable through utilization of Transfer of Development Rights.

Several of the permitted principal uses and structures include multiple family development, special residential development, boarding and rooming houses, community residential homes, offices, churches, public parks, financial institutions, parking lots, motels and hotels, academic schools, and bed and breakfast homes.


Concurrency:

Concurrency laws in the state of Florida became active on January 1, 1990. Concurrency is part of the 1985 growth management act which states in part that all infra-structures, which are, or will be affected by the development of a property, will be in place, prior to, or concurrent with development.

In most municipalities, there are seven areas that are affected concurrency.

     1.   Solid Waste    5.   Transportation
     2.   Drainage       6.   Parks and Recreation
     3.   Water          7.   Mass Transportation
     4.   Sewer

The major items of concurrency which normally affect most projects are sewers and/or roads. Sewers and roadway capacities are also generally the most expensive to build.

Concurrency laws may require the developer to pave, widen, and/or construct existing or additional roads to carry the burden of the additional traffic, (vehicular trips) that the subject project will create. The developer may also have to participate in the cost of construction to increase the sewer capacity or may have to donate land to be used for parks and recreation.

Based on conversations with the City of St. Petersburg, concurrency would appear to have no adverse influence on the subject property.


Summary:

In summary, the subject site is located on a primary thoroughfare in the city of St. Petersburg. The site is an irregular shaped interior parcel which is 31.59 acres in size. All necessary utilities are available to the site and the topography is gently rolling and drainage appears to be adequate. The site has about 1,327 feet of road frontage, good ingress and egress to major traffic arteries and good traffic visibility. The subject is bordered with a combination of residential development and general commercial and industrial development. The location of the subject site appears well suited for multiple family residential development.

                             TAX MAP

                            SITE PLAN

                     IMPROVEMENT DESCRIPTION

The subject is improved with twelve two-story or three-story garden style walk-up apartment buildings containing 379 units. Amenities include a clubhouse with leasing office and fitness facility, a swimming pool and spa, and tennis courts. The apartment buildings were constructed in 1988.

The buildings are irregular in shape and uniformly arranged on the site with attention given to the small ponds or lakes. The clubhouse and pool are located in the northwestern portion of the complex and the tennis courts and maintenance buildings are located in the south-central portion of the complex. The construction quality of the apartment complex is average to good cost. The exterior walls are wood frame with masonite and brick siding. The roof designs are gable, constructed of a wood truss system with a waferboard deck and a composition shingle cover. Aluminum gutters and downspouts are provided. The foundation of the buildings are a reinforced concrete slab. Windows are aluminum single hung. Exterior doors are metal, wood with glass inserts, and sliding. Interior doors are hollow core. Covered entries are located at the front of each of the units.

The total rentable area of the buildings is 260,867 square feet. For the purpose of this report, the rentable area includes exterior and common walls. The square foot sizes are based on the physical measurements taken at the time of inspection. The clubhouse is 2,063 square feet in size and the two maintenance structures are respectively 482 square feet and 148 square feet in size.

Landscaping is mature and consists of full sod, small to large trees, and attractive shrubbery. The landscaped areas are well maintained and irrigated by a full sprinkler system which draws from City water.

Parking, as well as, ingress and egress are concrete paved and maintained in adequate condition. There are 569 open parking spaces provided and all are located relatively close to the units. The apartment complex has 1.50 parking spaces for each unit, which is considered adequate. Two additional open parking areas are provided for overflow parking.

The individual units in the complex are made up of four different type floor plans, two one-bedroom units, one-bedroom with a den unit, and a two-bedroom unit. The smallest of the floor plans is the one-bedroom one-bath Bay model. These units are 513 square feet in size and there are 128 located within the complex. The largest one-bedroom one-bath unit is the Cove model. The complex has 156 of these 713 square foot units. The next larger floor plan is a one-bedroom one-bath model with a den known as the Harbor. These units are 841 square feet in size and there are 27 located within the complex. The largest of the floor plans is the two bedroom two-bath Port Model. The complex has 68 of these 901 square foot units. All of the floor plans provide living rooms with dining areas, exterior storage closets and porches or balconies. All of rooms in each of the floor plans are adequate in size and appear to provide adequate functional utility. Units include a good amount of closet space.


     MODEL          UNITS              TYPE          SIZE

     Bay            128        3Rm/1Br/1Bth           513
     Cove           156        3Rm/1Br/1Bth           713
     Harbor          27        4Rm/1Br/1Bth           841
     Port            68        4Rm/2Br/2Bth           901
                    ---        ------------       -------
      Total         379        1,232 Rooms        260,867

          Weighted Average Unit Size = 688 Square Feet

Unit interiors are of average quality construction. The floors are covered with average quality ceramic tile, carpet and vinyl. The ceramic tile areas are located at the foyers and the vinyl areas are located at the kitchens and baths. All of the units have water heaters, 125 amp electrical panels and central air systems. Standard equipment includes a refrigerator, a range/oven with a hood fan, a dishwasher, a disposal, washer and dryer, and monitored security system. Units are individually metered for electrical service and have telephone and cable television hook-ups.

On August 28, 1996, the date of inspection, the apartment complex had about 11 vacant units, but typically maintains a vacancy rate of roughly 6%. All of the vacant units were reported to be in rentable condition. The current asking rent is $490 to $505 a month for the Bay units, $565 to $590 a month for the cove units, $640 to $665 a month for the Harbor units, and $710 to $735 a month for the Port units. Rent premiums are charged view amenities. Tenants are responsible for payment of electric, telephone and cable television service. As is typical, the services included in the rental rates are water, sewage, and trash removal.

As is common with apartment complexes the size of the subject, the subject is professionally managed. Employees consist of a property manager, an assistant manager, leasing agents, a maintenance supervisor, maintenance assistants, a grounds keeper, and a housekeeper. The subject complex has three nonrevenue producing units which are used as models. The property manager receives compensation in lieu of the use of a two-bedroom unit free of charge. Four carpenters are currently employed by the complex on a temporary basis to replace the untreated wood around all of the balconies with new pressure treated wood. It was reported that $100,000 was budgeted in 1996 to replace the wood around the balconies and is about half way completed.

The subject property is well maintained in average condition with no signs of items which are in need of immediate repair. As is typical with large wood frame apartment complexes, some minor signs of exterior wood rot were observed at the time of inspection. Roofs and exterior paint appear to be in good condition. The unit interiors and appliances are generally maintained on a continual basis.

The subject is an average to good cost quality apartment complex that was constructed in 1988. In comparison to competing rental properties, the condition of the subject property is slightly above average. The Marshall Valuation Service, a national cost estimate company, indicates properties such as the subject have total lives of approximately 50 years. Based on an observation of other structures in the neighborhood, a physical life of 50 years would appear reasonable. In further observation of other structures in the neighborhood, the effective age of the subject has been estimated to be equal with actual at 8 years with a remaining life estimated at 42 years.

Due to the age of the improvements, the presence of hazardous materials used in the construction, such as asbestos, is less likely. No environmental audit has been made available.

In summary, the Pelican Sound apartments is an average to good cost quality apartment complex. In comparison to competing rental properties, the subject is in slightly above average condition. The unit mix, apartment sizes, and layout are well suited to the rental market. The complex is architecturally attractive and offers an average amenity package.

                     CLUBHOUSE/POOL FACILITY

                        UNIT FLOOR PLANS

                      HIGHEST AND BEST USE

Highest and best use is defined as:

"The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value."

In appraisal practice, the concept of highest and best use is the premise upon which value is based. The highest and best use analysis studies the economic market forces and identifies the most profitable and competitive use to which a property can be put.

The highest and best use analysis first considers the site as though vacant. If the site is improved, the highest and best use analysis also considers the property as improved. The highest and best use of the land as if vacant may not be the same as the highest and best use of the property as improved. The use of the property as improved will continue as the highest and best use, as long as the value of the improved property exceeds the value of the vacant site.

"Highest and best use of land or a site as though vacant assumes that the parcel of land is vacant or can be made vacant by demolishing any improvements." The highest and best use as though vacant will determine a use for the site, the type of improvements, and when improvements should be made. The highest and best use of the site as vacant is useful for identifying comparable land sales, as well as estimating a separate land value, which is fundamental for the cost approach.

"Highest and best use of a property as improved pertains to the use that should be made of an improved property in light of its improvements." The highest and best use of a property as improved will determine whether the improvements should be maintained, adapted, or raised. The purpose of the highest and best use of the property as improved is to determine the use expected to produce the greatest value and assist in the selection of improved comparable sales.

There are four criteria used in analyzing the highest and best use of both the land as though vacant and the property as improved. The highest and best use must be:

               1.   Physically Possible;

               2.   Legally Permissible;

               3.   Financially Feasible;

               4.   Maximally Productive.


Highest and Best Use as Though Vacant


Physically Possible

Physically possible uses are those uses that can be physically put on the subject site. These uses change with the size, shape, soil, and terrain of the property. This test also considers whether public utilities are available to the site.

The subject site is located on the south side of Gandy Boulevard about 1,000 feet east of the intersection with 4th Street in the city of St. Petersburg. The site is an irregular shaped interior parcel with about 1,327 feet of road frontage on Gandy Boulevard. The depth ranges from about 790 feet to about 1,300 feet. The gross area of the site is 1,375,991 square feet or 31.59 acres. Drainage for the site appears to be adequate. Southern, western, and eastern portions of the site appear to be wetland areas and are described on the site plan provided as mitigation areas.
From the site plan we have estimated that about 25% of the site is wetland area. Based on the improvements to the site, the wetland area was allowed to be used in determining density.

Based on the site plan provided and a physical inspection of the property, there were no adverse easements, encroachments or conditions observed. A 30 foot public underground utility easement runs in a north-south direction along the eastern portion of the site.

The subject property is located in flood zone A9. Flood zone information was determined by F.I.R.M. community panel number 125139 0207C, dated June 1, 1983. An A9 zone is defined as areas of 100-year flood; base flood elevations and flood hazard factors determined. Insurance is required for improved structures within an A9 zone.

No soil analysis was made available, however given the existing improvements to the site and surrounding properties, soil conditions would appear adequate for development. At the time of inspection, there were no unusual conditions observed on the site that would suggest the presence of soil contamination. An environmental analysis for the subject property is recommended in the event that one has not already been performed.

The subject site is serviced by all typical urban utilities. Electrical service is provided by the Florida Power Corporation, public water and sewer service is provided by the City of St. Petersburg, and telephone service is provided by General Telephone Company. Police and fire protection are provided by the City of St. Petersburg. Electrical service, street lights and telephone service in the area are pole mounted. All services provided to the subject site are underground.

Considering the size, shape, and topography of the site and the availability of utilities, many uses could be physically built on the site.


Legally Permissible

Legally permissible uses are those uses which are legally allowed on the subject site. These uses vary with the type of zoning, building codes, deed restrictions, and environmental restrictions imposed on the subject site.

The subject site is zoned RO-P (Residential Office Parkway) under the jurisdiction of the City of St. Petersburg. Under the comprehensive land use plan, the subject has a land use of RO
(Residential/Office General). The zoning classification and land use for the subject are compatible.

The RO-P zoning district is intended to permit either residential or office, or a compatible mixture of these uses, at-medium intensity or density of 12 units per acre for multiple use but with density up to 15 units per acre obtainable through utilization of Transfer of Development Rights.

Several of the permitted principal uses and structures include multiple family development, special residential development, boarding and rooming houses, community residential homes, offices, churches, public parks, financial institutions, parking lots, motels and hotels, academic schools, and bed and breakfast homes.

The recent enactment of Concurrency Laws in the state of Florida, which became effective January 1, 1990, can directly impact on the use of a site. Concurrency is part of the 1985 Growth Management Act, which states in part that all of an area's infrastructure which are or will be affected by the development of a property must be in place or concurrent with development and must be adequate. Concurrency appears to have no adverse influence on the subject property.

Based on the physical and legal characteristics of the subject property it would appear as though several types of residential development would be both physically possible and legally permissible. A change in zoning to a commercial or industrial use would be unlikely.

Given that the subject site is 31.59 acres in size, the subject site could legally and physically accommodate up to 379 apartment units. Condominium, townhouse, and single family subdivision development would be less likely due to the bordering commercial and multiple family development. In addition to complying with the density requirements, all four uses would also appear to comply with building setbacks, the building coverage ratio, open areas, parking areas, and driveway requirements.


Financially Feasible

The test of financially feasible considers those uses which are both physically possible and legally permissible. It determines among them; which uses, if any, would generate a positive return to the property. A return is positive if the income of the property is greater than the property's operating expenses, financial expenses and capital amortization.

A market investigation was conducted in the subject neighborhood and it indicated that there is good rental demand for apartment complexes. According to local apartment managers in the area, typical vacancy rates range from 0% to 10%. Monthly rents for one bedroom apartments are from $400 to $775 a unit, monthly rents for two bedroom apartments are from $500 to $950 a unit, and monthly rents for three bedroom apartments are from $600 to $1,100 a unit. Exclusive of reserves, expenses for the newer complexes range from 35% to 50% of effective gross income and the expenses for the older complexes range from 40% to 55%. Newer apartment complexes are developed at 200 units or greater in order to be financially feasible.

Gandy Boulevard, in front of the subject site, a divided road with masonry sidewalks and no curbs. Telephone and electric service in the area is pole mounted. Traffic counts taken in the location of the subject for 1995 estimate travel on Gandy Boulevard at 100,134 cars daily. Travel is by both local and transient traffic. The visibility of the site is good.

Access to the site is provided only by Gandy Boulevard, to the north. Access to Gandy Boulevard is available from 4th Street to the west. Ingress and egress for the site is adequate and is easily made from all traffic directions. Ingress and egress for the site appears to be adequate during peak traffic hours.

The subject property is bordered to the west with Derby Lanes, a seasonal greyhound racing track. To the south the subject is bordered with waterfront single family homes. To the north and east the subject is bordered with mobile home parks, apartment complexes and general office, retail, and industrial development.

Given that current occupancy and rental rates for apartment complexes are at reasonable levels, development of the subject site with an apartment complex would appear to provide a positive return.


Maximally Productive

Among the financially feasible uses, the use which provides the highest rate of return or value is the use which is maximally productive. Thus, is the highest and best use of the property.

A market investigation indicated that most multiple family land in Pinellas County was developed at or very near maximum density. Most of the new multiple family development is for good quality apartment complexes. Absorption rates for these new developments are generally from 30 to 40 units a month. Also noted was that these developments had good recreational amenities and attractive landscaping.

Therefore, the Highest and Best Use of the site "as if vacant" would be to develop the site with 379 good quality apartment units (12.00 units per acre).


Highest and Best Use as Improved

The subject is a 379-unit apartment complex that was built in 1988. The construction is average to good cost quality and the property has been well maintained. Most apartment complexes in the Pinellas County, which are near stabilized occupancy, are in average to good condition. It was reported that the complex maintains an occupancy rate at about a 94%, which is average for Pinellas County and the immediate area.

The subject property was constructed at a density of 12.00 units per acre and appears to conform to zoning. The individual unit sizes, site layout and available parking appears well suited for use as a apartment complex.

The value of the site with the improvements far exceeds the site value alone. Thus, the highest and best use of the subject property, as improved, is to continue use as a 379-unit apartment complex. Conversion to condominium units would not be reasonable due to the bordering commercial development and the large number of one bedroom units.

                      THE VALUATION PROCESS


The estimate of market value for real property involves a systematic process in which the problem is defined, the work necessary to solve the problem is planned, and the data required;
is acquired, classified, analyzed and interpreted into an estimate of value. In this process, three approaches are used by the appraiser to estimate value. They are:

          THE COST APPROACH
          THE SALES COMPARISON APPROACH
          THE INCOME CAPITALIZATION APPROACH

The cost approach is a method in which the value of a property is derived from creating a substitute property with the same utility as the subject property. In the Cost Approach, the appraiser must estimate the market value of the subject site as if vacant, by using the direct sales comparison approach, then estimate the reproduction cost new of the improvements. Depreciation from all sources is estimated and subtracted from the reproduction cost new of the improvements. The depreciated reproduction cost of all improvements is then added to the estimated site value with the results being an indicated value by the cost approach.

The sales comparison approach also referred to as the market approach, involves the comparison of similar properties that have recently sold or similar properties that are currently offered for sale, with the subject property. The basic principle of substitution underlies this approach. It implies that an informed purchaser would not pay more for a property than the cost to acquire a satisfactory substitute property with the same utility as the subject property in the current market. These properties are compared to the subject with regard to differences or similarities in time, age, location, physical characteristics, and the conditions influencing the sale. The notable differences in the comparable properties are adjusted to the subject property to indicate a value range for the property being appraised. The principle of increasing and decreasing returns is important in identification of comparables. The principle of contribution is the heart of the adjustment process in determining the effect that the presence or absence of some characteristic has on the sale price.

When sufficient sales data is available, these adjustments are best determined by the actions of typical buyers and sellers in the subject's market place. This value range, as indicated by the adjusted comparable properties, is reconciled into a final indicated value for the subject property by this approach.

The income capitalization approach is a process which discounts anticipated income streams (whether in dollar income or amenity benefits) to a present worth figure through the capitalization process. The appraiser is again faced with obtaining certain data related to the subject and comparing it to similar physical, functional and economic properties. Comparable rental information is analyzed to estimate potential gross income (actual and/or comparative) to determine a projected net income stream. The appraiser must estimate a capitalization rate, either through extraction from the market or using other available techniques. The net income stream is capitalized into an indicated value by this approach.

The value estimates as indicated by the three approaches are then reconciled into a final estimate of the property's value. In the final reconciliation, the appraiser must weigh the relative significance, defensibility, amount and accuracy of data, and applicability of each approach as it pertains to the type of property being appraised and that best approximates the value being sought in the appraisal.

                        THE COST APPROACH


The basic premise upon which this method of value estimate is based, is known as the principle of substitution. This principle logically states; "a prudent purchaser of a particular property would be willing to pay no more for that property than the cost of acquiring an equally desirable substitute." It is acknowledged that one principal method of acquiring a substitute property would be realized by the reproduction (or replacement) of the improvements of commensurate utility on an equally desirable site. This approach is most valid when analyzing new improvements which have not experienced any loss in value through normal wear and tear, or other forms of depreciation.

Therefore, the cost approach estimates the current market value of a property through a process in which the replacement cost of all improvements are estimated. From this figure is deducted the total estimated loss in value (depreciation) for the improvements. The basic steps used in this approach are outlined below:

Step 1 Estimate the current market value of the site. The site is valued as if vacant and free to be used in a capacity representing its highest and best use. This step is accomplished through the analysis of the sales and listings of comparable commercial sites.

Step 2 Estimate the replacement cost new, of the subject improvements. This step results in the appraisers' estimate of the total cost of replacing a structure with similarity to the subject improvements. The replacement cost estimate associated with this appraisal uses the estimated cost per square foot. The method of estimating this cost factor is fully described later in this report.

Step 3 Estimate the total accrued depreciation. This refers to the total loss in value, which the subject property may have experienced through physical, functional, or external factors, which would negatively influence the value of the property.

Step 4 Deduct the total estimated depreciation (Step 3) from the reproduction cost estimate (Step 2) and add the current value estimate for the site (Step 1). The resulting figures represent the appraisers' estimate of the current market value of the subject via the Cost Approach.


Estimate of Land Value

The valuation of vacant land (Step l) is typically undertaken by the sales comparison approach (market approach). The application of this approach produces a value estimate for land by comparing it with similar properties that have recently sold, in the same or competitive neighborhoods. The sale price of these properties tends to set the range of value in which the subject property will fall, when reduced to an appropriate unit of comparison (price per square foot, per front foot, per unit, etc). Refinement of this data, by the comparative process, should lead to a logical estimate of market value as of the date of appraisal.

The reliability of this technique is dependent upon (l) the degree of comparability of each sale to the subject, (2) market conditions at the time of sale, (3) verification of pertinent data, and (4) the absence of unusual conditions that influence the sale. A variety of sales within the subject's neighborhood were analyzed. Information on those sales considered to be most comparable to the subject property are set forth in the following pages.

LAND COMPARABLE NO. 1:

LOCATION:                South side of Fletcher Avenue, just west
                         of Interstate 75, Hillsborough County

TAX I.D. NUMBER (S-T-R): Portion of 37375.0000 & and others
                         (12-28-19)

SALE DATE:               February 27, 1995

GRANTOR:                 Mary K. Wetherington and others

GRANTEE:                 Zom Tampa Fetcher Ltd.

O.R. BOOK/PAGE:          7688/1815 & 7688/1818

SALES PRICE:             $2,200,000

SIZE:                    22.00 Net Acres or 958,320 Square Feet

NO. OF UNITS:            352 Units (Developed)

DENSITY:                 16.00 Units

PRICE PER SQ. FT.:       $2.30

PRICE PER ACRE:          $100,000

PRICE PER UNIT:          $6,250

LOCATION:                Average

UTILITIES:               Available

SHAPE:                   Irregular

TOPOGRAPHY:              Basically Level

ZONING:                  Alternate Multiple Family by Temple
                         Terrace

LAND USE:                UL-2 (20 u.p.a.)

FINANCING:               SouthTrust Bank $14,250,000 (A & D)

VERIFICATION:            Representative of the Grantee, JMK

COMMENTS:

The site was purchased for development of The Arbors at Fletcher, a 352 unit apartment complex offering one to three bedroom units in two to three story buildings. Rents are projected between $565 and $875. The site is across from the Hidden River Business Park.

                             TAX MAP

LAND COMPARABLE NO. 2:

LOCATION:                West side of North Dale Mabry Highway,
                         north of Gaither High School, northwest
                         Hillsborough County


TAX I.D. NUMBER (S-T-R): Portion of 015910.0000 (28-27-18)

SALE DATE:               December 22, 1994

GRANTOR:                 Hillsborough Farms

GRANTEE:                 Carrollwood Place Limited Partnership

O.R. BOOK/PAGE:          7624/1404

SALES PRICE:             $2,190,000

SIZE:                    27.33 Net Acres or 1,190,495 Square Feet

NO. OF UNITS:            432 Units (Developed)

DENSITY:                 15.81 Units

PRICE PER SQ. FT.:       $1.84

PRICE PER ACRE:          $80,132

PRICE PER UNIT:          $5,069

LOCATION:                Average

UTILITIES:               Available

SHAPE:                   Irregular

TOPOGRAPHY:              Basically Level

ZONING:                  PDH by Hillsborough County

LAND USE:                RES-12 (12 u.p.a.)

FINANCING:               SouthTrust Bank $17,800,000 (A & D)

VERIFICATION:            Representative of the Grantee, JMK

COMMENTS:

This site was purchased for development of The Vinings at Carrollwood Place, a 432 unit apartment complex offering one to three bedroom units in two to three story buildings. Projected rents are from $510 to $875. Access to the site is provided by an
80 foot easement from North Dale Mabry Highway.

                             TAX MAP

LAND COMPARABLE NO. 3:

LOCATION:                Southeast Quadrant of U.S. Highway 19
                         and Gulf-to-Bay Boulevard, east of
                         Seville condominium development on Old
                         Tampa Bay, City of Clearwater

TAX I.D. NUMBER:         17-29-16-00000-340-0200 and others

SALE DATE:               November 8 & 9, 1993

GRANTOR:                 AEL Partnership & Simkin Industries,
Inc.

GRANTEE:                 ZOM Bayside Arbors, Limited

O.R. BOOK/PAGE:          8469/2003 and 8469/1995

SALES PRICE:             $2,880,000 ($1,800,000 and $1,080,000)

SIZE:                    40.00 Acres (MOL) Usable

NO. OF UNITS:            360 Units

DENSITY:                 9.00 Units

PRICE PER SQUARE FOOT:   $1.65

PRICE PER ACRE:          $72,000

PRICE PER UNIT:          $8,000

LOCATION:                Good

UTILITIES:               Available

SHAPE:                   Irregular

TOPOGRAPHY:              Basically Level

ZONING:                  RM-12 City of Clearwater

LAND USE:                RM (11.5 u.p.a.)

FINANCING:               Cash to Seller

VERIFICATION:            Eric L. Carlton, Esquire and Ellen with
                         ZOM Properties, 11/94, WWA
COMMENTS:

The assembled site has a large amount of water frontage, but has limited visibility and an easement for ingress and egress. The site was developed at a lower density in order to hedge against anticipated opposition from the Seville Owners Association. The transactions were reported to be arm's-length and at market prices.

                             TAX MAP

                         COMPARABLE LAND SALES

                               LAND COMPARABLE COMPARISON CHART
                                             COMPARABLE          COMPARABLE          COMPARABLE
                                                  1                   2                   3
SALES PRICE (S.P.)                           $2,200,000          $2,190,000          $2,880,000
LOCATION                S18&19-T30-R17      S12-T28-R19         S28-T27-R18      S17&20-T29-R16

NUMBER OF ACRES                  31.59            22.00               27.33               40.00
NUMBER OF UNITS                    379              352                 432                 360
DENSITY                          12.00            16.00               15.81                9.00

PRICE/ACRE                                      $10,000             $80,132             $72,000
PRICE/UNIT                                       $6,250              $5,069              $8,000

DATE OF APPRAISAL/SALE       28-Aug-96        27-Feb-95           22-Dec-94           09-Nov-93

ADJUSTMENTS
FINANCING/CONDITIONS OF SALE                         0%                  0%                  0%
FIN/CON ADJ SALES PRICE                      $2,200,000          $2,190,000          $2,880,000

MARKET CONDITIONS

NUMBER OF MONTHS SINCE SALE                          18                  21                  34
% ADJUSTMENT                     0.00%            0.00%               0.00%               0.00%
TIME ADJUSTED SALES PRICE                    $2,200,000          $2,190,000          $2,880,000

PROPERTY CHARACTERISTICS
LOCATION                  Average-Good          Average             Average                Good
UTILITIES                    Available        Available           Available           Available
SHAPE                        Irregular        Irregular           Irregular           Irregular
SIZE                             31.59            22.00               27.33               40.00
ZONING                            RO-P              AMF                PD-H               RM-12
ADJUSTMENTS
PRICE/SQ.FT.                                      $2.30               $1.84               $1.65
LOCATION                                             5%                  5%                 -5%
UTILITIES                                            0%                  0%                  0%
SIZE/SHAPE                                          -5%                 -5%                  5%
TOPOGRAPHY                                           0%                  0%                  0%
ZONING                                              -5%                 -5%                  7%

ADJUSTED PRICE/SQ.FT.                             $2.18               $1.74               $1.76
ADJUSTED PRICE/ACRE                             $94,762             $75,935             $76,847

ADJUSTMENTS
PRICE/UNIT                                       $6,250              $5,069              $8,000
LOCATION                                             5%                  5%                 -5%
UTILITIES                                            0%                  0%                  0%
SIZE/SHAPE                                          -5%                 -5%                  5%
TOPOGRAPHY                                           0%                  0%                  0%
ZONING                                               8%                  7%                -10%

ADJUSTED PRICE/UNIT                              $6,733              $5,411              $7,182

EXPLANATION OF ADJUSTMENTS

Where appropriate, adjustments have been made to the comparables to account for material differences from the subject. The adjustment categories include: financing/conditions of sale, market conditions (time), location, utilities, topography, and size/shape. The following is an explanation of the various adjustments.


FINANCING/CONDITIONS OF SALE

All sales were confirmed with either the grantee, grantor, an informed party, or through public records. There was no disclosed under market financing or sale conditions which were believed to have influenced the sale prices. Adjustments did not appear warranted for any of the comparables.


MARKET CONDITIONS (TIME)

Due to dense development in Pinellas County, land comparables 1 and 2 are newer sales located in Hillsborough County and land comparable 3 is an older sale located in Pinellas County. A review of the comparables would appear to indicate that no adjustment for time is warranted.


LOCATION/ACCESS

Factors which were included in this adjustment category are the general location of the comparables when compared to the subject. Typically, properties with good visibility and good ingress and egress in exclusive areas sell at a higher price per unit. View amenities such as golf courses and bodies of water will also generally cause properties to sell at a higher price per unit. All of the sales used were located in areas suitable for multiple family development.

The subject property is located in a residential/commercial transition area on the south side of Gandy Boulevard just east of 4th Street. The site has good visibility and adequate ingress and egress. The site has no significant offsite view amenity. Due to the central Pinellas County location and convenient bridge access to Tampa, the area is has historically shown good demand for rental apartment units, thus the overall location is considered above average.

Due to the large amount of frontage on Old Tampa Bay, the location of land comparable 3 was considered superior to the subject and the other two comparables. In review of the comparables, a downward adjustment of 5% appears warranted for land comparable 3. The remaining two land comparables have overall location characteristics that are slightly inferior to the subject and upward adjustments of 5% were made to these sales.


UTILITIES

This category is based on whether utilities were available to the site at the time of sale. Like the subject, all three of the land comparables have all public utilities available. No adjustments to the comparables are warranted.


SIZE/SHAPE

Size/shape adjustments were made on the basis of the comparables size/shape in relation to the subject. Typically, larger parcels or irregular shaped parcels tend to sell at a lower price per unit. Furthermore, smaller parcels are more affordable to a larger number of buyers indicating more demand and higher prices for smaller parcels. However, when larger parcels are scarce, making assemblage necessary, larger parcels sell at a higher price per unit. This is because of the time and effort necessary to assemble them. Larger parcels can also be more economically feasible to develop because the fixed development costs can be absorbed by a larger number of units.

In review of the comparables, there appeared to be a slight premium paid for smaller parcels and a slight discount for larger parcels. The shapes of the comparables had no adverse influence on the number of residential units that could be placed on the sites. Based on a review of the comparables, an upward adjustment of 5% appeared warranted for land comparables 3 and downward adjustments of 5% appeared warranted for land comparables 1 and 2.


TOPOGRAPHY

This adjustment category is based on whether the comparable's topography was irregular and/or whether it needed to be cleared before construction could begin on the site. All of the comparables required typical site preparation and development costs and no adjustments were necessary.


ZONING

The subject is zoned RO-P with a RO land use which allows development of the subject site, as if vacant, at an effective density of 12.00 units per net acre. Land comparables 1 and 2 have zoning and land uses which resulted in higher developable densities and land comparable 3 has a zoning and land use which resulted in a lower developable density. Typically, the developable density of multiple family land will have a direct relationship with the price per square foot or price per acre and an inverse relationship with the price per unit. A review of the comparables confirms the relationship with the price per square foot, price per acre and price per unit. The comparables appear to indicate that a 1% change in density will cause about a 0.30% inverse change in the indicated unit values and about a 0.10% direct change in both the indicated square foot or acre values. Adjustments were made accordingly to each of the comparable land sales.


CORRELATION AND CONCLUSION

The three foregoing comparables have sale prices which were compared on the basis of square foot, acre and unit selling prices. All of the comparables were adjusted for differences as compared with the subject and have adjusted price per square foot values between $1.74 and $2.18. Similarly, the comparables have adjusted price per acre values between $75,935 and $94,762. The adjusted price per unit indicated by the three sales is from $5,411 to $7,182. All three units of comparison are considered applicable in valuing the subject site.

Land comparables 1 and 2 are the newest two sales, but are located in Hillsborough County. Both comparables are similar to the subject in size and were purchased for slightly higher density apartment development. Land comparable 1 is located in a more remote area, but is located across the street from the Hidden River Business Park. The Hidden River Business Park is the location of several Fortune 500 companies a provides a good employment base.

Land comparable 3 is located about 8.5 miles northwest of the subject property. The site has a large amount of frontage on Old Tampa Bay and was purchased for the development with a 360 unit moderate to upper income apartment complex. The size of the parcel was larger than the subject, but the developable density is lower.

Considering that all three of the land comparables had similar adjustments, all were given roughly equal weight. Based on the cited comparables, the value of the subject site is estimated at $1.80 a square foot, $80,000 an acre, and $6,500 a unit. The value of the subject site is estimated using the following calculations.

     1,375,991 Sq.Ft.    X  $1.80/Sq.Ft.     =    $2,476,783
     31.59 Acres         X  $80,000/Acre     =    $2,527,200
     379 Units           X  $6,500/Unit =    $2,463,500

        ESTIMATED VALUE OF THE SUBJECT SITE, AS IF VACANT

                          ($2,500,000)

REPLACEMENT COST OF IMPROVEMENTS

The subject improvements were evaluated in terms of type of construction, design, and building materials to develop an estimate of replacement cost. The cost estimates are inclusive of indirect costs such as architect's fees and contractor's overhead and profit but not developer's profit. The estimates of the replacement cost new for the subject improvements were based on current market standards determined from discussions with various developers, contractors and architects, as well as information obtained from the Marshall Valuation Service. Local building costs and costs indicated in the Marshall Valuation Service are mutually supportive. It is our opinion that cost figures for the subject complex would fall within the lower end of the average to good cost range for class "D" multiple family residences.

          Base Cost                         $42.00
          Area Multiplier                     1.00
          Current Cost Multiplier             1.00
          Local Multiplier                    0.94

               Total                        $39.48
               Rounded                      $39.50
                                            ======

Based on this analysis, the indicated replacement cost for the apartment buildings is estimated at approximately $39.50 a square foot.

Further replacement costs associated with the buildings is the cost of the clubhouse which is also estimated at $50.00 a square foot. The replacement cost of the covered entries, porches or balconies, storage closets, and stairs are estimated at $800,000 and the replacement cost of the appliances, fixtures, and equipment are estimated at $1,050,000. These figures are also based on Marshall Valuation Service.

The contributory value of the site improvements, which include the swimming pool, concrete walks and drives, lighting, signs, landscaping, etc. is estimated at $750,000.


IMPACT FEES

Because of the impact of new development on the infrastructure of cities and counties, fees are now typically being assessed against new development. These fees are for increased traffic, increased use of sewers and water, radon detection, fire fighting requirements and the like. These are known as impact fees and can add substantially to the cost of new development. The impact fee estimates used in this report were based on the fee schedule for the City of St. Petersburg and are estimated at $535,000.


DEVELOPER (ENTREPRENEURIAL) OVERHEAD AND PROFIT

The above costs include contractors, but not developer overhead and profit. Developer profit is the reward the developer receives for taking the risk of developing the property. Developer profit can be abstracted from the market by estimating the replacement cost of a newly constructed building which has recently sold. The difference between the sales price and the replacement cost of the property is the developer profit. Sales of properties in the Tampa Bay Area were analyzed. They indicated developer overhead and profit between 10% to 15% with the more risky projects being in the higher figure. Based on this analysis a developer overhead and profit of 10% seems reasonable for the subject.


ACCRUED DEPRECIATION

The next step in the cost approach is to estimate the accrued depreciation for the subject. "Depreciation is a loss in property value from any cause. It may also be defined as the difference between the reproduction cost or replacement cost of the improvement and its market value." The three major components of accrued depreciation are physical deterioration, functional obsolescence, and external obsolescence.

Physical deterioration can be either curable or incurable. Curable physical deterioration applies to items of deferred maintenance, which are in need of repair on the effective date of the appraisal. Whenever the contribution to market value is equal to or greater than the cost of replacement, the item is classified as curable deterioration. Incurable physical deterioration applies to structural items which naturally deteriorate and are not practical or economically feasible to correct.

Functional obsolescence is an element of accrued depreciation which results from a defect, deficiency, or a superadequacy in the structure(s), materials, or design. External obsolescence results from a negative influence beyond or outside the boundaries of the site, which results in a loss in value and is nearly always incurable.


Deferred Maintenance

Deferred maintenance items are caused by physical deterioration and should be corrected immediately. At the time of inspection there was minor wood rot observed, however there were no substantial items of maintenance which were in need of immediate attention.


Physical Depreciation

The physical depreciation estimate is based on the age and the overall life expectancy of the improvements. Based on a market investigation of other structures in the neighborhood the effective age of the structure is estimated to be equal with actual at 8 years. The Marshall Valuation Service, a national cost estimate company, indicates properties such as the subject have a total physical life of about 50 years. Based on an observation of other structures in the neighborhood, a physical life estimate of 50 years would appear reasonable and will be used when estimating depreciation. Subtracting the estimated effective age from the estimated total physical life, indicates an estimated remaining life of about 42 years.

The physical depreciation has been estimated by the age/life method, in which the percentage of depreciation is a function of the age of the improvements compared to the typical life for a property of the subject design and quality. The formula for estimating depreciation by the age/life method is as follows.

Replacement  -   Def. Maint.& X   ____Age______  =  Depreciation
  Cost           Short-Lived      Physical Life
                    Items

$14,071,636  -   $2,054,639   X        8/50      =   $1,922,720

The physical depreciation for the short-lived items is estimated as follows.

     Roofs           $163,263      X    8/20      =     $ 65,305

     Appliances    $1,050,000      X    7/15      =     $490,000

     HVAC            $525,860      X    7/15      =     $245,401

     Flooring        $315,516      X    2/ 5      =     $126,206
                   ----------                           --------
                   $2,054,639                           $926,912


Functional Obsolescence

This type of depreciation generally results from defects in design. It can also be caused by changes that occur over time and have made some aspect of a structure, material, or design obsolete by current standards.

Pelican Sound apartments is an average to good quality complex and in comparison to competing rental properties, the subject is in slightly above average condition. The unit mix, apartment sizes, and layout are well suited to the rental market. The complex is architecturally appealing and offers an average amenity package.

The existing improvements are reasonably consistent with the highest and best use of the site as though vacant and sustain no market recognized loss in value attributed to functional obsolescence.


External Obsolescence

This type of depreciation is the result of diminished utility of a structure due to negative influences from outside the site. This type of depreciation is almost always incurable. An example of external obsolescence would be a garbage dump being located adjacent or within close proximity to the subject. Another example would be the local or general economy. As the local or national economy weakens there could be a temporary reduction in rents, thus reducing the market value of properties.

The improvements are considered to be an appropriate improvement to the site and are reasonably consistent with highest and best use as though vacant. No evidence of external obsolescence was observed.


SUMMARY

Based on our analysis of the subject property and the summary of the cost approach included on the following page, the indicated value of the subject by the cost approach is:

     ESTIMATE OF VALUE BY THE COST APPROACH:      $14,500,000

                  SUMMARY OF THE COST APPROACH


Buildings

  Apartment Bldgs.      260,867 Sq.Ft. X $39.50 /SF = $10,304,247
  Clubhouse               2,063 Sq.Ft. X $50.00 /SF =    $103,150
  Entry Porches, Stairs, etc.                            $800,000
  Appliances, Fixtures and Equipment                   $1,050,000
                                                      -----------

                    Total Buildings                   $12,257,397

Impact and Other Fees                                    $535,000
                                                      -----------
Total Improvements                                    $12,792,397

Developer Overhead and Profit           10.00%         $1,279,240
                                                      -----------
Replacement Cost New of Improvements                  $14,071,636

Less Depreciation

  Physical Deterioration

Structure                               16.00%         $1,922,720
Roof                                    40.00%            $65,305
Appliances                              46.67%           $490,000
HVAC                                    46.67%           $245,401
Flooring                                40.00%           $126,206

  Functional Obsolescence                                      $0

  Economic Obsolescence                                        $0
                                                       ----------
                    Total Depreciation  20.25%         $2,849,632

Depreciated Cost of Improvements                      $11,222,004

Estimated Land Value                                   $2,500,000

Contributory Value of Site Improvements                  $750,000

ESTIMATE OF VALUE BY THE COST APPROACH (Rounded)      $14,500,000
                                                      ===========

                  THE SALES COMPARISON APPROACH


The sales comparison approach involves a detailed comparison of the subject property with similar properties which have recently sold in the same or competitive market. This approach is based primarily on the principle of substitution. This principle states, when several commodities or services with substantially the same utility are available, the lower price attracts the greatest demand and widest distribution. In other words, a prudent investor/purchaser would not pay more to acquire a given property in the market, considering that an alternative property may be purchased for less. The five basic steps in this analysis are listed below:

1. Research the market to identify similar properties for which pertinent sales listings offerings and/or rental data is available.

2. Qualify the data as to terms, motivating forces, or bona fide nature.

3. Analyze the salient characteristics of the comparable properties in relation to the property being appraised, particularly those items relating to date of sale, location, physical characteristics, and condition of sale.

4. Consider all dissimilarities and the probable effect on the price of each sale and derive individual market value indications for the property being appraised.

5. Formulate an opinion of market value from the pattern developed from the foregoing analysis.

A market investigation was conducted in the subject's area to find sales of properties comparable to the subject. The most pertinent transactions have been presented on the following pages, along with an identifying photograph and summary of important facts.

IMPROVED COMPARABLE NO. 1:
























                         Lincoln Shores
                     11601 4th Street North

PARCEL NUMBER:      18-30-17-05480-001-0012
                    18-30-17-05480-001-0010
                    18-30-17-05480-001-0011

DATE:               August 1, 1995

GRANTOR:            Bay View Associates, LTD

GRANTEE:            AETNA Life Insurance Company

O.R. BOOK & PAGE:   9071/1421 & 9071/1431

SALE PRICE:         $17,000,000

FINANCING:          Cash

DESIGN:             Garden

CONSTRUCTION:       Frame, Average Cost

CONDITION:          Below Average for Age

UNIT MIX:  No.                                         Total
           Units    Rms/Bd/Ba             Sq. Ft.    Sq. Ft.

           144      3/1/1                 540    =    77,760
           160      3/1/1                 617    =    98,720
           144      3/1/1                 696    =   100,224
           176      4/2/2                 923    =   162,448
             7      4/2/2 Loft-FP         920    =     6,440
           ---      ----------            --------   -------
           631      2,076 Rooms           706 SF     445,592

YEAR BUILT:              1983-84

RENTABLE BUILDING AREA:  445,592 Square Feet

AVERAGE UNIT SIZE:       706 Square Feet

AMENITIES:               Lake, Three Swimming Pools, Lighted
                         Tennis and Racquetball Courts, and
                         Clubhouse with Fitness Center

PROJECT SIZE:            631 Units/52.58 Acres/12.00 u.p.a.

EFFECTIVE GROSS INCOME:  Not Available

EXPENSES:                Not Available

NET OPERATING INCOME:    Not Available

VERIFICATION:            Confidential, 4/96, WWA

UNIT VALUES:

     $ Per Unit          $26,941

     $ Per Room          $8,189

     $ Per Square Foot   $38.15

     E.G.I.M.       Not Available

     O.A.R.         Not Available

COMMENTS:

Details of this sale were limited because of a nondisclosure agreement between the buyer and the seller. It was reported, however, that because the property was in need of capital improvements it was purchased at a capitalization rate well above 9%. This apartment complex is located on a well traveled thoroughfare and was apparently at stabilized occupancy at the time of contract.

IMPROVED COMPARABLE NO. 2:
























                      Country Place Village
               2690 and 2775 Enterprise Road East

PARCEL NUMBER:      32-28-16-00000-210-0300
                    32-28-16-61629-000-0010

DATE:               July 20, 1995

GRANTOR:            County Place Village I Joint Venture &
                    County Place Village II Joint Venture

GRANTEE:            Security Capital Atlantic Incorporated

O.R. BOOK & PAGE:   9055/0715 & 9055/0719

SALE PRICE:         $7,555,000 ($7,932,750 Adjusted)

FINANCING:          Cash

DESIGN:             Garden

CONSTRUCTION:       Masonry, Good Cost

CONDITION:          Average+ for Age

UNIT MIX:  No.                                     Total
           Units    Rms/Bd/Ba      Sq. Ft.       Sq. Ft.

            32        3/1/1            796   =    25,472
            28        3/1/1            835   =    23,380
            24        4/2/1            979   =    23,496
            28        4/2/2          1,109   =    31,052
            38        4/2/2TH        1,134   =    43,092
            18        4/2/2TH        1,212   =    21,816
            16        4/2/2TH        1,234   =    19,744
             4        5/3/2TH        1,494   =     5,976
           ---      ---------     --------       -------
           188      696 Rooms     1,032 SF       194,028

YEAR BUILT:              1984-85

RENTABLE BUILDING AREA:  194,028 Square Feet

AVERAGE UNIT SIZE:       1,032 Square Feet

AMENITIES:               Two Swimming Pools, Lighted Tennis
                         Courts, and Clubhouse

PROJECT SIZE:            188 Units/22.22 Acres/8.45 u.p.a.

EFFECTIVE GROSS INCOME:  Not Available

EXPENSES:                Not Available

NET OPERATING INCOME:    Not Available

VERIFICATION:            Confidential, 4/96, WWA

UNIT VALUES:

     $ Per Unit          $42,195 Adjusted

     $ Per Room          $11,398 Adjusted

     $ Per Square Foot   $40.88 Adjusted

     E.G.I.M.            Not Available

     O.A.R.              Not Available

COMMENTS:

Details of this sale were limited because of nondisclosure by the buyer and the lack of a knowledgeable contact for the seller. It was reported, however, that the property required an adjustment because it was part of a portfolio sale. This apartment complex is located on a moderately traveled thoroughfare near a regional mall and was apparently at stabilized occupancy at the time of contract.

IMPROVED COMPARABLE NO. 3:
















                      Chesapeake Apartments
                      2307 Cumberland Road

PARCEL NUMBER:      30-28-16-00000-210-0300

DATE:               March 1, 1995

GRANTOR:            Gregory A. Rand, Trustee

GRANTEE:            Phoenix Home Life Mutual Insurance
                    Company

O.R. BOOK & PAGE:   8928/1562

SALE PRICE:         $11,800,000

FINANCING:          Cash

DESIGN:             Garden

CONSTRUCTION:       Frame, Average-Good Cost

CONDITION:          Average for Age

UNIT MIX:  No.                                     Total
           Units    Rms/Bd/Ba      Sq. Ft.       Sq. Ft.

           96       3/1/1          600-642   =    59,616
           80       3/1/1          662-680   =    53,680
           64       3/1/1              718   =    45,952
           88       4/2/2          911-926   =    80,828
           26       4/2/2              980   =    25,480
           --       -----------     ------        ------
           354      1,176 Rooms      750SF       265,556

YEAR BUILT:              1985

RENTABLE BUILDING AREA:  265,556 Square Feet

AVERAGE UNIT SIZE:       750 Square Feet

AMENITIES:               Lakes, Swimming Pool, Tennis and
                         Racquetball Courts, and Clubhouse

PROJECT SIZE:            354 Units/27.50 Acres/12.87 u.p.a.

EFFECTIVE GROSS INCOME:  $2,200,000

EXPENSES:                $1,100,000 (50% EGI or $3,107/Unit)

NET OPERATING INCOME:    $1,100,000 (Exclusive of Reserves)

VERIFICATION:            John D. Selby, CCIM - Agent,
                         4/15/96, WWA

UNIT VALUES:

     $ Per Unit          $33,333

     $ Per Room          $10,034

     $ Per Square Foot   $44.44

     E.G.I.M.            5.36

     O.A.R.              9.32

COMMENTS:

This apartment complex is located on a moderately traveled thoroughfare within close proximity to a regional mall.
Occupancy at the time of sale was at about 96%. Effective gross income was reported at $2,013,084 and net operating income was reported at $1,013,952. The above figures are based on 1995 projections by the buyer. Negotiations of $350,000 for wood siding repairs and an additional $350,000 for interest rate increases caused the purchase price to be $700,000 lower than the original contract price. Rental rates include water and sewer expenses.

IMPROVED COMPARABLE NO. 4:


























                      Stonegate Apartments
                   31177 U.S. Highway 19 North

PARCEL NUMBER:      18-28-16-00000-120-0400

DATE:               March 1, 1996

GRANTOR:            Jeremiah Associates, Ltd.

GRANTEE:            Phoenix Home Life Mutual Ins. Co.

O.R. BOOK & PAGE:   9265/1189

SALE PRICE:         $10,700,000

FINANCING:          Principal Financial $5,400,000, 6.5%
                    interest only, 5 years

DESIGN:             Garden

CONSTRUCTION:       Frame, Average to Good Cost

CONDITION:          Average+ for Age

UNIT MIX:  No.                                     Total
           Units    Rms/Bd/Ba      Sq. Ft.       Sq. Ft.

           72       3/1/1              743   =    53,496
           16       3/1/1              837   =    13,392
           22       4/2/2              992   =    21,824
           54       4/2/2            1,113   =    60,102
           32       4/2/2            1,123   =    35,936
           24       5/3/2            1,348   =    32,352
           --       -----            -----        ------
           220      816 Rooms       987 SF       217,102

YEAR BUILT:              1991

RENTABLE BUILDING AREA:  217,102 Square Feet

AVERAGE UNIT SIZE:       987 Square Feet

AMENITIES:               Swimming Pool, Spa, Sauna, Racquetball
                         Courts, Tennis Court, Full Size Washer
                         and Dryers, Carport/Garages and
                         Clubhouse with Fitness Room

PROJECT SIZE:            220 Units/18.89 Acres/11.65 u.p.a.

EFFECTIVE GROSS INCOME:  $1,700,000

EXPENSES:                $700,000

NET OPERATING INCOME:    $1,000,000

VERIFICATION:            John Selby, CCIM, 8/96, WWA

UNIT VALUES:

     $ Per Unit          $48,636

     $ Per Room          $13,113

     $ Per Square Foot   $49.29

     E.G.I.M.       6.29

     O.A.R.         9.35%

COMMENTS:
Occupancy at the time of sale was at about 98%. Effective gross income was reported at $1,735,800 and net operating income was reported at $913,066. The buyer anticipated reducing expenses to $700,000 a year and achieving net operating income of $1,000,000. Approximately $80,000 was budgeted for deferred maintenance items.

IMPROVED COMPARABLE NO. 5:


























                      Promenade at Carillon
                      540 Carillon Parkway

PARCEL NUMBER:      12-30-16-73168-001-0010

DATE:               October 21, 1994

GRANTOR:            Carillon Limited Partnership I

GRANTEE:            Merry Land & Investment Company, Inc.

O.R. BOOK & PAGE:   8820/1448

SALE PRICE:         $20,650,000

FINANCING:          Cash to Seller

DESIGN:             Garden

CONSTRUCTION:       Frame, Good+ Cost

CONDITION:          Average+ for Age

UNIT MIX:  No.                                          Total
           Units         Rms/Bd/Ba     Sq. Ft.        Sq. Ft.

           60            3/1/1             670   =     40,200
           64(8 w/Gar)   3/1/1             752   =     48,128
           16            3/1/1             925   =     14,800
           40            4/2/2           1,005   =     40,200
           70(10 w/Gar)  4/2/2           1,040   =     72,800
           44(2 w/Gar)   4/2/2           1,200   =     52,800
           40(4 w/Gar)   5/3/2           1,369   =     54,760
           ---           -----------  --------       --------
           334           1,236 Rooms    969 SF        323,688

YEAR BUILT:              1994

RENTABLE BUILDING AREA:  323,688 Square Feet

AVERAGE UNIT SIZE:       969 Square Feet

AMENITIES:               Swimming Pool, Spa, Full Size Washer and
                         Dryers, Garages (90 total) and Clubhouse with Fitness Room

PROJECT SIZE:            334 Units/12.00 Acres/27.83 u.p.a.

EFFECTIVE GROSS INCOME:  $3,200,000

EXPENSES:                $1,300,000 (exclusive of reserves)

NET OPERATING INCOME:    $1,900,000

VERIFICATION:            Julie Teague, Grantee, 9/96, WWA

UNIT VALUES:

     $ Per Unit               $61,826

     $ Per Room               $16,707

     $ Per Square Foot        $63.80

     E.G.I.M.            6.45

     O.A.R.              9.20%

COMMENTS:

Occupancy at the time of sale was at about 90% and had just reached stabilized occupancy. The buyer anticipated gross income of about $3,200,000, with net operating income of about
$1,900,000. The buyer made a reserve allowance of $150 a unit, but is not included these figures. The exterior siding is currently being reconditioned, but is under the builders warranty.
                    COMPARABLE BUILDING SALES

                                               IMPROVED COMPARABLE COMPARISON CHART
                                  SUBJECT           COMPARABLE       COMPARABLE      COMPARABLE       COMPARABLE       COMPARABLE
                                                         1                2               3                4                5
SALE PRICE                                         $17,000,000       $7,555,000     $11,800,000      $10,700,000      $20,650,000

PROPERTY RIGHTS CONVEYED         FEE SIMPLE         Fee Simple       Fee Simple      Fee Simple       Fee Simple       Fee Simple
ADJUSTMENT                                                   0                0               0                0                0
ADJUSTED SALE PRICE                                $17,000,000       $7,555,000     $11,800,000      $10,700,000      $20,650,000

FINANCING                                                 Cash             Cash            Cash     Conventional             Cash
ADJUSTMENT                                                   0                0               0                0                0
ADJUSTED SALE PRICE                                $17,000,000       $7,555,000     $11,800,000      $10,700,000      $20,650,000

DATE OF APPRAISAL/SALE            28-Aug-96          01-Aug-95        20-Jul-95       01-Mar-95        01-Mar-96        21-Oct-94
NUMBER OF MONTHS SINCE SALE                                 13               14              18                6               23
ADJUSTMENT 0.00%                                         0.00%            0.00%           0.00%            0.00%            0.00%
                                                             0                0               0                0                0

ADJUSTED SALE PRICE                                $17,000,000       $7,932,750     $11,800,000      $10,700,000      $20,650,000

PRICE PER UNIT                                         $26,941          $42,195         $33,333          $48,636          $61,826

PRICE PER ROOM                                          $8,189          $11,398         $10,034          $13,113          $16,707

PRICE PER SQUARE FOOT                                   $38.15           $40.88          $44.44           $49.29           $63.80

PHYSICAL CHARACTERISTICS
LOCATION                     S18&19-T30-R17        S18-T30-R17      S32-T28-R16     S30-T28-R16      S18-T28-R16      S12-T30-R16
CONSTRUCTION                    Frame/Av-Gd      Frame/Average     Masonry/Good     Frame/Av-Gd      Frame/Av-Gd      Frame/Good+
CONDITION                  Average+ for Age  Below Avg for Age Average+ for Age Average for Age Average+ for Age Average+ for Age
YEAR BUILT                             1988            1983-84          1984-85            1985             1991             1994
AMENITIES/EQUIPMENT                 Average            Average          Average         Average          Average          Average
NUMBER OF UNITS                         379                630              188             354              220              334
NUMBER OF ROOMS                       1,232              2,076              696           1,176              816            1,236
RENTABLE BUILDING AREA              260,867            445,592          194,028         265,556          217,102          323,688
NUMBER OF ACRES                       31.59              52.58            22.22           27.50            18.89            12.00
DENSITY                               12.00              12.00             8.46           12.87            11.65            27.83
AVERAGE UNIT SIZE                       688                706            1,032             750              987              969
AVERAGE ROOM SIZE                       212                215              279             228              266              262

FINANCIAL CHARACTERISTICS
EFFECTIVE GROSS INCOME           $2,487,704      Not Available    Not Available      $2,200,000       $1,700,000       $3,200,000
E.G.I.M.                                         Not Available    Not Available            5.36             6.29             6.45
EXPENSE RATIO                        47.15%      Not Available    Not Available          50.00%           41.18%           40.63%
NET OPERATING INCOME             $1,314,634      Not Available    Not Available      $1,100,000       $1,000,000       $1,900,000
OVERALL RATE                                     Not Available    Not Available           9.32%            9.35%            9.20%

PRICE PER UNIT ADJUSTMENTS                             $26,941          $42,195         $33,333          $48,636          $61,826
AVERAGE UNIT SIZE                                          -1%             -17%             -4%             -15%             -14%
LOCATION                                                    0%               5%              5%               5%               0%
AGE                                                        15%              12%              9%              -9%             -18%
QUALITY                                                     5%              -5%              0%               0%             -10%
CONDITION                                                  20%               0%              5%               0%               0%
ADJUSTMENT (Cumulative)                                    43%              -7%             15%             -19%             -37%
                                                       $11,706         ($3,069)          $5,122         ($9,135)        ($22,586)

ADJUSTED PRICE PER UNIT                                $38,647          $39,126         $38,455          $39,501          $39,240

PRICE PER ROOM ADJUSTMENTS                              $8,198          $11,398         $10,034          $13,113          $16,707
AVERAGE ROOM SIZE                                          -1%             -12%             -3%             -10%             -10%
LOCATION                                                    0%               5%              5%               5%               0%
AGE                                                        15%              12%              9%              -9%             -18%
QUALITY                                                     5%              -5%              0%               0%             -10%
CONDITION                                                  20%               0%              5%               0%               0%
ADJUSTMENT (Cumulative)                                    43%              -2%             17%             -14%             -34%
                                                         3,558           ($192)          $1,662         ($1,836)         ($5,610)

ADJUSTED PRICE PER ROOM                                $11,747          $11,206         $11,696          $11,277          $11,097

PRICE PER SQUARE FOOT ADJUSTMENTS                       $38.15           $40.88          $44.44           $49.29
$63.80
AVERAGE UNIT SIZE                                           1%              17%              4%              15%              14%
LOCATION                                                    0%               5%              5%               5%               0%
AGE                                                        15%              12%              9%              -9%             -18%
QUALITY                                                     5%              -5%              0%               0%             -10%
CONDITION                                                  20%               0%              5%               0%               0%
ADJUSTMENT (Cumulative)                                    46%              31%             25%              10%             -16%
                                                         17.68           $12.56          $11.10            $4.87         ($10.12)

ADJUSTED PRICE SQUARE FOOT                              $55.83           $53.44          $55.54           $54.16           $53.68

The five foregoing improved sales were considered to be the most reliable indicators of market value for the subject. Prior to adjustments, the sales indicated values from $26,941 to $61,826 a unit. Based on the number of rooms, the sales indicate values from $8,189 to $16,707 and based on the number of square feet, the sales indicate values from $38.15 to $63.80.


EXPLANATION OF ADJUSTMENTS

Where appropriate, adjustments have been made to the comparables to account for material differences from the subject. The adjustment categories include: financing/conditions of sale, market conditions (time), average unit size, location, age, quality, and condition. The following is an explanation of the various adjustments.


FINANCING/CONDITIONS OF SALE

All sales were verified with either the grantee, grantor, an informed party or the public records. With the exception of improved comparable 2, there was no special financing or any special considerations which may have influenced the comparable's selling prices. It was reported that improved comparable 2 was part of a portfolio sale and required an adjustment to reflect that condition. Based on a review of the comparable sales, an upward adjustment of 5% was made to improved comparable 2.


MARKET CONDITIONS (TIME)

Market conditions refer to the appreciation or depreciation of a property over a period of time. The rental rates and expenses for apartment complexes have shown moderate annual increases. In review of the three improved comparables, it would appear that property values have remained relatively stable. Therefore, based on the above analysis, no market conditions adjustment will be applied to the comparables.


AVERAGE UNIT SIZE

Typically the average unit size of the apartment complex has a direct relationship with the price per unit, and an inverse relationship with the price per square foot. A review of the comparables indicates support for this relationship. The comparables appear to indicate that a 1% change in the average unit size will cause about a 0.50% direct change in the indicated price per unit and a 0.50% inverse change in the indicated price per square foot values. Adjustments were made accordingly for each of the improved comparables.

The average room sizes of all the improved comparables are slightly larger than the subject. A review of the comparables indicates a direct relationship between the average room size and the price per room. The comparables appear to indicate that a 1% change in the average room size will cause about a 0.50% direct change in the indicated price per room. Adjustments were made accordingly for each of the improved comparables.


LOCATION

Factors which were included in this adjustment category are the general location of the comparables when compared to the subject.
Typically, properties on major roads or in exclusive areas sell at a higher price per unit.

The subject property is located in a residential/commercial transition area on the south side of Gandy Boulevard just east of 4th Street. The site has good visibility and adequate ingress and egress. The site has no significant offsite view amenity. Due to the central Pinellas County location and convenient bridge access to Tampa, the area is has historically shown good demand for rental apartment units, thus the overall location is considered above average.

Improved comparables 1 and 5 are located in the same general area as the subject and therefore have reasonably similar locations. Improved comparables 2 through 4 are located in competing areas of Pinellas County and are believed to have slightly inferior locations. A review of the comparables would appear to indicate that upward adjustments of 5% are reasonable for improved comparables 2 through 4.


AGE

This adjustment category is based on the effective age of the comparables in relation to the subject. Properties with lower effective ages typically sell at a higher price per unit. The effective age of the comparables was determined based on a review of the actual physical ages and by an exterior inspection of the properties. A review of comparables indicate that age differences cause about a 3% per year direct change in the indicated values, which is similar to the depreciation estimate in the cost approach. Adjustments were made accordingly to each of the improved comparables.


QUALITY/CONDITION

This adjustment category is based on the quality and condition of the comparables in relation to the subject. Typically, the quality and condition of a property has a direct relationship with the sale price. The quality and condition of the comparables were determined by an exterior inspection of the properties and by conversations with the grantee, grantor or informed parties.

Improved comparables 3 and 4 are all reasonably similar to the subject in construction quality, improved comparables 2 and 5 are superior and improved comparable 1 is inferior. Based on a review of the improved comparables, comparable 1 was adjusted upward by 5%, comparable 2 was adjusted downward by 5% and comparable 5 was adjusted downward by 10%.

Physical inspections of the properties and conversations with informed parties lead us to believe that the overall condition of improved comparable 2, 4, and 5 were reasonably similar to the subject and that the overall conditions of improved comparables 1 and 3 are inferior. Based on review of the comparables, improved comparable 1 was adjusted upward by 20% and improved comparable 3 was adjusted upward by 5%.


CORRELATION AND CONCLUSION

Comparable 1 was a sale of Lincoln Shores, a 631 unit complex located about a mile northwest of the subject. The apartment complex was constructed in 1983-84 and was in below average condition for its age. The complex has only a slightly larger average unit size than the subject and also has a larger number of one bedroom units (71%).

Comparable 2 was a sale of Country Place Village, located about 11 miles northwest of the subject. Country Place Village is a 188 unit complex that was constructed in 1984-85 and is superior in construction quality. The complex has a larger average unit size, with a mix skewed toward two-bedroom units.

Comparable 3 is the sale of a 354 unit apartment complex, known as Chesapeake Apartments. The complex was constructed in 1985, is similar in construction quality, and is located about 12 miles northwest of the subject. Like the subject and Lincoln shores, this complex has a large number of one bedroom units (68%). The average unit size for this complex is slightly larger.

Comparable 4 was a sale of Stonegate Apartments, located about 14 miles northwest of the subject. Stonegate is a 220 unit complex that was constructed in 1991, but is similar in construction quality. Like comparable 2, this complex has a larger average unit size, with a mix skewed toward two-bedroom units.

Comparable 5 was a sale of the Promenade at Carillon located about 2 miles northwest of the subject. This apartment complex has 334 units, was constructed in 1994, and is superior in overall construction quality. The complex has a larger average unit size, with a small number of three bedroom units and a relatively equal but large distribution of one and two bedroom units.

After adjustments the indicated price per unit was from $38,455 to $39,501, the indicated price per room was from $11,097 to $11,747, and the indicated price per square foot was from $53.44 to $55.83. Due to the large adjustments required for each of the comparables, all were given roughly equal weight in the final analysis.

Based on the cited data and analysis, the estimated value per unit, per room and per square foot are shown as follows:

         379 Units       X  $38,000/Unit  =  $14,402,000

         1,232 Rooms     X  $11,500/Room  =  $14,168,000

         260,867 Sq.Ft.  X  $55.00/Sq.Ft. =  $14,347,685

The estimated values by the three approaches used, strongly support one another are within a range, from low to high, of less than 2%. Most buyers and seller place more emphases on the price per unit, thus the estimated value by the price per unit method was given slightly greater weight.

Indicated Value by the Sales Comparison Approach  $14,300,000
                                                  ===========

               THE INCOME CAPITALIZATION APPROACH


The income capitalization approach relates to an investor's thinking and motivation, as to the future benefits of ownership. This is the basic tool for the valuation of income producing real estate. It is based on the principle of substitution, which is reflected in the definition of value as the present worth of all the rights to future benefits accruing to ownership. The income producing property is typically purchased for investment purposes and the projected net income stream is the critical factor affecting this market value.

The income capitalization approach is practical only when the income stream can be estimated. This income estimate may be developed and supported by a comparison in the local market. An investor purchasing income producing real estate is, in effect, trading a sum of present dollars for a right to the stream of future dollars. There is a relationship between the two, and the connecting link is the process of capitalization. The function of capitalization is to translate an income projection into a present capital value indication.

The valuation by the income capitalization approach consists of the following steps:

1. Estimate the market rent for the subject property through a market analysis of competitive projects to arrive at a gross income estimate;

2. Estimate the vacancy and collection losses for the income projection period;

3. Deduct the estimated vacancy and collection losses and the annual operating expenses from the gross income estimate for an estimated net income before recapture;

4. Determine the appropriate capitalization technique and gather market supported data for its application.

5. Capitalize the resulting net income figure by an appropriate capitalization rate in order to obtain an indicated value of the property.

ESTIMATE OF MARKET RENT

The first step in the income capitalization approach is to estimate the subject's market rent. The following rent comparables are considered the best indicators for the estimate of market rent for the subject property.

RENT COMPARABLE #1: Waterford





















Location:                10263 Gandy Boulevard
Number of Units:              384 Units
Average Unit Size:       850 Square Feet
Vacancy:                 86%
Year Built:              1989
Construction Type:       Frame, Average+ Cost, Average Condition

Recreation Facilities:   Clubhouse with Fitness Facility, Two
                         Swimming Pools & Two Spas, Tennis,
                         Racquetball, and Sauna

Features:                Standard Kitchen and Washer/Dryers
                         (Fireplaces in select units)

Rent      No.     Unit     Unit
Schedule:Units    Type     Size    Rent/Month Rent/Sq. Ft.

          200      1/1     724 S.F.  $565.00      $0.78

           20      1/1     755 S.F.  $575.00      $0.76

          144      2/2   1,015 S.F.  $715.00      $0.70

           20      2/2TH  1,015 S.F. $810.00      $0.80

Rent Concessions:   1/2 Off 1st Month Rent
Premiums:           View, Upstairs and End Units $10
                    Fireplaces $20-$30

RENT COMPARABLE #2:  Promenade at Carillon




















Location:                540 Carillon Parkway
Number of Units:         334 Units
Average Unit Size:       969 Square Feet
Vacancy:                 95% (MOL)
Year Built:              1994
Construction Type:       Frame, Good+ Cost, Average Condition

Recreation Facilities:   Clubhouse with Fitness Facility,
                         Swimming Pool & Spa

Features:                Standard Kitchen


Rent      No.     Unit     Unit
Schedule:Units    Type     Size    Rent/Month Rent/Sq. Ft.

          60      1/1    679 S.F.   $579.00       $0.86

(8 w/Gar) 64      1/1    752 S.F.   $599.00       $0.80

          16      1/1    925 S.F.   $719.00       $0.78

          40      2/2  1,005 S.F.   $749.00       $0.75

(10 w/Gar)70      2/2  1,040 S.F.   $769.00       $0.74

(2 2/Gar) 44      2/2  1,200 S.F.   $849.00       $0.71

(4 w/Gar) 40      3/2  1,369 S.F. $1,059.00       $0.77

Rent Concessions:   1st Month Free
Premiums:           Washer/Dryer $30, Alarms $10, Garage $90

RENT COMPARABLE #3: Bridgewater Place





















Location:                115 112th Avenue Northeast
Number of Units:         260 Units
Average Unit Size:       941 Square Feet
Vacancy:                 93%
Year Built:              1989
Construction Type:       Frame, Average+ Cost, Average Condition

Recreation Facilities:   Clubhouse with Fitness Facility, Two
                         Swimming Pools & Two Spas, Tennis
                         Courts, and Sauna

Features:                Standard Kitchen (Fireplaces in select
                         units)

Rent       No.    Unit       Unit
Schedule: Units   Type       Size    Rent/Month  Rent/Sq. Ft.

           36     1/1      663 S.F.   $585.00       $0.88

           80     1/1      811 S.F.   $640.00       $0.79

           40     1/1/D    938 S.F.   $730.00       $0.78

           76     2/2    1,109 S.F.   $820.00       $0.74

           28     3/2    1,215 S.F.   $950.00       $0.78


Rent Concessions:   $300 1-Bedrooms and $500 2-Bedrooms
Premiums:           Sunken Living Rooms, Vaulted Ceilings and
                    Fireplaces $10-$20

RENT COMPARABLE #4: West Port Colony



















Location:                190 112th Avenue North
Number of Units:         324 Units
Average Unit Size:       813 Square Feet
Vacancy:                 92%
Year Built:              1989
Construction Type:       Frame, Average+ Cost, Average Condition

Recreation Facilities:   Clubhouse with Fitness Facility,
                         Swimming Pool, Spa, Tennis Courts,
                         Racquetball Court, and Sauna

Features:                Standard Kitchen (Fireplaces and
                         Washer/Dryers in select units)


Rent      No.     Unit     Unit
Schedule:Units    Type     Size    Rent/Month Rent/Sq. Ft.

          72      1/1    550 S.F.   $485.00       $0.88

          34      1/1    677 S.F.   $565.00       $0.83

          86      1/1    782 S.F.   $610.00       $0.78

          48      2/2    918 S.F.   $690.00       $0.75

          48      2/2    970 S.F.   $740.00       $0.76

          24      2/2  1,145 S.F.   $850.00       $0.74

          12      3/2  1,280 S.F.   $945.00       $0.74

Rent Concessions:   1st Month Free
Premiums:           Washer/Dryer $40, View $25, Fireplace $15

RENT COMPARABLE #5: Post Bay




















Location:                11901 4th Street North
Number of Units:         312 Units
Average Unit Size:       890 Square Feet
Vacancy:                 97%
Year Built:              1989
Construction Type:       Frame, Average+ Cost, Average Condition

Recreation Facilities:   Clubhouse with Fitness Facility,
                         Swimming Pool, Spa, and Garage Parking

Features:                Standard Kitchen (Washer/Dryers in
                         select units)


Rent      No.     Unit     Unit
Schedule:Units    Type     Size    Rent/Month Rent/Sq. Ft.

          Unk     Studio   560 S.F. $500.00       $0.89

          Unk     1/1    630 S.F.   $530.00       $0.84

          Unk     1/1    750 S.F.   $620.00       $0.83

          Unk     2/1    970 S.F.   $735.00       $0.76

          Unk     2/2  1,150 S.F.   $850.00       $0.74

          Unk     2/2  1,280 S.F.   $880.00       $0.69


Rent Concessions:   1st Month Free
Premiums:           Washer/Dryer $25, Covered Parking $100,
                    View $10

                       COMPARABLE RENTALS

                                                     Comparable Rent Analysis
                                                   One Bedroom Apartment (Small)
                      Subject          Waterford            Promenade         Bridgewater   West Port Colony         Post Bay
                       Data           Data  Adjst.         Data  Adjst.       Data  Adjst.       Data  Adjst.       Data  Adjst.
Complex Size             379           384                  334                 260               324                312
Number                   128           200                   60                  36                72            Unknown
Unit Type          1 Bedroom     1 Bedroom            1 Bedroom           1 Bedroom         1 Bedroom          1 Bedroom
Baths                 1 Bath        1 Bath               1 Bath              1 Bath            1 Bath             1 Bath
Monthly Rent            $490          $565                 $579                $585              $485               $530
Size                     513           724   -20            670   -15           663   -15         550                630    -10
Rent/Sq. Ft.           $0.96         $0.78                $0.86               $0.88             $0.88              $0.84

Qlty/Cndt          Av-Gd/Av+     Av-Gd/Av+             Good/Av+   -10     Av-Gd/Av+         Av-Gd/Av+          Av/Gd/Av+
Year Built              1988          1989                 1994                1989              1989               1989
Equipment          Full Appl     Full Appl            Std. Ktch     5     Std. Ktch     5   Std. Ktch      5   Std. Ktch      5
Location                Good          Good                 Good                Good              Good               Good
Concessions               No     1/2 Month   -23      1st Month   -48          $300   -25   1st Month    -40   1st Month    -44
Occupancy                97%           86%                  95%                 93%               92%                97%
Amenities            Average       Average              Average             Average           Average            Average
Utilities        Wtr/Sew/Trs   Wtr/Sew/Trs                 Trsh    20   Wtr/Sew/Trs       Wtr/Sew/Trs        Wtr/Sew/Trs
Cov. Parking              No            No           Gar(extra)                  No                No         Gar(extra)

Rents                                       $522                 $531                $550               $450               $481
                                           $0.72                $0.79               $0.83              $0.82              $0.76

Estimated Subject Rent                $490

                                                     Comparable Rent Analysis
                                                   One Bedroom Apartment (Large)
                      Subject          Waterford            Promenade         Bridgewater   West Port Colony         Post Bay
                       Data           Data  Adjst.         Data  Adjst.       Data  Adjst.       Data  Adjst.       Data  Adjst.
Complex Size             379           384                  334                 260               324                312
Number                   156           200                   60                  80                34            Unknown
Unit Type          1 Bedroom     1 Bedroom            1 Bedroom           1 Bedroom         1 Bedroom          1 Bedroom
Baths                 1 Bath        1 Bath               1 Bath              1 Bath            1 Bath             1 Bath
Monthly Rent            $565          $565                 $599                $640              $565               $530
Size                     713           724                  752                 811   -10         677      5         630
Rent/Sq. Ft.           $0.79         $0.78                $0.80               $0.79             $0.83              $0.84

Qlty/Cndt          Av-Gd/Av+     Av-Gd/Av+             Good/Av+   -10     Av-Gd/Av+         Av-Gd/Av+          Av/Gd/Av+
Year Built              1988          1989                 1994                1989              1989               1989
Equipment          Full Appl     Full Appl            Std. Ktch     5     Std. Ktch     5   Std. Ktch      5   Std. Ktch      5
Location                Good          Good                 Good                Good              Good               Good
Concessions               No     1/2 Month   -23      1st Month   -50          $300   -25   1st Month    -47   1st Month    -44
Occupancy                97%           86%                  95%                 93%               92%                97%
Amenities            Average       Average              Average             Average           Average            Average
Utilities        Wtr/Sew/Trs   Wtr/Sew/Trs                 Trsh    20   Wtr/Sew/Trs       Wtr/Sew/Trs        Wtr/Sew/Trs
Cov. Parking              No            No           Gar(extra)                  No                No         Gar(extra)

Rents                                       $542                 $564                $610               $528               $491
                                           $0.75                $0.75               $0.75              $0.78              $0.78

Estimated Subject Rent                $565

                                                     Comparable Rent Analysis
                                                     One Bedroom/Den Apartment
                      Subject          Waterford            Promenade         Bridgewater   West Port Colony         Post Bay
                       Data           Data  Adjst.         Data  Adjst.       Data  Adjst.       Data  Adjst.       Data  Adjst.
Complex Size             379           384                  334                 260               200                312
Number                    27           144                   40                  40                48            Unknown
Unit Type          1 Bed/Den     2 Bedroom            2 Bedroom           1 Bed/Den         2 Bedroom          2 Bedroom
Baths                 1 Bath        2 Bath   -10         2 Bath   -10        1 Bath            2 Bath    -10      1 Bath
Monthly Rent            $640          $715                 $749                $730              $690               $735
Size                     841          1015   -15           1005   -15           938   -10         918    -10         970    -10
Rent/Sq. Ft.           $0.76         $0.70                $0.75               $0.78             $0.75              $0.76

Qlty/Cndt          Av-Gd/Av+     Av-Gd/Av+             Good/Av+   -10     Av-Gd/Av+         Av-Gd/Av+          Av/Gd/Av+
Year Built              1988          1989                 1994                1989              1989               1989
Equipment          Full Appl     Full Appl            Std. Ktch     5     Std. Ktch     5   Std. Ktch      5   Std. Ktch      5
Location                Good          Good                 Good                Good              Good               Good
Concessions               No     1/2 Month   -29      1st Month   -62          $300   -58   1st Month    -58   1st Month    -61
Occupancy                97%           86%                  95%                 93%               92%                97%
Amenities            Average       Average              Average             Average           Average            Average
Utilities        Wtr/Sew/Trs   Wtr/Sew/Trs                 Trsh    20   Wtr/Sew/Trs       Wtr/Sew/Trs        Wtr/Sew/Trs
Cov. Parking              No            No           Gar(extra)                  No                No         Gar(extra)

Rents                                       $661                 $677                $700               $617               $669
                                           $0.65                $0.67               $0.75              $0.67              $0.69

Estimated Subject Rent                $640

                                                     Comparable Rent Analysis
                                                       Two Bedroom Apartment
                      Subject          Waterford            Promenade         Bridgewater   West Port Colony         Post Bay
                       Data           Data  Adjst.         Data  Adjst.       Data  Adjst.       Data  Adjst.       Data  Adjst.
Complex Size             379           384                  334                 260               324                312
Number                    68           144                   40                  76                48            Unknown
Unit Type          2 Bedroom     2 Bedroom            2 Bedroom           2 Bedroom         2 Bedroom          2 Bedroom
Baths                 2 Bath        2 Bath               2 Bath              2 Bath            2 Bath             2 Bath
Monthly Rent            $710          $715                 $749                $820              $690               $850
Size                     901          1015   -10           1005   -10          1109   -20         918               1150    -25
Rent/Sq. Ft.           $0.79         $0.70                $0.75               $0.74             $0.75              $0.74

Qlty/Cndt          Av-Gd/Av+     Av-Gd/Av+             Good/Av+   -10     Av-Gd/Av+         Av-Gd/Av+          Av/Gd/Av+
Year Built              1988          1989                 1994                1989              1989               1989
Equipment          Full Appl     Full Appl            Std. Ktch     5     Std. Ktch     5   Std. Ktch      5   Std. Ktch      5
Location                Good          Good                 Good                Good              Good               Good
Concessions               No     1/2 Month   -29      1st Month   -62          $500   -41   1st Month    -47   1st Month    -70
Occupancy                97%           86%                  95%                 93%               92%                97%
Amenities            Average       Average              Average             Average           Average            Average
Utilities        Wtr/Sew/Trs   Wtr/Sew/Trs                 Trsh    20   Wtr/Sew/Trs       Wtr/Sew/Trs        Wtr/Sew/Trs
Cov. Parking              No            No           Gar(extra)                  No                No         Gar(extra)

Rents                                       $676                 $692                $764               $637               $760
                                           $0.67                $0.69               $0.69              $0.69              $0.66

Estimated Subject Rent                $710

The five rental properties used in the report are all considered to directly compete with the subject complex. All five rent comparables are located within two miles of the subject and all are reasonably similar in quality and condition.

In comparison with the subject apartment complex, the rent comparables generally have overall similar amenity packages, but have larger average unit sizes and are all offering concessions. Rent concessions in the area are typical and appear to have influence on effective rental rates. Only Comparable 1, like the subject, offers washers and dryers in each of the units. Rent comparable 3 was the only complex to have a one-bedroom one-bath den unit, like the subject.

The current base asking rent is $490 a month for the small one - bedroom units, $565 a month for the large one-bedroom units, $640 a month for the one-bedroom/den units, and $710 a month for the two-bedroom units. Additional rent of $15 to $25 is charged for lake views. A review of the July 19, 1996 rent roll indicates that the existing rent levels are in line with current base asking rents. The lag in market rent increases is offset by the additional rent charges. The rental rates for the competing properties indicate some rent premiums are paid for views. A copy of the current rent roll is provided at the addendum of the report. A summary of the rent roll is provided as follows.

     One-Bedroom (S) One-Bedroom (L) One-Bedroom (Den) Two-
Bedroom


Low Rent     $475           $515           $615         $675
High Rent    $540           $625           $745         $770
Mean Rent    $493           $560           $655         $713
Median Rent  $490           $563           $650         $710
Mode Rent    $495 (30/128)  $565 (36/156)  $650 (5/27)  $715 (14/68)
Vacant/%     10/7.8%        8/5.1%         1/3.7%       4/5.9%

After adjustments, the comparables have indicated monthly rents between $450 and $550 a month for the small one bedroom units, between $491 and $610 a month for the large one bedroom units, between $617 and $700 a month for the one bedroom den units, and between $637 and $764 a month for the two bedroom units. Based on the cited rent comparables, the market rents for the subject property are estimated at $490 a month for the small one bedroom units, $565 a month for the large one bedroom units, $640 a month for the one bedroom den units, and $710 a month for the two bedroom units. The projected rents are reasonably close to the mean of the adjusted rent range and are consistent with current asking rents.


Vacancy and Collection Losses:

Vacancy and collection loss is estimated at 7% on a stabilized basis. The five rent comparables had vacancy rates from about 3% to 14%. At the time of inspection, it was reported that the subject had about 11 vacant unrented units, but typically maintains a vacancy rate of roughly 6%. The subject property has three models, but no occupied nonrevenue producing units. It is, however, typically for the on-site manager to receive a two-bedroom unit free of charge. Documented historical vacancy and collection loss for the subject complex has ranged from 5.2% to 7.0% over the last two and a half years.


Other Income:

In addition to the rent income from the apartment units, other income is generated in the form of deposit forfeitures, laundry and vending income, pet fees, lost key fees, etc. When compiled, these sources of income typically generate approximately 1% to 3% of gross apartment rental income. Other income for the subject property has ranged from 2.1% to 3.4% and is estimated at the upper portion of the range, at 3% of rent income.


Expenses:

In order to estimate operating expenses, income and expense information for both the subject apartment complex and other apartment complexes located in the area have been analyzed. Documentation for the subject property consisted of a two and a half year operating history.

Overall expenses for apartment complexes with more than 150 units typically range from 35% to 50% of effective gross income or approximately $2,700 to $3,200 per unit. The expenses estimated for the subject result in an expense ratio of 47.15%, or $3,095 per unit. The expenses for the subject property are within the predominant range.


Real Estate Taxes:

The 1996 proposed assessed tax value for the subject property is $11,614,200. This estimated expense also considers the assessments of several comparable properties. Assessments tend to be below actual market value of the property. The following comparables have been used due to their similarity with the subject property.

     Complex              Assessment        Per Unit

     Waterford            $15,048,900       $39,190
     Bridgewater Place    $10,677,800       $41,068
     West Port Colony     $12,424,800       $38,348
     Subject              $11,614,200       $30,644

Taking into account the smaller average unit size of the subject, the 1996 assessed value of $11,614,200 for the subject property would appear reasonable.

The 1996 proposed millage rate for the subject neighborhood is
25.6430 and the proposed gross tax liability is $297,823. Millage rates and assessed values have generally been relatively stable over the past two years. It is estimated that the projection period real estate taxes will be slightly higher than the 1996 real estate taxes. The projected real estate taxes for the subject are estimated at $1.15 a square foot or $299,997.


Insurance:

Insurance costs typically range from $0.18 to $0.22 a square foot depending on such consideration as type of construction, project size, co-insurance clauses and location. The insurance expense for 1995 was reported at $59,378 however annualized 1996 is $40,670. The insurance for the subject property is, therefore, estimated at $0.20 a square foot or $52,173.


Management Fees:

Management fees, charged by professional management firms, range from 4% to 6% of effective gross income depending on project size, condition and general rent levels. Considering the current rental rates and size of the subject property in comparison with other rental properties in the Tampa Bay area, the management expense is estimated at 5.0% of effective gross income. The subject property is professionally managed by Decade Properties, who's management fee has ranged from 7.5% to 8.7% of effective gross income. It was reported that the fee was above market in lieu of up-front investor syndication costs.


General and Administrative Expenses:

This expense category includes those items necessary for on site administration of the property such as administrative salaries, supplies, telephone, etc. Again this could vary substantially due to overall size of the complex and the efficiency of management. The general and administrative expense is estimated to be $1.10 a square foot or $286,954. Historically the general and administrative cost for the subject has ranged from $278,023 to $296,006. Most apartment complexes the size of the subject operate efficiently with 7 to 10 employees. The subject property currently has 13 employees. Four carpenters are currently employed by the complex on a temporary basis to replace the untreated wood around all of the balconies with new pressure treated wood. It was reported that $100,000 was budgeted in 1996 to replace the wood around the balconies and is about half way completed.


Utilities:

All units are individually metered for electrical service. The expenses charged generally include common area electrical service and water, sewer, and trash removal for the entire property. Typically, utility expenses are from $400 to $650 a unit on an annual basis. The utility expense is estimated at $0.60 a square foot or $413 a unit ($156,520). Historical utility expenses have ranged from $143,415 to $153,231.


Maintenance:

This expense category includes normal costs for both interior and exterior building maintenance and grounds maintenance. It is expected that the maintenance expense for the subject would fall within a range of $0.80 to $1.00 a square foot. In review of historical maintenance costs, the maintenance expense is estimated at $0.90 a square foot.


Marketing:

The marketing expense for yellow page listings, periodic newspaper advertisements and listings in apartment rental publications, and is estimated to be about $0.07 a square foot.


Reserves:

Reserves are used to annualize future costs of major maintenance or replacement (short-lived) items. The managers and/or owners of most rental properties in the Tampa Bay area generally set aside little or no reserves for future capital expenditures. For this reason, the reserves typically do not meet future capital requirements. The calculation showing the estimated annual reserves needed to repair or replace short-lived items is shown as follows. The analysis assumes that increases in replacement costs will be offset by interest earned on the reserve account.

                                     Reserves               Reserves
                                     Based on               Based on
                          Remaining  Remaining     Total      Total
Structural  Replacement   Economic   Economic    Economic   Economic
Component      Cost     /   Life   =   Life    /   Life   =   Life
______________________________________________________________________

Roofs        $  163,263 /    12    = $ 13,606  /     20   =   $ 8,163
Appliances   $1,050,000 /     8    = $131,250  /     15   =  $ 70,000
HVAC         $  525,860 /     8    = $ 65,733  /     15   =  $ 35,057
Flooring     $  315,516 /     3    = $105,172  /      5   =  $ 63,103
                                     $315,761                $176,323

Estimated Cost Per Unit (379 Units)  =   $833          $465

The estimated reserve expense of $833 a unit reflects the
reserves that are now required due to the lack of past
contributions to a reserve account.  The estimated reserve
expense of $465 a unit     reflects the contributions that would
have been necessary if the reserve account had originally been in place.

For the purpose of this report, the reserve expense is for illustration purposes only and will not be included in either the direct capitalization estimate or the discounted cash flow analysis. In order for reserves to be an expense item, the expenses for the improved comparables would need to be adjusted upward, thus causing a decrease in the indicated capitalization rates. Both methods will result in the same value estimates.


ANALYSIS OF OPERATING HISTORY:

The operating history for the subject indicates that revenues have increased by about 2% a year. Expenses over the two and a half year period fluctuated from 48.7% to 51.1% of effective gross income. The projected expense ratio is lower due primarily to the lower projected market management fee.

As follows is a summary of the reconstructed income and operating statements for 1994 through 1996 (annualized), and a projection for upcoming year. The projected income and expense figures are consistent with figures found in the direct capitalization and discounted cash flow analysis.

                                                         OPERATING HISTORY

Potential Gross Income            $2,450,377          $2,534,428          $2,574,581         $2,597,040         $6,842     $9.96
Vacancy & Collection Loss            128,187  5.2%       160,649  6.3%       180,621  7.0%      181,793          7.00%     7.00%
Rent Income                       $2,322,190          $2,373,779          $2,393,960         $2,415,247         $6,373     $9.26
Other Income                          47,962  2.1%        54,178  2.3%        80,973  3.4%       72,457          3.00%     3.00%
Effective Gross Income            $2,370,152          $2,427,957          $2,474,933         $2,487,704         $6,564     $9.54
Percent Increase                                            2.4%                1.9%               0.5%

Expenses:
 Real Estate Taxes                  $304,842            $298,528            $297,823  *         299,997           $792     $1.15
 Insurance                            29,964              59,378              40,670             52,173           $138     $0.20
 Management                          207,292  8.7%       188,428  7.8%       185,985  7.5%      124,385           $328     5.00%
 General & Administrative            278,023             296,006             278,107            286,954           $757     $1.10
 Utilities                           143,415             153,231             152,757            156,520           $413     $0.60
 Maintenance & Repairs               223,449             225,747             230,887            234,780           $619     $0.90
 Marketing                            21,857              17,629              19,719             18,261            $48     $0.07
Total Expenses                    $1,205,842          $1,239,947          $1,205,948         $1,173,070         $3,095     $4.50
Percent Increase                                            2.8%               -2.7%              -2.7%
Percent of Income                      50.9%               51.1%               48.7%              47.2%
Net Operating Income              $1,164,310          $1,188,010          $1,268,985         $1,314,634         $3,469     $5.04


*Based on Public Tax Information

The rent roll, dated July 19, 1996 indicates rent income from existing leases at $202,462 a month (excluding vacant units).
Based on a straight line projection, the effective gross income is calculated as follows.

          $202,462  X    12 Months =         $2,429,544
          Other Income   (3.0%)                  72,886
                                             ----------
          Annual Straight Line Projection    $2,502,430

This straight line projection of $2,502,430 compares reasonably well with the projected effective gross income of $2,487,704.


DIRECT CAPITALIZATION

The last item needed to complete the summary of the income capitalization approach is deriving the capitalization rate (O.A.R.). Direct Capitalization is the process of converting income into value either by dividing the net income by an overall rate or by multiplying the potential or effective gross income by a multiplier.

When valuing property by direct capitalization, it is essential that the market comparables reflect risk, income, expenses, and physical characteristics similar to those of the property being appraised. An overall capitalization rate is established by dividing a comparable's estimated net operating income by its selling price. The basic mathematical formula for deriving this overall rate is as follows:

               Net Operating Income
               --------------------     =    O.A.R.
               Selling Price

Income and expense information was available for three of the five comparables used in the sales comparison approach. Comparable 3 (Chesapeake Apartments) sold at a 9.32% capitalization rate, comparable 4 (Stonegate Apartments) sold at a 9.35% capitalization rate, and comparable 5 (Promenade at Carillon) sold at a 9.20% capitalization rate. While income and expense information was not available for comparable 1 (Lincoln Shores), it was reported that the capitalization rate was well above 9% apparently due to necessary capital improvements. Based on conversations with Paul Wikle, CCIM, of Wikle Properties, and John D. Selby CCIM of CB Commercial it was indicated that capitalization rates for 1990 vintage institutional grade apartment properties are in the 8.5% to 9.0% range, 1980 vintage institutional grade apartment properties are in the 9.0% to 9.5% range, and 1970 vintage institutional grade apartment properties are in the 9.5% to 10.0% range.

Considering that the subject complex has good occupancy and is well maintained, it is believed that an appropriate capitalization rate for the subject would fall at the middle of the range for 1980 vintage institutional grade apartment properties. Based on the above analysis, the overall rate for the subject by market extraction is estimated at 9.25%.


BAND OF INVESTMENT

Another type of direct capitalization is the band of investment technique. This technique builds a capitalization rate by extracting information from the market. The information which is extracted is the equity investors component (equity dividend rate) and the mortgage component (mortgage constant).

Conversations with area lenders indicate that conventional financing could be obtained for a property such as the subject at an interest rate of about 8.5% fixed . The typical loan is amortized over 25 years with a five year balloon. The typical loan to value ratio for a property such as the subject is about 80% and the typical required debt coverage ratio is about 1.20.

Based on the current investment rate available in the market the equity dividend rate for the subject is estimated at 7%.


Assumptions

Mortgage Constant:       (8.50%, 25 years)             0.096627
Equity Dividend Rate:                                      0.07

Mortgage                 0.80      x    0.096627  =    0.07730
Equity                   0.20      x    0.070000  =    0.01400
                                                       -------
                                                       0.09330
                                        Rounded           9.13%


DEBT COVERAGE RATIO

Another way of estimating an overall capitalization rate is by using the typical debt service coverage ratio required by lenders and multiplying this figure by the loan to value ratio and then by the mortgage constant. Conversations with area lenders indicated that they would typically require a debt coverage ratio of l.20 on a property such as the subject. Using the above data, the overall rate by the debt coverage ratio formula is estimated as follows:

     DCR            LV             MC             OAR

     1.20           80%            .0966     =    .0927 or 9.27%

DCR  =    Debt Coverage Ratio
LV   =    Loan to Value Ratio
MC   =    Annualized Mortgage Constant
OAR  =    Overall Capitalization Rate


The three techniques indicate overall capitalization rates for the subject at 9.25%, 9.13% and 9.27% respectively. Typically newer properties in good condition command lower overall rates while older properties in poor condition command higher overall rates. Also, another major factor which influences overall rates is risk. The riskier the project or property, the higher the overall rate.

The overall rate of 9.25% by market extraction is given the most weight. The overall rates by both the band of investment and the debt coverage ratio lend good support to the overall rate by market extraction. These two techniques, however are only given secondary weight because the data used in these techniques can change daily. Therefore, based on the above analysis the overall rate for the subject is estimated at 9.25%.

Based on the cited data and above analysis, the market value of the subject by direct capitalization is estimated as follows:

          SUMMARY OF THE DIRECT CAPITALIZATION APPROACH


Potential Gross Income

          128  (1)  1/1       $490.00                    $752,640

          156  (2)  1/1       $565.00                  $1,057,680

          27   (3)  l/lD      $640.00                     207,360

          68   (4)  2/2       $710.00                     579,360
                                                      -----------

     Total Potential Gross Income                       2,597,040

Vacancy and Collection Loss      7.00%                    181,793
                                                      -----------

Total Rent Income                                       2,415,247

Other Income                     3.00%                     72,457
                                                      -----------

Effective Gross Income                                  2,487,704

Expenses

Real Estate Taxes                                         299,997
Insurance                                                  52,173
Management                                                124,385
General & Administrative                                  286,954
Utilities                                                 156,520
Maintenance                                               234,780
Marketing                                                  18,261
                                                      -----------

     Total Expenses             47.15%                  1,173,070
                                                      -----------

Net Operating Income                                   $1,314,634
                                                      ===========

Capitalization Rate                                          9.25

ESTIMATE OF VALUE BY THE INCOME APPROACH              $14,212,259

               Rounded to:                            $14,200,000
                                                      ===========

Discounted Cash Flow Analysis:

The discounted cash flow analysis is an additional income capitalization approach method of valuing an income producing apartment complex. This method involves projecting an income stream for the property over a period of time and converting the cash flow to a present value. In this case, we have projected the cash flow over a 10 year holding period which is generally the maximum time a project is held due to deterioration of tax benefits.

Income and expenses for the first year of the cash flow analysis are estimated as previously described in the direct capitalization approach. The sales price at the end of the period (reversion) is estimated based on the eleventh year net operating income capitalized at 9.75%. From this is deducted a sale expense estimated at 5%.

The major assumption in this approach is that growth in both income and expenses are estimated at 2% a year. The stabilized vacancy rate is estimated at 7% and is supported by the recent market trends. The 2% income and expense increases are consistent with historical increases, as well as, the current trend in the consumer price index (CPI). These estimates are based on current market experience and may vary widely over time, thus pointing out the major weakness of this approach.

Two separate techniques are used reflecting, 1) an unleveraged deal and 2) a leveraged deal.

1) In the first technique, an unleveraged deal, the net operating income and the net proceeds of sale are discounted to present value. This discount rate is based on expected internal rates of return by investors on various types of unleveraged properties. We have chosen a discount rate of 11.0% based on the risk and an analysis of similar real estate investments. A survey in the December 1995 issue of Appraiser News, published by the Appraisal Institute, indicates required internal rates of return for apartment properties at about 10.0% to 13.0%.

2) The second technique, a leveraged deal, incorporates debt service and loan payoff into the calculations. For the purposes of this analysis a $11,337,675 loan (1.20 DCR) is assumed at 8.50% for 25 years. The resulting cash flow and proceeds at sale are discounted to present value, to arrive at a value of the equity investment. This is then added to the original mortgage amount to arrive at a value for the subject. Due to the higher risk associated with the equity in a leveraged deal, a discount rate of 16.00% is considered appropriate.

In order to check the internal rate of return relative to the capitalization rate, a basic value change formula is used. As can be determined from the following analysis, the 11.00% and 16.00% yield rates appear reasonable.


The Basic Value Change Formula

UNLEVERAGED DEAL
Yo  =  Ro +  [delta] a

Ro  =  9.25%
[delta] a  =  CR  =  Compounded Rate of Income Change  =  2.00%

Yo  =  9.25% + 2.00%  =  11.25%


LEVERAGED DEAL

Ye = Re +  [delta] a

Re = 7.00%
[delta] a = CR = Compounded Rate of Income Change = 8.99%

Ye = 7.00% + 8.99% = 15.99%

Based on this analysis, the 10 year projected pro forma and the present value of the resulting cash flows, before and after, debt service can be calculated, as follows:

                                                    MULTIFAMILY INCOME PROFORMA

Project:  Pelican Sound            Location: 10200 Gandy Boulevard         Date:          08/28/96
Gross Income Estimate:
Unit Type        No.        Rent/Mo.        Rent/Yr.    Vacancy Rate:           7.00%       Expenses:
                                                        Other Income:           3.00%
(1) 1/1          128           $490.00      $752,640    Income Growth:          3.00%       R.E. Taxes        $1.15       /Sq.Ft.
                                                        Expense Growth:         2.00%       Insurance         $0.20       /Sq.Ft.
(2) 1/1          156           $565.00    $1,057,680    Reversion:                          Management         5.00%      EGI
                                                         Cap. Rate:             9.75%       Utilities         $0.60       /Sq.Ft.
(3) 1/1E          27           $640.00      $207,360     Sales Expense:         5.00%       Maintenance       $0.90       /Sq.Ft.
                                                        Mortgage:                           Marketing         $0.07       /Sq.Ft.
(4) 2/2           68           $710.00      $579,360     Amount:          $11,337,675       Gen. & Admin.     $1.10       /Sq.Ft.
                                                         Interest Rate:         8.50%
                                                         Amortization:             25
Potential Gross Income:                   $2,697,040     Debt Serv.        $1,095,528       Total Sq. Ft.                 260,867
                                                         Bal. year 10      $9,270,881
==================================================================================================================================

                  Year 1    Year 2      Year 3     Year 4     Year 5     Year 6      Year 7    Year 8      Year 9        Year 10

==================================================================================================================================
Gross Income   $2,597,040 $2,648.981  $2,701,960 $2,756,000 $2,811,120  $2,867,342  $2,924,689  $2,983,183  $3,042,846 $3,103,703
Vacancy
 & Collection    $181,793   $185,429    $189,137   $192,920   $196,778    $200,714    $204,728    $208,823    $212,999   $217,259

Rent Income    $2,415,247 $2,463,552  $2,512,823 $2,563,080 $2,614,342  $2,666,628  $2,719,961  $2,774,360  $2,829,847 $2,886,444
Other Income      $72,457    $73,907     $75,385    $76,892    $78,430     $79,999     $81,599     $83,231     $84,895    $86,593

Eff. Gross
 Income        $2,487,704 $2,537,459  $2,588,208 $2,639,972 $2,692,772  $2,746,627  $2,801,560  $2,857,591  $2,914,742 $2,973,037

Expenses:
 R.E. Taxes      $299,997   $305,997    $312,117   $318,359   $324,726    $331,221    $337,845    $344,602    $351,494   $358,524
 Insurance        $52,173    $53,216     $54,281    $55,366    $56,474     $57,603     $58,755     $59,930     $61,129    $62,352
 Management      $124,385   $126,873    $129,410   $131,999   $134,639    $137,331    $140,078    $142,880    $145,737   $148,652
 Gen. & Admin.   $286,954   $292,693    $298,547   $304,518   $310,608    $316,820    $323,157    $329,620    $336,212   $342,937
 Utilities       $156,520   $159,650    $162,843   $166,100   $169,422    $172,811    $176,267    $179,792     $83,388   $187,056
 Maintenance     $234,780   $239,476    $244,265   $249,150   $254,133    $259,216    $264,400    $269,688    $275,082   $280,584
 Marketing        $18,261    $18,626     $18,999    $19,379    $19,766     $20,162     $20,565     $20,976     $21,396    $21,824

Total Expenses $1,173,070 $1,196,532  $1,220,462 $1,244,871 $1,269,769  $1,295,164  $1,321,068  $1,347,489  $1,374,439 $1,401,928

Net. Oper.
 Income        $1,314,634 $1,340,927  $1,367,746 $1,395,100 $1,423,003  $1,451,463  $1,480,492  $1,510,102  $1,540,304 $1,571,110

Debt Service   $1,095,528 $1,095,528  $1,095,528 $1,095,528 $1,095,528  $1,095,528  $1,095,528  $1,095,528  $1,095,528 $1,095,528

Cash Flow      $  219,106   $245,399    $272,218   $299,572   $327,474    $355,934    $384,964    $414,573    $444,775   $475,581

                  DISCOUNTED CASH FLOW ANALYSIS


Cash Flow Summary:

                                N.O.I.                  Cash Flow

     Year 1                   $1,314,634                 $219,106
     Year 2                    1,340,927                  245,399
     Year 3                    1,367,746                  272,218
     Year 4                    1,395,100                  299,572
     Year 5                    1,423,003                  327,474
     Year 6                    1,451,463                  355,934
     Year 7                    1,480,492                  384,964
     Year 8                    1,510,102                  414,573
     Year 9                    1,540,304                  444,775
     Year 10                   1,571,110                  475,581


Reversion:

     Est. Sales Price          16,436,224              16,436,224
     Sales Expenses               821,811                 821,811
     Mortgage Payoff                                     9,270,88
                              -----------            ------------
     Net Proceeds             $15,614,413              $6,343,533
                              ===========            ============

Discount Rate:                     11.00%                  16.00%

Present Value:

     Equity                   13,835,237                2,938,513
     Mortgage                                          11,337,675
                              -----------            ------------
     Total Present Value     $13,835,237              $14,276,188

          Rounded to:        $13,800,000              $14,300,000
                             ============            ============


This analysis uses two different assumptions to arrive at an estimate of value. The first is based on an unleveraged investment in the property and does not use the mortgage in the overall calculation. It is the present value of the Net Operating Income cash flows and reversion proceeds. The second method incorporates the mortgage into the calculations to arrive at a present value of the equity investment, to which is added the original mortgage amount.

Summary of the Income Capitalization Approach

Three methods have been used to derive a value by the income capitalization approach: capitalized net operating income, discounted cash flow (DCF) analysis - unleveraged and discounted cash flow (DCF) analysis - leveraged. These methods have yielded the following results:

         Capitalized Net Income:            $14,200,000

         DCF-unleveraged:                   $13,800,000

         DCF-leveraged:                     $14,300,000

As indicated earlier, the discounted cash flow analysis methods are based on the necessary assumptions as to income and expense growth over the holding period. While every effort has been made to make an accurate projection, this estimate could be subject to wide fluctuations over time. For this reason, these methods were given slightly less weight in the final analyzes.

The capitalized net income method is more closely related to actual market transactions, in that the capitalization rate is market derived. It does not require an opinion of future movement of income and expenses, but tends to reflect the markets perceptions as to future trends.

Therefore, based on the foregoing analysis, the value indication by the income capitalization approach is:

                           $14,200,000

             RECAPITULATION AND FINAL RECONCILIATION


The valuation of real property involves a systematic process in which the problem is defined, the procedure necessary to solve the problem is planned, and required data is acquired, classified, analyzed and reconciled into an final value estimate.

"Reconciliation is the analysis of alternative conclusions to arrive at a final value estimate." The analysis considers the reliability and accuracy of the information used in the value conclusions for the cost approach, the sales comparison approach, and the income capitalization approach. The market value estimates for each of the three approaches used are:

         COST APPROACH                      $14,500,000

         SALES COMPARISON APPROACH          $14,300,000

         INCOME CAPITALIZATION APPROACH     $14,200,000

The cost approach is a method in which the value of a property is derived from creating a substitute property with the same utility as the subject. It is typically considered to be relatively reliable for new or proposed construction. The degree of error tends to increase in this approach commensurate with the degree of accrued depreciation. This approach includes an estimate of land value based on direct comparison of the subject site with sites having similar utility which have recently sold; an estimate of the replacement cost new of the improvements; and an estimate of all forms of accrued depreciation which is deducted from the replacement cost new estimate.

Three comparable land sales were used to estimate the value of the subject site. The land comparables were the best known available in the market and lend adequate support to the estimated value of the subject site. The Marshall Valuation Service was used to estimate the replacement cost of the improvements and the depreciation estimate was based on an observation of the surrounding neighborhood. The subject was constructed in 1988 and has a considerable amount of accrued depreciation due to natural physical deterioration. The cost approach is considered the least reliable in the final value estimate.

The sales comparison approach involves comparing similar properties that have recently sold, or similar properties that are currently offered for sale, with the subject. The basic principle of substitution underlies this approach.

Five improved apartment comparable sales were used to estimate the market value of the subject. All of the sales were 1980 or 1990 vintage apartment complexes. Improved comparables 2 through 4 are located within about 13 miles of the subject and the remaining 2 improved comparables are located within the same geographical market area, within 2 miles of the subject.

Three units of comparison were used in the sales comparison approach. The three units of comparison used include the indicated price per unit, price per room and price per square foot. After analysis, all three units of comparison indicated similar values estimates. The sales comparison approach was considered a reliable estimate of market value for the subject.

The income capitalization approach is also reliable when estimating the value of an income property. This approach most nearly reflects the value of the property as an investment. This approach includes an analysis of the effective gross income which the subject is capable of generating, based on rents achieved and occupancy rates at competitive properties. A deduction for normal operating expenses is made in order to derive net operating income which is capitalized at an overall rate. The resulting figure is the estimated value by the income capitalization approach.

Financial information supplied included a July 19, 1996 rent roll and a two and a half year operating history. Comparable rent data was readily available and the operating expenses, capitalization rate, and discount rates were well supported by market evidence.

Two techniques were used in the income capitalization approach. The first technique used was direct capitalization and the second technique was a discounted cash flow analysis which considered both a leveraged purchase and an unleveraged purchase. Both techniques indicated value estimates which were reasonably similar. The income capitalization approach was considered a reliable estimate of market value for the subject.

In the final estimate of value, both the income capitalization approach and the sales comparison approach were given equal greatest weight. The cost approach was given little consideration. Therefore, based on the cited market data and the foregoing analysis, the market value of fee simple interest in the subject in "as is" condition and as of the effective date of August 28, 1996 is estimated at:

       FOURTEEN MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS
                          ($14,250,000)

                            INCLUDING
                 DEPRECIATED VALUE OF APPLIANCES
               FIVE HUNDRED FIFTY THOUSAND DOLLARS
                           ($550,000)

                          REAL PROPERTY
         THIRTEEN MILLION SEVEN HUNDRED THOUSAND DOLLARS
                          ($13,700,000)



ESTIMATED MARKETING TIME:

We have reviewed the typical marketing time for apartment complexes in the Tampa Bay area, as well as, discussed the marketing time with knowledgeable commercial brokers. If appropriately priced and marketed, the marketing time of the subject property is estimated at 6 months.

                    CERTIFICATE OF APPRAISAL

I certify that, to the best of my knowledge and belief:

- The statements of fact contained in this report are true and correct.

- The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbiased professional analyses, opinions, and conclusions.

- I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest or bias with respect to the parties involved.

- My compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

- My reported analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice; and the requirements of the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute. Unless otherwise stated herein, the departure provision does not apply.

- I have made a personal inspection of the property that is the subject of this report.

- No one provided significant professional assistance to the person signing this report.

- The appraiser has preformed within the context of the competency provision of the Uniform Standards of Professional Appraisal Practice.

- This report was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

- The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

- As of the date of this report, both Robert E. Riggins and William W. Atkinson have completed the requirements of the continuing education program of the Appraisal Institute.

-    This appraisal recognizes the following definition of value:

Market Value: as defined in Chapter 12, Code of Federal Regulations, Part 34.42(f) is, "The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.   buyer and seller are typically motivated;

2. both parties are well informed or well advised, and acting in what they consider their own best interests;

3. a reasonable time is allowed for exposure in the open market;

4. payment is made in terms of cash in United States dollars or in terms of financial arrangements comparable thereto; and

5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

The market value of the property described herein, subject to the assumptions and limiting conditions set forth herein, as of August 28, 1996, in "as is" condition, is estimated to be:

       FOURTEEN MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS
                          ($14,250,000)

                            INCLUDING
                 DEPRECIATED VALUE OF APPLIANCES
               FIVE HUNDRED FIFTY THOUSAND DOLLARS
                           ($550,000)

                          REAL PROPERTY
         THIRTEEN MILLION SEVEN HUNDRED THOUSAND DOLLARS
                          ($13,700,000)


Respectfully submitted:





___________________________          ____________________________
Robert E. Riggins, MAI, SRA          William W. Atkinson, MAI
President                            Vice President
State-certified general real         State-certified general real
estate appraiser #0000605            estate appraiser #0001221

               ASSUMPTIONS AND LIMITING CONDITIONS


The Market Value estimate of the property or properties appraised is subject to the following assumptions and limiting conditions:

1.   The legal description furnished is assumed to be correct.

2. No responsibility is assumed for matters legal in character nor is any opinion rendered herein as to title which is assumed to be good and merchantable. It is assumed that the property is free and clear of liens and encumbrances and under responsible ownership and management on the appraised date.

3. It is assumed that surveys and/or plats furnished to or acquired by the appraiser and used in the making of this report are correct. The appraiser has not made a land survey or caused one to be made and therefore assumes no responsibility for their accuracy.

4. Certain data used in compiling this report was given to the appraiser from sources he considers reliable; however, he does not guarantee the correctness of such data, although as far as is reasonably possible the data has been checked and is believed to be correct.

5. The soil and the area under appraisement appears to be firm and solid, unless otherwise stated. Subsidence in the area is unknown or uncommon but the appraiser does not warrant against this condition or occurrence.

6. Subsurface rights (mineral and oil) were not considered in making this report, unless otherwise stated.

7. Any riparian rights and/or littorial rights indicated by survey, map or plat are assumed to go with the property unless easements or deeds of record were found by the appraiser to the contrary.

8. Possession of this report, or copy thereof, does not carry with it, the right of publication or reproduction nor may it be used by anyone but the applicant without prior written consent of the applicant and the appraiser and in any event only in its entirety. This limitation is not to exclude applicant from copying the report in connection with the normal course of a mortgage application of syndication of the property.

9. The appraiser, by reason of this report, is not required to give testimony in court with reference to the property herein appraised nor is he obligated to appear before any governmental body, board or agent unless arrangements have been previously made thereof.

10. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. The separate valuations for land and improvements must not be used in conjunction with any other appraisal and are invalid if so used.

11. Neither all nor any part of the contents of this report shall be conveyed to the public through advertising, public relations, news, sales or other media without the written consent and approval of the author, particularly as to the valuation conclusions, the identity of the appraiser or firm with which he is connected, or any reference to the American Institute of Real Estate Appraisers, or the MAI designation.

12. We are not expert in determining the presence or absence of hazardous substances, defined as all hazardous or toxic materials, wastes, pollutants or contaminants (including, but not limited to, asbestos, PCB, UFFI, or other raw materials or chemical(s) used in construction, or otherwise present on the property). We assume no responsibility for the studies or analyses which would be required to determine the presence or absence of such substances or for loss as a result of the presence of such substances. The value estimate is based on the assumption that the subject property is not so affected.

                            ADDENDUM

                         FLOOD PLAIN MAP

                SUPPLEMENTAL SUBJECT PHOTOGRAPHS


















                   INTERIOR VIEW OF CLUBHOUSE































                  SWIMMING POOL - FACING SOUTH

























         LAKE AND APARTMENT BUILDINGS - FACING NORTHEAST


























                TENNIS COURTS - FACING NORTHEAST

























                   INTERIOR OF APARTMENT UNIT


























                   INTERIOR OF APARTMENT UNIT

























                   INTERIOR OF APARTMENT UNIT


























                GRAY BOULEVARD - FACING NORTHEAST






















               GANDY BOULEVARD - FACING SOUTHWEST

City of St. Petersburg                                  Article X
ZONING ORDINANCE


RO-P  RESIDENTIAL OFFICE PARKWAY





SEC. 64.167    PURPOSE AND INTENT.



This district is intended to permit either residential or office, or a compatible mixture of these uses, at medium intensity or density of 12 units per acre for multifamily use but with density up to 15 units per acre obtainable through utilization of Transfer of Development Rights (T.D.R.).

Application of this district is intended for portions of major thoroughfares where a parkway and uncluttered character is desired, with development on large lots.

Developments in this zoning district which are also located within a designated community redevelopment area as such area is defined in Chapter 163 of the Florida Statutes, shall be reviewed by the Community Redevelopment Agency (see Sec. 64.31.22 of the Zoning Ordinance) for compliance with adopted Redevelopment Plans.





SEC. 64.168    PERMITTED PRINCIPAL USES AND STRUCTURES. (SUBJECT
               TO PROVISIONS OR RESTRICTIONS CONTAINED HERE AND
               ELSEWHERE IN THE CHAPTER.)



Site Plans for permitted uses and structures with up to 20,000 square feet gross floor area inclusive or up to 60 units inclusive require approval by the City Manager. Uses and structures with more than 20,000 square feet gross floor area or 60 units will require Site Plan approval by the Environmental
Development Commission.

(1)  Multifamily Development of not more than 60 units.

(2)  Special Residential Development of not more than 60 units.

(3)  Boarding and Rooming Houses of not more than 20 units.

(4) Community Residential Homes for 1-14 residents, subject to conditions set forth in Sec. 64.09, Subsec. 31(a) and (b).

(5) Offices, provided there be no commercial display windows or storefront type of buildings.

(6)  Churches.

(7)  Public Parks, Playgrounds and Playfields.

(8) Financial Institutions, without drive-in facilities, provided there are no commercial display windows or storefront type of buildings, and no illuminated signs are erected that face residential districts, where feasible.

(9) Parking Lots in connection with nearby commercial uses, where this district adjoins an office, commercial or industrial district, along rear or side lot lines without an intervening street (but with or without an intervening alley), provided:

     (a) Such parking lots may be permitted only between the office, commercial or industrial district and the nearest street in the residential district.

     (b) A 5-foot solid decorative masonry wall shall be erected along the sides of such off-street parking areas where they adjoin residential property or undeveloped property in the residential district.

     (c) No source of illumination for such parking lots shall be directly visible from any window in any residence.

     (d) There shall be no movement of vehicles on such lots between 10:00 p.m. and 7:00 a.m.

     (e) There shall be no sales or service activities on such lots, nor parking of house trailers of any kind, nor trucks, except for operative automobiles and appurtenances and light commercial vehicles for more than 24 hours. No drive through to an adjacent or abutting facility will be permitted.

(10) Motels and Hotels.

(11) Academic Schools; Colleges and Universities.

(12) Bed and Breakfast Homes.





SEC. 64.169    PERMITTED ACCESSORY USES AND STRUCTURES.



(1)  Uses and structures which:

     (a) Are customarily accessory and clearly incidental and subordinate to permitted or permissible uses and structures.

     (b) Are not of a nature prohibited under "Prohibited Uses and Structures."

(2) Apothecaries, for the sale of medical supplies and drugs only, may be permitted as an internal accessory use with a medical office complex when the gross floor area of the medical complex is not less than 10,000 square feet and the apothecary gross floor area does not exceed 1,000 square feet.

(3) Temporary structures and operations in connection with, and on the site of, building or land preparation developments, including dredging and filling, grading, paving, installation of utilities, construction, erection of field offices, and structures for storage of equipment and building materials; provided a certificate of occupancy shall have been issued therefor.





SEC. 64.170    SPECIAL EXCEPTIONS PERMISSIBLE BY THE
               ENVIRONMENTAL DEVELOPMENT COMMISSION.  (SEE SEC.
               64.23)



After public notice and hearing, and subject to appropriate con-ditions and safeguards, the Environmental Development Commission may permit:

(1)  Multifamily Development greater than 60 dwelling units.

(2)  Day Care Centers.

     Outdoor activity areas (i.e., playgrounds) for the day care center shall be visually shielded from a residential district by 6-foot high solid decorative walls or fences, in accordance with the Fence and Wall Limitations of Sec.
     64.09, Subsec. 32 of the Zoning Ordinance.

(3) Community Service Clubs when on a major street, as identified by the Major Street Map and made part of this ordinance.

(4)  Golf Courses.

(5) Recreational Uses except those in which the conduct of com-mercial affairs plays a major part.

(6) Community Residential Homes for more than 14 residents, subject to conditions set forth in Sec. 64.09, Subsec.
     31(c).

(7)  Boarding and Rooming Houses greater than 20 units.

(8)  Nursing Homes, when on a major street.

(9)  Government and Community Buildings and Uses.

(10) Business and Professional Schools.

(11) Utility Substations.

(12) Hospitals, provided the site abuts an arterial street, as identified by the Major Street Map and made part of this ordinance.

(13) Mixed Uses of a permitted or permissible nature involving a residential use.

(14) Financial Institutions with drive-in facilities, providing no structure or traffic lane is located closer than 25 feet to a residential property line nor shall alleys or driveways abutting residential property be used for such operations.

(15) Special Residential Development greater than 60 units.  (See
     Sec. 64.09, Subsec. 15.)

(16) Laboratories.

(17) Special Commercial Development when made an integral part of a development subject to the following:

     (a) The purpose and intent of Special Commercial Development shall be to create a unified planned development of residential and/or office use with a limited amount of commercial development designed in a comprehensive manner with controlled access, signage, hours of operation and delivery, and sufficient landscaping in order to avoid the appearance of strip commercial development.

     (b)  Minimum total development size: five (5) acres.

     (c) Special Commercial Development limited to 5 percent of the gross floor area of any phase of construction for which a certificate of occupancy is issued, but not to exceed 20,000 square feet of gross floor area.

     (d) Special Commercial Development uses shall be limited to the following uses:

          1. Retail stores; sales and display rooms and shops, establishments for servicing household appliances, other than gasoline engines, including places in which goods are produced for sale only at retail and only on the premises (provided that all sales, storage, display of goods, or allowable production of goods shall be within enclosed buildings).

          2. Service establishments, with processing on the premises provided that not over ten (10) persons shall be employed in such processing.

          3.   Indoor eating and drinking establishments.1

     (e) The applicant shall be required to demonstrate that the proposed Special Commercial Development will be supported by and dependent upon the remainder of the development and does not duplicate existing retail opportunities in the market area.

     (f) The Special Commercial Development shall be internally oriented within the development and easily accessible to the remainder of the development through internal roadways, pedestrian walkways, and bicycle paths.

     (g) The Special Commercial Development shall not have direct vehicular access to the roadway bordering the overall development but instead shall have indirect access by internally connecting to a primary access road which enters into the overall development.

     (h) No Certificate(s) of Occupancy shall be issued for any portion of the Special Commercial Development until a Certificate(s) of Occupancy has been issued for the development that supports the Special Commercial Development. For a development that has been approved in phases, a Certificate(s) of Occupancy can be issued for the Special Commercial Development in each phase after a Certificate(s) of Occupancy has been issued for the phase of the development that supports the Special Commercial Development. The Special Commercial Development in each phase of a development shall not exceed the requirements of Sec. 64.170 (16)(c).

     (i) The applicant shall submit, at the discretion of the Planning Department, a detailed transportation study based upon the proposed uses of the Special Commercial Development which shall demonstrate that the level of service of the roadway network surrounding the overall development will not be negatively impacted. The Planning Department shall approve the study methodology prior to the study being initiated.

     (j) No sign or other advertising device shall be erected for a Special Commercial Development use without the approval of the Environmental Development Commission but in no case shall it exceed normal RO-P signage requirements.

     (k) Hours of operation and for deliveries shall occur between the hours of 7 a.m. and 11 p.m.

(18) Mortuaries.

(19) Parking Garages.

(20) Office Research and Distribution Activities subject to the following:

     (a)  Minimum total development size: Five (5) acres.

     (b) Abutting at least one (1) major street as identified by the Major Street Map and made a part of this Ordinance.

     (c) Office-research as principal use, printing and distri-bution only as internal accessory used.

     (d) For purposes of all other zoning regulations, such facilities will be considered as offices.

(21) Birthing Centers (See Sec. 64.06, Definitions).

(22) Communication Towers.

(23) Temporary Employment Offices, subject to the following:

     It is the intent of this ordinance that all temporary employment offices provide sufficient interior space to house all temporary employment clients that may be waiting on site until employment is located for their clients. Temporary employment offices shall identify the maximum number of clients that will be waiting for employment on site at any given time based on historical data and shall provide sufficient interior waiting space for these clients. The minimum space per client shall be seven (7) square feet. Adequate sanitary facilities shall be provided for the maximum number of clients.





SEC. 64.171    PROHIBITED USES AND STRUCTURES.



All uses and structures not of a nature specifically, provision-ally, or by reasonable implication permitted herein, and any use which the Environmental Development Commission, upon appeal, and after investigating similar uses elsewhere, shall determine to be potentially noxious, dangerous, or offensive to residents of the district or to those who pass on public ways by reason of odor, smoke, noise, glare, fumes, gas, fire, explosion or emission of particulate matter, or likely for other reasons to be incompatible with the character of the district.





SEC. 64.172    MAXIMUM LOT DEVELOPMENT.



(1)  Residential; Hotels and Motels:

          Multifamily:        12 units per acre (3,630 square
                              feet per unit).

          Multifamily
          (with T.D.R.):      15 units per acre (2,904 square
                              feet per unit).

          Boarding and
          Rooming Houses:     3,630 square feet per dwelling unit
                              and 750 square feet per boarding
                              and rooming unit.
          Community
          Residential Homes:  3,630 square feet per dwelling unit
                              with 200 square feet of living
                              space per resident.

          Nursing Homes:      15,000 square feet for the first
                              eight (8) bed plus 500 square feet
                              for each additional bed.

          Hotels:             1,000 square feet per rental unit.

          Motels:             1,200 square feet per rental unit.

(2)  Mixed Uses (Nonresidential with Residential or Hotels and
     Motels):

          For determining allowable floor area for nonresidential, number of allowable units or required lot size. (See Sec. 64.09, Subsec. 17 of Text for examples.)

(3)   All Other Uses:

          Floor Area Ratio (F.A.R.) = 0.35

(4) For categories (2) and (3) above, when 50 percent or more of required parking is provided on the site within and as part of the principal structure or within a multiple level parking structure, the allowable F.A.R. = 0.50 and such parking area shall not be included in the allowable F.A.R. calculation.






SEC. 64.173    MINIMUM LOT REQUIREMENTS. AREA AND WIDTH.



Offices; Residential; Day Care Centers; Bed and Breakfast Homes:

     Lot area:           One (1) acre

Hospitals:

     Lot area:           Ten (10) acres

Schools:

     Lot width:          300 feet

     Lot area:

          Elementary:    Four (4) acres plus one (1) acre per 100
                         students and major fraction thereof.

          Middle:        Six (6) acres plus one (1) acre per 100
                         students and major fraction thereof.

          Senior High:   Eight (8) acres plus one (1) acre per
                         100 students and major fraction thereof.

All Other Uses:

     Lot area:           One (1) acre; or as may be determined by
                         the Environmental Development Commission for Special Exceptions.






SEC. 64.174    MINIMUM YARD REQUIREMENTS. DEPTH AND WIDTH.



Special Provisions and Restrictions:

     Required yards abutting streets shall contain no structures except the prime identification sign, walkways and perpen-dicular driveways. Such yards shall be planted with grass, appropriate shrubbery and trees in a manner which will not impede visibility of drivers and pedestrians. No part of a yard abutting a major street shall be used for parking.

          Front:         50 feet

          Side (Street): 50 feet on major streets; 25 feet on
                         other streets.
          Side
          (Interior):    20 feet

          Yards between
          structures on
          a single lot:  20 feet

          Rear:          25 feet





SEC. 64.175    MAXIMUM HEIGHT OF STRUCTURES.



35 feet; for each additional foot of setback on all sides measured at the ground, four (4) additional feet of height is permitted (See Sec. 64.09, Subsec. 3 for height limitations); and subject to the F.A.R. requirement and Airport height guidelines.





SEC. 64.176    MINIMUM OFF-STREET PARKING AND OFF-STREET LOADING
               REQUIREMENTS. (SEE SEC. 64.09, SUB. 7 AND 8, AND
               LANDSCAPING FOR VEHICULAR USE AREAS ORDINANCE.)



Multifamily Dwellings:

     One and one-half (1-1/2) spaces for each dwelling unit.

Nursing Homes:

     One (1) space for each 300 square feet of gross floor area.

Boarding or Rooming Houses:

     One (1) space for each dwelling unit plus one (1) space for each boarding or rooming unit or fraction thereof.

Hotels and Motels:

     One (1) space per rental unit.

Offices; Financial Institutions; Laboratories; Mortuaries:

     One (1) space for each 200 square feet of floor area.

     Mortuaries shall provide off-street space for formation of automobile processions.

Day Care Centers:

     One (1) space shall be provided for every ten (10) persons in the day care center. However, in no case shall there be less than two (2) parking spaces on site.

     There shall be a drop off/pick up area on the site (preferably in the form of a circular driveway) for a minimum of three (3) vehicles in facilities with 20 or fewer persons; for five (5) vehicles in facilities with between 21-40 persons; for seven (7) vehicles in facilities with between 41-60 persons; and nine (9) vehicles in facilities with more than 60 persons .

Churches:

     One (1) space for each 250 square feet in congregational seating area (including aisles) in church proper and in Sunday School or other meeting rooms and classrooms. Off-street space shall be provided for taking on and discharging passengers and for formation of automobile processions.

Government and Community Buildings:

     Three (3) spaces for each office room, plus one (1) space for each 150 square feet of seating area (including aisles) in any room used for public meetings.

Community Service Clubs:

     One (1) space for each 100 square feet of gross floor area, or one (1) space for each three (3) seats in any room for assembly, whichever is greater, and all parking shall be shielded from view by heavy plantings; no parking to be permitted in required yards of Community Service Clubs.

Schools:

     Elementary and Middle: Two (2) spaces for each classroom or office room, plus one (1) space for each 150 square feet of seating area (including aisles) in any auditorium or any gymnasium or cafetorium intended to be used as an auditorium.

     Senior High, Business and Professional Schools, Colleges and
     Universities: Four (4) spaces for each classroom or office room plus one (1) space each 150 square feet of seating area (including aisles) in any auditorium or any gymnasium or cafetorium intended to be used as an auditorium.

Hospitals:

     One (1) space for each two (2) beds plus one (1) space for each staff doctor.

Parking for Handicapped:

     See Sec. 64.09, Subsec. 7-1.

Community Residential Homes:

     With six (6) or fewer residents:

          Two (2) spaces.

     With seven (7) or more residents:

          Two (2) spaces, plus one (1) space for each three (3) residents.

All Other Uses:

     One (1) space for each 200 square feet of gross floor area, or as may be determined by the Environmental Development
      Commission for Special Exceptions.

LEGAL DESCRIPTION

DESCRIPTION:  (PROPERTY DESCRIBED IN SAFECO POLICY NO. 49498 AND
CHELSEA                       POLICY NO. 37286)

THAT PART OF THE SOUTHEAST 1/4 OF SECTION 18, AND THAT PART OF
THE NORTHEAST 1/4 OF SECTION 19, TOWNSHIP 30 SOUTH, RANGE 17
EAST, PINELLAS COUNTY, FLORIDA, MORE PARTICULARLY DESCRIBED AS
FOLLOWS:

COMMENCE AT THE SOUTHWEST CORNER OF THE NORTH 3/4 OF THE NORTH 1/2 OF THE NORTHEAST 1/4 OF SECTION 19, TOWNSHIP 30 SOUTH, RANGE 17 EAST, PINELLAS COUNTY, FLORIDA; THENCE SOUTH 89" 55' 46" EAST, ALONG THE SOUTH BOUNDARY OF SAID NORTH 3/4, A DISTANCE OF 1035.00 FEET TO THE POINT OF BEGINNING; THENCE NORTH 0 DEGREES 14' 59" EAST, 790.91 FEET TO A POINT ON THE SOUTHERLY RIGHT-OF-WAY LINE OF STATE ROAD 600 (GANDY BOULEVARD) ACCORDING TO O.R. 4420, PAGE 6, PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA; THENCE ALONG AND WITH THE SOUTHERLY RIGHT-OF-WAY LINE OF SAID STATE ROAD 600. THE FOLLOWING SIX (6) COURSES: (1) NORTH 79 DEGREES 47' 00" EAST,
258.08 FEET;  (2) NORTH 71 DEGREES 14' 32" EAST, 102.50 FEET; (3)
NORTH 65 DEGREES 57' 53" EAST, 293.84 FEET, TO A POINT ON A CURVE THAT IS CONCAVE SOUTHEASTERLY, HAVING A RADIUS OF 2809.79 FEET; THENCE ALONG THE ARC OF SAID CURVE, A CHORD BEARING AND DISTANCE OF (4) NORTH 70 DEGREES 10' 36" EAST, 147.14 FEET; (5) NORTH 71 DEGREES 40' 31" EAST, 299.68 FEET; (6) NORTH 72 DEGREES 49' 16" EAST, 225.58 FEET; THENCE LEAVING SAID RIGHT-OF-WAY LINE SOUTH 0 DEGREES 31' 53" WEST, 210.57 FEET TO A POINT ON THE NORTH BOUNDARY OF THE NORTHEAST 1/4 OF SAID SECTION 19 THAT IS NORTH 89 DEGREES 54' 50" WEST, 327.22 FEET FROM THE NORTHEAST CORNER OF SAID NORTHEAST 1/4; THENCE SOUTH 0 DEGREES 09' 57" WEST, 372.67 FEET; THENCE NORTH 81 DEGREES 08' 18" EAST, 218.93 FEET; THENCE SOUTH 0 DEGREES 09' 57" WEST, 111.00 FEET FROM AND PARALLEL WITH THE EAST BOUNDARY OF SAID NORTHEAST 1/4, A DISTANCE OF 652.38 FEET TO A POINT ON THE SOUTH BOUNDARY OF NORTH 3/4 OF THE NORTH 1/2 OF SAID NORTHEAST 1/4 THAT IS NORTH 89 DEGREES 55' 46" WEST,
111.00 FEET FROM THE SOUTHEAST CORNER OF SAID NORTH 3/4; THENCE NORTH 89 DEGREES 55' 46" WEST, ALONG SAID SOUTH BOUNDARY, 1472.68 FEET TO THE POINT OF BEGINNING. ALL BEING IN THE SOUTHEAST 1/4 OF SECTION 18 AND THE NORTHEAST 1/4 OF SECTION 19, TOWNSHIP 30 SOUTH, RANGE 17 EAST, PINELLAS COUNTY, FLORIDA, SUBJECT TO RIGHTS-OF-WAY AND EASEMENTS OF RECORD.

CONTAINING 31.591 ACRES, MORE OR LESS.

Pelican Sound Building Code Review

07/19/96                                                 DECADE PROPERTIES                                                  Page 1
4:24 pm                                                    PELICAN SOUND                                                  ID 3.6.6
                                                             Rent Roll
                                                         As of 19 Jul 1996
                                        Grouping codes included:  ABCDEFGHIJKLMNOPQRSTUVWXY
Unit #     Name                            Type     Sq.Ft.    Autobill    Deposit    Moved In        Lease Ends     Status

0201    Bowman, Margaret                   HARBOR.B   830      745.00     300.00     26 May 1995       Monthly         0
0202    Hoffman, Michael                   COVE       700      565.00     100.00     17 May 1996     28 Feb 1997       0
0203    Smith, Phyllis M                   COVE       700      550.00     100.00     30 Jun 1995     31 Jan 1997       0
0204    Calvert, Theresa J                 COVE       700      525.00     100.00     29 Jun 1994     31 Jul 1996       0
0205    Hope, Michael R                    COVE       700      525.00     200.00      9 Jul 1993     31 Jul 1996      NR
0206    Titus, Leanna                      COVE       700      565.00     100.00     31 May 1996     28 Feb 1997       0
0207    Goldfarb, Jami                     COVE       700      550.00     100.00     11 Jan 1995     31 Jan 1997       0
0208    Hall, Karen                        COVE.W     700      565.00     100.00      9 Feb 1996     28 Feb 1997      NU
0209    Crawford, Barbara                  COVE.W     700      555.00     100.00      5 Apr 1996     31 Jan 1997       0
0210    Moore, Christine Hylton            COVE.W     700      560.00     100.00      3 Sep 1994     31 Oct 1996       0
0211    King, Duque & Sheri                COVE.W     700      590.00     100.00     14 Jun 1996     30 Jun 1997       0
0212    Chapman, Michael                   COVE.W     700      555.00     200.00     15 Mar 1996     31 Dec 1996       0
0213    Miller, Angela L                   COVE.W     700      590.00     100.00     29 Nov 1995     28 Aug 1996       0
0214    Freeman, Holly                     COVE       700      535.00     200.00      1 Apr 1994     31 Dec 1996       0
0215    Vacant                             COVE       700      565.00       0.00                                      VU
0216    Wilson, Michael                    COVE.FP    700      530.00     100.00      1 Mar 1996     30 Nov 1996       0
0217    Davenport, Mellodee                COVE       700      565.00     100.00     25 Jun 1993     31 Dec 1996       0
0218    Hamada, Denise                     COVE       700      565.00     100.00     24 Jun 1996     23 Mar 1997       0
0219    Latour, Edmund L                   COVE.FP    700      550.00     200.00     8 Sep 1995      30 Jun 1997       0
0220    Vacant                             COVE.W     700      590.00       0.00                                      VU
0221    Batdorf, Robert                    COVE.W     700      575.00     100.00      4 Jan 1995     31 Jan 1997       0
0222    Murphy, Mark T.                    COVE.WFP   700      575.00     100.00     20 Mar 1993     31 Oct 1996       0
0223    Sanders, Robert                    COVE.W     700      515.00     100.00     16 Feb 1996     28 Feb 1997       0
0224    Drutman, Robin                     COVE.W     700      565.00     200.00     20 Oct 1993     31 Oct 1996       0
0225    Tucker, Laura Lee                  COVE.WFP   700      545.00     250.00     24 Aug 1990     31 Aug 1996       0
0226    Lopez, Ralph A.                    COVE       700      540.00     100.00     27 Oct 1993     30 Sep 1996       0
0227    Capitano, Irene L.                 COVE       700      540.00     100.00      3 Oct 1991     30 Apr 1997       0
0228    Montiero, Lisamarie                COVE       700      540.00     100.00     20 Jun 1995     31 Mar 1997       0
0229    Kraczkowski, Nicole                COVE       700      530.00     100.00     26 Apr 1996     31 Jan 1997       0
0230    Zalesky, Jonathan                  COVE       700      540.00     100.00      2 Dec 1994     31 Dec 1996       0
0231    Lockley, Donna                     COVE       700      535.00     100.00     26 Mar 1993     31 Mar 1997       0
0232    Bobo, Karen                        COVE.W     700      565.00     100.00     14 Jul 1995     31 Jul 1996      NU
0233    Guiberson, Julie                   COVE.W     700      515.00     100.00     19 Feb 1996     28 Feb 1997       0
0234    Schaal, Michael                    COVE.W     700      590.00     100.00     18 Jun 1996     31 Mar 1997       0
0235    Vacant                             COVE.W     700      590.00       0.00                                      VR
0236    Teise, Kenneth                     COVE.W     700      625.00     100.00     12 May 1995        Monthly       NR
0237    Crowder, Stephanie                 COVE.W     700      565.00     100.00     12 Apr 1996     30 Apr 1997       0
0301    Rauch, Patricia                    HARBOR.B   830      695.00     300.00     10 Nov 1995     30 Nov 1996       0
0302    Ransinger, Tonjia L.               COVE       700      540.00     200.00      1 Jan 1994     31 Oct 1996       0
0303    Moyer, Lance                       COVE       700      540.00     100.00     19 Dec 1993     31 Dec 1996       0
0304    French, John                       COVE       700      600.00     100.00     16 Aug 1995     Monthly           0
0305    Schumacker, David                  COVE       700      520.00     200.00     21 Mar 1996     31 Dec 1996       0
0306    Clouse, Christine\Darrin           COVE       700      532.00     100.00     29 Apr 1996     31 Dec 1996       0
0307    Vacant                             COVE       700      565.00       0.00                                      VR
0308    Parham, Kristi                     COVE.C     700      565.00     100.00     25 May 1996     31 May 1997       0
0309    Ivey, Misty M.                     COVE.C     700      540.00     100.00     11 Feb 1994     31 Jul 1996       0
0310    Johnson, Ellen                     COVE.C     700      555.00     100.00     16 Aug 1993     31 May 1997       0
0311    Horvath, Janet                     COVE.W     700      555.00     200.00     19 Apr 1996     31 Jan 1997       0
0312    Bodzianowski, Michael              COVE.W     700      515.00     100.00      1 Mar 1996     28 Feb 1997       0
0313    Dankert, Richard                   COVE.W     700      625.00     100.00      5 Apr 1991     Monthly           0
0314    Cambron, Diana                     COVE       700      540.00     200.00     22 Mar 1989     31 Dec 1996       0
0315    Nordquist, Elizabeth               COVE       700      515.00     100.00     26 Feb 1996     30 Nov 1996       0
0316    Miller, Glenn R.                   COVE.FP    700      560.00     100.00      5 May 1995     28 Feb 1997       0
0317    Daras, Nick                        COVE       700      565.00     100.00     15 May 1996     31 May 1997       0
0318    Ponton, Rae A                      COVE       700      545.00     100.00     14 Apr 1995     30 Apr 1997       0
0319    Mark, Reinhold                     COVE.FP    700      565.00     100.00      7 Jun 1996     30 Jun 1997       0
0320    McGloine, Frederick                COVE.C     700      560.00     200.00      1 Sep 1995     30 Sep 1996       0
0321    Whitaker, Erin                     COVE.C     700      575.00     100.00     21 Jun 1996     30 Jun 1997       0
0322    Willman, Lisa M                    COVE.CFP   700      550.00     100.00     31 Aug 1995     31 Aug 1996       0
0323    Schoenfelder, Robert               COVE.C     700      555.00     100.00     20 Feb 1993     31 Dec 1996       0
0324    Marti, John C.                     COVE.C     700      550.00     100.00     15 Nov 1993     30 Nov 1996       0
0325    Adams, Amy K.                      COVE.CFP   700      550.00     100.00      1 Sep 1994     31 Aug 1996       0
0326    Keely, Amy J                       COVE       700      565.00     200.00     19 Oct 1995     31 Jul 1996       0
0327    Webb, Teresa                       COVE       700      565.00     200.00      6 Oct 1995     31 Oct 1996       0
0328    Urena, Alfred                      COVE       700      540.00     200.00     31 Aug 1995     30 Sep 1996       0
0329    Kilroy, Renee L                    COVE       700      550.00     200.00      4 Aug 1995     28 Feb 1997       0
0330    Nayyar, Anjali K                   COVE       700      540.00     100.00     11 Aug 1995     31 Aug 1996      NU
0331    Eller, Mary L                      COVE       700      600.00     100.00     11 Oct 1995     28 Feb 1997       0
0332    Streetman, Shannon                 COVE.C     700      555.00     100.00      3 Mar 1995     31 Aug 1996      NU
0333    Armstrong, David                   COVE.C     700      555.00     100.00     30 Apr 1994     31 Mar 1997       0
0334    Streicher, Mark H.                 COVE.C     700      545.00     200.00     15 Mar 1995     31 Mar 1997       0
0335    Swanson, Nancy                     COVE.C     700      515.00     300.00      1 Mar 1996     28 Feb 1997       0
0336    Hillary-Hale, Cynthia              COVE.C     700      575.00     100.00      1 May 1996     31 Jan 1997       0
0337    Paul, Marla                        COVE.C     700      565.00     100.00     31 Mar 1996     31 Dec 1996       0
0401    Farmer, Gregory W                  BAY.C      505      485.00     100.00      8 Sep 1995     30 Sep 1996       0
0402    Eligado, Monica                    BAY.C      505      485.00     100.00     19 Jan 1996     18 Jan 1997       0
0403    Gaffney, Katherine                 BAY.C      505      480.00     100.00      7 Jul 1995     31 Jul 1996       0
0404    Zucco, Tom F                       BAY.C      505      485.00     100.00     13 Oct 1995     31 Jul 1996       0
0405    Wilson, Frank                      BAY        505      485.00     100.00     18 Aug 1995     28 Feb 1997       0
0406    Murnane, Catherine                 BAY        505      480.00     100.00     31 May 1994     30 Sep 1996       0
0407    Tubbs, Sharon                      BAY        505      490.00     100.00      1 Apr 1996     31 Dec 1996       0
0408    Ahn, Sook Yul                      BAY        505      480.00     100.00      1 Dec 1995     30 Nov 1996       0
0409    Digby, Julia                       PORT.C     910      715.00     200.00      7 Jun 1996     30 Jun 1997       0
0410    Alterkruse, John M                 PORT.C     910      705.00     200.00     15 Nov 1995     31 Aug 1996       0
0411    Vacant                             PORT.CFP   910      720.00       0.00                                      VR
0412    Steinke, James                     PORT.C     910      715.00     200.00      5 Apr 1996     31 Jan 1997       0
0403    Gortot, Frank                      PORT.C     910      705.00     200.00      5 Jan 1996     31 Dec 1996       0
0414    Defilippo, Richard                 PORT.CFP   910      705.00     200.00     16 Feb 1996     30 Nov 1996       0
0415    Brodeur, Ronald                    PORT.C     910      705.00     300.00      6 Mar 1996     31 Dec 1996       0
0416    Lee, Marilyn                       PORT.C     910      705.00     200.00     26 Jan 1996     31 Oct 1996       0
0417    Johnson, Kelly J.                  PORT.CFP   910      740.00     400.00      1 Jan 1994     Monthly          NU
0418    Schultz, Barbara H                 PORT       910      695.00     200.00     17 Feb 1995     28 Feb 1997       0
0419    Guerini, Rosemarie                 PORT       910      695.00     200.00     15 Feb 1996     31 Dec 1996       0
0420    Cooper, William                    PORT.FP    910      710.00     200.00     31 May 1996     31 May 1997       0
0501    Ramos, Ronald                      BAY        505      480.00     100.00     30 Jul 1993     30 Apr 1997       0
0502    Clement, Laurie                    BAY        505      490.00     100.00     29 Mar 1996     31 Mar 1997       0
0503    Blood, Andrea                      BAY        505      490.00     100.00      7 Jun 1996     30 Jun 1997       0
0504    Zucchetti, Jorge                   BAY        505      480.00     200.00      8 Sep 1995     30 Sep 1996       0
0505    Pfeiffer, Brooks F                 BAY.W      505      495.00     100.00     26 Apr 1995     31 Oct 1996       0
0506    Ringquist, Linda A                 BAY.W      505      490.00     100.00      1 May 1995     30 Apr 1997       0
0507    Brennan, Christoph                 BAY.C      505      485.00     100.00     30 Jun 1995     30 Jun 1997       0
0508    Asanaka, Miyaki                    BAY.C      505      480.00     100.00     22 Jul 1994     31 Jul 1996       0
0509    Foronda, Edwin                     PORT       910      695.00     200.00      2 Nov 1994     31 Oct 1996       0
0510    Buck, William R                    PORT       910        0.00       0.00      1 Dec 1995     30 Nov 1996       0
0511    Hetland, Vicki                     PORT.FP    910      705.00     200.00     16 Feb 1996     28 Feb 1997       0
0512    Williams, Ida                      PORT       910      705.00     120.00     17 Apr 1993     30 Apr 1997       0
0513    Phillips, Christopher              PORT       910      695.00     300.00     29 Dec 1995     31 Dec 1996       0
0514    Gibson, John                       PORT.FP    910      680.00     200.00     19 Jul 1995     31 Jul 1996      NU
0515    Heisler, Jan M                     PORT.W     910      710.00     200.00      7 Jul 1995     31 Jul 1996      NR
0516    Stransky, Jason H   NO CHECKS!!    PORT.W     910      715.00     200.00      1 Sep 1995     31 Aug 1996       0
0517    Abasi, Tariq & Naheeda             PORT.WFP   910      735.00     200.00     20 Jun 1996     30 Jun 1997       0
0518    Kim, Yun Joong                     PORT.W     910      715.00     150.00     18 Oct 1992     31 Oct 1996       0
0519    Sutton Iii, William                PORT.W     910      715.00     250.00     20 Feb 1993     28 Feb 1997       0
0520    Landy, Susan                       PORT.WFP   910      715.00     200.00     24 Feb 1995     31 Aug 1996       0
0521    Ryan, Jennifer                     BAY        505      480.00     300.00     12 May 1995     28 Feb 1997       0
0522    Vacant                             BAY        505      490.00       0.00                                      VR
0523    Chambers, Lance                    BAY        505      480.00     200.00      9 Feb 1996     28 Feb 1997       0
0524    Ramos, Janet                       BAY        505      490.00     100.00     24 Apr 1996     30 Apr 1997       0
0525    Phillips, Paul                     BAY.C      505      530.00     100.00     23 Nov 1994     Monthly           0
0526    Fischer, Carson                    BAY.C      505      495.00     200.00     10 May 1996     31 May 1997       0
0527    Mays, Cristie                      BAY.W      505      505.00     200.00      5 Apr 1996     31 Jan 1997       0
0528    Brames, Mary                       BAY.W      505      485.00     100.00      5 Oct 1995     31 Jul 1996       0
0601    McCluskey, phillip D               PORT       910      705.00     300.00      8 Jul 1994     30 Apr 1997      NU
0602    Freeney, Donna and Sonja           PORT       910      705.00     200.00      3 Jun 1996     30 Jun 1997       0
0603    Merriewether, Thomas               PORT.FP    910      680.00     150.00     28 Aug 1996     31 Aug 1996       0
0604    Holtz, Kimberely                   PORT       910      680.00     200.00      2 Jan 1993     31 Aug 1996      NU
0605    Kondelik, Jeanne                   PORT       910      745.00     300.00     27 Oct 1993     Monthly           0
0606    Cahenzli, Peter                    PORT.FP    910      695.00     200.00     20 Jan 1995     31 Jan 1997       0
0607    Desai, Sanjeev                     PORT.W     910      710.00     200.00     14 Jul 1995     31 Jul 1996       0
0608    Pattton, Jr., George W.            PORT.W     910      715.00     200.00     10 Nov 1995     31 Aug 1996      NU
0609    Zawrotny, James T                  PORT.WFP   910      770.00     100.00     20 Jun 1995     Monthly           0
0610    Richardson, John R.                PORT.W     910      725.00     150.00     24 Jun 1994     30 Jun 1997       0
0611    Sande, Blake                       PORT.W     910      725.00     300.00      3 May 1996     28 Feb 1997       0
0612    Bentley, Melinda                   PORT.WFP   910      735.00     200.00     19 Jul 1996     18 May 1997       0
0613    Hicks, Diana                       BAY        505      490.00     100.00      6 Jun 1996     31 May 1997       0
0614    Vacant                             BAY        505      490.00       0.00                                      VR
0615    Cloud, Drew                        BAY        505      490.00     100.00      8 Mar 1996     31 Dec 1996       0
0616    Coldwell, Pamela                   BAY        505      480.00     100.00      3 Feb 1995     28 Feb 1997       0
0617    Vacant                             BAY.W      505      505.00       0.00                                      VU
0618    Levin, Eric J                      BAY.W      505      490.00     100.00     25 Aug 1995     31 Aug 1996       0
0619    Vacant                             BAY.W      505      505.00       0.00                                      VR
0620    Ford, Regina M                     BAY.W      505      495.00     100.00      9 Dec 1994     31 Jul 1996      NU
0701    Vacant                             BAY        505      490.00       0.00                                      VU
0702    Tampalacio, Mariquit B             BAY        505      480.00     100.00     18 Nov 1995     31 Aug 1996       0
0703    Thomsen, Robin                     BAY        505      485.00     100.00     16 Dec 1994     30 Jun 1997       0
0704    Turley, Marthan A                  BAY        505      525.00     545.00     18 Aug 1992     Monthly           0
0705    Cristobal, Malourdes               BAY        505      490.00     100.00     26 Apr 1996     31 Jan 1997       0
0706    Moore, Perry                       BAY        505      490.00     100.00     12 Jan 1996     31 Aug 1996       0
0707    Suzuki, Kyoko                      BAY.W      505      495.00     200.00     27 Jan 1995     31 Oct 1996       0
0708    Lawrence, Katie                    BAY.W      505      495.00     200.00     29 Jul 1993     31 Dec 1996       0
0709    Rubin, Mark                        BAY.W      505      540.00     100.00      2 Jul 1993     Monthly          NU
0710    Coleman, Julia L.                  BAY.W      505      495.00     100.00      7 Oct 1994     31 Dec 1996       0
0711    Cetraro, Marco                     BAY.W      505      495.00     100.00      6 Jul 1992     30 Apr 1997       0
0712    Royeton, John J                    BAY.W      505      490.00     100.00     14 Jul 1995     31 Jul 1996      NU
0713    Labbie, Douglas                    COVE       700      530.00     100.00      9 Sep 1994     30 Sep 1996       0
0714    Davis, Cheryl A.                   COVE       700      540.00     100.00     15 Jan 1994     31 Aug 1996       0
0715    Vacant                             COVE.FP    700      565.00       0.00                                      VU
0716    Horton, Allison                    COVE       700      565.00     100.00     19 Jul 1996     31 Jul 1997       0
0717    Everett, Karen                     COVE       700      565.00     100.00     15 Apr 1996     30 Apr 1997       0
0718    Barrow, Kevin                      COVE.FP    700      535.00     100.00      1 Apr 1994     31 Apr 1997       0
0719    Holt, Lisa                         COVE.W     700      575.00     200.00      2 Aug 1994     28 Feb 1997       0
0720    Bhangu, Mala                       COVE.W     700      565.00     100.00      9 Nov 1994     30 Nov 1996       0
0721    Grieve, Alistair                   COVE.WFP   700      590.00     100.00      2 Jan 1993     31 Aug 1996       0
0722    Lonas, Jeff                        COVE.W     700      565.00     200.00      1 Dec 1993     30 Nov 1996       0
0723    Moser, Sandra                      COVE.W     700      625.00     600.00     7 Aug 1995      Monthly           0
0724    Smith, Thomas                      COVE.WFP   700      590.00     100.00     11 Jun 1996     31 Mar 1997       0
0725    Laughery, Michael                  BAY.W      505      495.00     100.00     12 Jan 1996     31 Oct 1996       0
0726    Oliver, Linda                      BAY.W      505      505.00     100.00     15 May 1996     28 Feb 1997       0
0727    Shapiro, Michael NO CHECKS!!!      BAY.W      505      495.00     100.00      5 Aug 1994     30 Nov 1996       0
0728    Gandia, Louis                      BAY.W      505      505.00     100.00     17 Feb 1996     31 Oct 1996       0
0729    Bryant, Laurin                     BAY.W      505      495.00     200.00     19 Jan 1996     31 Oct 1996       0
0730    Gorman, Joseph                     BAY.W      505      515.00     100.00     17 May 1996     31 Dec 1996       0
0731    Champlin, Krista                   BAY.C      505      485.00     100.00     21 Mar 1995     31 Jul 1996      NU
0732    Lincoln, Debbie                    BAY.C      505      480.00     100.00     28 Jan 1993     31 Aug 1996      NU
0733    Stern, Ellen L                     BAY.C      505      495.00     100.00     12 Jul 1996     31 Jul 1997       0
0734    Vacant                             BAY.W      505      505.00       0.00                                      VU
0735    Miller, Marilyn L                  BAY.W      505      530.00     200.00     18 Mar 1995     Monthly           0
0736    Richardson, John                   BAY.W      505      495.00     100.00     28 Jun 1996     30 Jun 1997       0
0801    Lewis, Russell                     HARBOR     830      635.00     200.00      6 Dec 1995     31 Jul 1996      NU
0802    Carden Jr., Jimmie W               HARBOR     830      640.00     200.00      3 Apr 1995     30 Nov 1996       0
0803    Yureka, Karen/Blood, Barry         HARBOR     830      630.00     200.00     31 Mar 1995     31 Oct 1996       0
0804    Le, Man M                          COVE       700      550.00     200.00     28 Apr 1995     30 Apr 1997       0
0805    Aschi, Michael                     COVE       700      545.00     100.00     10 Mar 1995     31 Dec 1996       0
0806    Ochs, Lynn E.                      COVE       700      575.00     100.00     19 Jan 1996     30 Sep 1996       0
0807    Pemberton, Monica                  COVE.W     700      590.00     100.00      8 Nov 1995     30 Nov 1996      NU
0808    Buendia, Janeth                    COVE.W     700      575.00     100.00     10 Jan 1995     31 Oct 1996       0
0809    Rooney, Jill                       COVE.W     700      565.00     100.00      1 Dec 1995     30 Nov 1996       0
0810    Shaarda, Roberta                   HARBOR.W   830      665.00     200.00     18 Jul 1996     31 Jul 1997       0
0811    Caruthers, David L                 HARBOR.W   830      700.00     200.00     30 Jun 1995     Monthly           0
0812    Young, Christina                   HARBOR.W   830      645.00     200.00     28 Jul 1995     31 Jul 1996       0
0813    Parker, Laura                      COVE       700      565.00     100.00      5 Jul 1996     30 Apr 1997       0
0814    Driscoll, Carolyn                  COVE       700      525.00     100.00     15 Mar 1996     31 Dec 1996       0
0815    Plotsky, Ellen S                   COVE.FP    700      550.00     100.00      1 May 1995     30 Apr 1997       0
0816    Knecht, Debbie K                   COVE       700      540.00     100.00      1 Sep 1995     31 Aug 1996       0
0817    Shephard, Scott                    COVE       700      565.00     200.00     13 May 1996     31 May 1997       0
0818    Martin, Keith W.                   COVE.FP    700      540.00     250.00     21 May 1993     31 Aug 1996       0
0819    Fotopoulous, Ted                   COVE.W     700      565.00     100.00      1 Jul 1992     31 Oct 1996       0
0820    Sluss, Mollie A.                   COVE.W     700      555.00     100.00      8 Jul 1994     31 Jul 1996      NU
0821    Autrand, Terry E                   COVE.WFP   700      575.00     100.00     26 Jun 1995     30 Jun 1997       0
0822    Julia Santiesteban                 COVE.W     700      515.00     100.00      1 Mar 1996     28 Feb 1997       0
0823    Pandya, Priti                      COVE.W     700      555.00     100.00     15 Mar 1996     31 Mar 1997       0
0824    Kuttner, Peter                     COVE.WFP   700      590.00     100.00      1 Mar 1996     28 Feb 1997       0
0825    Crisci, Christopher                COVE       700      530.00     300.00     26 Apr 1996     31 Jan 1997       0
0826    McCalebb, Jennifer                 COVE       700      540.00     200.00      7 Mar 1996     31 Dec 1996       0
0827    Sparks, Jeff                       COVE       700      540.00     100.00     15 Jul 1994     31 Jul 1996      NU
0828    Steele, Richard                    HARBOR     830      625.00     200.00     19 Jan 1996     31 Oct 1996       0
0829    Alkire, George                     HARBOR     830      640.00     200.00      1 May 1996     30 Apr 1997       0
0830    Ohall, Carl J.                     HARBOR     830      625.00     250.00     28 Jan 1993     31 Aug 1996       0
0831    Kopec, Fred                        HARBOR.W   830      650.00     200.00     22 Feb 1995     28 Feb 1997       0
0832    Amador, Cornelio                   HARBOR.W   830      665.00     200.00     10 May 1996     31 May 1997       0
0833    Wartenberg, Karen                  HARBOR.W   830      650.00     300.00     12 Dec 1994     30 Sep 1996       0
0834    Vacant                             COVE.W     700      590.00       0.00                                      VU
0835    Frobeen, Christine                 COVE.W     700      555.00     200.00     15 May 1996     28 Feb 1997       0
0836    Barnard, Sherly L.                 COVE.W     700      565.00     200.00     23 May 1994     30 Sep 1996       0
0901    Pomerleau, David J.                BAY        505      480.00     100.00      1 Nov 1995     31 Oct 1996       0
0902    Seale, Lanny R                     BAY        505      475.00     100.00      4 Aug 1995     31 Aug 1996       0
0903    Rubin, Suzanne T                   BAY        505      490.00     100.00     26 Nov 1993     31 Dec 1996       0
0904    Doyle, Daniel                      BAY        505      480.00     100.00      2 Jan 1996     31 Oct 1996       0
0905    Munsey, Victoria   NO CHECKS!      BAY        505      480.00     100.00     28 Apr 1995     31 Jul 1996       0
0906    Lucas, Tamara                      BAY        505      475.00     100.00     11 Aug 1995     31 Aug 1996       0
0907    Works, Amy C                       BAY.W      505      495.00     100.00     19 Apr 1995     31 Jul 1996      NU
0908    Sweeny, Chris                      BAY.W      505      495.00     100.00      7 Feb 1996     30 Nov 1996       0
0909    Linn, John                         BAY.W      505      505.00     100.00     17 Apr 1996     31 Jan 1997       0
0910    Alkhatib, Tenesia                  BAY.W      505      495.00     100.00     12 Oct 1995     31 Jul 1996      NU
0911    Salminen, Candace M                BAY.W      505      490.00     100.00     25 Jul 1995     31 Jul 1996       0
0912    Stunden, Lorie                     BAY.W      505      505.00     100.00     29 Mar 1996     31 Dec 1996       0
0913    Taylor, Shana/Spalding, John       COVE       700      565.00     100.00      5 Jul 1996     30 Jun 1997       0
0914    Schweers, Scott                    COVE       700      520.00     100.00     29 Mar 1996     31 Dec 1996       0
0915    Snowden, Contance                  COVE.FP    700      550.00     100.00      7 Apr 1995     31 Oct 1996       0
0916    Sullivan, Marcia                   COVE.W     700      575.00     100.00      1 Mar 1993     28 Feb 1997       0
0917    Mullen, Steven                     COVE.W     700      590.00     100.00     25 Jun 1996     31 Mar 1997       0
0918    Curtis, Heather                    COVE.WFP   700      590.00     200.00     26 Jun 1996     30 Jun 1997       0
0919    Vacant                             COVE.W     700      590.00       0.00                                      VU
0920    Stoltzfus, Jeffrey                 COVE.W     700      555.00     100.00     30 Apr 1996     31 Jan 1997       0
0921    Laplante, Glenn                    COVE.WP    700      555.00     100.00     10 Apr 1996     31 Jan 1997       0
0922    Bernard, Cameron                   COVE.W     700      565.00     100.00      1 Dec 1995     30 Nov 1996       0
0923    Swihura, Alison                    COVE.W     700      545.00     100.00      5 Apr 1996     31 Jan 1997       0
0924    Mahdi, Mojdeh                      COVE.WFP   700      575.00     100.00     25 Jun 1994     31 Aug 1996       0
0925    Greenberg, Sandy                   BAY.W      505      505.00     100.00     21 Jun 1996     30 Jun 1997       0
0926    Beyer, Chrisitine                  BAY.W      505      530.00     100.00      1 Oct 1993     Monthly           0
0927    Knapp, Kelly                       BAY.W      505      490.00     200.00     14 Jul 1995     31 Jul 1996       0
0928    Lynch, David                       BAY.W      505      495.00     100.00     17 Feb 1995     30 Nov 1996       0
0929    Cappa, John R                      BAY.W      505      495.00     100.00      9 Jun 1995     30 Jun 1997       0
0930    Koch, Kimberly                     BAY.W      505      490.00     200.00     30 Apr 1994     31 May 1997       0
0931    Grano, Joan                        BAY.W      505      505.00     100.00     27 Dec 1995     31 Jul 1996       0
0932    Brey, Thomas                       BAY.W      505      500.00     100.00     22 Jan 1994     31 May 1997       0
0933    Barrett, Mark E.                   BAY.W      505      495.00     100.00     20 Feb 1995     31 Oct 1996       0
0934    Unger, Irwin                       BAY.W      505      485.00     100.00     17 Jul 1992     30 Jun 1997       0
0935    Bise, Michele L                    BAY.W      505      495.00     200.00     28 Apr 1995     31 Mar 1997       0
0936    Ehlen, Mary                        BAY.W      505      505.00     100.00     29 Apr 1996     30 Apr 1997       0
1001    Teaman, Dan                        BAY        505      480.00     100.00     13 Feb 1996     28 Feb 1997       0
1002    Dorrance, Jennifer                 BAY        505      480.00     100.00      2 Jan 1996     31 Oct 1996       0
1003    Faren, Arnel I                     BAY        505      480.00     200.00     25 Aug 1995     31 Aug 1996       0
1004    Vacant                             BAY        505      490.00       0.00                                      VU
1005    Thornbrugh, Kristen                BAY.W      505      505.00     300.00     24 May 1996     28 Feb 1997       0
1006    Giffin, Sherri C                   BAY.W      505      500.00     100.00     25 Aug 1995     30 Apr 1997       0
1007    Massaro, Nicholas                  BAY.W      505      495.00     100.00     11 Dec 1995     20 Sep 1996       0
1008    Hamilton, Mark                     BAY.W      505      495.00     100.00     15 Sep 1995     30 Sep 1996       0
1009    Armstrong, Jeanne T.               PORT       910      695.00     300.00     27 Nov 1995     31 Aug 1996       0
1010    Jones, Katheryn                    PORT       910      695.00     200.00     29 Dec 1995     30 Sep 1996       0
1011    Embree, William                    PORT.FP    910      695.00     200.00     29 Oct 1994     31 Oct 1996       0
1012    Wilson, Christoph                  PORT       910      740.00     200.00      3 Jul 1995     Monthly           0
1013    Dattilo, Bill                      PORT       910      705.00     300.00     12 Apr 1996     31 Jan 1997       0
1014    Boren, Catherine & Bryan           PORT.FP    910      695.00     200.00     12 Jan 1996     31 Jan 1997       0
1015    Baker, Angela                      PORT.W     910      715.00     200.00      7 Apr 1995     31 Aug 1996       0
1016    Janus, Frank                       PORT.W     910      735.00     200.00      1 Jul 1996     30 Jun 1997       0
1017    Mattson, Michael                   PORT.WFP   910      725.00     200.00     15 Apr 1996     30 Apr 1997       0
1018    Mac Harg, Michael                  PORT.W     910      715.00     200.00     24 Sep 1994     30 Sep 1996       0
1019    Herman, Deborah                    PORT.W     910      715.00     200.00     18 Aug 1995     31 Aug 1996       0
1020    Blessing-Watson, Carolyn           PORT.WFP   910      710.00     300.00     21 Jul 1995     31 Jul 1996       0
1021    Scott, Glenn                       BAY        505      480.00     100.00      9 Nov 1995     31 Aug 1997       0
1022    Nichols, Deanna                    BAY        505      480.00     200.00     25 Feb 1995     30 Nov 1996      NU
1023    China, Catherine                   BAY        505      475.00     200.00      8 Jul 1994     30 Apr 1997       0
1024    Holmes, Suzanna                    BAY        505      480.00     100.00      6 Nov 1991     31 Oct 1996       0
1025    Rothwell, Bonnie                   BAY.W      505      505.00     100.00     28 May 1996     30 Apr 1997       0
1026    Evans, Jennefer                    BAY.W      505      505.00     100.00      7 Jun 1996     30 Jun 1997       0
1027    Thompson, William J                BAY.W      505      495.00     100.00      8 Nov 1995     31 Aug 1996       0
1028    Vacant                             BAY.W      505      505.00       0.00                                      VR
1101    Cruz, Wilmer                       BAY        505      490.00     100.00     31 May 1996     28 Feb 1997       0
1102    Juckett, Christie                  BAY        505      480.00     200.00     25 Sep 1993     31 Aug 1996       0
1103    Fehr, Diana Jo                     BAY        505      480.00     200.00     11 Aug 1995     31 Aug 1996       0
1104    Wagers, Scott                      BAY        505      515.00     100.00     12 Aug 1994     Monthly           0
1105    Milligan, Michael                  BAY        505      490.00     100.00     12 Jul 1996     30 Apr 1997       0
1106    Flores, Jeanie M                   BAY        505        0.00     100.00     14 Jul 1995     31 Jul 1996      NU
1107    Flack, Kenneth                     BAY.W      505      495.00     100.00     22 Dec 1995     30 Sep 1996       0
1108    Macmaster, Frank J                 BAY.W      505      540.00     200.00     18 Aug 1995     Monthly           0
1109    Yastrop, Mark                      BAY.W      505      495.00     100.00      6 Feb 1996     30 Nov 1996       0
1110    Anderson, Muriel                   BAY.W      505      505.00     100.00      7 Jun 1996     31 May 1997       0
1111    Nelson, Edward M.                  BAY.W      505      495.00     100.00     30 Jun 1994     31 Jul 1996       0
1112    Mann, Terry M                      BAY.W      505      495.00     100.00      6 Apr 1995     31 Jan 1997       0
1113    Marchaesi, Jeff & Donna            COVE       700      565.00     100.00     19 Jul 1996     31 Jul 1997       0
1114    Hunt, Clarence                     COVE       700      515.00     100.00     23 Feb 1996     28 Feb 1997      NR
1115    Walters, Lois/Loyd                 COVE.FP    700      565.00     200.00      1 Feb 1996     31 Oct 1996       0
1116    Dahlstrom, Lisa M                  COVE       700      550.00     100.00     29 Jun 1995     30 Jun 1997       0
1117    Binios, Angela                     COVE       700      565.00     100.00     25 Sep 1995      3 Sep 1996       0
1118    Hanny, James                       COVE.FP    700      520.00     100.00      5 Apr 1996     31 Jan 1997       0
1119    Dobson, Nathan                     COVE.W     700      590.00     100.00     22 May 1996     31 May 1997       0
1120    Tiedemann, Terry J                 COVE.W     700      565.00     100.00      1 Jul 1995     30 Nov 1996       0
1121    O Conner, Kevin H                  COVE.WFP   700      590.00     100.00      7 Aug 1995     30 Sep 1996       0
1122    Davis, Thomas M                    COVE.W     700      565.00     100.00     16 Nov 1995     30 Nov 1996       0
1123    Cuppy, Shawnine                    COVE.W     700      590.00     200.00     31 May 1996     31 May 1997       0
1124    Kaufhold, Steven                   COVE.WFP   700      565.00     100.00      8 Feb 1996     30 Nov 1996       0
1125    Edwards, Terry                     BAY        505      475.00     100.00     19 Sep 1994     30 Nov 1996       0
1126    Newman, Terrence                   BAY        505      490.00     100.00      8 Mar 1996     31 Dec 1996       0
1127    Mayhall, Robert C.                 BAY        505      475.00     100.00      7 Jul 1995     30 Apr 1997       0
1128    Renner, Scott                      BAY        505      490.00     100.00     23 Jan 1996     31 Aug 1996       0
1129    Drost, William                     BAY        505      490.00     100.00      5 Jul 1996     31 Jul 1997       0
1130    Bodie, Matthew                     BAY        505      480.00     100.00     22 Dec 1995      3 Sep 1996       0
1131    Lamb, Marie                        BAY.W      505      505.00     100.00     15 Mar 1996     28 Feb 1997       0
1132    Carrington, Jon                    BAY.W      505      525.00     100.00     12 Nov 1994     Monthly           0
1133    Martin, Jennifer                   BAY.W      505      495.00     200.00      6 Oct 1995     30 Sep 1996      NU
1134    Reiss, William                     BAY.W      505      505.00     100.00     10 Jul 1996     30 Apr 1997       0
1135    Janis, Anne                        BAY.W      505      495.00     100.00     23 Feb 1990     31 Aug 1996       0
1136    Eric, Doyle                        BAY.W      505      505.00     100.00      1 May 1996     30 Apr 1997       0
1201    Cholowski, Ann M                   HARBOR     830      615.00     200.00     10 Jul 1995     31 Jul 1996       0
1202    Hamilton, Rebecca L                HARBOR     830      615.00     200.00     28 Jul 1995     31 Jul 1996       0
1203    Vacant                             HARBOR     830      640.00       0.00                                      VU
1204    Desai, Sanjeev                     COVE       700      545.00     100.00     10 Mar 1995     30 Sep 1996       0
1205    Creely, Curt P                     COVE       700      540.00     100.00     28 Jul 1995     31 Jul 1996       0
1206    Tharpe, Donald W                   COVE       700      565.00     200.00      6 Oct 1995     31 Jul 1996       0
1207    Sesin, Anthony                     COVE.W     700      565.00     200.00      4 Nov 1994     31 Aug 1996       0
1208    Vacant                             COVE.W     700      590.00       0.00                                      VR
1209    Stoneking, Stephanie               COVE.W     700      600.00     100.00      1 May 1996     30 Nov 1996       0
1210    Obara, Kathleen                    HARBOR.W   830      650.00     150.00     10 Mar 1994     31 Jul 1996      NU
1211    Morelli, Michelle                  HARBOR.W   830      650.00     200.00     22 Nov 1995     30 Nov 1996      NU
1212    Steimle, Eric                      HARBOR.W   830      665.00     200.00     15 May 1996     31 May 1997       0
1213    Dhaliwall, Lori                    COVE.W     700        0.00       0.00     26 Apr 1996     30 Apr 1997      NU
1214    Ashworth, Sherwood                 COVE.W     700      625.00     100.00      9 Jun 1995     Monthly           0
1215    Shelton, Wesley E                  COVE.WFP   700      565.00     200.00     25 Aug 1995     31 Aug 1995       0
1216    Mulks, Lori-Meyers, Todd           COVE.W     700      545.00     300.00     29 Feb 1996     30 Sep 1996       0
1217    Massar, Joe                        COVE.W     700      590.00     100.00     17 May 1996     28 Feb 1997       0
1218    Goodall, Lorilee                   COVE.WFP   700      575.00     100.00     24 Jan 1995     31 Oct 1996       0
1219    Guertin, Kevin                     COVE.W     700      625.00     200.00     15 Oct 1993     Monthly           0
1220    Bloom, Jonathan                    COVE.W     700      515.00     200.00     16 Feb 1996     15 Feb 1997       0
1221    Megill, Scott                      COVE.WFP   700      545.00     300.00     29 Feb 1996     30 Nov 1996       0
1222    Doxater, Jay W                     COVE.W     700      590.00     100.00      1 Nov 1995     31 Oct 1996       0
1223    Arbuckle, Craig D.                 COVE.W     700      625.00     100.00      1 Jun 1994     Monthly           0
1224    Foley, Dennis M.                   COVE.WFP   700      590.00     100.00      1 Nov 1995     31 Oct 1996       0
1225    McLaughlin, Julie                  COVE.W     700      545.00     100.00     22 Mar 1996     31 Dec 1996      NU
1226    Cochrane, Jennifer                 COVE.W     700      590.00     100.00     19 Jul 1996     31 Jul 1997       0
1227    Deason, Gale                       COVE.W     700      545.00     100.00     29 Feb 1996     30 Nov 1996       0
1228    Josuweit, Thomas                   HARBOR.W   830      650.00     200.00     20 Dec 1995     31 Dec 1996       0
1229    Sebetzki, George                   HARBOR.W   830      650.00     200.00     21 Aug 1994     31 Jul 1996      NR
1230    McKyton, Richard                   HARBOR.W   830      645.00     200.00     28 Jul 1995     31 Jul 1996       0
1231    Fratarcangeli, Linda               HARBOR.W   830      665.00     300.00      5 Apr 1996     31 Jan 1997       0
1232    Gerber, Kenneth                    HARBOR.W   830      645.00     200.00     28 Jul 1995     31 Jul 1996       0
1233    Dawe, Jonathon                     HARBOR.W   830      665.00     150.00      1 Feb 1993     30 Nov 1996       0
1234    Vacant                             COVE.W     700      590.00       0.00                                      VU
1235    Borte, Angela                      COVE.W     700      565.00     200.00     30 Dec 1995     30 Sep 1996       0
1236    Zander, Kimberly                   COVE.W     700      565.00     100.00     20 Nov 1995     31 Aug 1996       0
1301    Foster, Tim R                      PORT       910      695.00     200.00     16 Nov 1995     31 Aug 1996       0
1302    Zipfel, Erika                      PORT       910        0.00       0.00      1 Dec 1995     30 Nov 1996       0
1303    Holland, Robert E.                 PORT       910      730.00     200.00     28 Jan 1995     Monthly           0
1304    Alchin, John                       PORT       910      705.00     200.00     15 May 1996     28 Feb 1997       0
1305    Shuttera, Nicole                   PORT.W     910      735.00     250.00      1 Jul 1994     31 Jan 1997       0
1306    Crooks, Michael                    PORT.W     910      735.00     200.00     19 Jul 1996     31 Jul 1997       0
1307    Abshier, Stacie                    PORT.W     910      715.00     200.00     22 Dec 1995     30 Sep 1996       0
1308    Long, Elizabeth                    PORT.W     910      710.00     200.00      7 Jul 1995      31 Jul 1996      0
1309    Gilmore, Martha                    PORT       910      740.00     350.00     17 Apr 1994     Monthly           0
1310    Sanchez, Michell                   PORT       910      695.00     400.00     29 Jul 1994     31 Aug 1996       0
1311    Mahajan, Ranjan                    PORT.FP    910      695.00     200.00      5 Sep 1995     30 Jun 1997       0
1312    Vacant                             PORT       910      710.00       0.00                                      VU
1313    Campbell, James                    PORT       910      675.00     150.00      1 Aug 1994     31 Jul 1996      NU
1314    Fort, Kenyon                       PORT.FP    910      710.00     200.00     21 Jun 1996     30 Jun 1997       0
1315    Merchant, Christoph                PORT.W     910      770.00     200.00      3 Nov 1995     Monthly           0
1316    Hutchinson, Buffie J               PORT.W     910      715.00     300.00      8 Sep 1995     30 Sep 1996       0
1317    Einwalter, Norma                   PORT.WFP   910      715.00     200.00      6 Dec 1995     30 Sep 1996       0
1318    Hilley, Patricia                   PORT.W     910      715.00     200.00      5 Oct 1995     31 Oct 1996       0
1319    Turrell, Kathleen                  PORT.W     910      725.00     300.00      7 Feb 1996     30 Sep 1996       0
1320    Mc Killop, Jerry & Patricia        PORT.WFP   910      720.00     250.00     13 Jun 1992     30 Jun 1997       0
1321    Vacant                             BAY        505      490.00      00.00                                      VU
1322    Hennessey, Sheryl                  BAY        505      480.00     100.00      7 Apr 1995     31 Jan 1997       0
1323    Dennie, Calvin R                   BAY        505      475.00     100.00     16 Nov 1994     31 Aug 1996       0
1324    Carter, Levon                      BAY        505      480.00     100.00      9 Dec 1994     30 Nov 1996       0
1325    Ciccarone, Michael                 BAY.W      505      495.00     100.00     30 Jun 1995     30 Jun 1997       0
1326    Palmer, Kenneth                    BAY.W      505      505.00     200.00     10 Jul 1996     31 Jul 1997       0
1327    Gudino, Richard                    BAY.W      505      495.00     100.00      6 Mar 1996     31 Dec 1996       0
1328    Spirtos, Nicki                     BAY.W      505      490.00     100.00      1 Aug 1994     31 Jul 1996      NU
1329    Morgan, Debra                      BAY.W      830      695.00     300.00     10 Oct 1994     31 Oct 1996       0

Code  Status                     # Units       Rent Schedule           Amount
====================================================================================================
O     Occupied, No Notice        324           Units Occupied--        202,462.00
                                               Actual Rent

NU    Occupied, Notice            29           Units Vacant--           11,775.00
      Unrented                                 Vacant Potential

NR    Occupied, Notice             5

VU    Vacant, Unrented            13           100% (Gross)            214,237.00
                                                                       Potential Value

VR    Vacant, Rented               8

SU    Charging A Skip,             0           Total Escrow             53,815.00
      Unrented                                 Deposits

SR    Charging A Skip              0           Total Rentable          258,130
                                               Square Feet
====================================================================================================

      Total Units                379                                       379

====================================================================================================

   SEP-09'OO MON 15:46 ID:  TEL NO:#       660 P02


R:
PELICANS
                 PELICAN SOUND INCOME STATEMENT
                        INCOME STATEMENT
                         1/1/93-7/31/96


                                                         1/1/96-
                        1993       1994        1995      7/31/96
________________________________________________________________

GROSS POTENTIAL RENT  201,285  2,450,377   2,534,428  1,501,839
RENT LOSS-VACANT      (16,149)  (154,074)   (169,631)   (94,534)
RENT LOSS-DELINQUENT   (4,174)   (82,818)    (23,239)    (7,874)
RENT CONCESSION                     (638)     (9,295)    (2,781)
PRIOR MONTH RENT        1,269     67,799      32,344      4,983
PREPAID RENT            3,377     41,544       9,172     (5,156)
TOTAL RENTAL INCOME   185,608  2,322,190   2,373,779  1,396,477
SERVICE INCOME          3,328     46,088      53,345     45,632
OTHER INCOME               49      1,874         833      1,602
TOTAL INCOME          188,985  2,370,152   2,427,957  1,443,711

PERSONNEL              21,564    219,249     239,765    134,418
OFFICE - SITE           2,666     20,850      20,851     11,208
ADVERTISING &
 MARKETING              1,757     21,857      17,629     11,503
OUTSIDE CONTRACTORS     1,285     45,317      41,124     27,539
BUILDING SERVICES      10,438    117,487     117,938     65,702
SUPPLIES                1,225     34,741      34,830     16,603
UTILITIES              23,297    143,415     153,231     89,108
GROUNDS                 4,273     60,383      66,717     41,443
PROFESSIONAL FEES         813      3,183         560
REPAIRS COVERED
 BY INSURANCE                        262         968
PROPERTY MANAGEMENT
 FEE                   10,000    207,292     188,428    108,491
PROPERTY TAXES         28,609    304,842     298,528    163,000
INSURANCE               1,800     26,964      59,378     23,724
TOTAL OPERATING
 EXPENSES             107,727  1,205,842   1,239,947    692,739
NET OPERATING INCOME   81,258  1,164,310   1,188,010    750,972

                   Robert E. Riggins, SRA, MA

Education:

Memphis State University - Master of Science Degree (1980): Major
- Real Estate Finance; Minor - Economics.

Memphis State University - Bachelor of Business Administration
Degree (1970):  Major - Economics; Minor - Accounting

Courses:  American Institute of Real Estate Appraisers (AIREA):

     I-A - Basic Appraisal Principals, Methods and Techniques
     I-B - Capitalization Theory and Techniques
     II  - Urban Properties
     VI  - Real Estate Investment Analysis
     IX  - Appraisal Administration and Review
     IV  - Litigation Valuation

Courses:  Appraisal Institute

     Standards of Professional Practice, Parts A & B
     Capitalization Theory, Part B
     Uniform Residential Appraisal Report

Seminars:

     Statistics in Real Estate (AIREA)
     Multifamily Appraisal Seminar (SREA)
     Investment Feasibility Analysis (SREA)
     Market and Marketability Analysis (SREA)
     Cash Flow and Risk Analysis (SREA)
     Instructor - Single Family Underwriting Seminar (MBA)
     FHLBB - R-41(c) Seminar (AIREA)
     Standards of Professional Practice (SREA)
     New URAR Appraisal Report (Appraisal Institute) 1993
     USPAP "Core" Law
     HUD Lender Selection Roster Appraiser Training (11/94)

Professional Affiliations:

Member of the Appraisal Institute, MAI Designation #6123.

Past President and Member of the Board of Directors, Memphis
Chapter #53 of the Society of Real Estate Appraisers.

Past Chairman of the Educational Committee and Candidates
Committee, Memphis Chapter #51 of the American Institute of Real
Estate Appraisers.

Board of Directors of the Tampa Bay Chapter of the Appraisal
Institute.

Beta Sigma Phi, National Honorary Scholastic Fraternity.

Member - FNMA Condominium Task Force.

Experience:

President, RIGGINS, ATKINSON, COMBS & ASSOCIATES, INC. (1994--
Present)

Senior Vice President and Regional Manager, Commercial Real
Estate Appraisals, AppraisalFirst, Inc. (1990 - 1994).

Vice President and Regional Manager, Commercial Real Estate
Appraisals, AppraisalFirst, Inc. (1987 - 1990).

Regional Manager, Commercial Real Estate Appraisals, AmeriFirst
Appraisal Company (1985-1987).

Senior Vice President, Construction and Commercial Lending,
Banksmiths Mortgage Corporation (1984-1985).

Senior Vice President, Chief Appraiser, Citizens Mortgage
Corporation (1983-1984).

Vice President, Commercial Lending and Commercial Appraisal
Departments, Leader Federal Savings and Loan Association (1972-
1983).

Licenses:

Licensed Real Estate Broker, State of Florida.
State Certified, General Appraiser # 0000605

The Appraisal Institute conducts a program of continuing education for designated members. Designated members who meet the minimum standards of this program are awarded periodic educational certification. Robert E. Riggins is currently certified under this program.

                    William W. Atkinson, MAI


Education:

Florida State University 1986, Tallahassee Florida, Bachelor of
Science Degree in Finance and Real Estate.  Minor in Accounting.


Courses:


     Florida State University
     Real Estate Feasibility Analysis
     Real Estate Principles and Practices
     Real Estate and Its Legal Environment
     Real Estate Appraisal
     Real Estate Market Analysis
     Real Estate Finance


     Appraisal Institute
     Standards of Professional Practice SPP, Part A (9/94) Standards of Professional Practice SPP, Part B (9/94) Real Estate Appraisal Principles 1A1 (10/89)
     Basic Valuation Procedures 1A2 (3/90)
     Capitalization Theory and Techniques, Part A IBA (3/91) Capitalization Theory and Techniques, Part A lBB (6/91) Case Studies in Real Estate Valuation (11/92)
     Report Writing and Valuation Analysis (6/93)
     Non-Residential Demonstration Report (10/94)
     The Appraiser's Complete Review (2/95)
     Comprehensive Exam (2/95)


     Commercial Investment Real Estate Institute
     Financial Analysis For Commercial Investment Real Estate
     CI 101 (4/96)
     Market Analysis For Commercial Investment Real Estate CI 201
     (8/96)
     Decision Analysis For Commercial Investment Real Estate
     CI 301 (5/96)


Seminars:

     Appraisal Institute
     Demonstration Non-Residential Report Writing (3/94)
     USPAP "Core" Law (6/94)
     U.S. Department of Housing & Urban Development
     HUD Lender Selection Roster Appraiser Training (11/94)


Professional Affiliations:

Member of the Appraisal Institute, MAI Designation #10,975
Candidate For CCIM Designation


Experience:

Vice President, Riggins, Atkinson, Combs & Associates, Inc.
(1994-Present)

Staff Appraiser, Residential and Commercial Division -
AppraisalFirst, Inc., Clearwater, Florida. (1987-1994)

Staff Appraiser, Residential Division - AmeriFirst Appraisal
Company, Clearwater, Florida (1986-1987)


License:

Licensed Real Estate Broker - State of Florida.
State-certified general appraiser #0001221

Annex B:  Appraisal of Meadows II










                         AN APPRAISAL OF


                THE MEADOWS - PHASES II, III & IV


                 A 316 Unit Apartment Community



                           LOCATED AT

                 201 - 401 North Thompson Drive
                       Madison, Wisconsin




                               FOR

                   THE DECADE COMPANIES, INC.
                      250 PATRICK BOULEVARD
                            SUITE 140
                   BROOKFIELD, WISCONSIN 53045





                               BY

                     T. M . WARNER, MAI, SRA
            Wisconsin Certified General Appraiser 227




                   EFFECTIVE DATE OF APPRAISAL

                       September 25, 1996

                    The Meadows II Apartments
                  201-401 North Thompson Drive
                       Madison, Wisconsin

                        Table of Contents


                                                             PAGE


Assumptions and Limiting Conditions. . . . . . . . . . . . . .-1-
Market Value Defined . . . . . . . . . . . . . . . . . . . . .-2-
Hazardous Materials. . . . . . . . . . . . . . . . . . . . . .-3-
ADA Compliance . . . . . . . . . . . . . . . . . . . . . . . .-3-
Property Rights Appraised. . . . . . . . . . . . . . . . . . .-3-
Purpose Of The Appraisal . . . . . . . . . . . . . . . . . . .-4-
Function Of The Appraisal. . . . . . . . . . . . . . . . . . .-4-
Appraisal Scope. . . . . . . . . . . . . . . . . . . . . . . .-4-
Inspection . . . . . . . . . . . . . . . . . . . . . . . . . .-4-
Market Delineation . . . . . . . . . . . . . . . . . . . . . .-4-
Data Sources . . . . . . . . . . . . . . . . . . . . . . . . .-4-
Valuation Process. . . . . . . . . . . . . . . . . . . . . . .-5-
Taxes and Assessments. . . . . . . . . . . . . . . . . . . . .-6-
Zoning . . . . . . . . . . . . . . . . . . . . . . . . . . . .-6-
Flood Hazard Statement . . . . . . . . . . . . . . . . . . . .-6-
Legal Description. . . . . . . . . . . . . . . . . . . . . . .-6-
Owner Of Record. . . . . . . . . . . . . . . . . . . . . . . .-6-
Market Analysis. . . . . . . . . . . . . . . . . . . . . . . .-8-
Subject Market Summary . . . . . . . . . . . . . . . . . . . .-8-
Estimated Marketing Period . . . . . . . . . . . . . . . . . .-8-
Neighborhood Description . . . . . . . . . . . . . . . . . . .-9-
Site Description . . . . . . . . . . . . . . . . . . . . . . -10-
Physical Description of Improvements . . . . . . . . . . . . -10-
Highest and Best Use . . . . . . . . . . . . . . . . . . . . -12-
The Three Approaches to Value. . . . . . . . . . . . . . . . -14-
The Cost Approach. . . . . . . . . . . . . . . . . . . . . . -14-
Direct Sales Comparison Approach . . . . . . . . . . . . . . -21-
The Income Capitalization Approach . . . . . . . . . . . . . -29-
Correlations and Conclusions . . . . . . . . . . . . . . . . -37-
Certification. . . . . . . . . . . . . . . . . . . . . . . . -39-






                             Addenda

Surveys                            Photographs
Site Plans                         Corporate Resume
General Area Data                  Qualifications of the Appraiser

September 25, 1996


Mr. Michael Sweet
The Decade Companies
250 Patrick Boulevard, Suite 140
Brookfield, Wl 53045

RE:  The Meadows Apartments - Phases II, III & IV
     201- 401 North Thompson Drive
     Madison, Wisconsin 53714

Dear Mr. Sweet:

As requested, we have prepared an analysis and valuation of the above captioned property, an irregularly shaped improved site containing a total of 848,224 square feet, or 19.473+/- acres, more or less. The site has twelve two story and basement, wood frame construction apartment buildings containing 316 apartment units, pool area, tennis courts and other recreational features. The buildings were built in 1977 to 78,79 and 1980. The buildings contain a total of 254,836+/- square feet. There are also asphalt parking areas, drives, pool, deck fencing, tennis courts, walks and patios, landscaping and project signage as described in the report.

The subject's zoning is R4 Multi-Family Residential. The improvements represent a legal and conforming use in accordance with this zoning classification. The property is served by all utilities, including municipal sewer and water, and commercial gas, telephone and electric service.

We have reviewed the Federal Reserve Board (FRB) rules regarding Appraisal Policies and Procedures effective 8/9/90, revised 10/94 and this report was prepared in conformance with these regulations. We have reviewed the Uniform Standards of Professional Appraisal Practice (USPAP), adopted by the Professional Standards Board of the Appraisal Foundation effective 4/27/87, revised 12/94 and to the best of our knowledge have followed the policies and procedures set forth in these regulations in appraising this property. Accordingly, this appraisal specifically complies with laws and regulations as defined in Chapters 15, 440, and 458, Wisconsin Statutes, and RL 80-86, Wisconsin Administrative Code. The value stated in this letter of transmittal is valid only in conjunction with the analysis found in the narrative portion of this report.

Based on an inspection of the subject site, the improvements thereon, a study of the Southern Wisconsin apartment market, a study of sales, offerings of similar properties, as well as other environing factors pertinent to value, it is our opinion that the subject that the subject property has an estimated "Market Value" of the Fee Simple Estate as of September 25, 1996, of:

           Eleven Million One Hundred Thousand Dollars

                         ($11,100,000)*

*of which $1,422,000 is ascribed to the value of the land. No furniture, fixtures and equipment (FF&E) or any other personal property was valued in connection with this assignment.

               Respectfully submitted,






               T. M. Warner, MAI, SRA
               Wisconsin Certified and Licensed General Appraiser
No. 227
               As of the date of this report, I have completed the requirements of the Continuing Education Program of the Appraisal Institute Physically inspected subject property

Assumptions and Limiting Conditions

The certification of the Appraisers appearing in the appraisal report is subject to the following conditions and to such other specific and limiting conditions as are set forth by the Appraisers in the report The Appraisers assume no responsibility for matters of a legal nature affecting the property appraised or the title thereto, nor do the Appraisers render any opinion as to the title, which is assumed to be good and marketable. The property is appraised as though under responsible ownership.

The Appraisers have made no survey of the property. Any sketch in the report may show approximate dimensions and is included to assist the reader in visualizing the property. The Appraisers are not required to give testimony or appear in court as a result of having made the appraisal with reference to the property in question, unless arrangements have been previously made therefor. Any distribution of the valuation in the report between land and improvements applies only under the existing program of utilization. The separate valuations for land and building must not be used in conjunction with any other appraisal and are invalid if so used.

The Appraisers assume that there are no hidden or unapparent conditions of the property, subsoil or structures, which would render it more or less valuable. However, the appraisers have noted in the appraisal report any adverse conditions (such as, needed repairs, depreciation, the presence of hazardous wastes, toxic substances, etc.) observed during the inspection of the subject property or have become aware of during the normal research involved in performing the appraisal. Unless otherwise stated in the appraisal report, the appraiser has no knowledge of any hidden or unapparent conditions of the property or adverse environmental conditions (including the presence of hazardous wastes, toxic substances, etc.) that would make the property more or less valuable, and has assumed that there are no such conditions and makes no guarantees or warranties, express or implied, regarding the condition of the property. The appraiser will not be responsible for any such conditions that do exist or for any engineering or testing that might be required to discover whether such conditions exist. Because the appraiser is not an expert in the field of environmental hazards, the appraisal report must not be considered as an environmental assessment of the property.

Information, estimates, and opinions furnished to the Appraisers and contained in the report were obtained from sources considered reliable and believed to be true and correct. However, no responsibility for accuracy of such items furnished the Appraisers can be assumed by the Appraisers.

Disclosure of the contents of the appraisal report is governed by the Uniform Standards of Professional Appraisal Practice (USPAP) as adopted by the Appraisal Institute to which the Appraisers are affiliated. Neither all nor any part of the contents of the report or copy thereof (including conclusions as to the property's value, the identity of the Appraisers, professional designations, reference to any professional appraisal organizations, or the firm with which the Appraisers are connected), shall be used for any purposes by anyone but the client in the report, the borrower if appraisal fee paid by same, the mortgagee or its successors and assigns, mortgage insurers, consultants, professional appraisal organizations, any state or federally-approved financial institution, any department, agency, or instrumentality of the United States or any State or the District of Columbia, without the previous written consent of the Appraisers; nor shall it be conveyed by anyone to the public through news, advertising, public relations, sales, or other media without written consent and approval of the Appraisers.

Appraisals subject to satisfactory completion, repairs, or alterations are contingent upon completion of the improvements in a workmanlike manner. (FHLMC 439, 1986) It is hereby certified that, as well as can be determined, the statements contained in this appraisal and upon which opinions expressed herein are based are correct, subject to the limiting conditions set forth. This appraisal report conforms with regard to format and content in accordance with the Uniform Standards of Professional Appraisal Practice (USPAP) as adopted by the Appraisal Institute to which the Appraisers are affiliated.

All furnishings/equipment, except if specifically indicated or typically considered part of real estate, are disregarded and only the real estate is considered. Sales data used in this report is believed reliable but since it was not possible to inspect each property completely it is necessary to rely on information furnished by others and the value conclusions are subject to the correctness and verification of the said data. "Market Value", as defined below, does not reflect "Fair Value" as defined in foreclosure cases, which value may be less, nor does it reflect liquidation value. This report is not meant for insurance purposes, is not an energy inspection and is subject to an "Energy Efficiency Certificate, Stipulation or Waiver" as authorized by DILHR, if so required. This appraisal report was prepared for Mr. Michael Sweet of the Decade Companies, for company purposes and may not be used for any other purpose, without written consent from T. M. Warner, MAI, SRA.







Market Value Defined

The definition of
"Market Value"
according to Office of the Comptroller of Currency (OCC) 12 CFR
34, Subpart C is as follows:



"The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby;

     -    Buyer and seller are typically motivated;

     - Both parties are well informed or well advised, and acting in what they consider their own best interests;

     - A reasonable time is allowed for exposure in the open market;

     - Payment is made in terms of cash in U.S. dollars * or in terms of financial arrangements comparable thereto;
          and

     - The price represents the normal consideration for the property sold unaffected by special or creative financing * or sales concessions granted by anyone associated with the sale".

* Adjustments to the comparables must be made for special or creative financing or sales concessions. No adjustments are necessary for those costs which are normally paid by seller as a result of tradition or law in a market area; these costs are readily identifiable since the seller pays these costs in virtually all sales transactions. Special or creative financing adjustments can be made to the comparable property by comparison to financial items offered by a third party institutional lender that is not already involved in the property or transaction. Any adjustment should not be calculated on a mechanical dollar for dollar cost of the financing or concession but the dollar amount of any adjustment should approximate the market's reaction to the financing or concessions based on the Appraisers' judgment.

To aid the casual reader of this report, basic, non-definitional principles of Market Value are summarized below:

     - Market value is an economic concept based on the notion of trading one thing for another according to an agreed-on element of exchange such as money, services, goods, or real estate.

     - Market value is not the same as either "price" or "cost".

     - Market value assumes that a marketplace exists in which privately owned properties can be traded and that government supports and encourages, but also regulates (and therefore contributes to), the private market and the ownership of property.

     - Market value is based on values established in transactions between independent parties and is the equitable standard for determining value between such parties when voluntary negotiation is not possible.

     - Market value is determined by the market, even when it is not possible to precisely define the nature or extent of that market.

Hazardous Materials

The value estimated is based on the assumption that the property is not negatively affected by the existence of hazardous substances or detrimental environmental conditions, unless otherwise stated in this report. The Appraisers are not experts in the identification of hazardous substances or detrimental environmental conditions. The Appraisers' routine inspection of and inquiries about the subject property did not develop any information that indicated any apparent significant hazardous substances or detrimental environmental conditions which would affect the property negatively unless otherwise stated in this report. It is possible that tests and inspections made by a qualified hazardous substance and environmental expert would reveal the existence of hazardous substances or detrimental environmental conditions on or around the property that would negatively affect its value.

ADA Compliance

The Appraiser(s) have not, nor are they qualified to conduct an evaluation to determine whether or not the subject building complies with Title 111 of the Americans With Disabilities Act
(ADA) printed in the Federal Register, CFR Part 36, July 26, 1991, effective January 26, 1992 relating to Public Accommodations and Commercial Facilities containing Public Accommodations. Regardless of ADA Compliance, this appraisal assumes any improvements have been completed in a workmanlike manner and in accordance with the plans and specifications and building codes of said Community or State, whichever applies.

Property Rights Appraised

To be appraised are the leased fee property rights in and to the herein described real estate. Fee simple ownership is described as follows:

     Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power and escheat.

Purpose Of The Appraisal

This appraisal is made to estimate the current "Market Value" of the Fee Simple ownership of the subject property.

Function Of The Appraisal

The estimated "Market Value" as reported is to serve as a basis establishing value for for internal purposes of the ownership entity.

Appraisal Scope

An appraisal is a supported estimate of market value; the appraisal process itself is a type of research study or project including analysis of information found and conclusion drawn about the estimated value of the property appraised. Specifically, the report includes information about the real estate market, its supply and demand balance, and information about marketing terms, pricing, and values. As stated, the objective of the appraisal is to estimate market value of the property appraised. The appraisal is a process of research and analysis; the appraisal report is the written summary of that physical and mental activity. Thus, it is important to define here, as well as in various sections of this appraisal, the "Scope" is the extent and nature of the research and analysis involved in the appraisal process.

Specific Assignment

The appraisal assignment is to value the land (including any excess land) and all proposed improvements, including building fixtures and appurtenances attached thereto by each of the three recognized approaches to value: the Cost, Income Capitalization, and Direct Sales Comparison Approaches, and to establish the contributory value of any fixed building service equipment. No furnishings, fixtures and equipment (FF&E) or any other personal property was valued in connection with this assignment.

Inspection
The property was inspected for appraisal purposes on September 21 and September 25, 1996 by T. M. Warner, MAI, SRA. The effective date of valuation is the date of inspection, September 25, 1996.

Market Delineation
The subject market area is defined as similar apartment areas in Southeastern Wisconsin, focusing on the Madison Metropolitan property markets. Naturally, comparable improved and vacant land sales in the immediate area were given the greatest consideration in the market analysis. Of the specific comparable vacant and improved properties researched by the Appraisers as a basis of comparison, all are regarded as "arm's length" sales and in a market not normally subject to speculation. The motivational factors of the sales will be discussed in the valuation section to follow.

Data Sources
Comparable property research data sources included the appraiser's real estate market information files and computer records, physical signs indicating comparable property for sale, for lease, or sold (and corresponding agent or broker), published advertising, published news articles, personal interviews, various assessors and the appraisers' other public record reporting services. These sales and offerings were verified by physical inspection, examination of county records and conversations with the owners and/or agents of the individual properties. Included within this report is an analysis of vacant land and similar improved properties that are (were) the most comparable to the subject. The valuation of the subject is based on the (subject's) highest and best use, as defined later within this report. Cost information for the building and land improvements was obtained from the "Marshall Valuation Service" published by Marshall and Swift, Los Angeles, California, and the "Boeckh Building Valuation Manual" published by E. H. Boeckh Company, New Berlin, Wisconsin, a division of Thomson Publishing Corp.

Valuation Process
Application of the three conventional valuation techniques including the Cost Approach, the Direct Sales Comparison Approach and the Income Capitalization Approach, resulted in independent value estimates. In a complete appraisal, all three approaches are considered and the reasonableness and appropriateness of each technique was weighted in comparison to typical market behavior. A complete discussion of this process is located at the end of the valuation sections in the reconciliation of the three approaches.

PROPERTY SALIENT FACTS


Taxes and Assessments

The subject property is identified as Tax Key Numbers 0710-032-
1502,1503 & 1504. The property is presently assessed as follows:

              Land                $1,246,000
              Improvements         7,154,000
              Total               $8,400,000

The 1995 net real estate taxes were $269,370. The present assessment ratio is 98.83%, indicating a real estate value of $8,499,444.

Note: The value estimated as reported in this appraisal differs from the Tax Assessor's estimate of "Fair Market" value. As is customary, we did not consult the Assessor to question the method(s) used in the estimation. Accordingly, we are unable to review the Assessor's findings and/or comment on the accuracy of the estimate itself. No discernable pattern exists with the assessments in the area; however, we have found the commercial assessments to be relatively fair between the various properties.




Zoning

Zoning classification for the property is R-4 Multi-Family
Residential District and the existing improvements represent a legal and conforming use in accordance with this zoning classification. All building and land improvements on the site were approved by the City of Madison.

Flood Hazard Statement

According to the flood hazard map published by the Department of Housing and Urban Development for the Federal Insurance
Administration (FEMA) Community Panel 5500830019-D, the subject site is in a Zone C, an area of minimal flood hazard.

Legal Description

The subject's legal description is:     Phase II: Lot 2 Certified
                                        Survey Map 1872
                                        Phase III: Lot 1 of
                                        Certified Survey Map 2982
                                        Phase IV: Lots 2 & 3
                                        Certified Survey Map 2982
                                        as further described on
                                        the attached and included
                                        surveys of lands located
                                        in the City of Madison,
                                        Dane County, Wisconsin.

Owner Of Record

According to Dane County Register of Deeds, there have been no recent sales of the subject property. The property was purchased in January, 1989 by the Decade Companies for $10,049,173.

Area Information

Regional Overview - Madison Metropolitan Area

The subject is located in the city of Madison, Dane county, Wisconsin. The City of Madison is part of Madison-Dane County Metropolitan Area (SMA). Madison is located in south central Wisconsin, 140 miles northwest of Chicago and 290 miles southeast of Minneapolis. It is the state capitol and second largest city in the state.

The Madison metro area had a population of 393,788 in 1995. The
January of 1994 population was 389,677 and the 1990 population was 367,085. This is the largest increase in population of the 13 metro counties in Wisconsin.

Madison has been a very stable community because of its major employer - the University and state and federal government. The University of Wisconsin at Madison employs 26,467 with the next major employers, the UW Hospital with 4,528 the US government with 3,700 and the Madison school district with 3,462.

The unemployment rate has remained under 2% while the state has average 3.8% almost two percent under the national rate of 5.8%.

The City of Madison has attracted much press in the last several years. It topped "Money" magazines list of Best Places to Live recently. Included is a copy of the article from the July, 1996 issue which will provide and detail many statistics and background information.




Summary

The Madison Metropolitan area's accessibility to major markets, its excellent location and superior transportation facilities, its diversified economy and its favorable social and cultural climate insure its position as an important center for trade and commerce. Prospects for continued growth and prosperity are excellent.

Market Analysis




                     MULTIPLE FAMILY MARKET

The apartment market in Madison has a history of consistent growth. There are approximately 45,300 rental in the city of Madison and 69,100 rental units in Dane county. Over the past three years construction of new multi-family units in Madison has average approximately 1,100 unit per year. The balance of supply and demand has kept overall vacancy rate in the 3 to 6 percent range for most properties. 1995 was the year that construction neared saturation and the market neared an overbuilding state. Occupancies neared 7% in the far west region of Madison in 1995. The market has recovered through 1996 with projects like the Meadows now having waiting lists for several of its unit types. Newer construction will have its niche but higher construction costs and locations that are further from current amenities and workplaces should lessen their competitive impact.



Subject Market Summary - Real Estate Sales

With the exception of the 1990-91 recession, in spite of declining real estate values in other areas of the country, area market values have been stable to increasing. Overall, we have seen no evidence of decreasing local real estate values and this stable to upward trend is expected to continue into the foreseeable future. Demand for apartments and small freestanding one story buildings continues to be the strongest segment of the office, industrial and retail markets.




Financing

Ample funds are available; however, area lenders require a considerable amount of equity in multi-family properties. Although the lenders are very selective, financing for quality borrowers with 20 to 30%+/- equity has been available. Interest rates have risen slightly from the previous 25-year low observed in mid to late 1993.

Summary - Estimated Marketing Period

An overview of the market for property similar to the subject suggests a "typical" marketing period of less than six months.
As will be mentioned later, a project similar to the subject, the 465 unit "Country Meadows" was recently offered for sale and has received over a dozen offers within a 60 day period. It is our opinion that the marketing time should be within the above mentioned time frame assuming the following:

     - That the subject's condition at the time of offering was the same as described in this report.

     - That the subject offering price was within a reasonable range of this appraisal's estimated "Market Value".




Neighborhood Description

The subject is located in the northeasterly portion of Madison.
The area is primarily single and multifamily residential.
Stoughton Road where local shopping is located is one-half mile to the west.

Typical Developments

The immediate area is single family residential to the south and west. There is commercial further east along Stoughton Road and the main Madison post office at Milwaukee and Stoughton intersection. To the north of Highway 30 is multifamily and single family residential in the area range in value from $75,000 to $180,000. The neighborhood is considered a stable residential area.

Freeway Access/Transportation

The site is buffered to the south by Highway 30 and to the east by the 1-90/94 right of way. Highway 30 and 1-90 are at higher grades than the project providing little objectionable noise pollution.

The area has good transportation service with Thompson's access to the previously mentioned highways and to Milwaukee and Stoughton Roads. These streets also give good accessibility to other areas in the city and the surrounding counties.

Adverse Influences

Overall, the subject apartments are comparable in use to the area and do not exert or receive adverse market influences.




General Remarks

The area has good street access to other points in the Metropolitan Madison via via arterial streets and the freeway system. Residential values have been stable during the past year.

There has been limited development of new apartments projects during the last year as developers completed rentup and stabilization of newly developed stock that had made the market become fragile.

SITE IMPROVEMENTS


Site Description


Size

The subject property has slightly over 1827 feet of frontage on North Thompson Drive, over 860 feet of frontage along the curve of Highway 30 to its north and to the southeast abuts the I90-94 right of way as can best be seen from the included surveys. The site is irregular in shape and contains 848,224 square feet or approximately 19.473 acres.

Site

     Parking Area             The subject has asphalt paved
                              surface parking 512+/- cars. The
                              existing asphalt paving is in
                              average condition for its age.

     Concrete                 Concrete sidewalks, curbs, stairs
                              and patios. There are individual
                              patios for ground floor units.

     Landscaping              Grass, trees and shrubs.

     Signs                    Project identification signs along
                              N. Thompson, at the managers
                              building and along Highway 30 and
                              I90-94.

     Utilities                Commercial electric and gas,
                              municipal water, sanitary sewer and
                              storm sewer.

     Topography               The site is generally rolling
                              sloping from the southeast.

     Bearing Quality          No apparent problems.

     Drainage                 Appears adequate.

     Adverse Easements        Typical utility, etc. To the best
                              of the Appraisers' knowledge, there
                              are no private restrictions,
                              easements, or encroachments, etc.,
                              which would adversely effect the
                              utility or value of the property.

     Special Assessments      None known.

     Designated Flood Hazard  Flood zone "C". See previous
                              section of this report for map
                              reference.

     Underground Tanks        None known.


Physical Description of Improvements

The site is improved with a two story and basement apartment buildings, with a total of 316 units, of wood frame construction with brick veneer first story exterior and wood and stucco panel exterior surface finish. The 12 buildings are "L" shaped and contain a total of 254,836+/- square feet of above ground gross building. It should be noted that there is a difference between the referenced typical unit sizes and this calculated building area as shown on the rent roll. This is not unusual because typical unit sizes are a generalization. The calculated size is from surveys and the appraiser's measurements.

Unit Layout

Included are typical unit floor plans or layouts for the four unit types: one, two, three and four bedroom units. The subject has 100 one bedroom units, 192 two bedroom and 12 three bedroom and 12 four bedroom types of units.



Building Specifications  The quality of construction is assumed to be average for a building of this
                         type.

     Year Built          Phase II was built in 1977 to 78, Phase
                         III in 1979 and Phase IV in 1980.

     Foundation          Reinforced concrete footings and poured
                         concrete block walls below grade, with a 4" reinforced concrete floor.

     Exterior Walls      The buildings being built in phases have
                         slightly different materials but are
                         generally wood frame with brick veneer
                         for the first story and wood and stucco
                         panel trim on the second story.

     Wall Height         9'+/- story height for above grade levels.

     Framing Wood framing above grade. With wood trusses supporting the second floor and batt insulation in the first floor ceiling. The roof is supported by wood trusses.

     Roof                Gable style, mediums pitched roof with
                         asphalt shingles.

     Floors

          Basement       Concrete as described previously.

          First          Plyscore over wood joists.

          Second Appears to be glued floor system on deep floor trusses.

     Floor Finishes      Corridors and stairwells are to be
                         carpeted. The individual units will have a carpeted foyer, carpeting in the living rooms, bedrooms and walk-in closets and sheet vinyl in the kitchens.
                         Bathrooms have a variety of finishes
                         including carpet, vinyl and ceramic
                         tile.

     Walls Painted 1/2" drywall on the interior walls, with 5/8" drywall on all exterior walls, common walls and both sides of the corridor walls. Assumes that there are double insulated walls on the common walls between units.

     Ceilings            Flat painted 5/8" drywall ceilings.

     Windows Anodized aluminum framed double hung windows in the bedrooms, with self storing storms and screens. Each unit has an anodized aluminum framed patio door, with screens.

     Electrical          The building has adequate electrical
                         service, with each unit having 60+/- amps breaker boxes. All units have smoke alarms, as do the public areas, as required by building codes.

     Water Heater        High recovery gas fired water heater.

     Heating/Air Conditioning Each building has hot water
                              hydronic heating and separate
                              sleeve electric air conditioning.

     Miscellaneous       All units have electric range,
                         refrigerator, dishwasher, hood and
                         disposal.

Highest and Best Use

The following is given to clarify the concept of highest and best use.

Highest and best use has been defined as:

     The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and results in the highest value.

     Alternatively, that use, from among reasonably probable and legal alternative uses, found to be physically possible, appropriately supported, financially feasible, and which results in highest land value.

The definition immediately above applies specifically to the highest and best use of land. It is to be recognized that in cases where a site has existing improvements on it, the highest and best use may very well be determined to be different from the existing use. The existing use will continue, however, unless and until land value in its highest and best use exceeds the total value of the property in its existing use.

Implied within these definitions is recognition of the contribution of that specific use to community environment or to community development goals in addition to wealth maximization of individual property owners. Also implied is that the determination of highest and best use results from the Appraisers' judgment and analytical skill, i.e., that the use determined from analysis represents an opinion, not a fact to be found. In appraisal practice, the concept of highest and best use represents the premise upon which value is based. In the context of most probable selling price (market value) another appropriate term to reflect highest and best use would be most probable use. In the context of investment value an alterative term would be most profitable use.

In ascertaining the subject's highest and best use, consideration was given to such factors as zoning, location, surrounding developments, the nature of the existing building improvements and the current demand for land/buildings that are similar to the subject.


The Land As If Vacant

Given the land use pattens of Madison and present zoning for the area, the land would likely be improved with a similar multi-family residential buildings.

Summary - Highest and Best Use

The existing subject multifamily residential improvements represents the highest and best use of the subject property as of the date of this analysis.

Valuation Section

The Three Approaches to Value

     The three basic appraisal techniques used in evaluating real estate are the Cost, Direct Sales Comparison and Income Capitalization Approaches. All approaches to value rely on data derived from the market. The Cost Approach uses recent sales of vacant land having similar amenities and zoning to arrive at a land value which is added to the depreciated value of the improvements. The Direct Sales Comparison Approach is based on sales of similar, recently-sold properties which develop an indication of the most probable sale price for the property being valued. Under the Income Capitalization Approach, data is taken from the market to develop a gross income multiplier and/or a capitalization rate.

The Cost Approach

This approach to value can be described as:

     That approach in appraisal analysis which is based on the proposition that the informed purchaser would pay no more than the cost of producing a substitute property with the same utility as the subject property. It is particularly applicable when the property being appraised involves relatively new improvements which represent the highest and best use of the land or when relatively unique or specialized improvements are located on the site and for which there exist no comparable properties on the market.

Methodology

The procedure for valuing property with the Cost Approach includes the following steps: 1) estimate the value of the land
(site) as though vacant and available for development to its highest and best use; 2) estimate the reproduction or replacement cost of the primary structure(s) as of the effective appraisal date, including direct and indirect costs; 3) estimate other costs (indirect costs) to bring the new, vacant primary structure(s) to market conditions and occupancy levels; 4) estimate an entrepreneurial profit; 5) add reproduction or replacement costs, other costs, and the entrepreneurial profit to arrive at the total cost of the primary structure(s); 6) estimate accrued depreciation due to physical deterioration, functional obsolescence, and external obsolescence; 7) deduct estimated accrued depreciation from the total cost of the primary structure(s) to derive an estimate of the depreciated cost; 8) estimate the depreciated cost of accessory buildings and site improvements; 9) add the depreciated costs of the primary structure(s), the accessory buildings, and site improvements to obtain the total depreciated cost of all the improvements; 10) add site value to the total depreciated cost of the improvements to obtain a value indication for the fee simple estate; and 11) adjust the fee simple value to reflect the interests being appraised, if necessary.

Replacement Cost

Defined as the estimated cost to construct, at current prices as of the effective appraisal date, a building with utility equivalent to the building being appraised, using modern materials and current standards, design, and layout.

Reproduction Cost

Defined as the estimated cost to construct, at current prices as of the effective date of the appraisal, an exact duplicate or replica of the building being appraised, using the same materials, construction standards, design, layout, and quality of workmanship and embodying all the deficiencies, superadequacies and obsolescence of the subject building.

Considering the age and condition of the improvements, the replacement cost method was chosen for the appraisal. Cost information and estimated replacement cost estimates were generated by use of The Marshall Valuation Service. The manual is copyrighted and published by The Marshall and Swift Company, Los
Angeles, California.

Analysis of Overhead and Profit

The estimated overhead cost, general contractor profits and developer profit are reflected in a single factor by the Boeckh cost valuation software, which may or may not be reflective of the market. Overhead costs are expenses incurred that are necessary to conduct the contractor's business. General contractor profits represent the return (profit) after all other expenses have been met involving the construction process. Entrepreneurial profit is a market derived figure that reflects the amount an entrepreneur (developer) expects to receive for his or her contributions. It represents the return required for risk and expertise associated with the development of the project, over and above the cost of the project including the contractor's profit. The important point here is the term general contractor, developer, and/or entrepreneur is not necessarily synonymous and often pertains to two (or more) entities.

If the cost of developing a property is used to indicate a value, the appraiser must recognize the contribution of the entrepreneur and consider this entrepreneurial profit in addition to the direct and indirect costs, including the contractor's overhead and profit. However, not all projects will realize an entrepreneurial profit even if one appears to be reasonable from information extracted from the market. Potential entrepreneurial profit should be derived from market analysis and through interviews with developers to determine expected profits required to compel particular development. Historical profit margins should be given less emphasis, as past expectations will typically not equate to present anticipations, given a continually changing economical climate.

The appraiser found that an entrepreneurial profit was represented since most facilities of this type are constructed for economic gain as would be expected from an apartment complex.






Estimation of Accrued Depreciation

Accrued depreciation is the difference between the replacement cost of the improvements on the effective date of the appraisal and the market value of the improvements on the same date. Depreciation is separated by three general causes including physical, functional, and economic or external.

Physical

Depreciation taken in this report is based on observed conditions at the time of inspection. Physical deterioration is due to normal wear and tear as a result of occupancy and weathering. The age/life method was used in estimating the physical depreciation of the building improvements. This method is estimated by dividing the remaining life of the improvements by the sum of the effective age and remaining life (known as the total physical life). The building have actual ages ranging from 16 to 19 years, the effective age of the entire building complex is estimated to be approximately years. The remaining physical life is estimated to be approximately forty-five years, assuming normal maintenance.

Functional

Functional obsolescence reflects the loss in value brought about by such factors as defects, deficiencies, or superadequacies that effect the structure from performing adequately the function for which it was (originally) intended. Generally, functional inadequacies are typical for older buildings and the market accepts them at a certain price level. The replacement cost method is meant to remove certain functional obsolescence relating to the overall design and construction methods, and as a result is most useful in estimating the value of newer buildings. Taking into consideration the subject's age, construction quality, design and layout, no functional obsolescence was charged to the building in the Cost Approach for the lack of adequate handicap facilities.

Economic (External) Obsolescence

It should be noted that gains or losses in value caused by externalities accrue to both land and buildings. Since the estimated value of the site used in the Cost Approach is its present market value as if vacant, any loss due to external causes is already included. In the Cost Approach, a loss in building value due to external causes is ascribed to external obsolescence. Economic obsolescence is stated as an impairment of desirability or useful life of a structure arising from external factors. Usually, economic obsolescence is comprised of many diverse and complex elements and can be somewhat difficult to estimate.

No additional depreciation was charged as economic obsolescence in the Cost Approach, since the present area rent levels would not be economically feasible to construct this complex with its present amenities.






Land Valuation

The area market was observed for other vacant land sales that were similar to the subject site, as if vacant and available for development. A detailed analysis of the five sales used is given as follows. A summary table is located below.

                               SUMMARY OF VACANT SITE SALES
               Address             Sale    Site        Size           $/Unit    Units/Acre
                                   Date    Price      (Square Feet)

Land Sale      266 Junction        3/94    $438,333   265,312         $3,653        20
   #1          Madison

Land Sale      6009-29 Cottontail 11/93    $420,000   158,060         $7,500        15
   #2          Madison

Land Sale      202-10 Junction    10/93    $421,000   254,750         $3,661        20
   #3          Madison

Land Sale      1606 Cottontail    12/93    $288,000   140,289         $4,500        20
   #4          Madison

Land Sale      7402 Watts         11/92  $1,100,000   597,927         $3,943        20
   #5          Madison

Analysis of Sales

The subject's lot area is 848,224 square feet as taken from the included surveys. For the subject, this would indicate a density of 16.34 units per.

Sale Adjustments

Property Rights Conveyed

No adjustments were indicated as all transfers were of the fee simple property rights.

Conditions Of Sale

Of the sales cited, any known sales concessions or other financing factors were taken into consideration when analyzing the subject's position in a typical "arm's length" transaction per the aforementioned "definition of market value," herein. The adjustment for financing/motivation takes into consideration any below-market (or above) interest rate financing, and other factors influencing the sale price not related to the real estate itself. All sales were reported to be arms length, thus no adjustments were indicated.

Market Conditions/Date of Sale

The sales sample spans a period of approximately four years, the market for vacant sites in the area has been fairly stable to improving over the past few years. An adjustment for time was indicated for the vacant sales.

Neighborhood

The location adjustment takes into consideration the community, neighborhood, access, visibility, and other known factors that may contribute or detract an estimate of value for the subject.

Site Characteristics

Topography/shape, site access, sewer/water/utilities, zoning, units permitted and site size are considered in estimating the per unit value for the subject.

Summary

The sales were reviewed and compared to the subject with respect to:

     -    Method of financing and other motivational factors
     -    Market conditions
     -    Neighborhood
     -    Zoning and intended use of the site
     -    Site characteristics

From this overview it is the Appraisers' opinion that the Direct
Sales Comparison Approach of the site develops a value of:

      One Million Four Hundred Twenty-Two Thousand Dollars

                          ($1,422,000)

     This indicates a value of $4,500 +/- per unit for the subject's 316 units.

Area Computations:    The Meadows II (Phases II,III & IV) 201-401 N.
                      Thompson Drive Madison, TMW96:47

Land Dimensions
     Tax Key Numbers: 0710-032-1502,1503 & 04

      From Attached Surveys

Land Area Phase II    Lot 2 CSM 1872       220,844  SF+/-
          Phase III   Lot 1 CSM 2982       248,496  SF+/-
          Phase IV    Lots 2 & 3 CSM 2982  378,885  SF+/-
          Total Land Area                  848,224  SF +/- or  19.473 Acres +/-

Building Dimensions
     Basement Area
                    Gross Basement Area           102,456


     First Floor    Gross Finished Floor Area     127,418 SF+/-

     Second Floor   Gross Finished Floor Area     127,418 SF+/-

     Gross Finished Floor Area                    254,836 SF+/-



                                        First & Second Floors
          Wall Length                   2005.6 Lineal Feet+/-
          Average Story Height          9.00 Feet +/-
          Floor to Wall Ratio           127.06 Ratio
          (Square feet + Lineal Feet)


                    Gross Building Area:          254,836 SF+/-

Site Improvements
          Asphalt Paving - Drives & parking areas
          Pool, deck, fencing and equipment building
          Tennis courts
          Concrete - Walks and patio
          Landscaping - (Grass, Shrubs & Flowers)
          Project Identification Signs

Cost Analysis  The Meadows II (Phases II,III & IV) 201-401 N. Thompson
               Drive    Madison, WITMW 96:47

Subject Building
  Total Replacement Cost New
     Basement                 102,456                           $ 1,485,612
     First & Second Floors    254,836 SF @  $42.10 /SF+/- =       $10,728,596
 Depreciation Estimate                                          $12,214,208
 Actual Age           1977-78,79 & 80+/-   16 -19 Years
 Effective Age                               11 Years
 Remaining Economic Life                     45 Years
 Depreciation Base                                100%
 Physical Deterioration                            20%
 Functional Obsolescence                            0%
 Economic Obsolescence                              0%
 Total Observed Depreciation                       20%     (2,442,842)

Total Net Improvement Value                                      $9,771,366

Site Improvements   Depreciated Values
               Asphalt Paving - Drives & parking areas        $95,000
               Pool, deck, fencing and equipment building      17,500
               Tennis courts                                    8,500
               Concrete - Walks and patio.                     25,000
               Landscaping - {Grass, Shrubs & Flowers}         50,000
               Project Identification Signs                     2,000

                                                                   $198,000
Land Value
 Improved Site  316 units @   4,500  per unit    Rounded to      $1,422,000
                                                                $11,391,366

Estimated Value (Value in Use) - Cost Approach   Rounded to     $11,400,000

Direct Sales Comparison Approach

This approach to value is defined as:

     That approach in appraisal analysis which is based on the proposition that an informed purchaser would pay no more for a property than the cost of acquiring an existing property with the same utility. This approach is applicable when an active market provides sufficient quantities of reliable data which can be verified from authoritative sources. The Direct Sales Comparison Approach is relatively unreliable in an inactive market or in estimating the value of properties for which no real comparable sales data are available. It is also questionable when sales data cannot be verified with principals to the transaction. Also referred to as the Market Comparison or Market Data Approach.

The market was studied for similar improved sales and five apartment buildings sales were selected as the most comparable to the subject. A detailed analysis of each sale is given on the following pages.

Listing (Sale No. 1)


                            Country Meadows


Address: 6840 Schroeder Road (West side of Madison)
Date of Sale: Current listing
Land Size: 29.62 acres
Unit Mix: 84-Studio; 339-1 BR and 42-2BR=465 total
Size: 341 to 796, average is 607 square feet
Age: Phase I 1972-74 and II 1980
Sales Price: Offered at $13,050,000, final offers reported at
$12,500,000
Gross Rent Multiplier: 4.24
Estimated Net Operating Income: $1,226,000
Capitalization Rate: 9.8%
Price per Unit: $26,882
Sales Price Per Square Foot: $43.85
Comments: Project similar in age. Concentration of smaller units.
Offering had high interest with over a dozen strong offers. All calculations were at reported final offer price.

Sale No. 2


                               Woodhill


Address: 802-834 S. Gammon Road (West side of Madison)
Date of Sale: June 15,1993
Land Size: 3.70 acres
Unit Mix: 28-1 BR and 6-2BR= 34 total
Size: average is 1050 square feet
Age: 1987
Sales Price: $1,857,000
Gross Rent Multiplier: 6.28
Estimated Net Operating Income: $175,858
Capitalization Rate: 9.47%
Price per Unit: $54,618
Sales Price Per Square Foot: $48.87
Comments: Smaller project. Lower density and no amenities. Busy street location.

                              Sale No. 3

                              Maple Grove


Address: 3013-41 Maple Valley Drive (Southwest side of Madison)
Date of Sale: 3 closings May-October 1995
Land Size: 13.2 acres
Unit Mix: 160-1 BR and 72-2BR=232 total
Size: average is 909 square feet
Age: 1992-1995
Sales Price: $11,964,000
Gross Rent Multiplier: 6.1
Estimated Net Operating Income: $1,104,770
Capitalization Rate: 9.23%
Price per Unit: $51,569
Sales Price Per Square Foot: $56.43
Comments: Newer project. Lease up of a number of units necessary. Good amenity package.

Sale No. 4


                           High Point Woods


Address: 7601 Watts Road (West side of Madison)
Date of Sale: November 1, 1995
Land Size: 9.04 acres
Unit Mix: 64-1 BR and 116-2BR=180 total
Size: average is 921 square feet
Age: 1990
Sales Price: $8,667,000
Gross Rent Multiplier: 7.22
Estimated Net Operating Income: $780,896
Capitalization Rate: 9.01%
Price per Unit: $48,150
Sales Price Per Square Foot: $52.28
Comments: Newer project. Underground parking. Good west side location.

Sale No. 5


                             Lincoln Ridge


Address: 7502 Watts Road (West side of Madison)
Date of Sale: November, 1995
Land Size: 22.3 acres
Unit Mix: 156-1 BR and 92-2BR=248 total
Size: average is 779 square feet
Age: 1988
Sales Price: $9,960,000
Gross Rent Multiplier: 6.49
Estimated Net Operating Income: $920,300
Capitalization Rate: 9.24%
Price per Unit: $40,161
Sales Price Per Square Foot: $51.55
Comments: Newer project. Underground parking. Good west side location

Analysis of Sales




Sale Adjustments



Property Rights Conveyed

All of the transfers were of the fee simple property rights. No adjustments were applied to any of the sales.

Conditions Of Sale

Of the sales cited, any known sales concessions or other financing factors were taken into consideration when analyzing the subject's position in a typical "arms' length" transaction per the aforementioned "definition of market value", herein. The adjustment for financing/motivation takes into consideration any below-market (or above) interest rate financing, and other factors influencing the sales price not related to the real estate itself. All sales were reported to be "arms' length" and no adjustments were necessary.

Market Conditions/Date of Sale

The sales sample spans a period of three years. The pricing structure for existing apartment buildings in the subject's market area has been stable over the past few years. Therefore, no time adjustment per year was indicated.

Site Size

The method of adjustment for site size is the difference between the subject and comparable multiplied by the Appraisers' observed estimate of the effect the site size has on the value of each of the comparables.

Neighborhood

The location adjustment takes into consideration the community, neighborhood, access, visibility, and other known factors that may cause economic (external) obsolescence. All of the comparables are in defined apartment residential neighborhoods similar to the subject.

Building Characteristics

Adjustments for age, quality, condition, ceiling height, floor plan, and gross area, although closely related, are separated to minimize generalization of the building as compared to the subject. The major adjustments related to the age of the building as compared to the individual sales. Adjustments for age were made on the basis of a 40 year economic life. Adjustments for construction quality and condition were not warranted for the comparables. Adjustments were warranted for all of the comparables but least applied to Sale 1 which was most comparable with the exception of smaller unit sizes and concentration of mix.

Summary

The sales were reviewed and compared to the subject with respect to:

     -    Personal property
     -    The property rights conveyed
     -    Method of financing and other motivational factors
     -    Date of sale
     -    Site size
     -    Zoning
     -    Desirability of area
     -    Type of building and construction quality
     -    Building age and size
     -    Condition of building
     -    Quality of finish
     -    The finished office area of the building

From this overview it is the Appraisers' opinion that the Direct
Sales Comparison develops an estimated "Market Value" of the Fee
Simple Estate, of:

           Eleven Million One Hundred Thousand Dollars

                          ($11,100,000)

The market indicator is $43.56+/- per square foot for 254,836+/-square feet, or $35,126 per unit for 316 units and a GRM of 4.95.

The Income Capitalization Approach

This approach to value can be described as:
     That procedure in appraisal analysis which converts anticipated benefits (dollar income or amenities) to be derived from the ownership of property into a value estimate. The Income Capitalization Approach is widely applied in appraising income-producing properties. Anticipated future income and/or reversions are discounted to present worth through the capitalization process.

The income premise is defined as:
     The underlying assumptions as to the pattern of the future income expectancy which represents the basis of income capitalization in the appraisal process. The income premise may be based on the assumption that, while future income installments may fluctuate, their equivalent is assumed to be: (a) a level yearly income of a certain amount; (b) a series of future incomes graduating upwards or downwards or in both directions as per the series assumed in the appraisal for valuation purposes.

Subject Rentals

Please refer to the Appraiser's Operating Statement for a list of the present rentals and the rent per square foot of the subject.
To determine if these rentals are at market levels, the subject's units were compared to competing projects.

Comparable Rentals

In analyzing the subject and comparable rental projects, a comparison was made of the amenities offered. The rents were profiled on a per unit and square foot basis. The projects chosen are representative of the rental markets in Madison and appeal to a similar tenant type that the subject is likely to attract.

                              Comparable Rentals - 1 Bedroom
                                    Rent/SF       Occupancy                      Size
                   Project           _____                        Heat          ______
                                   Rent/Month                     paid           S.F.
Rental No. 1   County Meadows       $504-548
               Madison             $0.76-.83         91%          No            609-722

Rental No. 2   Westridge Pond           $482
               Madison                 $0.77         98%          No            625

Rental No. 3   Greenbriar I             $528
               Madison                 $0.78         99%          No            675


                           Comparable Rentals - 2 Bedroom/1 Bath

                                    Rent/SF       Occupancy                      Size
                   Project           _____                        Heat          ______
                                   Rent/Month                     paid           S.F.
Rental No. 1   County Meadows
               Madison                  $599
                                       $0.75         91%          No            796
Rental No. 2   Westridge Pond
               Madison                  $548
                                       $0.61         98%          No            900
Rental No. 3   Greenbriar I
               Madison                  $628
                                       $0.66         99%          No            950

Summary, Comparable Rentals

Comparable rental analysis indicates that the existing subject rentals, after considering differences for amenities, age, condition of the unit and project location, are well supported in the market. The resident manager has waiting lists for the three and four bedroom units and is ready to implement a waiting list for the two bedroom units.

Vacancy

Based on recent estimates and the experience of the rental comparables, vacancy for similar apartment properties in the area is at 6 to 9%. Vacancy forecast in an appraisal is based on the investor's perceived risk of vacancy, even if the building is 100% occupied. While the quality of the tenants may be excellent in the area, vacancies do exist in the market as evidenced by the table of comparable rentals. A vacancy rate of 8% will be used for the subject based upon its last three years history and experience at Country Meadows.

Expense Estimate

The expenses are based on the actual expenses for the subject project, included in the addendum of this report, and adjustments made by the appraiser based on our experience with actual projects to reflect current market expenses.

APPRAISER'S STABILIZED OPERATING STATEMENT                                                                                   TMW
                                                                                                                             96:47
# of  Apartment Unit Description:  Unit Size Total Net  Base Rent Total Rent Total Rent  Total Rent
Units (Based on Projected Rental    Sq.Ft.    Sq.Ft.     Per.Mo.$  /Month $   Per SF     Per Yr. $
       Income Upon Completion)
  88  One Bedroom and One Bath        625        55000    $500      $44,000   $0.80       $528,000
  12  One Bedroom and One Bath        744         8928     520        6,240   $0.70        $74,880
 192  Two Bedrooms and One Bath       875       168000     585      112,320   $0.67     $1,347,840
  12  Three Bedrooms and Two
        Baths                        1466        17592     750        9,000   $0.51       $108,000
  12  Four Bedrooms and Two Baths    1466        17592     850       10,200   $0.58       $122,400
 316                                           267,112             $181,760   $0.68     $2,181,120

      Miscellaneous Income:                             $16.60       $5,246                $62,947

      Projected Gross Income From All Sources:                                                    $2,244,067
      Vacancy and Credit Loss:                           8.00%                           (179,525)
      Effective Gross Income:                                                           $2,064,542
                                                                  ($/SF)     ($/YR)
      Real Estate Taxes                                           1.01     269,370
      Personal Property Tax                                       0.00         N/A
      Insurance                                                   0.11      29,000

TOTAL FIXED EXPENSES                                                                      $298,370
OPERATING EXPENSES
      Personnel                                                   0.80     215,000
      Office on site                                              0.04      11,500
      Utilities - Common area and vacant                          0.56     150,000
      Management Expenses @ (5.% EGI)                             0.39     103,227
      Outside Contractors                                         0.19      52,000
      Building Services                                           0.13      34,000
      Supplies                                                    0.11      29,000
      Grounds                                                     0.10      26,000
      Profession Fees                                             0.03       6,800
      Advertising and Marketing                                   0.07      17,500
      Reserves                                                    0.12      31,600
      Miscellaneous                                               0.01       1,896
TOTAL OPERATING EXPENSES                                                                   678,523
TOTAL FIXED & OPERATING EXPENSES                                  3.66                               976,893
NET OPERATING INCOME (NOI)                                        4.07                            $1,087,649
Expenses as a % of Effective Gross Income                                   47.32%

Capitalization Theory and Techniques

The Income Approach is the most relevant valuation method for the valuation of property usually bought and sold based upon its income production.  The analysis of the subject's income
production has been stabilized for typical stabilized expenses and rental production on the operating statement included.
Processing this income can be done in two ways:   direct
capitalization which utilizes the ratio of currently expect net operating income from comparable sales data and/or converting projected future income into an indication of present value, by discounted cashflow analysis.  Both methods were utilized and produced consistent value indications for the subject.

Direct Capitalization

From the appraiser's stabilized operating statement, net operating income was estimated at $1,087,649. A direct capitalization rate was determined from the previous sales analyzed as well as the appraiser's experience with similar properties and the following value indicated:

        $1,087,649   +   .0975  =  $11,100,000 (Rounded)

Discounted Cashflow Analysis (DCF)

The table following this section is the Appraisers' analysis of the cashflow potential of the subject property over the ten (10) year projection (holding) period. The cashflows are derived from the previously mentioned rental income, less expenses and reserves. In direct capitalization, the income and expenses are assumed to be level and stabilized over the holding period. We have projected both the income and expenses to increase 2% over the holding period trailing the CPI. In the DCF, the cashflow of each period is discounted to present worth, and all present values are totaled. The future value of the equity reversion, or return OF investment is defined as the lump sum of the investment realized upon the sale of the property, is forecast at the end of the period as shown on the table and is discounted at the same rate.

Selection of the Discount Rate

Increasing slightly in the past few months, mortgage interest rates range from 8.0% to 10.00%. If overall capitalization rates are 9-10%+/- and interest rates are at 8.0% to 10.00%+/-, for a 70-
80% loan-to-value, with a 20 to 30 year amortization rate, the yield to the 25% equity position is between 12-16%, depending upon the expectation of the investor regarding scheduled rent increases and/or reversion. After analyzing and considering the potential risk, upside potential and reviewing the discount rate abstracted from the sales analyzed, a 15.00% discount rate was applied to this real estate investment.

Estimated Reversion Value

At the end of the period, normally the sale price of the subject property is estimated by capitalizing the expected net operating income (NOI) of the eleventh (11th) year at a capitalization rate comprised of the mortgage interest rate, and discount (equity yield) rate as shown on the DCF assumptions. The resulting estimated sale price of the property, less sale expenses and mortgage balance, is discounted at the same rate as the periodic income. Since we discounted the cashflow for adequate replacement reserves and the investors interviewed do not expect significant appreciation over the holding period, the estimated reversion value is not expected to increase over the present estimated value. The discounted cash value is indicated to be $11,203,000, before rounding and than rounded to $11,200,000.

Conclusion

The value estimate in the Income Capitalization Approach by Direct Capitalization converts only the first year NOI into value, however most represents the owner/occupant in the market.
The use of a Discounted Cashflow Analysis allows for irregular cashflows. Both methods employed recognize return ON and return
OF capital, however, we feel the use of a Discounted Cashflow
Analysis is the appropriate method of valuation for the subject property. Both techniques support each other.

Estimated Value by The Income Capitalization Approach

   Direct Capitalization -Eleven Million One Hundred Thousand
Dollars

                          ($11,100,000)

Discounted Cash Flow-Eleven Million Two Hundred Thousand Dollars

                          ($11,200,000)



Discounted Cashflow Analysis                                 TMW 96:47
Year                  1          2          3          4          5          6          7          8          9           10
Revenue
Potential Gross
  Income (PGI)    2,244,067  2,288,949 $2,334,728 $2,381,422 $2,429,051 $2,477,632 $2,527,184 $2,577,728 $2,629,282   $2,681,868
Annual Change
  in PGI            Base       2.00%      2.00%      2.00%      2.00%      2.00       2.00%      2.00%      2.00%        2.00%
Vacancy and
  Collection
  Loss %            8.00%      8.00%      8.00%      8.00%      8.00%      8.00%      8.00%      8.00%      8.00%        8.00%
Vacancy and
  Collection
  Loss $         $(179,525) ($183,116) ($186,778) ($190,514) ($194,324) ($198,211) ($202,175) ($206,218) ($210,343)  2#($214,549)
Effective Gross
  Income (EGI)   $2,064,542 $2,105,833 $2,147,949 $2,190,908 $2,234,726 $2,279,421 $2,325,009 $2,371,510 $2,418,940   $2,467,319
Expenses
Fixed Expenses
%Change in
  Property Taxes    Base       2.00%      2.00%      2.00%      2.00%      2.00%      2.00%      2.00%      2.00%        2.00%
Property Taxes    $269,370   $274,757   $280,252   $285,857   $291,574   $297,405   $303,353   $309,420   $315,608     $321,920
%Change in
  Insurance         Base       2.00%      2.00%      2.00%      2.00%      2.00%      2.00%      2.00%      2.00%        2.00%
Insurance          $29,000    $29,580    $30,172    $30,775    $31,391    $32,019    $32,659    $33,312    $33,978      $34,658
Total Fixed
  Expenses        $298,370   $304,337   $310,424   $316,632   $322,965   $329,424   $336,012   $342,732   $349,586     $356,578
Variable Expenses
%Change In
  Variable
  Expenses          2.00%      2.00%      2.00%      2.00%      2.00%      2.00%      2.00%      2.00%      2.00%        2.00%
Total Variable
  Expenses        $678,523   $692,094   $705,936   $720,055   $734,456   $749,145   $764,128   $779,411   $794,999     $810,899
Total Expenses
  and Reserves    $976,893   $996,431  $1,016,360 $1,036,687 $1,057,421 $1,078,569 $1,100,140 $1,122,143 $1,144,585   $1,167,477
Debt Service
Mortgage Balance
  Beginning of
  Year           $8,366,000 $8,268,823 $8,162,793 $8,047,104 $7,920,877 $7,783,151 $7,632,878 $7,468,917 $7,290,019   $7,094,824
Mortgage Balance
  End of Year    $8,268,823 $8,162,793 $8,047,104 $7,920,877 $7,783,151 $7,632,878 $7,468,917 $7,290,019 $7,094,824   $6,881,848
Monthly Payment    $68,781    $68,781    $68,781    $68,781    $68,781    $68,781    $68,781    $68,781    $68,781      $68,781
Total Debt
  Payment         $825,366   $825,366   $825,366   $825,366   $825,366   $825,366   $825,366   $825,366   $825,366     $825,366
Interest          $728,189   $719,337   $709,678   $699,139   $675,094   $675,094   $661,405   $646,469   $630,172     $612,390
Principal          $97,177   $106,030   $115,689   $126,227   $137,726   $150,272   $163,962   $178,898   $195,195     $212,976
Cash Flow Summary
Effective Gross
   Income (EGI)  $2,064,542 $2,105,833 $2,147,949 $2,190,908 $2,234,726 $2,279,421 $2,325,009 $2,371,510 $2,418,940   $2,467,319
Total Expenses
  and Reserves   ($976,893) ($996,431)($1,016,360)($1,036,687)********************($1,100,140)($1,122,143)($1,144,585)($1,167,477)
Net Operating
  Income (NOI)   $1,087,649 $1,109,402 $1,131,589 $1,154,221 $1,177,305 $1,200,852 $1,224,869 $1,249,367 $1,274,355   $1,299,842
Less Total Debt
  Service        ($825,366) ($825,366) ($825,366) ($825,366) ($825,366) ($825,366) ($825,366) ($825,366) ($825,366)   ($825,366)
Equity Dividend   $262,282   $284,035   $306,223   $328,855   $351,939   $375,486   $399,503   $424,000   $448,988     $474,475
Net Proceeds
  from Reversion                                                                                                      $4,587,842
Total Cash Flow   $262,282   $284,035   $306,223   $328,855   $351,939   $375,486   $399.503   $424,000   $448,988    $5,062,317



Basic Assumptions & Mortgage Data                                                                  Reversion Calculations
Discount Rate                       15.00%            Eleventh Year NOI                                  $1,325,839
Mortgage Interest Rate               8.75%            Terminal Capitalization Rate                           10.75%
Amortization (Years)                  25              Annual Appreciation (Reversion)                         1.50%
Mortgage Amount                   $8,366,000          Reversion Value                                   $12,333,000
Mortgage Ratio                      75.00%            Sales Expenses (% of Reversion Value)       7%     ($863,310)
First Year Expense Ratio
  (Includes Reserves)               47.32%            Outstanding Mortgage                             ($6,881,848)
First Year NOI (For
  Market Comparison)              $1,087,649          Net Proceeds From Reversion                        $4,587,842
Stabilized OAR                       9.71%



Reconciliation

Net Present Value of
  Cash Flow                       $2,837,274
Plus Original Mortgage
  Amount                            8,366,000
Estimated Market Value            $11,203,274
Say                               $11,200,000


Correlations and Conclusions

Value can be defined as the power of acquiring commodities in exchange, generally for a comparable utility - the utility of the commodity parted with (money) and that of the commodity acquired in the exchange (property). All aspects of the appraisal problem have been considered and based upon information researched and received, as detailed in this report, the following observations can be made:

     - The subject's zoning is R-4 Multi-Family and the present improvements represent a legal and conforming use in accordance with this zoning classification. The property is served by all utilities, including municipal sewer and water, and commercial gas, telephone and electric service.

     - At the time of inspection of the site and existing building improvements were considered to be in average condition for their age. Quality of materials used is considered average for this type of apartment project.

     - There are sufficient recent sales of apartment projects of a variety of attributes to provide sufficient support and data to produce reliable value indicators and competing existing rental projects are well occupied.

     - The subject improvement consists of twelve apartment buildings with 316 units. This building represents an appropriate use of the land and best represents the highest and best use of the subject property as of the date of this valuation.

     - The area has good street access to shopping and support facilities and to the Madison Metropolitan area. Market values have been stable to increasing and vacancies appear to be declining.

Reconciliation

The appraisal process is based upon information and data obtained from the market. Data cited within this report is based upon verified information and all sources of information are assumed to be reliable. Proper management of the subject project is assumed. The Appraisers assume the property will be maintained according to acceptable community standards.

The $11,400,000 value indicated by the Cost Approach was given consideration but less weight than the other two approaches due to the necessity of estimating depreciation for the subject.

The estimate of $11,100,000 by the Direct Sales Comparison
Approach was given a great deal of consideration since the data used to develop this approach was extracted from the market. The estimates of $11,200,000 using Discounted Cash Flow Analysis and
$11,100,000 using Direct Capitalization provide consistent value indications. These two approaches allow for the use of market derived income and expense, and the use of market-derived indicators to estimate value. In the final analysis, the predominant value indicated was selected to provide the final value.

Based on an inspection of the subject property, a study of the Madison Metropolitan apartment property market, a study of sales, offerings of similar properties, as well as other environing factors pertinent to value, it is our opinion that the subject property has an estimated "Market Value" of the Fee Simple Estate as of September 25, 1996 of:

           Eleven Million One Hundred Thousand Dollars

                         ($11,100,000)*

*of which $1,422,000 is ascribed to the value of the land. No furniture, fixtures and equipment (FF&E) or any other personal property was valued in connection with this assignment.

                         Respectfully submitted,






                         T. M. Warner, MAI, SRA
                         Wisconsin Certified and Licensed General
                         Appraiser No. 227
                         As of the date of this report, I have
                         completed the requirements of the
                         Continuing Education Program of the
                         Appraisal Institute Physically inspected subject property


Certification

According to the best of the Appraisers' knowledge and belief, all statements and information in this report are true and correct and the Appraisers have not knowingly withheld any significant information. All contingent and limiting conditions are contained herein (imposed by the terms of the assignment or by the undersigned Appraisers affecting the analysis, opinions, and conclusions contained in this report). The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, unbiased professional analyses, opinions and conclusions. We have no present or prospective interest in the property that is the subject of this report and we have no personal interest or bias with respect to the parties involved. Neither our engagement to make this appraisal (nor any future appraisals for this client) nor any compensation therefor are contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. Our analyses, opinions, and conclusions were developed and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice. The undersigned Appraisers have personally inspected the property that is the subject of this report, both inside and out. All conclusions and opinions concerning the real estate that are set forth in the appraisal report were prepared by the Appraisers whose signatures appear on this appraisal report and no one provided significant professional assistance to the persons signing the report. No change of any item of the appraisal report shall be made by anyone other than the Appraisers and the Appraisers shall have no responsibility for any such unauthorized change.

The undersigned Appraisers certify to Mr. Michael Sweet of the Decade Companies that this appraisal meets those minimum standards established under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("Act") and adopted by regulators subject to the Act for federally related real estate transactions.

                         Respectfully submitted,




                         T. M. Warner, MAI, SRA
                         Wisconsin Certified and Licensed General
                         Appraiser No. 227
                         As of the date of this report, I have
                         completed the requirements of the
                         Continuing Education Program of the
                         Appraisal Institute Physically inspected subject property

                 One of The Meadows II buildings
              looking southeast from Thompson Drive
                            Pool Area

            Subject Property's management office area
               Property Management office interior

                    Subject Property grounds
         Street scene looking south along Thompson Drive

         Typical building exteriors and volleyball area
            Subject Property - Typical unit interior

                         Mechanical room
               Subject Property looking northerly

                        Subject Property

                THE MEADOWS APARTMENT GRAPH HERE!

                 LOT 1, CSM NO. 2982 GRAPH HERE!

                   LOT 2, CSM 1872 GRAPH HERE!

                        ONE BEDROOM GRAPH
                      TWO BEDROOM/DEN GRAPH

                        TWO BEDROOM GRAPH
                     THREE BEDROOM/DEN GRAPH

                         LIVE IN AMERICA

                              No. 1

               Why Madison, Wis. Is The Big Cheese

     So what makes the Madison, Wis. area such a great place to live today? MONEY senior writer Carla Fried went there to ask a cross section of the residents just that. She got such convincing answers that she now says she's ready to move there herself-after winter's over. Here's what she heard:

     -    Area population:  390,300
     -    Unemployment rate:  1.5%
     -    Three-bedroom house:  $123,000
     -    Property tax:  $3,800
     -    Top state and local income tax:  6.93%
     -    Sales tax:  5.5%
     -    Violent crimes per 100,000:  280
     -    Annual sunny days:  190
     -    For more information:  608-256-8348


"There are tons of Madison leagues. I play on my company's basketball team."

     -Jim Kappelman, a Promega biochemist


"With the festivals and things like the farmers' market, there's lot to do."

     -Jeanette Gunderson, a waitress for 36 years at Smoky's, which is a Madison institution


"It's a great place for kids, with excellent schools."

     -UW professor Rich Matyi, with wife Rita and kids



BEST PLACES
   1996
    *
               full of trade-offs.  The 390,300 residents of Dane
County, 80 miles west of Milwaukee in south-central Wisconsin, have a vibrant economy with plentiful jobs, superb health care and a range of cultural activities usually associated with cities twice as big.  Yet this mid-size metro area also offers up a low crime rate and palpable friendliness you might assume are
available only in, say, Andy Griffith's Mayberry.  The news that the great Dane County is top dog this year probably won't
surprise the region's residents.  More than 90% of Madison-ians rated their quality of life good or very good in a recent survey.
Since the cosmopolitan Madison area-the city accounts for about half the county's population-is surrounded by Wisconsin's ever present diary farms, it seems only right to toast 1996's No. 1 big cheese with a wedge of aged Wisconsin cheddar.

Yet mid-size Madison's rise to the top this year-from No. 16 in 1995-is more than a simple dairy tale. Madison won the gold medal much like a decathlon champion who piles up point without winning any single event. As the top 10 table on page 72 shows, Madison beat all its competitors by being proficient in many of our broad categories. If residents of the Wisconsin capital have any major complaint, it might be about the weather. The average winter high is a mere 20 degrees F, and April snow-showers sometimes usher in late-May flowers. But Madisonians will tell you that's the price to pay for the sublime spring, summer and fall weather.
And they do try to make the best of the cold; the city will host the 1997 International Kite Skiing World Championships next Jan.
30 to Feb. 1.

     If you're looking for more temperate climes with a great quality of life, Florida is this year's best state. For the second consecutive year, the Sunshine State boasts five of the top 10 places, though not the same five as last year. Punta
Gorda (No. 2), 50 miles south of Sarasota on the Gulf Coast, leads the Florida flotilla, while Gainesville (No. 7) slipped from last year's No. 1 ranking. Fort Lauderdale (No. 4), Fort
Myers/Cape Coral (No. 6) and Lakeland (No. 10) complete the
Florida Five in our top 10. Strikingly, the state is home to 10 of the top 20 best places this year. "The Florida economy is extremely healthy," says Mark Vitner, an economist at First Union
National Bank in Charlotte, N.C. who specializes in the southeastern states.

     Florida's 20 metro areas also have the pocketbook-friendly advantage of no state or local income tax. That was an important factor in the high rankings for Austin (No. 8) and Seattle (No.
9) too. And taxes aside, strong economies, terrific health care and low crime helped Rochester, Minn. (No. 3) and Ann Arbor (No.
5) round out our top 10.

     All 10 of our Best Places share some key characteristics:

-Plenty of jobs. While many Americans worry about keeping their jobs-or getting new ones if they're downsized-there are ample employment opportunities in our top 10. NPA Data Services, a Washington, D.C. research and economic forecasting firm, projects that each of these metro areas will post job gains through 1999 that easily beat the forecast 6% U.S. average.

-Great Outdoors. Yes, it gets darn cold in Ann Arbor, Madison and Rochester, but locals in all top 10 spots gloat about their natural surroundings. Weather permitting, each area offers great biking, boating, fishing, swimming and jogging opportunities.

-Manageable size.  Eight of our top 10 places are either small
(population below 250,000) or medium-size (up to 999,999).  Fort
Lauderdale (1.4 million) and Seattle (2.2 million) are the lone biggies. The box on page 92 offers more proof that the good life is harder to come by in the nation's large cities.

     So what makes us so mad about Madison? Start with the peppy economy. Madison's absurdly low 1.5% unemployment rate is the lowest of all 300 places we ranked. Partly, that's because the 40,000 - student University of Wisconsin accounts for nearly 13% of the area's steady work force. Madison is also home base for about 20,000 recession-resistant federal, state and county government jobs. More than 10,000 small and mid-size manufacturing and service firms help fuel local growth.

     You might not think of Madison as a high-tech center, but more than 300 tech firms-mostly small biomedical, pharmaceutical and micro-electronic companies-having notched average annual job growth of more than 10% during the past decade. Bill Linton, founder and president of Promega, a $60 million supplier of chemical products for researchers, says Madison's superb quality of life has been an important recruiting tool. "We don't have oceans or mountains, but even people from California like coming here," says Linton, who oversees a staff of 425. "That's because we also don't have long commutes, traffic congestion, a crime problem or overcrowded schools."

     The schools get understandably high marks from parents.
There are 14 students per teacher in the county's public schools, on average, which is the 23rd lowest among our 300 places, according to Expansion Management, a trade magazine in Overland
Park, Kans. that measures the nation's schools for MONEY. In addition, the 1,141 average SAT score for Madison high schoolers is 25% higher than the U.S. average. No wonder, then, that 91% of parents send their children to public schools.

     Mad City, as locals call it, is also Fun City, especially if you like boats and bikes. The Mendota and Monona lakes are separated by a half-mile-wide isthmus that serves as downtown
Madison. Add in three other large lakes, and Dane County can satisfy any type of boating preference. Cyclers have more than 150 miles of bike trails and routes to pedal. In winter, cross-country skiers glide through more than 100 miles of trails. For cerebral outings, Madison has five museums, including the little-hands-on Madison Children's Museum.

     Saturdays in the fall are reserved for rooting on UW's revered Badgers football team. The Milwaukee Brewers and Bucks provide major league baseball and hoops action, and football's
Packers are a two-hour drive in Green Bay. A popular May through October ritual is the farmers' marker, where about 18,000 residents shop each Saturday. The convivial throng could teach
New Yorkers a thing or two about crowd control, as everyone moves in a fluid and orderly counterclockwise processional. Serious shoppers pull wagons to haul home portobello mushrooms, smoked trout, plants, bratwurst, baked goods and, of course, cheese.

     There's also plenty to do without getting out of a chair.
The Canterbury Booksellers Coffeehouse Inn attracts a multigenerational crowd, where evening entertainment ranges from a jazz combo and book readings to elementary school kids reading their original works. Around the corner, you can catch an earful at the Madison Civic Center, where the Wisconsin Chamber
Orchestra and Madison Symphony perform, and plays such as Edward
Albee's Pulitzer prizewinning Three Tall Women are staged.

     Madison became No. 1 through our proprietary three-step ranking process. First, we had the New York City polling firm of Roper/Starch Worldwide survey our readers, asking a representative sample of 250 subscribers (median household income of $72,625) to rate 41 quality-of-life factors on a scale of 10
(most important) down to one (least important). Low crime was the top priority this year, although job concerns scored highly too. For a detailed look at what matters most to MONEY readers, see page 79.

     Next, working with Fast Forward, the Portland, Ore.
demographic consulting firm, we collected data for the 300 largest metro areas as defined by the U.S. Office of Management and Budget. Flagstaff, Ariz. (No. 208) and Hattiesburg, Miss.
(No. 260) joined this year's list. We used a combination of government data and information from private sources. For example, our crime figures are from the latest FBI Uniform Crime
Statistics report, which covers 1994. Century 21's real estate brokers gave us the typical price of a three-bedroom home and its property taxes in each area, plus the appreciation rate over the past 12 months. Other data providers included the American
Chamber of Commerce Researchers Association for cost-of-living stats; Arizona State University's Economic Outlook Center for recent job growth; and NPA Data Services for future job growth.

     We added three new types of data this year. To measure air quality, we used the ozone ratings of the Environmental
Protection Agency. To flesh out our arts scores, we included figures from Opera America, a not-for-profit group. And in our leisure category, we awarded points to metro areas within 60 miles of the nation's most visited amusement parks, according to Amusement Business magazine.

     Once we had the figures, Fast Forward's Bert Sperling assigned them to our nine broad categories: crime, economy, health, housing, education, weather, leisure, arts and culture, and transportation. Then we weighted the data according to our readers' preferences. Finally, reporters visited the top 10 and bottom five places. After all, computers can't tell you everything.

     As in the past, some places moved substantially in our rankings. Such seismic shifts are a combination of our readers' changing preferences from last year, updated figures and new data. The new certainly improved in Norfolk/Virginia
Beach/Newport News, which jumped to No. 117 from 283 last year, powered by improved rankings in health, education and housing, No. 38 Monmouth/Ocean counties, N.J. also shimmied up, from 167 in 1995, on the strength of forecast job growth. California-and its economy-is on the comeback trail from 1995, when its highest ranking was 24th-place San Francisco. This year, San Francisco,
San Diego and San Jose landed in the top 20, at No. 13, 16, and
19 respectively. Benton Harbor, Mich. (No. 249) plunged the farthest; a projected job growth rate that's a third the U.S.
average contributed to its 202-slot dive.

     The bottom five places didn't score highly in any of our categories. Lima, Ohio (No. 296) is contending with massive downsizings. For example, the General Dynamics plants employs
600 workers, compared with more than 2,000 in 1992. Talk to anyone in Davenport, Iowa (No. 297), and you'll hear that life is a lot better than the early '80s, when the nation's farm economy hit the skids. Still, the area-which includes Bettendorf, Iowa, and Moline and Rock Island, Ill.-was in the bottom third of our economy, crime and education rankings and scored poorly for leisure. To be fair, the Quad City Thunder play in the Continental Basketball League and there's riverboat gambling on the Mississippi and class-A baseball. Peoria (No.298) copes with big public school classes and small future job growth that's expected to be half the U.S. rate. Though last year's No. 300, the farming community of Yuba City, Calif. moved up to 299, it still struggles with a near 20% unemployment rate in the winter non-farming months.

     At the bottom, No. 300 Rockford, Ill. grapples with subpar prospects for future job growth and a below-average health-care system. The region's low number of doctors per capita rates in the bottom third of our 300 areas. Rockford also has little in the way of measurable arts, culture or leisure activities. But
Sunil Puri, 35, raves about the area's friendliness. "This is a community where people really care about one another," says the land developer. On page 86, Michael Moore reports on the continuing travails of his hometown, No. 140 Flint, Mich., which was our first No. 300 and the subject of his film, Roger and Me.

     For detailed descriptions of our Best Places Nos. 2 through
10, read on.  You can also find out how living costs vary, on page 81.  And if crime is on your mind, check out the box on page
92 for a look at the metro areas with the lowest crime rates in
America:  Appleton/Oshkosh, Wis. and Johnstown, Pa.         -C.F.


                No. 1 THROUGH THE YEARS 1987-1996

Our No. 1 place has moved around a lot during the past decade.
First , the Northeast was Eden (Nashau, N.H. and Danbury, Conn.);
then the West was best (Seattle, Bremerton, Wash. and Provo/Orem, Utah). Next the midwest (Sioux Falls, S.D. and Rochester, Minn.)
and Southeast (Raleigh/Durham, N.C. and Gainesville, Fla.)
scored.  Now, the heartland rules again with Madison, Wis.

                OUR RANKING OF THE BIGGEST PLACES

                     HOW OUR TOP 10 COMPARE


IF YOU WANT TO KNOW WHY MADISON, WIS. is this year's no. 1, look at how each of our top 10 metropolitan areas scored in nine broad categories.  Madison did especially well in four:  economy,
health, transit and education.  No. 2 Punta Gorda, Fla. zoomed up
19 spots with its economy's perfect score, due partly to 16.3%
projected job growth through 1999.  Also, naturally, all five of our top 10 Florida areas rated highly for weather.  No. 3
Rochester, Minn. is tops in health, with the Mayo Clinic.  The safest place among our top 10 is No. 5 Ann Arbor, which also has a strong economy and great health care.  Recent job growth of
6.76% helped propel Austin to No. 8.  And our most populous
winner, No. 9 Seattle, led the pack in leisure choices, with it three pro teams.  The best performance figures in the top 10 are
indicated by circles.                                       -L.M.



1996 RANK (1995)                     Economy   Health    Crime     Housing  Education   Weather    Transit   Leisure      Arts
  1 Madison, WI (16)                    94        99       49        27         96         11        85          8         28
  2 Punta Gorda, Fla. (6)            (100)        23       56        25         29         77        28         21         27
  3 Rochester, Minn.(2)                 65     (100)       65        49         61         14     (100)         12         27
  4 Fort Lauderdale (6)                 91        57        8        49         37         71        17         41         26
  5 Ann Arbor (33)                      84        75     (80)        18         48         19        42         34       (45)
  6 Fort Myers/Cape Coral, Fla. (34)     8        23       22      (59)         30         77        22         16         14
  7 Gainesville, Fla. (1)               90        37        5        45         55         79        47         16         18
  8 Austin (35)                         95        27       23        41       (80)         68        26         15         18
  9 Seattle (4)                         70        61       22        14         46         47        60       (90)         37
 10 Lakeland, Fla. (41)                 78        47       11        52         36       (81)        19         37         18



1996  Metropolitan area      1995                  27 Daytona Beach, Fla.                      (13)
 11 Tampa/St. Petersburg                (11)       28 Boulder                                  (48)
 12 Orlando                             (17)       29 Fort Pierce, Fla.                        (50)
 13 San Francisco                       (24)       30 Lafayette, Ind.                          (20)
 14 Fargo, N.D.                         (30)       31 Provo/Orem, Utah                         (29)
 15 Naples, Fla.                        (10)       32 Charlottesville, Va.                     (15)
 16 San Diego                           (86)       33 Fort Collins, Colo.                      (32)
 17 San Antonio                         (129)      34 Phoenix                                  (91)
 18 Fort Walton Beach, Fla.             (28)       35 Houston                                  (162)
 19 San Jose                            (44)       36 Sheboygan, Wis.                          (52)
 20 Jacksonsville                       (3)        37 Ocala, Fla.                              (5)
 21 Columbia, Mo.                       (31)       38 Monmouth/Ocean counties, N.J.            (167)
 22 Miami                               (67)       39 Dothan, Ala.                             (79)
 23 Sarasota/Bradenton                  (14)       40 Los Angeles/Long Beach                   (94)
 24 Raleigh/Durham/Chapel Hill N.C.     (8)        41 McAllen, Texas                           (169)
 25 West Palm Beach, Fla.               (26)       42 Nausha, N.H.                             (19)
 26 Brevard County, Fla.                (53)       43 Brownsvillle, Texas                      (83)



 44 Portsmouth, N.H.                    (119)      95 Santa Barbara                            (126)
 45 Bryan/College Station, Texas        (63)       96 Greeley, Colo.                           (27)
 46 Abilene, Texas                      (106)      97 Santa Rosa, Calif.                       (64)
 47 Tucson                              (60)       98 Reno                                     (38)
 48 Portland, Ore.                      (38)       99 Corpus Christi                           (164)
 49 Sioux, Falls, S.D.                  (18)      100 Altoona, Pa.                             (143)
 50 Manchester, N.H.                    (12)      101 Nashville                                (223)
 51 Tacoma, Wash.                       (42)      102 Pueblo, Colo.                            (21)
 52 Fayetteville, Ark.                  (59)      103 Wilmington, Del.                         (149)
 53 Tallahassee                         (55)      104 Beaumont, Texas                          (166)
 54 Pensacola, Fla.                     (22)      105 New Orleans                              (87)
 55 Fort Worth/Arlington                (39)      106 Galveston/Texas City                     (220)
 56 Muncie, Ind.                        (54)      107 Colorado Springs                         (68)
 57 Clarksville, Tenn.                  (109)     108 Baton Rouge                              (240)
 58 Appleton/Oshkosh, Wis.              (163)     109 Monroe, La.                              (104)
 59 Killeen/Temple, Texas               (138)     110 Wichita Falls, Texas                     (132)
 60 Orange County, Calif.               (88)      111 Lansing                                  (96)
 61 Springfield, M.O.                   (76)      112 Stamford/Norwalk, Conn.                  (65)
 62 Roanoke                             (77)      113 Johnstown, Pa.                           (194)
 63 Joplin, Mo.                         (73)      114 Las Vegas                                (9)
 64 Bloomington, Ind.                   (57)      115 Atlanta                                  (252)
 65 Dallas                              (144)     116 Brazoria, Texas                          (121)
 66 Kalamazoo/Battle Creek              (81)      117 Norfolk/Virginia Beach                   (283)
 67 Bellingham, Wash.                   (170)     118 Eugene/Springfield, Ore.                 (66)
 68 San Luis Obispo, Calif.             (116)     119 Green Bay                                (190)
 69 Boston                              (75)      120 Duluth, Minn.                            (82)
 70 Yuma, Ariz.                         (74)      121 Topeka                                   (272)
 71 Grand Rapids/Muskegon               (122)     122 Athens, Ga.                              (146)
 72 Indianapolis                        (199)     123 Las Cruces, N.M.                         (201)
 73 Lynchgburg, Va.                     (177)     124 Waco, Texas                              (40)
 74 Houma, La.                          (78)      125 Fort Wayne                               (134)
 75 Oakland                             (135)     126 Texarkana, Texas                         (213)
 76 Olympia, Wash.                      (43)      127 Riverside/San Bernardino, Calif.         (118)
 77 Salt Lake City/Ogden                (62)      128 Washington, D.C.                         (140)
 78 Lubbock, Texas                      (71)      129 Tyler, Texas                             (51)
 79 Mobile                              (130)     130 Lafayette, La.                           (139)
 80 La Crosse, Wis.                     (156)     131 Bremerton, Wash.                         (69)
 81 St. Cloud, Minn.                    (150)     132 Columbus, Ga.                            (154)
 82 Johnson City, Tenn.                 (234)     133 Saginaw/Bay City/Midland, Mich.          (161)
 83 Central New Jersey                  (72)      134 State College, Pa.                       (124)
 84 Charlotte, N.C.                     (206)     135 Richmond                                 (276)
 85 Denver                              (37)      136 Sacramento                               (247)
 86 Detroit                             (56)      137 Kenosha, Wis.                            (242)
 87 Minneapolis/St. Paul                (46)      138 Danville, Va.                            (168)
 88 Honolulu                            (102)     140 Hagerstown, Md.                          (58)
 89 Ventura, Calif.                     (84)      141 Flint, Mich.                             (49)
 90 Long Island, N.Y.                   (127)     141 Albany, Ga.                              (115)
 91 Baltimore                           (113)     142 Wichita                                  (273)
 92 Albuquerque                         (70)      143 Lexington, Ky.                           (125)
 93 Amarillo, Texas                     (93)      144 Odessa/Midland, Texas                    (189)
 94 Panama City, Fla.                   (99)      145 Greenville/Spartanburg, S.C.             (147)



146 Cleveland/Lorain/Elyria             (205)     197 Mrytle Beach, S.C.                       (136)
147 Eau Claire, Wis.                    (197)     198 Providence                               (153)
148 Portland, Maine                     (151)     199 New Bedford, Mass.                       (221)
149 Pittsburg                           (97)      200 Columbus                                 (221)
150 Salem, N.H./Harverhill, Mass.       (7)       201 Santa Cruz, Calif.                       (117)
151 Montgomery                          (230)     202 Merced. Calif.                           (231)
152 Lawton, Okla.                       (85)      203 Racine, Wis.                             (262)
153 Florence, Ala.                      (112)     204 Terre Haute, Ind.                        (172)
154 Worcester, Mass.                    (178)     205 Jackson, Miss.                           (92)
155 Wausau, Wis.                        (212)     206 Hickory, N.C.                            (108)
156 Laredo, Texas                       (180)     207 Cedar Rapids, Iowa                       (218)
157 Boise, Idaho                        (160)     208 Flagstaff, Ariz.                         N.L.
158 Sharon, Pa.                         (100)     209 Columbia, S.C.                           (291)
159 Middlesex County, Mass.             (45)      210 Jamestown, N.Y.                          (193)
160 Knoxville                           (103)     211 Fayetteville, N.C.                       (241)
161 Greensboro/Winston-Salem, N.C.      (90)      212 Bakersfield, Calif.                      (285)
162 Huntsville, Ala.                    (203)     213 Asheville, N.C.                          (217)
163 Northwest Indiana                   (204)     214 Canton, Ohio                             (286)
164 Salem, Ore.                         (158)     215 Monterey, Calif.                         (227)
165 Greenville, N.C.                    (233)     216 Omaha                                    (152)
166 Danbury, Conn.                      (111)     217 South Bend, Ind.                         (225)
167 Lake Charles, La.                   (107)     218 Utica/Rome, N.Y.                         (237)
168 Bridgeport, Conn.                   (264)     219 Des Moines                               (229)
169 Wheeling, W.Va.                     (157)     220 Tulare County, Calif.                    (295)
170 Allentown/Bethlehem, Pa.            (207)     221 Fresno                                   (287)
171 Goldsboro, N.C.                     (101)     222 Wilmington, N.C.                          (215)
172 Kansas City, Mo.                    (209)     223 Cumberland County, N.J.                  (244)
173 Tuscaloosa, Ala.                    (186)     224 Youngstown, Ohio                         (239)
174 Decatur, Ala.                       (202)     225 Lincoln, Neb.                            (120)
175 Lancaster, Pa.                      (188)     226 Anniston, Ala.                           (208)
176 Evansville, Ind.                    (277)     227 Hunginton, W. Va.                        (211)
177 Milwaukee                           (123)     228 Bergen/Passaic counties, N.J.            (181)
178 Binghamton, N.Y.                    (155)     229 Parkersburg, W. Va                       (255)
179 New London, Conn.                   (214)     230 Savannah                                 (246)
180 Janesville/Beloit, Wis.             (184)     231 New York City                            (141)
181 Longview, Texas                     (98)      232 Buffalo/Niagara Falls                    (187)
182 Jacksonville, N.C.                  (196)     233 Philadelphia                             (269)
183 Memphis                             (271)     234 Louisville                               (274)
184 Charleston, S.C.                    (251)     235 Biloxi/Gulfport, Miss.                   (171)
185 Oklahoma City                       (216)     236 York, Pa.                                 (265)
186 Fitchburg, Mass.                    (25)      237 Birmingham                               (298)
187 Fort Smith, Ark.                    (250)     238 Brockton, Mass.                          (80)
188 El Paso                             (268)     239 Dutchess County, N.Y.                    (175)
189 Hamilton/Middletown, Ohio           (95)      240 Northwest New Jersey                     (224)
190 Dover, Del.                         (165)     241 Cape Cod, Mass.                          (266)
191 Rocky Mount, N.C.                   (148)     242 Steubenville, Ohio                       (128)
192 Syracuse                            (142)     243 Tulsa                                    (236)
193 Napa Valley, Calif.                 (137)     244 Macon                                    (110)
194 Burlington, Vt.                     (228)     245 Santa Fe                                 (275)
195 Little Rock                         (176)     246 Redding, Calif.                          (248)
196 Chicago                             (183)     247 St. Louis                                (248)




248 Chattanooga                         (248)     298 Peoria                                   (297)
249 Benton Harbor, Mich.                (47)      299 Yuba City, Calif.                        (300)
250 Charleston, W.Va.                   (219)     300 Rockford, Ill.                           (293)
251 Shreveport, La.                     (249)
252 Reading, Pa.                        (259)
253 Rochester, N.Y.                     (195)
254 Medford/Ashland, Ore.               (173)
255 Chico/Paradise, Calif.(210)         (210)
256 Yolo, Calif.                        (281)
257 Cincinnati                          (145)
258 Williamsport, Pa.                   (263)
259 Jackson, Miss.                      (222)
260 Hattiesburg, Miss.                  N.L.
261 Erie, Pa.                           (238)
262 Scranton/Wilkes/Barre               (192)
263 Sumter, S.C.                        (260)
264 Elkhart/Goshen, Ind.                (133)
265 Mercer County, N.J.                 (282)
266 Hartford                            (288)
267 Harrisburg, Pa.                     (289)
268 Atlantic/Cape May counties, N.J.    (254)
269 Champaign, Ill.                     (185)
270 New Haven                           (174)
271 Yakima, Wash.                       (243)
272 Billings, Mont.                     (200)
273 Glens Falls, N.Y.                   (296)
274 Waterloo, Iowa                      (182)
275 Springfield, Mass.                  (292)
276 Bloomington/Norma, Ill.             (257)
277 Toledo                              (261)
278 Anchorage                           (270)
279 Richland, Wash.                     (191)
280 Stockton, Calif.                    (253)
281 Spokane                             (232)
282 Dayton/Springfield                  (256)
283 Newburg, N.Y.                       (105)
284 Akron                               (131)
285 Modesto, Calif.                     (299)
286 Florence, S.C.                      (280)
287 Decatur, Ill.                       (258)
288 Sioux City, Iowa                    (179)
289 Augusta, Ga.                        (278)
290 Hudson County, N.J.                 (294)
291 Alexandria, La.                     (89)
292 Waterbury, Conn.                    (114)
293 Albany/Schenectady/Troy, N.Y.       (267)
294 Mansfield, Ohio                     (235)
295 Springfield, Ill.                   (279)
296 Lima, Ohio                          (245)
297 Davenport, Iowa                     (290)




R1
MEAD II

                    THE MEADOWS II APARTMENTS
                      NET OPERATING INCOME
                         1/1/93-7/31/96


                                                         1/1/96-
                            1993      1994      1995     7/31/96

GROSS POTENTIAL RENT     2,083,668 2,122,480 2,149,370 1,239,133
RENT LOSS-VACANT         (150,580) (206,123) (431,111) (123,448)
RENT LOSS-DELINQUENT      (57,529)  (61,086)  (59,287)  (15,188)
RENT CONCESSION            (2,196)  (19,801)  (27,791)  (13,824)
RENT LOSS-OFFICE/MODEL    (13,140)  (12,468)   (9,105)   (6,790)
PRIOR MONTH RENT            35,525    40,472    45,800    11,886
PREPAID RENT                 2,096     3,603     1,672   (5,979)

TOTAL RENTAL INCOME      1,897,844 1,867,077 1,669,548 1,085,790

SERVICE INCOME              42,055    46,041    42,297    36,529
OTHER INCOME                   987       159       256         0

TOTAL INCOME             1,940,886 1,913,277 1,712,101 1,122,319

PERSONNEL                  181,801   174,511   193,800   132,367
OFFICE - SITE                9,192    11,535    11,546     6,598
ADVERTISING & MARKETING      9,077    10,464    15,375     9,313
OUTSIDE CONTRACTORS         46,745    48,031    64,829    37,040
BUILDING SERVICES           31,756    35,783    34,999    32,686
SUPPLIES                    30,054    30,352    25,292    13,946
UTILITIES                  131,519   136,626   129,167    86,771
GROUNDS                     22,576    21,587    23,296    11,686
PROFESSIONAL FEES            1,948    11,559    10,489     2,990
REPAIRS COVERED BY
 INSURANCE                 (1,000)         0         0         0
PROPERTY MANAGEMENT FEE    139,341   143,970   145,372    79,824
PROPERTY TAXES             269,921   260,514   269,368   157,500
INSURANCE                   27,657    28,029    29,275    13,777

TOTAL OPERATING EXPENSES   900,587   912,961   952,808   584,498

NET OPERATING INCOME     1,040,299 1,000,316   759,293   537,821



8/20/96                                          DECADE PROPERTIES, INC.
User:  TOM                                              Rent Roll                                                Page

Property:  The Meadows II
           Apartments


Unit                                                         Rent Per      Lease     Lease
Reference                                  Monthly Square      Square   Starting     Exp.            Deposits
Number  Name                                 Rent   Feet       Foot       Date       Date              Held
37-2011 OKEY, DENISE                       585.00     875     8.02/yr    6/01/96     11/30/96        291.50
37-2012 KLEINBROOK,HEATHER, AND            450.00     625     8.64/yr    5/01/96     4/30/97         224.00
37-2013 MCMILLEN, BRADLEY & DEANA          585.00     875     8.02/yr    4/01/96     3/31/97         281.00
37-2104 HAUGE, TRACI/JUDY                  480.00     625     9.22/yr    9/01/96     8/31/97         239.00
37-2015 FOGELBERG, DINA                    570.00     875     7.82/yr    7/01/96     6/30/97         274.00
37-2016 PASKEY, TAMMY AND                  520.00     625     9.98/yr   10/01/95     9/30/96         259.00
37-2017 SEVEDGE, MARCIA                    585.00     875     8.02/yr    7/01/96     6/30/97         291.50
37-2018 MYERS, RICHARD                     480.00     625     9.22/yr   10/01/95     9/30/97         239.00
37-201A DALY, JOSEPH/TOBIAS, THERESON      750.00    1466     6.14/yr    5/01/96     4/30/97         374.00
37-201B BIXBY, MARTHA & MARGARET AND       540.00     744     8.71/yr    8/01/96     7/31/97         269.00
37-2051 PETERSON, DARREN & HEATHER         545.00     625    10.46/yr    8/01/96     1/31/97         0.00
37-2052 KAMBWA, AGUSTO & CECILIA           565.00     875     7.75/yr    2/01/96     1/31/97         266.00
37-2053 SKRALY, FRANK                      495.00     625     9.50/yr    9/01/96     2/28/97         246.50
37-2054 WOODHOUSE, SCOTT AND (NSF-2)       530.00     875     7.27/yr    9/01/96     8/31/96         264.00
37-2055 RICHARDSON, GARY                   515.00     625     9.89/yr    7/01/96     6/30/97         241.00
37-2056 VEITH, JOHN AND (LAT-1)            565.00     875     7.75/yr    9/01/96     2/28/97         274.00
37-2057 KUNZ, WILLIAM                      480.00     625     9.22/yr    1/01/96     12/31/97        239.00
37-2058 VACANT                             530.00     875     7.27/yr                                0.00
37-205A STOLARCZYK, THOMAS                 525.00     744     8.47/yr   10/01/95     9/30/96         254.00
37-205B PERK, ALDEN & PHYLLIS              760.00    1466     6.22/yr    6/01/96     5/31/97         0.00
37-2091 RIVERA, MIGUEL & CLAUDIA           555.00     875     7.61/yr    3/01/96     12/31/96        276.50
37-2092 GUZINSKI, SEAN/NASETT, D AND       565.00     875     7.75/yr    8/01/96     7/31/97         281.50
37-2093 TROW, ROSE (30)                    585.00     875     8.02/yr    7/01/96     6/30/97         274.00
37-2094 DOUMA, DANIEL & HARVEY AND         600.00     875     8.23/yr    6/01/96     6/01/96         299.00
37-2095 HILLARD, GRACE AND                 565.00     875     7.75/yr    4/01/96     3/31/97         279.00
37-2096 ROGERS, DEBORAH                    565.00     875     7.75/yr    8/01/96     7/31/97         281.50
37-2097 BEIERSDORF, TIMOTHY AND            605.00     875     8.30/yr    6/01/96     6/30/96         299.00
37-2098 BROESCH, JESSICA AND               550.00     875     7.54/yr    9/01/96     2/28/97         274.00
37-209A GOLD, JUDITH AND                   800.00    1466     6.55/yr    3/01/96     2/28/97         399.00
37-209B GONZALEZ, JOSE/HOLLY, DEAN AND     750.00    1466     6.14/yr    9/01/96     8/31/97         374.00
37-2131 SMOOT, CASSANDRA                   550.00     875     7.54/yr    9/01/95     8/31/96         274.00
37-2132 ROZMAN, SCOTT (30)                 505.00     625     9.70/yr    9/01/96     8/31/97         236.00
37-2133 URSCHLITZ, DEBRA                   615.00     875     8.43/yr    7/01/96     12/31/96        281.00
37-2134 ZIMMERMAN, JEREMY                  480.00     625     9.22/yr    8/01/96     7/31/97         239.00
37-2135 VOLKEY, LARRY                      560.00     875     7.68/yr    8/01/96     4/30/97         264.00
37-2136 RAYMER, FLETCHER                   450.00     625     8.64/yr    4/01/96     3/31/97         224.00
37-2137 WAGNER, C & P/LAMESE,C AND         565.00     875     7.75/yr    8/01/96     1/31/97         281.50
37-2138 BEALE, MARY                        490.00     625     9.41/yr    6/01/96     2/28/97         239.00
37-213A COYLE, KEVIN & BARBARA (NSF-2)     815.00    1466     6.67/yr    6/01/96     5/31/97         329.00
37-213B SALT, NORMAN AND                   540.00     744     8.71/yr    7/01/96     6/30/97         251.00
37-2171 SEISER, EDWARD (30)                550.00     625    10.56/yr    6/01/96     6/01/96         200.00
37-2172 NELSON, TODD/DARDEN, TOM AND       595.00     875     8.16/yr    8/01/96     7/31/97         296.50
37-2173 WOHLERS, STEVE                     450.00     625     8.64/yr    4/01/96     3/31/97         224.00
37-2174 BUCKINGHAM, TYRONE AND             530.00     625    10.18/yr    9/01/96     8/31/97         264.00
37-2175 BAST, MARTHA                       480.00     625     9.22/yr    6/01/96     5/31/97         239.00
37-2176 WEBER, CYNTHIA AND                 530.00     875     7.27/yr    9/01/95     8/31/96         264.00
37-2177 GANNON, ANTHONY AND                500.00     625     9.60/yr    3/01/96     2/28/97         249.00
37-2178 HEIBEL, JESSICA/SMART, ROXANNE &   550.00     875     7.54/yr    6/01/96     11/30/96        274.00
37-217A JONES, KATHERINE AND (NSF-1)       510.00     744     8.23/yr    5/01/96     10/31/96        244.00
37-217B CONNOR, NATHANIEL AND              815.00    1466     6.67/yr    4/01/96     9/30/96         399.00
37-2211 GRASTY, THOMAS & GRACIE            595.00     875     8.16/yr   12/01/95     12/01/95        246.00
37-2212 MANDERS, JESSICA                   565.00     875     7.75/yr    7/01/96     6/30/97         281.50
37-2213 DELEU, RICHARD & JOYCE             610.00     875     8.37/yr    4/01/96     3/31/97         304.00
37-2214 CASTO, SHELIA                      575.00     875     7.89/yr    8/01/96     07/31/96        264.00
37-2215 VACANT                             530.00     875     7.27/yr                                  0.00
37-2216 HANSEN, LISA AND                   565.00     875     7.75/yr    8/01/96     7/31/97         281.50
37-2217 HELGERSON, DOUGLAS AND             565.00     875     7.75/yr    8/01/96     7/31/97         281.50
37-2218 NEHLS, JEFF AND                    550.00     875     7.54/yr   10/01/95     9/30/96         274.00
37-221A WILLIAMS, ANN/PERKINS, LAURA &     750.00    1466     6.14/yr    7/01/96     12/31/96        374.00
37-221B VACANT                             825.00    1466     6.75/yr                                  0.00
37-2251 LOPPOW, GARY                       575.00     875     7.89/yr    3/01/96     2/28/97         286.50
37-2252 PELTIER, MICHAEL                   580.00     875     7.95/yr    8/01/96     7/31/97         289.00
37-2253 GJAVENIS, DEBBY                    580.00     875     7.95/yr    4/01/96     3/31/97         289.00
37-2254 VACANT                             515.00     875     7.06/yr                                  0.00
37-2255 GLADEM, AL AND                     605.00     875     8.30/yr    8/01/96     1/31/97         281.00
37-2256 VACANT                             530.00     875     7.27/yr                                  0.00
37-2257 DOMMERSHAUSEN, TAJARA AND          565.00     875     7.75/yr    6/01/96     5/31/97         281.50
37-2258 BIRKETT, BRIAN AND                 615.00     875     8.43/yr    8/01/96     8/01/96         284.00
37-225A ROBERTSON, NATHANIEL (LAT-2)       800.00    1466     6.55/yr    6/01/96     2/28/97         399.00
37-225B VACANT                             750.00    1466     6.14/yr                                  0.00
37-2291 SKALITZKY, NOEL                    590.00     875     8.09/yr    8/01/96     1/31/97         254.00
37-2292 BRUNO, JOE                         480.00     625     9.22/yr    8/01/96     7/31/97         239.00
37-2293 GENNRICH, WILIAM (LAT-1)           585.00     875     8.02/yr    8/01/96     7/31/97           0.00
37-2294 BROCK, JEFFREY AND                 495.00     625    9.50 /yr    5/01/96     10/31/96        246.50
37-2295 WARNER, SUSANN AND                 530.00     875     7.27/yr    9/01/95     8/31/96         264.00
37-2296 DEMROW, ROSS                       505.00     625     9.70/yr    1/01/96     12/31/96        251.50
37-2297 BENISCH, KRISTIE AND               565.00     875     7.75/yr    5/01/96     4/30/97         281.50
37-2298 JORDAN, A.B.                       480.00     625     9.22/yr    6/01/96     5/31/97         239.00
37-229A GEE, KEITH AND                     765.00    1466     6.26/yr    4/01/96     3/31/97         300.00
37-229B HUSTON, SCOTT                      490.00     744     7.90/yr    7/01/96     6/30/97         244.00
37-2331 HARMELINK, JOHN                    480.00     625     9.22/yr    1/01/96     12/31/96        239.00
37-2332 VACANT                             550.00     875     7.54/yr                                  0.00
37-2333 CHAPMAN, RANDY                     480.00     625     9.22/yr   11/01/95     10/31/96        239.00
37-2334 LARSON, GARY                       585.00     875     8.02/yr    6/01/96     5/31/97         261.00
37-2335 ZUELSDORF, JAMES                   495.00     625     9.50/yr   10/01/95     9/30/96         241.00
37-2336 DEVINE, DARLENE                    565.00     875     7.75/yr    6/01/96     5/31/97         281.50
37-2337 OLSON, DOUGLAS                     480.00     625     9.22/yr    8/01/96     1/31/97         239.00
37-2338 VACANT                             530.00     875     7.27/yr                                  0.00
37-233A BRUNNER, TERESA                    585.00     744     9.44/yr    8/01/96     8/01/96         266.00
37-233B HUDZINSKI, NICOLE/BOHN, JASON      885.00    1466     7.24/yr    7/01/96     7/01/96         441.50
37-2371 STANTON/GAVEL/SCHROEDER AND        590.00     875     8.09/yr    7/01/96     12/31/96        294.00
37-2372 LAGGREN, JIM                       480.00     625     9.22/yr    9/01/96     2/28/97         239.00
37-2373 VACANT                             585.00     875     8.02/yr                                  0.00
37-2334 CHALONE, RHONDA                    515.00     625     9.89/yr    4/01/96     3/31/97         256.00
37-2375 HOGG, LESLIE AND (NSF-1)           595.00     875     8.16/yr    3/01/96     8/31/96         296.50
37-2376 POPP, GARY                         510.00     625     9.79/yr    9/01/96     9/30/96         234.00
37-2377 REILLY, KELLY/JAMES, KELLY AND     565.00     875     7.75/yr    8/01/96     7/31/97         281.50
37-2378 MICHER, PAUL                       540.00     625    10.37/yr    9/01/95     9/01/95         269.00
37-237A STEPHENSON, ANDREW AND (LAT-1)     815.00    1466     6.67/yr    5/01/96     10/31/96        399.00
37-237B TOLBERT, JANESE                    510.00     744     8.23/yr    5/01/96     4/30/97         244.00
37-2411 VACANT                             515.00     625     9.89/yr                                  0.00
37-2412 BIERMAN, LESLIE AND                560.00     875     7.68/yr    9/01/96     9/01/96         264.00
37-2413 JAKUBOWSKI, CHRISTINA              515.00     625     9.89/yr    8/01/96     7/31/97         256.50
37-2414 VACANT                             545.00     875     7.47/yr                                  0.00
37-2415 WICHERN, JOHN AND                  480.00     625     9.22/yr   12/01/95     11/30/96        239.00
37-2416 KLUTH, LELAND                      595.00     875     8.16/yr    4/01/96     3/31/97         281.50
37-2417 SUTCHER, PAUL AND                  490.00     625     9.41/yr    5/01/96     4/30/97         244.00
37-2418 FISHER, CAROL                      615.00     875     8.43/yr    3/01/96     9/30/96         306.50
37-241A MCQUEEN, ALISSA                    515.00     744     8.31/yr    6/01/96     5/31/97           0.00
37-241B RISSEEUW, JEFF & RUTH AND (LAT-1)  800.00    1466     6.55/yr    5/01/96     4/30/97         399.00
37-2451 DETTWILER, RANDALL                 605.00     875     8.30/yr    7/01/96     7/01/96         281.50
37-2452 VACANT                             530.00     875     7.27/yr                                  0.00
37-2453 MORANGE, DIANNE AND                540.00     875     7.41/yr    1/01/96     12/31/96        264.00
37-2454 VACANT                             530.00     875     7.27/yr                                  0.00
37-2455 VACCANT                            545.00     875     7.47/yr                                  0.00
37-2456 VACANT                             510.00     875     6.99/yr                                  0.00
37-2457 HILTON, TINA AND                   565.00     875     7.75/yr    6/01/96     5/31/97         281.50
37-2458 OSTERVOLD, KATHRYN AND             580.00     875     7.95/yr    8/01/96     8/31/96         279.00
37-245A WILLIAMS, L/JUDKINS, T/CURRY, J    850.00    1466     6.96/yr    8/01/96     4/30/97         424.00
37-245B RING, LARRY/GOSEWEHR, GREG &       750.00    1466     6.14/yr    1/01/96     12/31/96        374.00
37-2491 NELSON, GEANIE AND                 470.00     625     9.02/yr    7/01/96     12/31/96        239.00
37-2492 VACANT                             550.00     875     7.54/yr                                  0.00
37-2493 CAUCUTT, LINDA                     475.00     625     9.12/yr    5/01/96     10/31/96        236.50
37-2494 AGNEW, GREGORY & CHRISTINE         580.00     875     7.95/yr    6/01/96     4/30/97         274.00
37-2495 VACANT                             515.00     625     9.89/yr                                  0.00
37-2496 GJERMO, KIMBERLY AND               560.00     625    10.75/yr    8/01/96     8/01/96         259.00
37-2497 HUSS, JEFFRY                       520.00     625     9.98/yr   10/01/95     9/30/96         259.00
37-2498 VACANT                             530.00     875     7.27/yr                                  0.00
37-249A COUGHLAN, TAMMY & JOSOPH           480.00     744     7.74/yr    4/01/96     3/31/97         239.00
37-249B HOERNEMAN, M/OLMSTEAD, R AND       800.00    1466     6.55/yr    9/01/96     8/31/97         399.00
37-2531 WEATHERWAX, KRISTINE AND           585.00     875     8.02/yr    9/01/95     8/31/96         291.50
37-2532 BAUMHARDT, BRIAN                   515.00     625     9.89/yr    7/01/96     7/01/96         256.50
37-2533 HOUGHTON, LANNIE                   565.00     875     7.75/yr    2/01/96     1/31/97         274.00
37-2534 REYNOLDS, REBECCA                  450.00     625     8.64/yr    5/01/96     5/01/96         224.00
37-2535 SWETT, NICHOLAS & ELIZABETH        620.00     875     8.50/yr    7/01/96     6/30/97         309.00
37-2536 BERE, NANCY                        490.00     625     9.41/yr    8/01/96     4/30/97         244.00
37-2537 VACANT                             560.00     875     7.68/yr                                  0.00
37-2538 BISHOP, THOMAS AND                 470.00     625     9.02/yr    1/01/96     12/31/96        234.00
37-253A VACANT                             800.00    1466     6/55/yr                                  0.00
37-253B ZWEIFEL, KRISTIN                   510.00     744     8.23/yr   11/01/95     10/31/96        244.00
37-2571 SPAHN, LOIS                        580.00     875     7.95/yr    7/01/96     6/30/97         247.00
37-2572 NELSON, COLLEEN                    570.00     875     7.82/yr    5/01/96     4/30/97         284.00
37-2573 KRUZAN, TAMARA                     570.00     875     7.82/yr    7/01/96     6/30/97         284.00
37-2574 CLEMENS, DOROTHY                   570.00     875     7.82/yr    8/01/96     7/31/97         284.00
37-2575 BRICK, TIFFANY AND  (LAT-1)        565.00     875     7.75/yr    4/01/96     3/31/97         281.50
37-2576 VACANT                             550.00     875     7.54/yr                                  0.00
37-2577 FJELSTAD, ELAINE AND               580.00     875     7.95/yr   10/01/95     9/30/96         274.00
37-2578 WOLFRAM, MIKE AND                  565.00     875     7.75/yr    4/01/96     9/30/96         281.50
37-257A TRAINOR, JOHN AND (NSF-2)          800.00    1466     6.55/yr    3/01/96     8/31/96         399.00
37-257B VACANT                             815.00    1466     6.67/yr                                  0.00
37-2611 FISH, CAROLYN                      560.00     875     7.68/yr    4/01/95     4/01/95         279.00
37-2612 COSSETTE, CLARENCE AND             615.00     875     8.43/yr    7/01/96     6/30/97         296.50
37-2613 ROOK, SANDRA AND                   580.00     875     7.95/yr    7/01/96     6/30/97         276.00
37-2614 DONAHUE, DANENE AND                585.00     875     8.02/yr    6/01/96     5/31/97         291.50
37-2615 DRURY, THERESA                     600.00     875     8.23/yr    7/01/96     7/01/96         299.00
37-2616 NELSON, DAVID                      615.00     875     8.43/yr    8/01/96     8/01/96         264.00
37-2617 CHRISTOFFERSON, MOLLY AND          550.00     875     7.54/yr    9/01/95     8/31/96         274.00
37-2618 GARDINER, J & M & J AND            565.00     875     7.75/yr    7/01/96     6/30/97         281.50
37-2651 LANG, ALICE &  (30)                600.00     875     8.23/yr    9/01/96     5/31/97         200.00
37-2652 BRESEMAN, JANE                     500.00     625     9.60/yr    7/01/96     12/31/96        246.50
37-2653 CORBETT, SONDRA                    570.00     875     7.82/yr    6/01/96     5/31/97         279.00
37-2654 ZENTNER, MARK                      475.00     625     9.12/yr    6/01/96     2/28/97         236.50
37-2655 SALVERSON, TINA/PARIS, PAUL AND    590.00     875     8.09/yr    6/01/96     11/30/96        294.00
37-2656 EDGE, JENNIFER AND                 480.00     625     9.22/yr    8/01/96     7/31/97         239.00
37-2657 VACANT                             530.00     875     7.27/yr                                  0.00
37-2658 WINEMAN, LARA                      510.00     625     9.79/yr    9/01/96     8/31/97         254.00
37-2691 PACHE, APRIL                       480.00     625     9.22/yr    7/01/96     6/30/97         239.00
37-2692 MELMS, JOHN & LISA                 600.00     875     8.23/yr    6/01/96     5/31/97         291.00
37-2693 MIDTHUN, STEVE                     480.00     625     9.22/yr    3/01/96     2/28/97         239.00
37-2694 VACANT                             530.00     875     7.27/yr                                  0.00
37-2595 INTIHAR, AMY AND (LAT-1)(NSF-1)    480.00     625     9.22/yr    4/01/96     3/31/97         653.00
7-2696  YOUNG, TIMOTHY AND                 595.00     875     8.16/yr    8/01/96     7/31/97         296.50
37-2697 KUHN, MICHELLE AND                 490.00     625     9.41/yr    8/01/96     1/31/97         239.00
37-2698 SLIPPER, JAY & HANSON (KATIE)      630.00     875     8.64/yr    8/01/96     8/0196          314.00
37-2731 VACANT                             530.00     875     7.27/yr                                  0.00
37-2732 HOLMES, PAMELA                     500.00     625     9.60/yr    5/01/96     4/30/97         249.00
37-2733 LORD, LISA AND                     530.00     875     7.27/yr    9/01/96     8/31/97         264.00
37-2734 O'BRIEN, KATIE                     480.00     625     9.22/yr    8/01/96     7/31/97         239.00
37-2735 LEE, JENNIFER AND (LAT-1)          540.00     875     7.41/yr   10/01/95     9/30/96         269.00
37-2736 CLASS, BRIAN AND                   500.00     625     9.60/yr    9/01/95     8/31/96         249.00
37-2737 MORK, KARI AND                     530.00     875     7.27/yr    9/01/96     8/31/97         264.00
37-2738 WINTER, SARA                       490.00     625     9.41/yr    7/01/96     6/30/97         239.00
37-2771 ROSE, TERRANCE                     505.00     625     9.70/yr   12/01/95     11/30/96        219.00
37-2772 BLAKE, ROBERT AND                  595.00     875     8.16/yr    8/01/96     7/31/97         276.00
37-2773 OLSON, JEFFREG                     480.00     625     9.22/yr    3/01/96     8/31/96         239.00
37-2774 VACANT                             595.00     875     8.16/yr                                  0.00
37-2775 YOUNG, MICHAEL                     505.00     625     9.70/yr    9/01/95     8/31/96         251.50
37-2776 VACANT                             595.00     875     8.16/yr                                  0.00
37-2777 MORTENSEN, JEFF AND                500.00     625     9.60/yr    7/01/96     12/31/96        249.00
37-2778 VACANT                             520.00     875     7.13/yr                                  0.00
37-2811 BANFIELD, THOMAS                   565.00     875     7.75/yr    6/01/96     5/31/97         281.50
37-2812 SCHNEIDER, TIFFIN AND              565.00     875     7.75/yr    7/01/96     6/30/97         281.50
37-2813 JULIAN, KENNETH & CINDY            570.00     875     7.82/yr    6/01/96     5/31/97         281.50
37-2814 BARMAN, MICHAEL                    595.00     875     8.16/yr    7/01/96     6/30/97         296.50
37-2815 BOUCHARD, ROBERTA/AMANDA/DAVID     585.00     875     8.02/yr    5/01/96     10/31/96        281.50
37-2816 HIRSCH, VALERIE AND                540.00     875     7.41/yr   10/01/95     9/30/96         269.00
37-2817 CHOICE, TANYA                      580.00     875     7.95/yr    8/01/96     7/31/97         269.00
37-2818 McDOWELL, PATRICK AND              595.00     875     8.16/yr    6/01/96     5/31/97         296.50
37-2851 ALBERS, WILLIAM                    615.00     875     8.43/yr    3/01/96     3/01/96         269.00
37-2852 JOHNSON, JASON/WHITE, J&P AND      585.00     875     8.02/yr    5/01/96     12/31/96        281.50
37-2853 HERNANDEZ, LENIN & CARMEN          560.00     875     7.68/yr    6/01/96     11/30/96        264.00
37-2854 BUTCHER, DARRELL & CASSANDRA       585.00     875     8.02/yr    7/01/96     6/30/97         291.00
37-2855 FEMRITE, TOM                       570.00     875     7.82/yr    3/01/96     2/28/97         284.00
37-2856 ERBRECHT, EMILY/JEFFREY/MOLLY      560.00     875     7.68/yr    6/01/96     11/30/96        279.00
37-2857 EMERSON, ROBIN & BETTY AND         580.00     875     7.95/yr    8/01/96     1/31/97         289.00
37-2858 SPYCHALLA, CRAIG AND (NSF-1)       570.00     875     7.82/yr    8/01/96     7/31/97         264.00
37-285A VACANT                             825.00    1466     6.75/yr                                  0.00
37-285B VACANT                             845.00    1466     6.92/yr                                  0.00
37-2891 STEVENS, JOSEPH (LAT-1)            595.00     875     8.16/yr    9/01/95     8/31/96         296.00
37-2892 THOMPSON, LINDA                    510.00     625     9.79/yr    3/01/96     2/28/97         236.00
37-2893 BOOMER, DARRELL AND                615.00     875     8.43/yr    4/01/96     9/30/96         304.00
37-2894 KRUEGER, BRADLEY                   480.00     625     9.22/yr    4/01/96     3/31/97         239.00
37-2895 TOLLEFSON, JENNIFER AND            530.00     875     7.27/yr    9/01/95     8/31/96         264.00
37-2896 FUNNEMARK, MICHELE AND             510.00     625     9.79/yr    8/01/96     4/30/97         226.00
37-2897 MEILLER, ROBIN (30)                570.00     875     7.82/yr    9/01/96     8/31/97         269.00
37-2898 VANDERVEST, LAURA                  510.00     625     9.79/yr    4/01/96     9/30/96         251.50
37-289A UTKE, DANIELLE AND (FRE)           750.00    1466     6.14/yr    1/01/96     12/31/96        374.00
37-289B MORSCHAUSER, STEVE                 535.00     744     8.63/yr    8/01/96     8/31/96         259.00
37-2931 CRONK, JOYCE                       550.00     625    10.56/yr    8/01/96     8/01/96         274.00
37-2932 VACANT                             560.00     875     7.68/yr                                  0.00
37-2933 WEINSTEIN, MARGAUX AND             490.00     625     9.41/yr    9/01/96     2/28/97         244.00
37-2934 HERMOSILLO, CERRY                  560.00     875     7.68/yr    8/01/96     7/31/97         264.00
37-2935 BORENSTEIN, LARRY (30)             485.00     625     9.31/yr   10/01/95     9/30/96         214.00
37-2936 CARLSON, KIRK & DAWN               590.00     875     8.09/yr    8/01/96     7/31/97         291.00
37-2937 ABBE, VERNON                       500.00     625     9.60/yr    7/01/96     6/30/97         249.00
37-2938 GILL, MIKE AND (LAT-1)             550.00     875     7.54/yr    2/01/96     1/31/97         274.00
37-293A YAROCH, TIMOTHY                    555.00     744     8.95/yr    7/01/96     6/30/97         266.00
37-293B VACANT                             850.00    1466     6.96/yr                                  0.00
37-3011 GALVIN, RICHARD & EILEEN (30)      580.00     875     7.95/yr   11/01/95     10/31/96        242.00
37-3012 McBRIAR, JOHN & HANNAH (30)        580.00     875     7.95/yr    7/01/96     6/30/97           0.00
37-3013 BOYLAND, DANIEL & SHAYLA           560.00     875     7.68/yr    9/01/96     8/31/97         279.00
37-3014 ABEL, PENNIE                       570.00     875     7.82/yr    9/01/95     8/31/96         274.00
37-3015 BAKER, JASON AND                   560.00     875     7.68/yr    8/01/96     7/31/97         264.00
37-3016 FELTON, JILL AND                   560.00     875     7.68/yr    8/01/95     7/31/96         264.00
37-3017 VACANT                             550.00     875     7.54/yr                                  0.00
37-3018 JENSEN, SHEILA AND                 540.00     875     7.41/yr   11/01/95     10/31/96        269.00
37-3051 VACANT                             530.00     875     7.27/yr                                  0.00
37-3052 SAUK, ARTHUR                       490.00     625     9.41/yr    6/01/96     5/31/97           0.00
37-3053 VOLK, NORMA (30) (LAT-1)           575.00     875     7.89/yr   10/01/95     9/30/96         200.00
37-3054 PIPPIN, CAROLYN                    520.00     625     9.98/yr   10/01/96     9/30/97         352.00
37-3055 MISEL, ELIZABETH AND (LAT-1)       595.00     875     8.16/yr    8/01/96     1/31/97         264.00
37-3056 MAROTZ, JOAN                       510.00     625     9.79/yr    8/01/96     7/31/97         150.00
37-3057 VACANT                             605.00     875     8.30/yr                                  0.00
37-3058 SCHMIDT, THOMAS AND                490.00     625     9.41/yr    5/01/96     4/30/97         244.00
37-3091 THIERER, MARY                      490.00     625     9.41/yr    4/01/95     3/31/96           0.00
37-3092 POMIJE, CARRIE                     585.00     875     8.02/yr    8/01/96     7/31/97         291.50
37-3093 DANEK, PATRICIA                    495.00     625     9.50/yr    8/01/96     7/31/97         246.50
37-3094 TENIENTE, VICTOR & CHRISTINA       580.00     875     7.95/yr    4/01/96     3/31/97         271.00
37-3095 MORTON, DONALD                     495.00     625     9.50/yr    5/01/96     4/30/97         246.50
37-3096 VACANT                             550.00     875     7.54/yr                                  0.00
37-3097 JACQUART, JAMES                    510.00     625     9.79/yr    8/01/96     7/31/97         150.00
37-3098 WORTHEN, KEITH & ROBIN AND         585.00     875     8.02/yr    9/01/96     2/28/97         291.50
37-3131 MYERS, BILLIE/NAWAK, DAWN AND      530.00     875     7.27/yr   10/01/95     9/30/96         264.00
37-3132 RINGELSTETTER, KRISTIE             540.00     625    10.37/yr    8/01/96     7/31/97         266.50
37-3133 KHAN, ASHFAQ AND (NSF-1)           550.00     875     7.54/yr    9/01/95     8/31/96         513.00
37-3134 GRADY, LAILA                       540.00     625    10.37/yr    6/01/96     5/31/97         224.00
37-3135 VACANT                             580.00     875     7.95/yr                                  0.00
37-3136 GANDER, BRIAN (LAT-1) (NSF-1)      500.00     625     9.60/yr   10/01/95     9/30/96         239.00
37-3137 ALTMANN, KYLE AND                  565.00     875     7.75/yr    8/01/96     7/31/97         281.50
37-3138 ALSHAHERI, ALI AND                 450.00     625     8.64/yr    4/01/96     9/30/96         224.00
37-3171 GEMPELER, SHELLEY                  520.00     625     9.98/yr    4/01/96     3/31/97         259.00
37-3172 MANNUR, SANDEEP                    530.00     875     7.27/yr    9/01/96     8/31/97         264.00
37-3173 LEARNED, HAZEL                     490.00     625     9.41/yr    6/01/96     5/31/97           0.00
37-3174 EVERY, DONNA                       625.00     875     8.57/yr    5/01/96     4/30/97         307.50
37-3175 GERL, VERA                         490.00     625     9.41/yr    6/01/96     5/31/97         244.00
37-3176 VACANT                             595.00     875     8.16/yr                                  0.00
37-3177 SHERBURNE, JOHN (30)               525.00     625    10.08/yr    6/01/96     5/31/97         231.00
37-3178 MANI, GARY                         600.00     875     8.23/yr   10/01/95     9/30/96         294.00
37-3211 QUANDT, BRIAN & BEVERLY AND        575.00     875     7.89/yr    8/01/96     1/31/97         286.50
37-3212 DAMM, JASON AND                    565.00     875     7.75/yr    8/01/96     7/31/97         281.50
37-3213 VACANT                             565.00     875     7.75/yr                                  0.00
37-3214 BARTELS, LEROY & SYLVIA            585.00     875     8.02/yr    8/01/96     7/31/96         286.00
37-3215 JENSEN, SCOTT & JACQUELINE         560.00     875     7.68/yr    8/01/96     7/31/96         264.00
37-3216 HEMP, ERIC AND (LAT-1)             560.00     875     7.68/yr    4/01/96     9/30/96         279.00
37-3217 SYLVE, KEVIN & AMY (30)            580.00     875     7.95/yr    7/01/96     6/30/97         254.00
37-3218 PETERSON,M/CARBONE,J&C AND         565.00     875     7.75/yr    9/01/96     2/28/97         281.50
37-4011 MODEL                              485.00     875     6.65/yr                                  0.00
37-4012 OFFICE                             485.00     875     6.65/yr                                  0.00
37-4013 BEYER, KRISTEN AND                 585.00     875     8.02/yr    8/01/96     8/31/96         274.00
37-4014 JOHNSON, SCOTT AND                 560.00     875     7.68/yr    4/01/96     9/30/96         279.00
37-4015 NODOLF, JAIME AND                  565.00     875     7.75/yr    8/01/96     7/31/97         281.50
37-4016 CAPENER, VALERIE AND               570.00     875     7.82/yr    5/01/96     4/30/97         234.00
37-4017 RODRIGUEZ, JUANITA                 595.00     875     8.16/yr    6/01/96     5/31/97         296.50
37-4018 BRANDON, CHRIS AND                 575.00     875     7.89/yr    6/01/96     2/28/97         281.50
37-4051 FLORES, JOHN & BEV (30)            585.00     875     8.02/yr   10/01/95     9/30/96         286.00
37-4052 SAWICKI, MARK AND                  575.00     875     7.89/yr    7/01/96     12/31/96        291.50
37-4053 BYINGTON, JOHN                     560.00     875     7.68/yr    8/01/96     7/31/97         264.00
37-4054 VACANT                             530.00     875     7.27/yr                                  0.00
37-4055 FAIR, WENDELL                      560.00     875     7.68/yr    8/01/96     7/31/97         264.00
37-4056 PERALTA, HECTOR & IRMA             560.00     875     7.68/yr    8/01/96     7/31/97         264.00
37-4057 HUBRECHT, JEB & SHANI              585.00     875     8.02/yr    5/01/96     4/30/97         291.50
37-4058 REES, SHELDON AND                  595.00     875     8.16/yr    8/01/96     7/31/97         296.50
37-4091 LOGA, LISA AND                     575.00     875     7.89/yr    9/01/96     2/28/97         286.50
37-4092 BESL, COREY AND                    565.00     875     7.75/yr    6/01/96     5/31/97         281.50
37-4093 KENNEDY, CONNIE AND (NSF-1)        540.00     875     7.41/yr   10/01/95     9/30/96         269.00
37-4094 OSTERN, MARY & GREGORY             590.00     875     8.09/yr    9/01/96     8/31/97           0.00
37-4095 WINGER, RUSTIE AND (LAT-3)         570.00     875     7.82/yr    5/01/96     10/31/96        279.00
37-4096 HERMANSON/McKENNA/WHITFORD AND     565.00     875     7.75/yr    8/01/96     1/31/97         281.50
37-4097 STONE, MATTHER AND (LAT-1)         560.00     875     7.68/yr   11/01/95     10/31/96        279.00
37-4098 VEIUM, PHILIP AND                  565.00     875     7.75/yr    1/01/96     12/31/96        247.00
37-4131 LEAL, ANASTACIO                    510.00     625     9.79/yr    4/01/96     3/31/97         246.00
37-4132 VACANT                             570.00     875     7.82/yr                                  0.00
37-4133 HERBECK, LeRAY & FLORENCE          515.00     625     9.89/yr    7/01/96     7/01/96         256.50
37-4134 KALMERTON, TAMME                   575.00     875     7.89/yr    5/01/96     10/31/96        279.00
37-4135 ESSER, DALE                        505.00     625     9.70/yr    4/01/96     3/31/97         178.00
37-4136 WEGER, CARRIE/EAKINS, LINDA AND    595.00     875     8.16/yr    8/01/96     1/31/97         296.50
37-4137 STEINHARDT, STEVEN                 495.00     625     9.50/yr    5/01/96     10/31/96        246.50
37-4138 BAKER, J&S / DENLINGER, M AND      585.00     875     8.02/yr    9/01/96     2/28/97         291.50
37-4171 SIGAFUS, DENNY & MARY AND          580.00     875     7.95/yr    7/01/96     6/30/97         279.00
37-4172 LANGER, LORI                       510.00     625     9.79/yr    2/01/96     1/31/97         254.00
37-4173 TOOLEY, JOYCE (30)                 600.00     875     8.23/yr    6/01/96     5/31/97         274.00
37-4174 EARLE, JEFFERY AND                 490.00     625     9.41/yr    6/01/96     11/30/96        239.00
37-4175 PHILLIPS, JOYCE AND                565.00     875     7.75/yr    7/01/96     6/30/97         281.50
37-4176 LIQUORI, ROBERT                    480.00     625     9.22/yr    8/01/96     7/31/97         239.00
37-4177 MOORE, KIM AND (XFER 37-2251)      575.00     875     7.89/yr    5/01/96     4/30/97         274.00
37-4178 ROCHE, ELIZABETH                   500.00     625     9.60/yr    7/01/96     6/30/97         249.00



PROPERTY TOTALS:
                                                  --Percentage of Occupied Units--

Total Occupied Rents          154,125.00          Total Occupied Units            275
Total Vacant Rents             24,295.00          Total Vacant Units               41
Total Gross Rents             178,420.00          Total Units                     316
Total Square Footage              266612          Percentage Occupied             87%
Average Rent/Sq. Ft. / Yr.          8.03          --Percentage of Occupied Sq. Feet--
Average Rent/Sq. Ft. / Mth          0.67          Total Occupied Sq. Feet      227100
Total Security Deposits        72,371.50          Total Vacant Sq. Feet         39512
                                                  Total Square Footage         266612

                     T.M., WARNER, MAI, SRA

           Wisconsin Certified General Appraisal # 227

                   - Professional Experience -


Previously, Mr. Warner was affiliated with The Mutual Group (US) as an Assistant Vice President and Lending Officer. Prior to that, as a senior officer an director with First Commerce Financial of Brookfield and previously, as president of National Equity Investors, real estate syndication and development company and Director of Acquisitions for Security Spring & Boe Financial Companies. Prior to that, he was associated with Landmark Research as a partner, the Appraisal Company of Houston, Texas and was manager of Appraisal Operations for Mortgage Guaranty Insurance Company (MGIC). His experience includes acquisition, negotiation, appraisal, consulting and market and financial analysis of proposed and existing projects.

                          - Education -

          Master of Science - Real Estate Appraisal and
          Investment Analysis - University of Wisconsin

  Bachelor of arts - Marquette University, Milwaukee, Wisconsin

                   - Professional Education -

                Society of Real Estate Appraisers

Appraising Real Property                               Course 101
Appraising Income Producing Property                   Course 201
Special Applications of Appraisal Analysis             Course 301

         American Institution of Real Estate Appraisers

Real Estate Appraisal I                                Principles
Real Estate Appraisal III                        Urban Properties
Real Estate Appraisal VI                    Investment Properties
Real Estate Appraisal VII                   Industrial Properties
Real Estate Appraisal VIII                 Residential Properties

Contemporary Real Estate Appraisal, University of Wisconsin, 1977


                        - Publications -

Contributing author, The Appraisal of Real Estate, Eighth
Edition, The American Institute of Real Estate Appraisers,
Chicago, 1983

with James A. Graaskamp and W.C. Goolsby, "Cash Equivalent Value of Real Property," The Real Estate Appraiser and Analyst, Vol.
49, No 3 Fall 1983, pp. 43-48.

          - Professional Designations and Memberships -

                MAI Member, American Institute of
                  Real Estate Appraisers, #4645

                SREA Senior Real Estate Analyst,
              Society of Real Estate of Appraisers

Annex C:  Appraisal of Town Place








                            APPRAISAL

                      Town Place Apartments
                  A 240-Unit Apartment Complex
                      2524 NE Coachman Road
                   Clearwater, Florida  34625



                          PREPARED FOR

                         Mr. Terry Bush
                        Corporate Banking
                          Republic Bank
                 111 Second Avenue NE, Suite 215
                 St. Petersburg, Florida  33701


                         EFFECTIVE DATE

                         April 15, 1996


                         TYPE OF REPORT

                    Complete, Self-contained

                               BY
                   Robert E. Riggins, SRA, MAI
          State-certified general real estate appraiser
                            #0000605

                    William W. Atkinson, MAI
          State-certified general real estate appraiser
                            #0001221

           RIGGINS, ATKINSON, COMBS & ASSOCIATES, INC.
             18850 U.S. HIGHWAY 19 NORTH, SUITE 525
                    CLEARWATER, FLORIDA 34624
                         (813) 530-9793

                                                         04962248
                                                   April 24, 1996
RIGGINS,
ATKINSON,
COMBS &
ASSOCIATES,
INC.




Mr. Terry Bush
Corporate Banking
Republic Bank
111 Second Avenue NE, Suite 215
St. Petersburg, Florida  33701


Re:  Appraisal Report
     Town Place Apartments
     A 240-Unit Apartment Complex
     2524 NE Coachman Road
     Clearwater, Florida 34625


Dear Mr. Bush:

As requested, we have prepared an appraisal of the above captioned property. The purpose of the appraisal is to estimate the market value of the subject property, as of the effective date of April 15, 1996. Market value is defined on page 3 of the text. This appraisal reflects or addresses any significant information known to this appraiser which may materially alter the "as is" nature of the appraisal.

The subject property is a 240-unit apartment complex, known as the Town Place apartments. The complex, which was constructed in 1984, features one and two bedroom apartment units in two-story and three-story walk-up garden style buildings. Amenities include a leasing office, a swimming pool and spa, tennis courts, and a laundry/maintenance room. The construction quality of the apartment complex is average cost and has been maintained in average condition. The total rentable area of the buildings is 202,004 square feet.

The subject site is an irregular shaped non-contiguous parcel located on the south side of NE Coachman Road, west of the intersection with U.S. Highway 19 in the city of Clearwater. The site has about 852 feet of road frontage. Ingress and egress is adequately provided, however it can be more difficult at peak traffic hours. The site is basically level, with a gradual downward slope from north to south. The total area of the site is 750,310 square feet or 17.22 acres.

It is the intent of this appraisal to be in compliance with the regulations governing federally regulated financial institutions and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Institute, as read and interpreted by this office.

The following report contains the data, analysis, assumption and limiting conditions on which we have based our value conclusions. Your attention is directed to the "general assumptions and limiting conditions" and the "certificate of appraisal" which are considered typical for this type of assignment and have been included within the text of this report.

The fee simple market value of the property described herein, subject to the assumptions and limiting conditions as set forth, as of April 15, 1996, in "as is" condition, is estimated to be:

            NINE MILLION TWO HUNDRED THOUSAND DOLLARS
                          ($9,200,000)

                            INCLUDING
                 DEPRECIATED VALUE OF APPLIANCES
                  TWO HUNDRED THOUSAND DOLLARS
                           ($200,000)

                          REAL PROPERTY
                      NINE MILLION DOLLARS
                          ($9,000,000)



Respectfully submitted:




______________________________     ______________________________
Robert E. Riggins, MAI, SRA        William W. Atkinson, MAI
President                          Vice President
State-certified general real       State-certified general real
estate appraiser #0000605          estate appraiser #0001221

           Summary of Important Facts and Conclusions


Property Location:                 Property located on the south
                                   side of NE Coachman Road about
                                   280 feet southwest of the
                                   intersection with U.S. Highway
                                   19 in the city of Clearwater,
                                   mailing address - 2545 NE
                                   Coachman Road, Clearwater,
                                   Florida 34625

Owner of Record:                   Decade Companies Income
                                   Properties, Ltd.

Property Rights Appraised:         Fee Simple Estate

Date of Valuation:                 April 15, 1996

Improvements:                      A 240-unit, average quality
                                   apartment complex that was
                                   constructed in 1984, known as
                                   the Town Place Apartments -
                                   Amenities include a leasing
                                   office, a swimming pool and
                                   spa, tennis courts, and a
                                   laundry/maintenance room

Land Area:                         750,310 square feet or 17.22
                                   Acres

Zoning and Land Use:               RPD-14 (Residential Planned
                                   Development "Fourteen"
                                   District) under the
                                   jurisdiction of the City
                                   of Clearwater - Comprehensive
                                   Land Use Plan, MD (Medium
                                   Density Residential 15 u.p.a.)

Highest and Best Use:

     As Though Vacant:             A 222-unit good quality
                                   apartment development

     As Though Improved:           Continue use as a 240-unit
                                   apartment complex

Valuation Summary:

Estimated Land Value:                                  $1,350,000
Value by the Cost Approach:                            $9,000,000
Value by the Sales Comparison Approach:                $8,900,000
Value by the Income Capitalization Approach:           $9,300,000
Final Estimate of Value:
     "AS IS" - Fee Simple:                             $9,200,000

Marketing Time:               6 Months

                       Subject Photographs


                   View Of Apartment Building
           From Parking Area Of Public Tennis Facility
                 Interior View Of Apartment Unit

                        Table Of Contents



Cover Page
Letter Of Transmittal
Summary Of Important Facts And Conclusions
Subject Photographs

Introduction                                                 Page

     Purpose and Date of Appraisal . . . . . . . . . . . . .    1
     Function of the Appraisal . . . . . . . . . . . . . . .    1
     Interest Appraised. . . . . . . . . . . . . . . . . . .    1
     Scope of the Appraisal. . . . . . . . . . . . . . . . .    1
     Definition of Market Value. . . . . . . . . . . . . . .    3
     Definition of Fee Simple Ownership. . . . . . . . . . .    4
     Identification of the Subject Property. . . . . . . . .    4
     Zoning. . . . . . . . . . . . . . . . . . . . . . . . .    4
     Flood Information . . . . . . . . . . . . . . . . . . .    6
     Legal Description . . . . . . . . . . . . . . . . . . .    6
     Tax Information . . . . . . . . . . . . . . . . . . . .    6
     Sales History . . . . . . . . . . . . . . . . . . . . .    6

Descriptive Analysis

     Tampa Bay Area Analysis . . . . . . . . . . . . . . . .    7
     Neighborhood Description. . . . . . . . . . . . . . . .   17
     Site Description. . . . . . . . . . . . . . . . . . . .   21
     Improvement Description . . . . . . . . . . . . . . . .   26
     Highest and Best Use. . . . . . . . . . . . . . . . . .   31

Valuation Analysis

     Highest and Best Use as though Vacant . . . . . . . . .   32
     Physically Possible . . . . . . . . . . . . . . . . . .   32
     Legally Permissible . . . . . . . . . . . . . . . . . .   33
     Financially Feasible. . . . . . . . . . . . . . . . . .   34
     Maximally Productive. . . . . . . . . . . . . . . . . .   35
     Highest and Best Use as Improved. . . . . . . . . . . .   35
     The Valuation Process . . . . . . . . . . . . . . . . .   37
     The Cost Approach . . . . . . . . . . . . . . . . . . .   39
     Explanation of Adjustments. . . . . . . . . . . . . . .   52
     Correlation and Conclusion. . . . . . . . . . . . . . .   54
     Replacement Cost of Improvements. . . . . . . . . . . .   55
     Depreciation. . . . . . . . . . . . . . . . . . . . . .   56
     Summary of the Cost Approach. . . . . . . . . . . . . .   59
     The Sales Comparison Approach . . . . . . . . . . . . .   60
     Explanation of Adjustments. . . . . . . . . . . . . . .   71
     Financing/Conditions of Sale. . . . . . . . . . . . . .   71
     Market Conditions (time). . . . . . . . . . . . . . . .   71
     Average Unit Size . . . . . . . . . . . . . . . . . . .   71
     Location. . . . . . . . . . . . . . . . . . . . . . . .   72
     Age . . . . . . . . . . . . . . . . . . . . . . . . . .   72
     Quality/Condition . . . . . . . . . . . . . . . . . . .   72
     Correlation and Conclusion. . . . . . . . . . . . . . .   73
     The Income Capitalization Approach. . . . . . . . . . .   75
     Estimate of Market Rent . . . . . . . . . . . . . . . .   75
     Rent Comparable . . . . . . . . . . . . . . . . . . . .   76
     Analysis of Operating History . . . . . . . . . . . . .   88
     Direct Capitalization . . . . . . . . . . . . . . . . .   91
     Band of Investment. . . . . . . . . . . . . . . . . . .   92
     Debt Coverage Ratio . . . . . . . . . . . . . . . . . .   92
     Summary of the Direct Capitalization Approach . . . . .   94
     Discounted Cash Flow Analysis . . . . . . . . . . . . .   95
     Multifamily Income Proforma . . . . . . . . . . . . . .   97
     Summary of the Income Capitalization Approach . . . . .   99
     Recapitulation and Final Reconciliation . . . . . . . .  100
     Certificate of Appraisal. . . . . . . . . . . . . . . .  104
     Assumptions and Limiting Conditions . . . . . . . . . .  107

Addendum

     Supplemental Subject Photographs
     Flood Plain Map
     Legal Description
     Rent Roll
     Income Statements
     Zoning Regulations
     Engagement Letter
     Qualifications of Appraisers

                        APPRAISAL REPORT

                      Town Place Apartments
                  A 240-Unit Apartment Complex
                      2524 NE Coachman Road
                   Clearwater, Florida  34625


PURPOSE AND DATE OF APPRAISAL:

The purpose of this appraisal is to estimate the market value of the fee simple interest in the property described herein, as of April 15, 1996, in "as is" condition.


FUNCTION OF THE APPRAISAL:

This appraisal report is to assist the client in the underwriting of a mortgage loan to be secured by the subject property. This appraisal reflects or addresses any significant information known to this appraiser which may materially alter the nature of the appraisal.


INTEREST APPRAISED:

The fee simple interest in the property described herein has been appraised. Liens and encumbrances, if not described, are unknown and the property has been analyzed as if free and clear.


SCOPE OF THE APPRAISAL:

A physical inspection of the subject property was made on April 15, 1996. The inspection of the property was made with the assistance of Sheryl Sallimo, Property Manager and Wayne Shaw, Regional Manager. Documentation supplied for the subject property included a four year operating income history and a current rent roll. All of the improved structures were physically inspected from the exterior. Interior inspections were made of the leasing office, laundry/maintenance room, and a sample of 5 apartment units. Public records were reviewed for additional information on the subject property.

Once a physical inspection was completed, the economic conditions of the region and neighborhood were investigated and analyzed in relation to the relevant factors which effect the market value of the subject. The cost approach, sales comparison approach, and income capitalization approach were used to evaluate the relevant factors and estimate the market value of the subject. The time period for which comparable market data was investigated was from January 1993 to the present. Data sources used to collect comparable market information include Redi, Ulticomp, Realtron, MetroScan, public records, and internal appraisal files.

The cost approach is derived by estimating the value of the land and the depreciated replacement cost of the improvements. The primary factors which were considered in the search for comparable land sales were the highest and best use, the date of sale, and the location. All of the land comparables were researched, physically inspected, and confirmed with a knowledgeable source. Both Pinellas and Hillsborough Counties were searched for land comparables. Land sales in Pinellas County were limited due to the dense development in the area and the limited supply of vacant land. The replacement cost of the improvements was estimated using Marshall Valuation Service. Depreciation applicable to the improvements was estimated based on a comparison of other structures in the neighborhood.

The sales comparison approach values the subject property by comparing it to similar sales in the market area. The primary factors which were considered in the search for improved comparables were age and quality of the properties, the date of sale, and the location. All of the improved comparables were researched using public records, physically inspected, and confirmed with a knowledgeable source. The search for improved comparables was limited to Pinellas County.

The income capitalization approach estimates the value of the subject by dividing net operating income by a capitalization rate and estimating future cash flows and applying an appropriate discount rate. Net operating income is derived by estimating the gross potential income of the subject and then deducting for vacancy, collection loss and operating expenses.

The gross potential income for the subject was derived using rent comparables. The primary factors which were considered in the search for rent comparables was the age and quality of the properties and the location. All of the rent comparables were researched using public records, physically inspected, and surveyed with a knowledgeable source. All of the rent comparables were located in the immediate subject neighborhood. Vacancy, collection loss, and expenses were supported by the rent comparables, as well as, the improved comparables. The capitalization rate was derived using comparable sales, the band of investment and the debt coverage ratio.

This narrative report describes the valuation problem and contains data, analysis, assumptions and limiting conditions upon which value conclusions have been based. It is the intent of this appraisal to be in compliance with the regulations governing federally regulated financial institutions and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Institute, and as read and interpreted.


DEFINITION OF MARKET VALUE:

"The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.   buyer and seller are typically motivated;

2. both parties are well informed or well advised, and acting in what they consider their own best interests;

3. a reasonable time is allowed for exposure in the open market;

4. payment is made in terms of cash in United States dollars or in terms of financial arrangements comparable thereto; and

5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

Important factors affecting market value include the time element, neighborhood and economic changes, as well as anticipation thereof. Market prices do not necessarily follow all of these concepts and are often affected by salesmanship and the urgency and need of the buyer and/or the seller. The essential difference between market price and market value lies in the premises of intelligence, knowledge and willingness, all of which are contemplated in market value but not in market price.

The market value of the property appraised in this report is estimated as of the date shown in the certificate of appraisal. Constantly changing economic conditions have varying effects upon real property values. Even after the passage of a relatively short period, property values may change substantially and require a review of the appraisal and recertification.

DEFINITION OF FEE SIMPLE OWNERSHIP:

"A fee simple estate implies absolute ownership unencumbered by any other interest or estate. Partial interests in real estate are created by selling, leasing, or otherwise limiting the bundle of rights in a fee simple estate. Partial estates include leased fee and leasehold estates."


IDENTIFICATION OF THE SUBJECT PROPERTY:

The subject property is a 240-unit apartment complex, known as the Town Place apartments. The complex, which was constructed in 1984, features one and two bedroom apartment units in two-story and three-story walk-up garden style buildings. Amenities include a leasing office, a swimming pool and spa, tennis courts, and a laundry/maintenance room. The construction quality of the apartment complex is average cost and has been maintained in average condition. The total rentable area of the buildings is 202,004 square feet.

The subject site is an irregular shaped non-contiguous parcel located on the south side of NE Coachman Road, west of the intersection with U.S. Highway 19 in the city of Clearwater. The site has about 852 feet of road frontage. Ingress and egress is adequately provided, however it can be more difficult at peak traffic hours. The site is basically level, with a gradual downward slope from north to south. The total area of the site is 750,310 square feet or 17.22 acres.


ZONING:

The subject site is zoned RPD-14 (Residential Planned Development "Fourteen" District) under the jurisdiction of the City of Clearwater. The RPD-14 zoning allows residential development at a maximum of 14 units per net acre. As defined by the City of Clearwater, a net acre includes all uplands within a contiguous parcel of ownership excluding existing or proposed public or private roadways, right-of-way and vehicular access ways. The City of Clearwater uses an 8% factor to determine net acreage. The comprehensive land use plan, indicates that the subject has a land use of MD (Medium Density Residential 15 u.p.a.). The subject property is developed at a density of 13.94 units per acre and appears to conform to the current zoning and land use.

FLOOD INFORMATION:

The subject property is located in flood zones X and AE. Flood zone information was determined by F.I.R.M. community panel number 125096 0010 D, dated August 19, 1991. An X zone is defined as areas determined to be outside the 500-year flood plain or areas of 500-year flood; areas of a 100-year flood with average depths of less than 1 foot or with drainage ares less than 1 square mile; and ares protected by levees form 100-year flood. An AE zone is defined as areas with base flood elevations determined. Insurance is generally required for improved structures within the AE zone. A copy of the flood map may be found at the addendum of this report.


LEGAL DESCRIPTION:

A tract of land in Section 7, Township 29 South, Range 16 East,
Pinellas County, Florida, being more particularly described at the addendum of the report.

The legal description for the subject was supplied by the client and is assumed to be correct. No guarantee is made as to the accuracy of the legal description.


TAX INFORMATION:

Census Tract:       267.02
Parcel Numbers:     07-29-16-00000-110-0500
Owner of Record:    Decade Companies Income Properties, Ltd.
1995 Tax Valuation: $7,691,400
Millage Rate:       23.0366
1995 Gross Tax:     $177,183.71 (1995 Taxes - Paid)

In review of the appraised value for the subject property, the assessed value appears to be within an acceptable range. An analysis of the tax assessment and tax comparables may be found in the income capitalization approach section of the report.


SALES HISTORY:

A search of Pinellas County Public Records revealed that no transactions involving the subject property have occurred over the last five years.

It was reported that the subject property was under contract for sale in 1995 for $9,500,000 and was one of a number of apartment complexes being assembled for purchase by a Real Estate Investment Trust. The contract fell through apparently due to the lack of total funds raised, as well as, prior internal purchase agreements that were already in place. The trust forfeited a $100,000 non-refundable binder deposit.

To our knowledge the subject property is not currently on the market for sale.


HIDDEN CONDITIONS:

The appraiser assumes that there are no hidden or unapparent conditions of the property, subsoil or structures which would render it more or less valuable than otherwise apparently comparable property. The appraiser assumes no responsibility for such conditions or for engineering which might be required to discover such conditions.

                     TAMPA BAY AREA ANALYSIS


TAMPA BAY AREA:

The Tampa Bay Area is located on the west coast of Florida, midway up the Florida peninsula. The Tampa Bay Comprehensive Planning District 8 is geographically defined as Hillsborough, Manatee, Pasco and Pinellas Counties, which contain a total of 2,818 square miles. The primary concentration of development has taken place around Tampa Bay and along the Gulf coast. The major cities in the area are Tampa in Hillsborough County, and St. Petersburg and Clearwater in Pinellas County.

The region is blessed with a moderate climate with an average minimum temperature of 48 degrees in January and an average maximum temperature of 89 degrees in July. The average annual rainfall is 56 inches, the majority of which falls in the summer months.


POPULATION:

The current population of the region is estimated at 2,311,198
(1995). The region has experienced a dramatic increase in population since 1970, with a total increase of 44.9% between 1970 and 1980. Population growth has slowed somewhat since 1980, with an increase of 26.8% between 1980 and 1990, or approximately 46,000 new residents annually. Total growth in 1990-1995, however, was only 132,647, or 26,529 annually.

                                                  POPULATION STATISTICS
                 1980       1990       1995    Annual    % Change
                                                80-90      90-95       2000*
Hillsborough   646,960    834,054    892,299     2.6%       1.4%     962,229
Manatee        148,445    211,707    232,700     3.6%       1.9%     257,404
Pasco          193,661    281,131    306,401     3.8%       1.7%     340,101
Pinellas       728,531    851,659    879,798     1.6%       0.7%     919,497
District 8   1,717,576  2,178,551  2,311,198     2.4%       1.2%   2,479,231

* Population projections, University of Florida

Population growth during the 1970's was 3.8% on an annual basis. In the period 1980-1990, growth in the area dropped to 2.4% annually, in part due to the overall slowing of migration to the sunbelt. With the slowdown in the economy, growth since 1990 has been only 1.2% per year for the district. Growth is due primarily to net immigration rather than natural growth.
Pinellas County has recorded the lowest percentage growth due to the dwindling supply of available land.

Hillsborough County is the most populous county in the area and contains the largest city, Tampa. The second most populous county in the area is Pinellas, which is geographically the second smallest county in Florida. This makes Pinellas County the most densely populated county in Florida with over 3,122 residents per square mile. Pasco County exhibited the most dramatic growth since 1980 due to its emergence as a retirement area, and increases in employment opportunities, however, as with other counties, Pasco County growth has slowed considerably.

The average age of the population for the region is 39 years, as compared to 36 years for the State of Florida. The average age for the counties are 43 years for Manatee, 33 years for Hillsborough, 48 years for Pasco, and 42 years for Pinellas. The more mature populations in Manatee, Pasco and Pinellas Counties are primarily due to their history as retirement areas. Recent years have shown a slight drop in average age due to the increase in office and manufacturing employment opportunities. This is particularly true of Pinellas County, where the retirement population is being replaced by younger, working age, families.

There were 961,202 households in the District in 1994, which represents an average household size of 2.40. The average household size has decreased from 2.70 in 1970, in keeping with national trends. Based on historical growth patterns, this would equate to 19,450 new household formations annually. However, the slower growth in 1990-1995 equates to only 11,033 new household formations annually. This is reflected in the significant drop in new housing starts in recent years. Housing starts have shown a slight rebound in all counties in the years 1993, 1994 and 1995, due in part to lower interest rates.

Population growth is expected to rebound somewhat as the general economy improves, however, it is unlikely to reach the level of growth experienced in the 1970's and 1980's.


ECONOMIC BASE:

Historically the economy has been tourist and retirement oriented in the coastal counties and manufacturing and commercially oriented in Hillsborough County. While this is still true today, Pinellas County has begun to attract a larger share of new businesses, particularly in the high tech industries. Tampa, however, remains the major economic hub of the area.

Major factors affecting the economic growth in the area, apart from the retirement and tourist industries, are Tampa's deep water port, Tampa International Airport and the major highway arteries servicing the area. Tampa is a major break point between railroads, air, highway and water transport. The Port of Tampa handled 52.0 million short tons in 1990, with an additional
5.3 million short tons handled by Port Manatee. Ease of access through Tampa International Airport and the interstate highway system has made the area increasingly more attractive for corporate and regional headquarters facilities, as well as high tech industry. This has spurred additional growth in the service and construction industries. The completion of I-75 through the region opened new growth opportunities in Pasco, Hillsborough and Manatee Counties, however, due to the general slowdown in the economy, this growth has not yet materialized.

Taxable retail sales in the Tampa Bay Area increased from $19,521 million in 1990 to $23,502 million in 1994. Retail sales levels are generally in line with the State of Florida, however they are above national levels. The high level of retail sales is in large part due to the tourist and part time resident trade. This same influence is evident in the area employment statistics.

Total personal income has increased dramatically over the period from 1985 to 1995. In 1985 the total personal income for the area was $27,463 million. By 1995 this had increased to $51,327 million, an increase of 86.9%, or 6.45% annually. Per capita income increased at a slightly slower rate than Florida as a whole to a current level of $22,208, slightly below the Florida per capita income of $22,534.


                   PER CAPITA PERSONAL INCOME

                  1990      1994       1995   % Change  Ann. %
                                                94-95    90-95

Hillsborough   $17,264    $20,743    $21,155     2.0%     4.1%
Manatee        $18,525    $22,968    $22,636    -1.4%     4.1%
Pasco          $14,424    $16,573    $17,146     3.5%     3.5%
Pinellas       $21,881    $24,146    $24,725     2.4%     1.5%
District 8     $18,825    $22,208    $22,208     2.2%     3.4%
Florida        $18,683    $22,534    $22,534     2.9%     3.8%

Employment in the region reflects a broad based economy, although it is skewed somewhat to the retail trade and service industries. Agriculture and mining were instrumental in the early growth of the area but have declined substantially in recent years. Historically the unemployment rate, at 5.3% in 1995, has stayed below the national and state averages.

                LABOR FORCE AND EMPLOYMENT (1995)

                         Labor                          Unemply.
                         Force    Employed   Unemployed   Rate


       Hillsborough    503,225    475,286     27,969       5.6%
       Manatee         109,176    104,711      4,465       4.1%
       Pasco           118,654    110,789      7,865       6.6%
       Pinellas        441,700    419,406     22,283       5.0%
       District 8    1,172,755  1,110,203     62,582       5.3%



The current labor force for the District is 1,172,755 or 50.7% of the population. In 1982 the labor force was 717,916 or 41.8% of the population. Not only has there been a substantial increase in labor force, there has also been a dramatic increase in the percent of population employed.

                 EMPLOYMENT DISTRIBUTION (1993)

                                             Percent  Percent
   Industry                Total    Percent  Florida    US

   Agriculture            20,910     2.20%    2.80%    2.70%
   Mining                    125     0.00%    0.10%    1.20%
   Construction           42,682     4.60%    5.20%    4.50%
   Manufacturing          95,427    10.30%    8.70%   20.00%
   Transport, Communic.   50,127     5.40%    5.90%    5.60%
   Wholesale Trade        51,372     5.50%    5.30%    5.80%
   Retail Trade          188,913    20.30%   20.90%   16.40%
   Finance, Real Estate   65,773     7.10%    6.50%    5.80%
   Services              365,408    39.30%   37.80%   20.80%
   Government             49,663     5.30%    6.80%   17.20%
   Total                 930,401    100.00  100.00%  100.00%


The comparison of the District distribution with the national distribution of employment illustrates the importance of the construction, retail sales and service sector in the local economy and in Florida. This is due, in large part, to the tourist and retirement influence in the area. Employment growth had kept pace with population growth, thus providing adequate job opportunities.

Due to the favorable economic environment, the quality of life in the area and the strong economic base, the Tampa Bay area should continue to grow as a major economic center. The area has been successful and should continue to be successful in attracting new businesses.


SOCIAL SERVICES:

All normal governmental services are adequately provided throughout the region. Electrical power is provided by Florida Power Corporation in Pasco and Pinellas Counties, Florida Power and Light in Manatee County and by Tampa Electric Company, in Hillsborough County at rates comparable with other areas of Florida. Water, sewer, sanitation, police and fire protection are provided by the various county and municipal governments. Local tax rates are generally in line with other areas of the state.

Due to past growth, particularly in Hillsborough, Pasco, and Pinellas, certain services have been sorely taxed. Limited water restrictions have been implemented throughout the area during dry periods. The interior road systems are inadequate in certain high growth areas. This problem has become more critical with the implementation of the Florida Growth Management Act, which requires infrastructure improvements to be made concurrent with growth. While these factors do not appear to have had a major impact on growth thus far, they are likely to become a major factor in future growth, particularly if growth returns to past levels.

The area has long been noted as a retirement and vacation spot with its gulf beaches and attractions such as Busch Gardens, Disney World and Weeki Wachee Springs. Over the years, the area has also developed a number of other cultural and leisure activities including an NFL football team, an NHL hockey team, the Ruth Eckerd Hall in Clearwater, a number of smaller theaters and the Performing Arts Center in Tampa. A 200,000 square foot convention center has been constructed in downtown Tampa, along
with a new hockey arena.   A sports stadium has been constructed
in downtown St. Petersburg, which has been awarded a new major league baseball franchise.

Shopping is abundant and easily accessible to all areas. A number of major area malls are scattered throughout the area. These new cultural and leisure amenities have given the Tampa Bay area a much more cosmopolitan atmosphere, thus making the area much more attractive to both part time visitors and permanent residents.

Educational opportunities are adequately provided in the area. Each county has a public school system providing education from kindergarten through the twelfth grade, as well as private schools. Higher education is provided by a number of institutions, both public and private, including St. Petersburg Junior College, University of South Florida, University of Tampa, Hillsborough Community College, Eckerd College and Stetson University.

Health services are provided by 51 hospitals, with a total of 11,273 beds. There are approximately 5,184 licensed physicians serving the area. There is also a large number of nursing homes and care facilities serving the elderly population.


CONCURRENCY:

Concurrency laws were enacted in 1990, statewide. Concurrency is part of the 1985 Florida Growth Management Act which states in part that all infrastructures, which are, or will be affected by any proposed development, must be in place, prior to, or concurrent with development.

In most municipalities, there are seven areas that affect concurrency.

          1. Solid Waste      5. Transportation
          2. Drainage         6. Parks and Recreation
          3. Water            7. Mass Transportation
          4. Sewer

The major items of concurrency which normally affect most projects are sewers and roads. Sewers and roadway capacities are also generally the most expensive to build.

Concurrency laws may require the developer to pave, widen, and/or construct existing or additional roads to carry the burden of the additional traffic generated by a proposed development. The developer may also have to participate in the cost of construction to increase the sewer capacity or may have to donate land to be used for parks and recreation.

As a result of rapid development, a major concern in the area lies with the inability of the existing roads to keep up with vehicular traffic demands. Streets are rated "A" through "F". Streets in the county with severe traffic problems are labeled "F". Development on streets that are rated, or are approaching, an "F" rating could be significantly curtailed. All counties have major road construction programs underway to alleviate these problems, however, they are likely to persist, at least in the short run.


HOUSING MARKET:

The Housing Market remains stable in the Tampa Bay area, although sales of new homes have slowed from the high levels experienced during the high growth period of the 1970's. The most active housing markets in both single family and multi-family developments are northwest Hillsborough County, north Pinellas County, and south Pasco County.

New housing starts over the period 1987-1992 experienced a steady decline due to slower population growth and over building. Housing starts in all counties stabilized in 1992, with an increase in construction activity in 1993 and 1994. Preliminary estimates for 1995 indicate a slight decrease in residential construction activity, however, preliminary estimates have historically been below actual figures. The extent of future improvement in housing production is dependent on the improvement of infrastructure, as mandated by the 1985 Growth Management Act, new job creation and population increases. However, it is unlikely that housing starts will return to the levels experienced in the 1970's and early 1980's.

The following chart shows the housing starts through 1995 for all counties in the metropolitan area.

                                      HOUSING STARTS

County                  1989        1990      1991      1992     1993      1994      1995*
Hillsborough      SF   4,100       2,454     3,167     4,237    4,484     5,208      6,809
                  MF   2,162       2,837     1,243       506      695     2,340
Manatee           SF   1,254       1,185     1,012     1,304    1,551     1,917      2,401
                  MF   1,273       1,118       801       381      239       272
Pasco             SF   2,080       1,460     1,484     1,661    2,098     2,177      2,054
                  MF     326          81       127       174      123       239
Pinellas          SF   2,423       1,960     1,961     2,602    2,398     2,426      3,326
                  MF   1,737       1,935     1,855       591    1,241     1,101
Total (by type)   SF   9,857       7,059     7,624     9,804   10,531    11,728
                  MF   5,498       5,971     4,026     1,652    2,298     3,952

Total                 15,355      13,030    11,650    11,456   12,829    15,680     14,590
Percent Change       -20.26%     -15.14%   -10.59%    -1.67%   11.98%    22.22%     -6.95%

*  Preliminary est., breakdown between Single and Multi Family not available.

Inventories of new single-family homes are at reasonable levels in all four counties. All counties are beginning to experience a shortage of developed lots due to the recent increase in building activity. This is particularly true of Pinellas County due to the lack of developable land. This has caused an increase in demand in southern Pasco County. New single family detached construction is over a broad range of prices, generally from $75,000 to $300,000. The most active condominium market is in the $60,000 to $90,000 price range.

The multi-family market has experienced an increase in new construction over the last 24 months, particularly in Hillsborough and Pinellas County, however, exact numbers are not available for 1995. Vacancy rates have stabilized in both Pinellas and Hillsborough County at approximately 5% to 8%. Rents have increased by approximately 3% to 5% per year. Absorption rates in most well designed and well located new projects are reported to be good.

An emerging trend is the renovation or replacement of older residences in existing neighborhoods. This trend is particularly noticeable in Pinellas County and south Tampa where available land is in short supply.

The overall housing market remains stable, although there is continuing softness in certain submarkets. The historic ability of the Tampa Bay area to absorb new housing units should continue to support new construction in the area. Current population growth would indicate 11,033 new household formations per year, which is reflected in production of new housing units. Steady increases in rental rates and continued strong apartment absorption rates would appear to indicate future improvement.



SUMMARY:

In summary, the Tampa Bay area currently provides all of the normal services required by a major metropolitan area. Although the tremendous growth over the last decade has strained some of the governmental services, there should be no detrimental effects on overall growth, at least in the short run. However, if infrastructure development is not provided, as required by the concurrency provisions of the Florida Growth Management Act, long term growth could be slowed.

Sources:  Florida Statistical Abstract
          Florida Trend Economic Yearbook
          The Maddux Report

A more detailed analysis of the specific market in which the subject is located may be found in the following Neighborhood Analysis. While our analysis will consider the market as a whole, particular attention will be paid to the specific market of the subject.

                         TAMPA BAY AREA

                        REGIONAL LOCATION

                    NEIGHBORHOOD DESCRIPTION

The subject property is located on the south side of NE Coachman, west of U.S. Highway 19 in the city of Clearwater. The surrounding neighborhood primarily consists of well established, fully developed, residential properties with supporting commercial facilities lining the major thoroughfares. The neighborhood boundaries could readily be described as Sunset Point Road to the north, McMullen-Booth Road and Old Tampa Bay to the east, East Bay Drive to the south, and Highland Avenue to the west.

The improvements in the subject neighborhood contain a mixture of commercial and residential uses. The main traffic arteries are typically lined with commercial improvements, including offices, service stations, convenience stores, restaurants, service shops, auto sales/repair facilities, banks, and other commercial uses. The balance of the surrounding areas are primarily developed with a mixture of single family and multiple family development. Single family properties in the area range substantially in size and age, thus catering from lower to higher income ranges. Likewise, the multi-family properties in the area command rents from the lower to higher income ranges. Properties are adequately maintained and many of the older ones show signs of renovation.

A small municipal airport is located at the northeastern portion of the neighborhood. Several public parks, schools, shopping, a golf course, and a baseball stadium (used in the summer months by the Philadelphia Phillies) are conveniently located throughout the neighborhood. Public Beaches, regional malls, employment, and other supporting facilities are located within the neighborhood or within a short driving distance. Tampa International airport is located within a twenty-five minute driving distance, east of the subject.

The major north-south arteries in the neighborhood are McMullen-Booth Road, U.S. Highway 19, Belcher Road, Hercules Avenue, Keene Road, and Highland Avenue. U.S. Highway 19 is a well traveled thoroughfare located in the eastern portion of the neighborhood and is heavily developed with office and retail properties. Both Belcher Road and McMullen-Booth Road provide alternate north-south travel routes to U.S. Highway 19, and are both improved with mixed residential and commercial development. Highland Avenue is primarily developed with residential type properties with a scattered small amount of commercial development.
Hercules Avenue is primarily developed with commercial and industrial type properties.

The major east-west arteries in the neighborhood are Sunset Point Road, Drew Street, Gulf-to-Bay Boulevard, Druid Road, Sunset Point Road, Belleair Road, and East Bay Drive. Both Gulf-to-Bay Boulevard and East Bay Drive are heavily developed commercial thoroughfares which carry large volumes of vehicular traffic.
The remaining east-west roads are primarily developed with small "Mom and Pop" commercial properties, scattered multi-family properties, and single family subdivisions.

The roads in the neighborhood provide good traffic flow and are well maintained on a continual basis. Construction to improve road conditions is currently in progress on Sunset Point Road, Keene Road, and East Bay Drive. Interstate access for the neighborhood is located within a 20 minute driving distance east or southeast of the neighborhood. Many of neighborhoods in Pinellas County lack nearby interstate access and is not considered to have any adverse influence on the subject neighborhood.

Single family development in the subject neighborhood varies dramatically from older masonry or frame homes in the lower to moderate price range, to newer custom built homes in the upper price range. The majority of the homes are typically older one story, concrete block structures that are about 800 to 1,700 square feet in size and sell from $40,000 to $90,000.

The market for rental housing units in the area is well diversified and is available for all household income levels. A market investigation was conducted in the subject neighborhood and it indicated that there is good demand for apartment complexes. According to local apartment managers in the area, typical vacancy rates range from 1% to 10%. Monthly rents for one bedroom apartments are from $350 to $650 a unit, monthly rents for two bedroom apartments are from $450 to $800 a unit, and monthly rents for three bedroom apartments are from $600 to $950 a unit. Several of the apartment complexes which directly compete with the subject property are Coachman Crossing, Cameron Lakes, Sunchase of Clearwater, Coral Cove, and Chesapeake. All five apartment complexes, like the subject, feature clubhouses and/or leasing offices, swimming pools and laundry facilities.

As the result of the city of Clearwater being nearly fully developed there has been relatively little population growth from 1980 to 1994. The permanent population of Clearwater is estimated as of 1994 at 100,604, which is up 1,820 from 1990 and 15,076 from 1980.

The median age of the neighborhood is 39.2 years, which is above the state, but below both Pinellas County and the region. In the neighborhood, 20.5% of the population is age 0 to 18, 29.5% is age 18 to 39, 27.4% is age 39 to 65, and 22.6% is age 65 or older. The population of the neighborhood is well diverse in age as the result of supporting academic schools, employment centers, health care, and recreational amenities.

About 25% of the neighborhood population earns an annual
household income up to $15,000, 25% earn $15,000 to $25,000, 33%
earn $25,000 to $50,000, and 17% earn $50,000 and up.   The
annual household income figures indicate that quality employment is available to the area.

All necessary public utilities are readily available in the neighborhood, including water, sewer, telephone, and electrical service. Police and fire protection are supplied by the City of Clearwater. Local governments appear to keep the streets and equipment properly maintained.

In summary, the subject neighborhood has a large residential population base. The area is well-served by local utilities, governmental services, and supporting commercial facilities. Recreational and social amenities, including schools and parks, are also abundant. Vacant land is somewhat scarce in the area, and existing properties are adequately maintained, under renovation, or demolished to make way for new construction. The subject neighborhood appears to be in the stable portion of the neighborhood life cycle. Real property values in the neighborhood have been relatively stable for the past two years and should remain relatively stable in the near future.

                        NEIGHBORHOOD MAP

                        SITE DESCRIPTION


Location:

The subject site is located on the south side of NE Coachman Road about 280 feet southwest of the intersection with U.S. Highway 19 in the city of Clearwater. The physical mailing address of the property is 2545 NE Coachman Road, Clearwater, Florida 34625.


Size and Shape:

The subject site is an irregular shaped non-contiguous interior parcel with about 852 feet of road frontage on NE Coachmen Road and a depth of about 1,335 feet. The gross area of the site is 750,310 square feet or 17.22 acres.


Topography and Drainage:

The site is basically level and slopes gradually downward from north to south. The site is improved with a 240-unit apartment 11 complex known as Town Place Apartments. The parcel has a master drainage system with water retention located at the southeastern portion of the site. Drainage for the site appears to be adequate.


Easements, Encroachments, and Other Conditions:

Based on the survey provided and a physical inspection of the property, there were no adverse easements, encroachments or conditions observed.


Flood Information:

The subject property is located in flood zones X and AE. Flood zone information was determined by F.I.R.M. community panel number 125096 0010 D, dated August 19, 1991. An X zone is defined as areas determined to be outside the 500-year flood plain or areas of 500-year flood; areas of a 100-year flood with average depths of less than 1 foot or with drainage ares less than 1 square mile; and ares protected by levees form 100-year flood. An AE zone is defined as areas with base flood elevations determined. Insurance is generally required for improved structures within the AE zone.


Soil and Subsoil:

No soil analysis was made available, however given the existing improvements to the site and surrounding properties, soil conditions would appear adequate for development. At the time of inspection, there were no unusual conditions observed on the site that would suggest the presence of soil contamination. It was reported that a 1992 environmental analysis for the subject property found favorable results.


Utilities and Services:

Water:         City of Clearwater
Sewer:         City of Clearwater
Electricity:   Florida Power Corporation
Telephone:     General Telephone Company
Police:        City of Clearwater
Fire:          City of Clearwater

The cost of utilities and services are similar to competing areas within the Tampa Bay area.


Street Improvements:

NE Coachman Road, in front of the subject site, is a two lane road with masonry sidewalks and no curbs. Telephone and electric service in the area is wood pole mounted. U.S. Highway 19 to the east of the site is a six lane road with center turn lanes. The intersection of NE Coachman Road and U.S. Highway 19 is signaled with a traffic light. Traffic counts taken in the location of the subject for 1993 estimate travel on NE Coachman Road at 13,862 cars daily and travel on U.S. Highway 19 at 71,862 cars daily. Travel is by both local and transient traffic. The visibility of the site is adequate.


Ingress/Egress:

Access to the site is provided only by NE Coachman Road, to the north. Access to NE Coachman Road is available from U.S. Highway 19 to the east and Old Coachman Road or Belcher Road to the west. Ingress and egress for the site is adequate and is easily made from all traffic directions. Ingress and egress for the site may be slightly more difficult during peak traffic hours.


Relationship to Surrounding Properties and Uses:

The subject property is bordered to the north with a Walmart, and to the east with a motel and vacant commercial sites fronting on U.S. Highway 19. To the south, the subject is bordered with vacant land owned by Pinellas County, as well as, the spring training facility for the Philidelphia Phillies, Major League Baseball team. Within the land owned by Pinellas County, about 200 feet south of the subject site, is the Seaboard Coast Line railroad. Trains run twice daily, usually around 12:00 pm and between 1:00 and 4:00 am.

To the west, the subject is bordered with high tension power lines and a competing 218 unit apartment complex, known as Coachman Crossing. The location of the high tension power lines and the railroad tacks are believed to have no significant adverse influence on the subject property. In fact, many of the units near the tracks are charged a view premium for a small lake located in the area. Located within the complex, but separately owned is the Royal Racquet Club, a public tennis facility. The land where the front entrance is located, belongs to the tennis facility, however the apartment complex maintains the entrance and has an ingress and egress easement over the land. The existing use of the subject site as improved with an apartment complex provides a good transition from commercial to residential development.


Zoning:

The subject site is zoned RPD-14 (Residential Planned Development "Fourteen" District) under the jurisdiction of the City of Clearwater. The RPD-14 zoning allows residential development at a maximum of 14 units per net acre. As defined by the City of Clearwater, a net acre includes all uplands within a contiguous parcel of ownership excluding existing or proposed public or private roadways, right-of-way and vehicular access ways. The City of Clearwater uses an 8% factor to determine net acreage. The comprehensive land use plan, indicates that the subject has a land use of MD (Medium Density Residential 15 u.p.a.).


Concurrency:

Concurrency laws in the state of Florida became active on January 1, 1990. Concurrency is part of the 1985 growth management act which states in part that all infra-structures, which are, or will be affected by the development of a property, will be in place, prior to, or concurrent with development.

In most municipalities, there are seven areas that are affected concurrency.

      1. Solid Waste     5. Transportation
      2. Drainage        6. Parks and Recreation
      3. Water           7. Mass Transportation
      4. Sewer

The major items of concurrency which normally affect most projects are sewers and/or roads. Sewers and roadway capacities are also generally the most expensive to build.

Concurrency laws may require the developer to pave, widen, and/or construct existing or additional roads to carry the burden of the additional traffic, (vehicular trips) that the subject project will create. The developer may also have to participate in the cost of construction to increase the sewer capacity or may have to donate land to be used for parks and recreation.

Based on conversations with the City of Clearwater, concurrency would appear to have no adverse influence on the subject property.


Summary:

In summary, the subject site is located on a secondary collector road, just west of U.S. Highway 19, a primary commercial thoroughfare in the city of Clearwater. The site is an irregular shaped non-contiguous interior parcel which is 750,310 square feet or 17.22 acres in size. All necessary utilities are available to the site and the topography is gently sloping and drainage appears to be adequate. The site has about 852 feet of road frontage, adequate ingress and egress to major traffic arteries and adequate traffic visibility. The subject is bordered with a combination of multiple family development and general commercial development. The location of the subject site appears well suited for multiple family residential development.

                             TAX MAP

                     IMPROVEMENT DESCRIPTION

The subject is improved with twenty-four two-story or three-story garden style walk-up apartment building containing 240 units. Amenities for the apartment complex include a leasing office, a swimming pool and spa, tennis courts, and a laundry/maintenance room. The apartment buildings were constructed in 1984.

The buildings are irregular in shape and uniformly arranged on the site, with the leasing office, swimming pool and tennis courts located toward the southern rear portion of the site. The construction quality of the apartment complex is average cost. The exterior walls are wood frame with wood siding. The roof designs are gable, constructed of a wood truss system with a wood deck and a composition shingle cover. Aluminum gutters and downspouts are not provided. The foundation of the buildings are a reinforced concrete slab. Windows are aluminum sliding. Exterior doors are metal and interior doors are hollow core. Covered entries are located at the front of each of the units.

The total rentable area of the buildings is 202,004 square feet. For the purpose of this report, the rentable area includes exterior and common walls. The square foot sizes are based on the physical measurements taken at the time of inspection. The leasing office is 854 square feet in size and the laundry/maintenance Room is 1,056 square feet in size. The six washers and six dryers in the laundry/storage room are all leased by the apartment complex.

Landscaping is mature and consists of full sod, small to large trees, and attractive shrubbery. The landscaped areas are adequately maintained and irrigated by a full sprinkler system which draws water from the lake.

Parking, as well as, ingress and egress are asphalt paved and maintained in adequate condition. There are 397 open parking spaces provided and all are located relatively close to the units. The apartment complex has 1.65 parking spaces for each unit, which is considered adequate.

The individual units in the complex are made up of four different type floor plans, two one-bedroom units and two two-bedroom units. The smallest of the floor plans is the one-bedroom one-bath Jasmine model. These units are 525 square feet in size and there are 36 located within the complex. The largest one-bedroom one-bath unit is the Gardenia model. The complex has 76 of these 720 square foot units. The next larger floor plan is a two-bedroom one-bath model known as the Azalea. These units are 877 square feet in size and there are 32 located within the complex. The largest and most abundant of the floor plans is the Hibiscus Model. The complex has 96 of these 1,045 square foot units. All of the floor plans provide living rooms with dining areas. All of rooms in each of the floor plans are adequate in size and appear to provide adequate functional utility. Units include a good amount of closet space.

MODEL                 UNITS           TYPE                 SIZE
_________________________________________________________________

Jasmine                36         3Rm/1Br/1Bth              525
Gardenia               76         3Rm/1Br/1Bth              720
Azalea                 32         4Rm/2Br/1Bth              877
Hibiscus               96         4Rm/2Br/2Bth            1,045
                       ---        ------------          -------
  Total                240          848 Rooms           202,004

          Weighted Average Unit Size =  842 Square Feet

Unit interiors are of average quality construction. The floors are covered with average quality carpet and vinyl. The vinyl areas are located at the foyers, kitchens, baths and sun room areas. All of the units have 30 gallon water heaters, 125 amp electrical panels and central air systems. Standard kitchen equipment includes a refrigerator, a range/oven with a hood fan, a dishwasher, and a disposal. Units are individually metered for electrical service and have telephone and cable television hook-ups. Hook-ups for washers and dryers are optional in all of the models. Each unit is equipped with a fire alarm.

On April 15, 1996, the date of inspection, the apartment complex had 14 vacant units, which was reported to be about typical. All of the vacant units were reported to be in rentable condition. The current asking rent is $470 a month for the Jasmine units, $515 to $540 a month for the Gardenia units, $620 to $635 a month for the Azalea units, and $655 to $725 a month for the Hibiscus units. Rent premiums are charged washer and dryer hook-ups and view amenities. Tenants are responsible for payment of electric, telephone and cable television service. As is typical, the services included in the rental rates are water, sewage, and trash removal.

As is common with apartment complexes the size of the subject, the subject is professionally managed. Employees consist of a property manager, an assistant manager, a part-time leasing agent, a maintenance supervisor, a maintenance assistant, a grounds keeper, and a housekeeper. The subject complex has one nonrevenue producing unit which is used as a model. The property manager receives compensation in lieu of the use of a two-bedroom unit free of charge.

The subject property is well maintained in average condition with no signs of items which are in need of immediate repair. As is typical with large wood frame apartment complexes, some minor signs of exterior wood rot were observed at the time of inspection. Roofs and exterior paint appear to be in adequate condition. Asphalt resurfacing and striping will likely be required within the next two years. The unit interiors and appliances are generally maintained on a continual basis.

The subject is an average cost quality apartment complex that was constructed in 1984. In comparison to competing rental properties, the condition of the subject property is average.
The Marshall Valuation Service, a national cost estimate company, indicates properties such as the subject have total lives of approximately 50 years. Based on an observation of other structures in the neighborhood, a physical life of 50 years would appear reasonable. In further observation of other structures in the neighborhood, the effective age of the subject has been estimated to be equal with actual at 12 years with a remaining life is estimated at 38 years.

Due to the age of the improvements, the presence of hazardous materials used in the construction, such as asbestos, is less likely. No environmental audit has been made available, however it was reported that a 1992 environmental analysis for the subject property found favorable results.

In summary, the Town Place Apartments is an average cost quality apartment complex. In comparison to competing rental properties, the subject is in average condition. The unit mix, apartment sizes, and layout are well suited to the rental market. The complex is architecturally attractive and offers an average amenity package.

                            SITE PLAN

                        UNIT FLOOR PLANS

                      HIGHEST AND BEST USE

Highest and best use is defined as:

"The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value."

In appraisal practice, the concept of highest and best use is the premise upon which value is based. The highest and best use analysis studies the economic market forces and identifies the most profitable and competitive use to which a property can be put.

The highest and best use analysis first considers the site as though vacant. If the site is improved, the highest and best use analysis also considers the property as improved. The highest and best use of the land as if vacant may not be the same as the highest and best use of the property as improved. The use of the property as improved will continue as the highest and best use, as long as the value of the improved property exceeds the value of the vacant site.

"Highest and best use of land or a site as though vacant assumes that the parcel of land is vacant or can be made vacant by demolishing any improvements." The highest and best use as though vacant will determine a use for the site, the type of improvements, and when improvements should be made. The highest and best use of the site as vacant is useful for identifying comparable land sales, as well as estimating a separate land value, which is fundamental for the cost approach.

"Highest and best use of a property as improved pertains to the use that should be made of an improved property in light of its improvements." The highest and best use of a property as improved will determine whether the improvements should be maintained, adapted, or raised. The purpose of the highest and best use of the property as improved is to determine the use expected to produce the greatest value and assist in the selection of improved comparable sales.

There are four criteria used in analyzing the highest and best use of both the land as though vacant and the property as improved. The highest and best use must be:

                    1.   Physically Possible;

                    2.   Legally Permissible;

                    3.   Financially Feasible;

                    4.   Maximally Productive.


Highest and Best Use as Though Vacant

Physically Possible

Physically possible uses are those uses that can be physically put on the subject site. These uses change with the size, shape, soil, and terrain of the property. This test also considers whether public utilities are available to the site.

The subject site is located on the south side of NE Coachman Road about 280 feet southwest of the intersection with U.S. Highway 19 in the city of Clearwater. The site is an irregular shaped non-contiguous interior parcel with about 852 feet of road frontage on NE Coachmen Road and a depth of about 1,335 feet. The gross area of the site is 750,310 square feet or 17.22 acres.

The site is basically level and slopes gradually downward from north to south. The site is improved with a 240-unit apartment complex known as Town Place Apartments. The parcel has a master drainage system with water retention located at the southeastern portion of the site. Drainage for the site appears to be adequate. Based on the survey provided and a physical inspection of the property, there were no adverse easements, encroachments or conditions observed.

The subject property is located in flood zones X and AE. Flood zone information was determined by F.I.R.M. community panel number 125096 0010 D, dated August 19, 1991. An X zone is defined as areas determined to be outside the 500-year flood plain or areas of 500-year flood; areas of a 100-year flood with average depths of less than 1 foot or with drainage areas less than 1 square mile; and areas protected by levees from 100-year flood. An AE zone is defined as areas with base flood elevations determined. Insurance is generally required for improved structures within the AE zone.

No soil analysis was made available, however given the existing improvements to the site and surrounding properties, soil conditions would appear adequate for development. At the time of inspection, there were no unusual conditions observed on the site that would suggest the presence of soil contamination.

The subject site is serviced by all typical urban utilities. Electrical service is provided by the Florida Power Corporation, public water and sewer service is provided by the City of Clearwater, and telephone service is provided by General Telephone Company. Police and fire protection are provided by the City of Clearwater. Electrical service, street lights and telephone service in the area are concrete or wood pole mounted. All services provided to the subject site are underground.

Considering the size, shape, and topography of the site and the availability of utilities, many uses could be physically built on the site.


Legally Permissible

Legally permissible uses are those uses which are legally allowed on the subject site. These uses vary with the type of zoning, building codes, deed restrictions, and environmental restrictions imposed on the subject site.

The subject site is zoned RPD-14 (Residential Planned Development "Fourteen" District) under the jurisdiction of the City of Clearwater. The RPD-14 zoning allows residential development at a maximum of 14 units per net acre. As defined by the City of Clearwater, a net acre includes all uplands within a contiguous parcel of ownership excluding existing or proposed public or private roadways, right-of-way and vehicular access ways. The City of Clearwater uses an 8% factor to determine net acreage. The comprehensive land use plan, indicates that the subject has a land use of MD (Medium Density Residential 15 u.p.a.).

The recent enactment of Concurrency Laws in the state of Florida, which became effective January 1, 1990, can directly impact on the use of a site. Concurrency is part of the 1985 Growth Management Act, which states in part that all of an area's infrastructure which are or will be affected by the development of a property must be in place or concurrent with development and must be adequate. Concurrency appears to have no adverse influence on the subject property.

Based on the physical and legal characteristics of the subject property it would appear as though several types of residential development would be both physically possible and legally permissible. A change in zoning to a commercial or industrial use would be unlikely.

Given that the subject site is 17.22 acres in size, the subject site could legally and physically accommodate up to 222 apartment units. Condominium, townhouse, and single family subdivision development would be less likely due to the bordering commercial and multiple family development. In addition to complying with the density requirements, all four uses would also appear to comply with building setbacks, the building coverage ratio, open areas, parking areas, and driveway requirements.


Financially Feasible

The test of financially feasible considers those uses which are both physically possible and legally permissible. It determines among them; which uses, if any, would generate a positive return to the property. A return is positive if the income of the property is greater than the property's operating expenses, financial expenses and capital amortization.

The market for rental housing units in the area is well diversified and is available for all household income levels. A market investigation was conducted in the subject neighborhood and it indicated that there is good demand for apartment complexes. According to local apartment managers in the area, typical vacancy rates range from 1% to 10%. Monthly rents for one bedroom apartments are from $350 to $650 a unit, monthly rents for two bedroom apartments are from $450 to $800 a unit, and monthly rents for three bedroom apartments are from $600 to $950 a unit.

NE Coachman Road, in front of the subject site, is a two lane road with masonry sidewalks and no curbs. Telephone and electric service in the area is wood pole mounted. U.S. Highway 19 to the east of the site is a six lane road with center turn lanes. The intersection of NE Coachman Road and U.S. Highway 19 is signaled with a traffic light. Traffic counts taken in the location of the subject for 1993 estimate travel on NE Coachman Road at 13,862 cars daily and travel on U.S. Highway 19 at 71,862 cars daily. Travel is by both local and transient traffic. The visibility of the site is adequate.

Access to the site is provided only by NE Coachman Road, to the north. Access to NE Coachman Road is available from U.S. Highway 19 to the east and Old Coachman Road or Belcher Road to the west. Ingress and egress for the site is adequate and is easily made from all traffic directions. Ingress and egress for the site may be slightly more difficult during peak traffic hours.

The subject property is bordered to the north with a Walmart, and to the east with a motel and vacant commercial sites fronting on U.S. Highway 19. To the south, the subject is bordered with vacant land owned by Pinellas County, as well as, the spring training facility for the Philadelphia Phillies, Major League Baseball team. Within the land owned by Pinellas County, about 200 feet south of the subject site, is the Seaboard Coast Line railroad. Trains run twice daily, usually around 12:00 pm and between 1:00 and 4:00 am. To the west, the subject is bordered with high tension power lines and a competing 218 unit apartment complex, known as Coachman Crossing. The location of the high tension power lines and the railroad tracks are believed to have no significant adverse influence on the subject property.
Located within the complex, but separately owned is the Royal Racquet Club, a public tennis facility. The land where the front entrance is located, belongs to the tennis facility, however the apartment complex maintains the entrance and has an ingress and egress easement over the land. The existing use of the subject site as improved with an apartment complex provides a good transition from commercial to residential development.

Given that current occupancy and rental rates for apartment complexes are at reasonable levels, development of the subject site with an apartment complex would appear to provide a positive return.


Maximally Productive

Among the financially feasible uses, the use which provides the highest rate of return or value is the use which is maximally productive. Thus, is the highest and best use of the property.

A market investigation indicated that most multiple family land in Pinellas County was developed at or very near maximum density. Most of the new multiple family development is for good quality apartment complexes. Absorption rates for these new developments are generally from 30 to 40 units a month. Also noted was that these developments had good recreational amenities and attractive landscaping.

Therefore, the Highest and Best Use of the site "as if vacant" would be to develop the site with 222 good quality apartment units (14.00 units per net acre).


Highest and Best Use as Improved

The subject is a 240-unit apartment complex that was built in 1985. The construction is average cost quality and the property has been well maintained in average condition. Most apartment complexes in the Pinellas County, which are near stabilized occupancy, are in average to good condition. As of the inspection date, the subject had an occupancy rate at about a 94%, which is average for Pinellas County and the immediate area.

The subject property was constructed at a density of 13.94 units per acre and appears to conform to zoning. The individual unit sizes, site layout and available parking appears well suited for use as a apartment complex.

The value of the site with the improvements far exceeds the site value alone. Thus, the highest and best use of the subject property, as improved, is to continue use as a 240-unit apartment complex. Conversion to condominium units would not be reasonable due to the bordering commercial development and the large number of one bedroom units.

                      THE VALUATION PROCESS


The estimate of market value for real property involves a systematic process in which the problem is defined, the work necessary to solve the problem is planned, and the data required;
is acquired, classified, analyzed and interpreted into an estimate of value. In this process, three approaches are used by the appraiser to estimate value. They are:

               THE COST APPROACH
               THE SALES COMPARISON APPROACH
               THE INCOME CAPITALIZATION APPROACH

The cost approach is a method in which the value of a property is derived from creating a substitute property with the same utility as the subject property. In the Cost Approach, the appraiser must estimate the market value of the subject site as if vacant, by using the direct sales comparison approach, then estimate the reproduction cost new of the improvements. Depreciation from all sources is estimated and subtracted from the reproduction cost new of the improvements. The depreciated reproduction cost of all improvements is then added to the estimated site value with the results being an indicated value by the cost approach.

The sales comparison approach also referred to as the market approach, involves the comparison of similar properties that have recently sold or similar properties that are currently offered for sale, with the subject property. The basic principle of substitution underlies this approach. It implies that an informed purchaser would not pay more for a property than the cost to acquire a satisfactory substitute property with the same utility as the subject property in the current market. These properties are compared to the subject with regard to differences or similarities in time, age, location, physical characteristics, and the conditions influencing the sale. The notable differences in the comparable properties are adjusted to the subject property to indicate a value range for the property being appraised. The principle of increasing and decreasing returns is important in identification of comparables. The principle of contribution is the heart of the adjustment process in determining the effect that the presence or absence of some characteristic has on the sale price.

When sufficient sales data is available, these adjustments are best determined by the actions of typical buyers and sellers in the subject's market place. This value range, as indicated by the adjusted comparable properties, is reconciled into a final indicated value for the subject property by this approach.

The income capitalization approach is a process which discounts anticipated income streams (whether in dollar income or amenity benefits) to a present worth figure through the capitalization process. The appraiser is again faced with obtaining certain data related to the subject and comparing it to similar physical, functional and economic properties. Comparable rental information is analyzed to estimate potential gross income (actual and/or comparative) to determine a projected net income stream. The appraiser must estimate a capitalization rate, either through extraction from the market or using other available techniques. The net income stream is capitalized into an indicated value by this approach.

The value estimates as indicated by the three approaches are then reconciled into a final estimate of the property's value. In the final reconciliation, the appraiser must weigh the relative significance, defensibility, amount and accuracy of data, and applicability of each approach as it pertains to the type of property being appraised and that best approximates the value being sought in the appraisal.

                        THE COST APPROACH

The basic premise upon which this method of value estimate is based, is known as the principle of substitution. This principle logically states; "a prudent purchaser of a particular property would be willing to pay no more for that property than the cost of acquiring an equally desirable substitute." It is acknowledged that one principal method of acquiring a substitute property would be realized by the reproduction (or replacement) of the improvements of commensurate utility on an equally desirable site. This approach is most valid when analyzing new improvements which have not experienced any loss in value through normal wear and tear, or other forms of depreciation.

Therefore, the cost approach estimates the current market value of a property through a process in which the replacement cost of all improvements are estimated. From this figure is deducted the total estimated loss in value (depreciation) for the improvements. The basic steps used in this approach are outlined below:

Step 1 Estimate the current market value of the site. The site is valued as if vacant and free to be used in a capacity representing its highest and best use. This step is accomplished through the analysis of the sales and listings of comparable commercial sites.

Step 2 Estimate the replacement cost new, of the subject improvements. This step results in the appraisers' estimate of the total cost of replacing a structure with similarity to the subject improvements. The replacement cost estimate associated with this appraisal uses the estimated cost per square foot. The method of estimating this cost factor is fully described later in this report.

SteP 3 Estimate the total accrued depreciation. This refers to the total loss in value, which the subject property may have experienced through physical, functional, or external factors, which would negatively influence the value of the property.

Step 4 Deduct the total estimated depreciation (Step 3) from the reproduction cost estimate (Step 2) and add the current value estimate for the site (Step 1). The resulting figures represent the appraisers' estimate of the current market value of the subject via the Cost Approach.

Estimate of Land Value

The valuation of vacant land (Step 1) is typically undertaken by the sales comparison approach (market approach). The application of this approach produces a value estimate for land by comparing it with similar properties that have recently sold, in the same or competitive neighborhoods. The sale price of these properties tends to set the range of value in which the subject property will fall, when reduced to an appropriate unit of comparison (price per square foot, per front foot, per unit, etc). Refinement of this data, by the comparative process, should lead to a logical estimate of market value as of the date of appraisal.

The reliability of this technique is dependent upon (1) the degree of comparability of each sale to the subject, (2) market conditions at the time of sale, (3) verification of pertinent data, and (4) the absence of unusual conditions that influence the sale. A variety of sales within the subject's neighborhood were analyzed. Information on those sales considered to be most comparable to the subject property are set forth in the following pages.

LAND COMPARABLE NO. 1:

LOCATION:                South side of Fletcher Avenue, just west
                         of Interstate 75, Hillsborough County

TAX I.D. NUMBER (S-T-R): Portion of 37375.0000 & and others (12-
                         28-19)

SALE DATE:               February 27, 1995

GRANTOR:                 Mary K. Wetherington and others

GRANTEE:                 Zom Tampa Fetcher Ltd.

O.R. BOOK/PAGE:          7688/1815 & 7688/1818

SALES PRICE:             $2,200,000

SIZE:                    22.00 Net Acres or 958,320 Square Feet

NO. OF UNITS:            352 Units (Developed)

DENSITY:                 16.00 Units

PRICE PER SQ. FT.:       $2.30

PRICE PER ACRE:          $100,000

PRICE PER UNIT:          $6,250

LOCATION:                Average

UTILITIES:               Available

SHAPE:                   Irregular

TOPOGRAPHY:              Basically Level

ZONING:                  Alternate Multiple Family by Temple
                         Terrace

LAND USE:                UL-2 (20 u.p.a.)

FINANCING:               SouthTrust Bank $14,250,000 (A & D)

VERIFICATION:            Representative of the Grantee, JMK

COMMENTS:

The site was purchased for development of The Arbors at Fletcher, a 352 unit apartment complex offering one to three bedroom units in two to three story buildings. Rents are projected between $565 and $875. The site is across from the Hidden River Business Park.

                             TAX MAP

LAND COMPARABLE NO. 2:

LOCATION:                West side of North Dale Mabry Highway,
                         north of Gaither High School, northwest
                         Hillsborough County

TAX I.D. NUMBER (S-T-R): Portion of 015910.0000 (28-27-18)

SALE DATE:               December 22, 1994

GRANTOR:                 Hillsboro Farms

GRANTEE:                 Carrollwood Place Limited Partnership

O.R. BOOK/PAGE:          7624/1404

SALES PRICE:             $2,190,000

SIZE:                    27.33 Net Acres or 1,190,495 Square Feet

NO. OF UNITS:            432 Units (Developed)

DENSITY:                 15.81 Units

PRICE PER SQ. FT.:       $1.84

PRICE PER ACRE:          $80,132

PRICE PER UNIT:          $5,069

LOCATION:                Average

UTILITIES:               Available

SHAPE:                   Irregular

TOPOGRAPHY:              Basically Level

ZONING:                  PDH by Hillsborough County

LAND USE:                RES-12 (12 u.p.a.)

FINANCING:               SouthTrust Bank $17,800,000 (A & D)

VERIFICATION:            Representative of the Grantee, JMK

COMMENTS:

This site was purchased for development of The Vinings at Carrollwood Place, a 432 unit apartment complex offering one to three bedroom units in two to three story buildings. Projected rents are from $510 to $875. Access to the site is provided by an 80 foot easement from North Dale Mabry Highway.

                             TAX MAP

LAND COMPARABLE NO. 3:

LOCATION:                Southeast Quadrant of U.S. Highway 19
                         and Gulf-to-Bay Boulevard, east of
                         Seville condominium development on Old
                         Tampa Bay, City of Clearwater

TAX I.D. NUMBER:         17-29-16-00000-340-0200 and others

SALE DATE:               November 8 & 9, 1993

GRANTOR:                 AEL Partnership & Simkin Industries,
                         Inc.

GRANTEE:                 ZOM Bayside Arbors, Limited

O.R. BOOK/PAGE:          8469/2003 and 8469/1995

SALES PRICE:             $2,880,000 ($1,800,000 and $1,080,000)

SIZE:                    40.00 Acres (MOL) Usable

NO. OF UNITS:            360 Units

DENSITY:                 9.00 Units

PRICE PER SQUARE FOOT:   $1.65

PRICE PER ACRE:          $72,000

PRICE PER UNIT:          $8,000

LOCATION:                Good

UTILITIES:               Available

SHAPE:                   Irregular

TOPOGRAPHY:              Basically Level

ZONING:                  RM-12 City of Clearwater

LAND USE:                RM (11.5 u.p.a.)

FINANCING:               Cash to Seller

VERIFICATION:            Eric L. Carlton, Esquire and Ellen with
                         ZOM Properties, 11/94, WWA

COMMENTS:

The assembled site has a large amount of water frontage, but has limited visibility and an easement for ingress and egress. The site was developed at a lower density in order to hedge against anticipated opposition from the Seville Owners Association. The transactions were reported to be arm's-length and at market prices.

                             TAX MAP

                      COMPARABLE LAND SALES

                             LAND COMPARABLE COMPARISON CHART
                                               COMPARABLE      COMPARABLE     COMPARABLE
                                                    1               2              3
SALES PRICE (S.P.)                              $2,200,000     $2,190,000      $2,880,000
LOCATION                        S07-T29-R16    S12-T28-R19    S28-T27-R18  S17&20-T29-R16

NUMBER OF ACRES                       17.22          22.00          27.33           40.00
NUMBER OF UNITS                         222            352            432             360
DENSITY                               12.89          16.00          15.81            9.00

PRICE/ACRE                                        $100,000        $80,132         $72,000
PRICE/UNIT                                          $6,250         $5,069          $8,000

DATE OF APPRAISAL/SALE            15-Apr-96      27-Feb-95      22-Dec-94       09-Nov-93

ADJUSTMENTS
FINANCING/CONDITIONS OF SALE                            0%             0%              0%
FIN/CON ADJ SALES PRICE                         $2,200,000     $2,190,000      $2,880,000

MARKET CONDITIONS

NUMBER OF MONTHS SINCE SALE                             14             16              30
% ADJUSTMENT                          0.00%          0.00%          0.00%           0.00%
TIME ADJUSTED SALES PRICE                       $2,190,000     $2,190,000      $2,880,000

PROPERTY CHARACTERISTICS
LOCATION                            Average        Average        Average            Good
UTILITIES                         Available      Available      Available       Available
SHAPE                             Irregular      Irregular      Irregular       Irregular
SIZE                                  17.22          22.00          27.33           40.00
ZONING                               RPD-14            AMF           PD-H           RM-12

ADJUSTMENTS
PRICE/SQ.FT.                                         $2.30          $1.84           $1.65
LOCATION                                                0%             0%            -10%
UTILITIES                                               0%             0%              0%
SIZE/SHAPE                                              0%             0%             10%
TOPOGRAPHY                                              0%             0%              0%
ZONING                                                 -4%            -4%              9%

ADJUSTED PRICE/SQ.FT.                                $2.20          $1,77           $1.78
ADJUSTED PRICE/ACRE                                $96,000        $76,926         $77,695

ADJUSTMENTS
PRICE/UNIT                                          $6,250         $5,069          $8,000
LOCATION                                                0%             0%            -10%
UTILITIES                                               0%             0%              0%
SIZE/SHAPE                                              0%             0%             10%
TOPOGRAPHY                                              0%             0%              0%
ZONING                                                  6%             6%            -13%

ADJUSTED PRICE/UNIT                                 $6,625         $5,374          $6,890

EXPLANATION OF ADJUSTMENTS

Where appropriate, adjustments have been made to the comparables to account for material differences from the subject. The adjustment categories include: financing/conditions of sale, market conditions (time), location, utilities, topography, and size/shape. The following is an explanation of the various adjustments.


FINANCING/CONDITIONS OF SALE

All sales were confirmed with either the grantee, grantor, an informed party, or through public records. There was no disclosed under market financing or sale conditions which were believed to have influenced the sale prices. Adjustments did not appear warranted for any of the comparables.


MARKET CONDITIONS (TIME)

Due to dense development in Pinellas County, land comparables 1 and 2 are newer sales located in Hillsborough County and land comparable 3 is an older sale located in Pinellas County. A review of the comparables would appear to indicate that no adjustment for time is warranted.


LOCATION/ACCESS

Factors which were included in this adjustment category are the general location of the comparables when compared to the subject. Typically, properties with good visibility and good ingress and egress in exclusive areas sell at a higher price per unit. View amenities such as golf courses and bodies of water will also generally cause properties to sell at a higher price per unit. All of the sales used were located in areas suitable for multiple family development.

The subject property is located in a residential/commercial transition area on the south side of NE Coachman Road just west of U.S. Highway 19. The site has adequate visibility and ingress and egress. The site has no significant view amenity and the overall location is considered average.

Due to the large amount of frontage on Old Tampa Bay, the location of land comparable 3 was considered superior to the subject and the other two comparables. In review of the comparables, a downward adjustment of 10% appears warranted for land comparable 3. The remaining two land comparables have overall location characteristics that are reasonably similar to the subject and no adjustments for these sales appeared necessary.


UTILITIES

This category is based on whether utilities were available to the site at the time of sale. Like the subject, all three of the land comparables have all public utilities available. No adjustments to the comparables are warranted.


SIZE/SHAPE

Size/shape adjustments were made on the basis of the comparables size/shape in relation to the subject. Typically, larger parcels or irregular shaped parcels tend to sell at a lower price per unit. Furthermore, smaller parcels are more affordable to a larger number of buyers indicating more demand and higher prices for smaller parcels. However, when larger parcels are scarce, making assemblage necessary, larger parcels sell at a higher price per unit. This is because of the time and effort necessary to assemble them. Larger parcels can also be more economically feasible to develop because the fixed development costs can be absorbed by a larger number of units.

In review of the comparables, there appeared to be a slight premium paid for smaller parcels and a slight discount for larger parcels. The shapes of the comparables had no adverse influence on the number of residential units that could be placed on the sites. Based on a review of the comparables, an upward adjustment of 10% appeared warranted for land comparables 3.


TOPOGRAPHY

This adjustment category is based on whether the comparable's topography was irregular and/or whether it needed to be cleared before construction could begin on the site. All of the comparables required typical site preparation and development costs and no adjustments were necessary.


ZONING

The subject is zoned RM-14 with a MD land use which allows development of the subject site, as if vacant, at an effective density of 12.89 units per net acre. Land comparables 1 and 2 have zoning and land uses which resulted in higher developable densities and land comparable 3 has a zoning and land use which resulted in a lower developable density. Typically, the developable density of multiple family land will have a direct relationship with the price per square foot or price per acre and an inverse relationship with the price per unit. A review of the comparables confirms the relationship with the price per square foot, price per acre and price per unit. The comparables appear to indicate that a 1% change in density will cause about a 0.30% inverse change in the indicated unit values and about a 0.10% direct change in both the indicated square foot or acre values. Adjustments were made accordingly to each of the comparable land sales.


CORRELATION AND CONCLUSION

The three foregoing comparables have sale prices which were compared on the basis of square foot, acre and unit selling prices. All of the comparables were adjusted for differences as compared with the subject and have adjusted price per square foot values between $1.77 and $2.20. Similarly, the comparables have adjusted price per acre values between $76,926 and $96,000. The adjusted price per unit indicated by the three sales is from $5,374 to $6,890. All three units of comparison are considered applicable in valuing the subject site.

Land comparables 1 and 2 are the newest two sales, but are located in Hillsborough County. Both comparables are similar to the subject in size and were purchased for slightly higher density apartment development. Land comparable 1 is located in a more remote area, but is located across the street from the Hidden River Business Park. The Hidden River Business Park is the location of several Fortune 500 companies a provides a good employment base. Land comparable 2, like the subject, is located just off of a major commercial thoroughfare.

Land comparable 3 is located within 2 miles southeast of the subject property. The site has a large amount of frontage on Old Tampa Bay and was purchased for the development with a 360 unit moderate to upper income apartment complex. The size of the parcel was much larger than the subject, but the developable density is much lower.

Land comparable 2, although located in Hillsborough County, has a location that was the most similar to the subject and was given slightly greater weight over land comparables 1 and 3. Based on the cited comparables, the value of the subject site is estimated at $1.90 a square foot, $80,000 an acre, and $6,000 a unit. The value of the subject site is estimated using the following calculations.

     750,310 Sq.Ft. X  $1.80/Sq.Ft.     =      $1,350,558
     17.22 Acres    X  $80,000/Acre     =      $1,377,600
     222 Units      X  $6,000/Unit      =      $1,332,000

     ESTIMATED VALUE OF THE SUBJECT SITE, AS IF VACANT

                ($1,350,000)

REPLACEMENT COST OF IMPROVEMENTS

The subject improvements were evaluated in terms of type of construction, design, and building materials to develop an estimate of replacement cost. The cost estimates are inclusive of indirect costs such as architect's fees and contractor's overhead and profit but not developer's profit. The estimates of the replacement cost new for the subject improvements were based on current market standards determined from discussions with various developers, contractors and architects, as well as information obtained from the Marshall Valuation Service. Local building costs and costs indicated in the Marshall Valuation Service are mutually supportive. It is our opinion that cost figures for the subject complex would fall within the average cost range for class "D" multiple family residences.

          Base Cost                $38.50
          Area Multiplier            0.948
          Current Cost Multiplier    1.00
          Local Multiplier           0.95

               Total               $34.67
               Rounded             $35.00
                                   ======


Based on this analysis, the indicated replacement cost for the apartment buildings is estimated at approximately $35.00 a square foot.

Further replacement costs associated with the buildings are the cost of the leasing office estimated at $40.00 a square foot and the cost of the laundry and maintenance room estimated at $30.00 a square foot. The replacement cost of the entry porches and stairs are estimated at $470,000 and the replacement cost of the appliances, fixtures, and equipment are estimated at $360,000. These figures are also based on Marshall Valuation Service.

The contributory value of the site improvements, which include the swimming pool, lighting, signs, landscaping, etc. is estimated at $650,000.


IMPACT FEES

Because of the impact of new development on the infrastructure of cities and counties, fees are now typically being assessed against new development. These fees are for increased traffic, increased use of sewers and water, radon detection, fire fighting requirements and the like. These are known as impact fees and can add substantially to the cost of new development. The impact fee estimates used in this report were based on the fee schedule for the City of Clearwater and are estimated at $720,000.


DEVELOPER (ENTREPRENEURIAL) OVERHEAD AND PROFIT

The above costs include contractors, but not developer overhead and profit. Developer profit is the reward the developer receives for taking the risk of developing the property. Developer profit can be abstracted from the market by estimating the replacement cost of a newly constructed building which has recently sold. The difference between the sales price and the replacement cost of the property is the developer profit. Sales of properties in the Tampa Bay Area were analyzed. They indicated developer overhead and profit between 10% to 15% with the more risky projects being in the higher figure. Based on this analysis a developer overhead and profit of 10% seems reasonable for the subject.


ACCRUED DEPRECIATION

The next step in the cost approach is to estimate the accrued depreciation for the subject. "Depreciation is a loss in property value from any cause. It may also be defined as the difference between the reproduction cost or replacement cost of the improvement and its market value." The three major components of accrued depreciation are physical deterioration, functional obsolescence, and external obsolescence.

Physical deterioration can be either curable or incurable. Curable physical deterioration applies to items of deferred maintenance, which are in need of repair on the effective date of the appraisal. Whenever the contribution to market value is equal to or greater than the cost of replacement, the item is classified as curable deterioration. Incurable physical deterioration applies to structural items which naturally deteriorate and are not practical or economically feasible to correct.

Functional obsolescence is an element of accrued depreciation which results from a defect, deficiency, or a superadequacy in the structure(s), materials, or design. External obsolescence results from a negative influence beyond or outside the boundaries of the site, which results in a loss in value and is nearly always incurable.


Deferred Maintenance

Deferred maintenance items are caused by physical deterioration and should be corrected immediately. At the time of inspection there was minor wood rot observed, however there were no substantial items of maintenance which were in need of immediate attention.


Physical Depreciation

The physical depreciation estimate is based on the age and the overall life expectancy of the improvements. Based on a market investigation of other structures in the neighborhood the effective age of the structure is estimated to be equal with actual at 12 years. The Marshall Valuation Service, a national cost estimate company, indicates properties such as the subject have a total physical life of about 50 years. Based on an observation of other structures in the neighborhood, a physical life estimate of 50 years would appear reasonable and will be used when estimating depreciation. Subtracting the estimated effective age from the estimated total physical life, indicates an estimated remaining life of about 38 years.

The physical depreciation has been estimated by the age/life method, in which the percentage of depreciation is a function of the age of the improvements compared to the typical life for a property of the subject design and quality. The formula for estimating depreciation by the age/life method is as follows.

Replacement -  Def. Maint. & X          Age        = Depreciation
Cost             Short-Lived       Physical Life
                    Items

$9,554,578  -  $1,213,060    X         12/50       =   $2,001,964

The physical depreciation for the short-lived items is estimated as follows.


Roofs             $203,914     X    12/20       =       $122,348
Appliances        $360,000     X     7/15       =       $168,000
HVAC              $405,716     X     7/15       =       $189,334
Flooring          $243,430     X      2/5       =       $ 97,372
                                                        --------
                $1,213,060                              $577,054

Functional Obsolescence

This type of depreciation generally results from defects in design. It can also be caused by changes that occur over time and have made some aspect of a structure, material, or design obsolete by current standards.

The Town Place apartments is an average quality complex and in comparison to competing rental properties, the subject is in average condition. The unit mix, apartment sizes, and layout are well suited to the rental market. The complex is architecturally appealing and offers an average amenity package. The existing improvements are reasonably consistent with the highest and best use of the site as though vacant and sustain no market recognized loss in value attributed to functional deficiencies.


External Obsolescence

This type of depreciation is the result of diminished utility of a structure due to negative influences from outside the site. This type of depreciation is almost always incurable. An example of external obsolescence would be a garbage dump being located adjacent or within close proximity to the subject. Another example would be the local or general economy. As the local or national economy weakens there could be a temporary reduction in rents, thus reducing the market value of properties.

The proposed improvements are considered to be an appropriate improvement to the site and are reasonably consistent with highest and best use as though vacant. No evidence of external obsolescence was observed.


SUMMARY

Based on our analysis of the subject property and the summary of the cost approach included on the following page, the indicated value of the subject by the cost approach is:

     ESTIMATE OF VALUE BY THE COST APPROACH:      $9,000,000

                  SUMMARY OF THE COST APPROACH

Buildings

Apartment Bldgs.         202,004 Sq.Ft. X $35.00 /SF = $7,070,140
Leasing Office          854 Sq.Ft. X $40.00 /SF =         $34,160
Laundry & Maintenance           1,056 Sq.Ft. X $30.00 /SF =$31,680
Entry Porches and Stairs                                 $470,000
Appliances, Fixtures and Equipment                       $360,000
                                                       ----------


                       Total Buildings                 $7,965,980

Impact and Other Fees                                    $720,000

Total Improvements                                     $8,685,980

Developer Overhead and Profit                10.00%      $868,598
                                                       __________

Replacement Cost New of Improvements                   $9,554,578

Less Depreciation

     Physical Deterioration

          Structure                     24.00%         $2,001,964
          Roof                          60.00%           $122,348
          Appliances                    46.67%           $168,000
          HVAC                          46.67%           $189,334
          Flooring                      40.00%            $97,372

     Functional Obsolescence                                   $0

     Economic Obsolescence                                     $0

                                                      -----------

                Total Depreciation           26.99%    $2,579,018

                                                      -----------

Depreciated Cost of Improvements                       $6,975,560

Estimated Land Value                                   $1,350,000

Contributory Value of Site Improvements                $  650,000
                                                      -----------
ESTIMATE OF VALUE BY THE COST APPROACH (Rounded)       $9,000,000
                                                      ===========

                  THE SALES COMPARISON APPROACH

The sales comparison approach involves a detailed comparison of the subject property with similar properties which have recently sold in the same or competitive market. This approach is based primarily on the principle of substitution. This principle states, when several commodities or services with substantially the same utility are available, the lower price attracts the greatest demand and widest distribution. In other words, a prudent investor/purchaser would not pay more to acquire a given property in the market, considering that an alternative property may be purchased for less. The five basic steps in this analysis are listed below:

1. Research the market to identify similar properties for which pertinent sales listings offerings and/or rental data is available.

2. Qualify the data as to terms, motivating forces, or bona fide nature.

3. Analyze the salient characteristics of the comparable properties in relation to the property being appraised, particularly those items relating to date of sale, location, physical characteristics, and condition of sale.

4. Consider all dissimilarities and the probable effect on the price of each sale and derive individual market value indications for the property being appraised.

5. Formulate an opinion of market value from the pattern developed from the foregoing analysis.

A market investigation was conducted in the subject's area to find sales of properties comparable to the subject. The most pertinent transactions have been presented on the following pages, along with an identifying photograph and summary of important facts.

IMPROVED COMPARABLE NO. 1:























                         Lincoln Shores
                     11601 4th Street North

PARCEL NUMBER:           18-30-17-05480-001-0012
                         18-30-17-05480-001-0010
                         18-30-17-05480-001-0011

DATE:                    August 1, 1995

GRANTOR:                 Bay View Associates, LTD

GRANTEE:                 AETNA Life Insurance Company

O.R. BOOK & PAGE:             9071/1421 & 9071/1431

SALE PRICE:              $17,000,000

FINANCING:               Cash

DESIGN:                  Garden

CONSTRUCTION:            Frame, Average Cost

CONDITION:               Below Average for Age

UNIT MIX:       No.                                     Total
               Units       Rms/Bd/Ba    Sq. Ft.        Sq. Ft.

               144            3/1/1       540     =      77,760
               160            3/1/1       617     =      98,720
               144            3/1/1       696     =     100,224
               176            4/2/2       923     =     162,448
                 7            4/2/2 Loft  920     =       6,440
               ---       ---------------  ---           -------
               631         2,076 Rooms    706 SF        445,592

YEAR BUILT:                   1983-84

RENTABLE BUILDING AREA:       445,592 Square Feet

AVERAGE UNIT SIZE:            706 Square Feet

AMENITIES:                    Lake, Three Swimming Pools, Lighted
                              Tennis and Racquetball Courts, and
                              Clubhouse with Fitness Center

PROJECT SIZE:                 631 Units/52.58 Acres/12.00 u.p.a.

EFFECTIVE GROSS INCOME:       Not Available

EXPENSES:                     Not Available

NET OPERATING INCOME:         Not Available

VERIFICATION:                 Confidential, 4/96, WWA

UNIT VALUES:

     $ Per Unit               $26,941

     $ Per Room               $8,189

     $ Per Square Foot        $38.15

     E.G.I.M.                 Not Available

     O.A.R.                   Not Available


COMMENTS:

Details of this sale were limited because of a nondisclosure agreement between the buyer and the seller. It was reported, however, that because the property was in need of capital improvements it was purchased at a capitalization rate well above 9%. This apartment complex is located on a well traveled thoroughfare and was apparently at stabilized occupancy at the time of contract.

IMPROVED COMPARABLE NO. 2:





















                      Country Place Village
               2690 and 2775 Enterprise Road East

PARCEL NUMBER:           32-28-16-00000-210-0300
                         32-28-16-61629-000-0010

DATE:                    July 20, 1995

GRANTOR:                 County Place Village I Joint Venture &
                         County Place Village II Joint Venture

GRANTEE:                 Security Capital Atlantic Incorporated

O.R. BOOK & PAGE:        9055/0715 & 9055/0719

SALE PRICE:              $7,555,000 ($7,932,750 Adjusted)

FINANCING:               Cash

DESIGN:                  Garden

CONSTRUCTION:            Masonry, Average-Good Cost

CONDITION:               Average+ for Age

UNIT MIX:       No.                                     Total
               Units     Rms/Bd/Ba      Sq. Ft.        Sq. Ft.

                32       3/1/1            796     =    25,472
                28       3/1/1            835     =    23,380
                24       4/2/1            979     =    23,496
                28       4/2/2          1,109     =    31,052
                38       4/2/2TH        1,134     =    43,092
                18       4/2/2TH        1,212     =    21,816
                16       4/2/2TH        1,234     =    19,744
                 4       5/3/2TH        1,494     =     5,976
               ---       ---------      -----          -------
               188       696 Rooms      1,032 SF       194,028

YEAR BUILT:              1984-85

RENTABLE BUILDING AREA:  194,028 Square Feet

AVERAGE UNIT SIZE:       1,032 Square Feet

AMENITIES:               Two Swimming Pools, Lighted Tennis
                         Courts, and Clubhouse

PROJECT SIZE:            188 Units/22.22 Acres/8.46 u.p.a.

EFFECTIVE GROSS INCOME:  Not Available

EXPENSES:                Not Available

NET OPERATING INCOME:    Not Available

VERIFICATION:            Confidential, 4/96, WWA

UNIT VALUES:

     $ Per Unit          $42,195 Adjusted

     $ Per Room          $11,398 Adjusted

     $ Per Square Foot   $40.88 Adjusted

     E.G.I.M.            Not Available

     O.A.R.              Not Available

COMMENTS:

Details of this sale were limited because of nondisclosure by the buyer and the lack of a knowledgeable contact for the seller. It was reported, however, that the property required an adjustment because it was part of a portfolio sale. This apartment complex is located on a moderately traveled thoroughfare near a regional mall and was apparently at stabilized occupancy at the time of contract.

IMPROVED COMPARABLE NO. 3:





















                      Chesapeake Apartments
                      2307 Cumberland Road

PARCEL NUMBER:           30-28-16-00000-210-0300

DATE:                    March 1, 1995

GRANTOR:                 Gregory A. Rand, Trustee

GRANTEE:                 Phoenix Home Life Mutual Insurance
                         Company

O.R. BOOK & PAGE:        8928/1562

SALE PRICE:              $11,800,000

FINANCING:               Cash

DESIGN:                  Garden

CONSTRUCTION:            Frame, Average Cost

CONDITION:               Average for Age

UNIT MIX:       No.                                     Total
               Units     Rms/Bd/Ba      Sq. Ft.        Sq. Ft.

                96       3/1/1          600-642   =    59,616
                80       3/1/1          662-680   =    53,680
                64       3/1/1              718   =    45,952
                88       4/2/2          911-926   =    80,828
                26       4/2/2              980   =    25,480
               ---       -----------    -------        ------
               354       1,176 Rooms        750 SF    265,556

YEAR BUILT:              1985

RENTABLE BUILDING AREA:  265,556 Square Feet

AVERAGE UNIT SIZE:       750 Square Feet

AMENITIES:               Lakes, Swimming Pool, Tennis and
                         Racquetball Courts, and Clubhouse

PROJECT SIZE:            354 Units/27.50 Acres/12.87 u.p.a.

EFFECTIVE GROSS INCOME:  $2,200,000

EXPENSES:                $1,100,000 (50% EGI or $3,107/Unit)

NET OPERATING INCOME:    $1,100,000 (Exclusive of Reserves)

VERIFICATION:            John D. Selby, CCIM - Agent, 4/15/96,
                         WWA

UNIT VALUES:

     $ Per Unit          $33,333

     $ Per Room          $10,034

     $ Per Square Foot   $44.44

     E.G.I.M.            5.36

     O.A.R.              9.32%

COMMENTS:

This apartment complex is located on a moderately traveled thoroughfare within close proximity to a regional mall.
Occupancy at the time of sale was at about 96%. Effective gross income was reported at $2,013,084 and net operating income was reported at $1,013,952. The above figures are based on 1995 projections by the buyer. Negotiations of $350,000 for wood siding repairs and an additional $350,000 for interest rate increases caused the purchase price to be $700,000 lower than the original contract price.

IMPROVED COMPARABLE NO. 4:





















                          Cameron Lakes
                     2550 Stag Run Boulevard

PARCEL NUMBER:           06-29-16-00000-440-0100

DATE:                    January 27, 1995

GRANTOR:                 MAC International

GRANTEE:                 Security Capital Atlantic, Inc.

O.R. BOOK & PAGE:        8905/0419

SALE PRICE:              $7,500,000

FINANCING:               Cash

DESIGN:                  Garden

CONSTRUCTION:            Frame/Masonry, Average Cost

CONDITION:               Average for Age

UNIT MIX:       No.                                     Total
               Units     Rms/Bd/Ba      Sq. Ft.        Sq. Ft.

                56       3/1/1            791     =     44,296
                28       3/1/1            876     =     24,528
                56       4/2/2          1,021     =     57,176
                28       4/2/2          1,106     =     30,968
                10       4/2/2          1,268     =     12,680
                 5       4/2/2          1,340     =      6,700
                 4       4/2/1.5        1,090     =      4,360
                 8       4/2/2          1,250     =     10,000
                 8       4/2/2          1,269     =     10,152
                 4       5/3/2          1,588     =      6,352
               ---       ---------      -----          -------
               207       748 Rooms      1,001 SF       207,212

YEAR BUILT:              1986

RENTABLE BUILDING AREA:  207,212 Square Feet

AVERAGE UNIT SIZE:       1,001 Square Feet

AMENITIES:               Lake, Swimming Pool, Racquetball Court,
                         and Clubhouse

PROJECT SIZE:            207 Units/18.22 Acres/11.36 u.p.a.

EFFECTIVE GROSS INCOME:  Not Available

EXPENSES:                Not Available

NET OPERATING INCOME:    Not Available

VERIFICATION:            Confidential, 4/96, WWA

UNIT VALUES:

     $ Per Unit          $36,232

     $ Per Room          $10,027

     $ Per Square Foot   $36.19

     E.G.I.M.            Not Available

     O.A.R.              Not Available

COMMENTS:

Details of this sale were limited because of nondisclosure by the buyer and the lack of a knowledgeable contact for the seller. It was reported, however, that the purchaser planned on major renovations at the time of sale.

                    COMPARABLE BUILDING SALES

                                          IMPROVED COMPARABLE COMPARISON CHART
                                 SUBJECT          COMPARABLE         COMPARABLE          COMPARABLE          COMPARABLE
                                                           1                  2                   3                   4
SALE PRICE                                       $17,000,000         $7,555,000         $11,800,000          $7,500,000
PROPERTY RIGHTS CONVEYED      Fee Simple          Fee Simple         Fee Simple          Fee Simple          Fee Simple
ADJUSTMENT                                                 0                  0                   0                   0
ADJUSTED SALE PRICE                              $17,000,000         $7,555,000         $11,800,000          $7,500,000

FINANCING                                               Cash               Cash                Cash                Cash
ADJUSTMENT                                                 0                  0                   0                   0
ADJUSTED SALE PRICE                              $17,000,000         $7,555,000         $11,800,000          $7,500,000

CONDITIONS OF SALE                                    Normal     Portfolio Sale              Normal              Normal
ADJUSTMENT                                                 0                 5%                   0                   0
ADJUSTED SALE PRICE                              $17,000,000         $7,932,750         $11,800,000          $7,500,000

DATE OF APPRAISAL/SALE         15-Apr-96           01-Aug-95          20-Jul-95           01-Mar-95           27-Jan-95
NUMBER OF MONTHS SINCE SALE                                9                  9                  14                  15
ADJUSTMENT  0.00%                                      0.00%              0.00%               0.00%               0.00%
                                                           0                  0                   0                   0

ADJUSTED SALE PRICE                              $17,000,000         $7,932,750         $11,800,000          $7,500,000

PRICE PER UNIT                                       $26,941            $42,195             $33,333             $36,232

PRICE PER ROOM                                        $8,189            $11,398             $10,034             $10,027

PRICE PER SQUARE FOOT                                 $38.15             $40.88              $44.44              $36.19

PHYSICAL CHARACTERISTICS
LOCATION                     S07-T29-R16         S18-T30-R17        S32-T28-R16         S30-T28-R16         S06-T29-R16
CONSTRUCTION                       Frame               Frame            Masonry               Frame       Frame/Masonry
CONDITION               Average+ for Age   Below Avg for Age   Average+ for Age     Average for Age     Average for Age
YEAR BUILT                          1984             1983-84            1984-85                1985                1986
AMENITIES/EQUIPMENT              Average             Average            Average             Average             Average
NUMBER OF UNITS                      240                 631                188                 354                 207
NUMBER OF ROOMS                      848               2,076                696               1,176                 748
RENTABLE BUILDING AREA           202,004             445,592            194,028             265,556             207,212
NUMBER OF ACRES                    17.22               52.58              22.22               27.50               18.22
DENSITY                            13.94               12.00               8.46               12.87               11.36
AVERAGE UNIT SIZE                    842                 706              1,032                 750               1,001
AVERAGE ROOM SIZE                    238                 215                279                 226                 277

FINANCIAL CHARACTERISTICS
EFFECTIVE GROSS INCOME        $1,579,761       Not Available      Not Available          $2,200,000       Not Available
E.G.I.M.                                       Not Available      Not Available                5.36       Not Available
EXPENSE RATIO                     45.02%       Not Available      Not Available               50.00       Not Available
NET OPERATING INCOME            $868,499       Not Available      Not Available          $1,100,000       Not Available
OVERALL RATE                                   Not Available      Not Available               9.32%       Not Available

PRICE PER UNIT ADJUSTMENTS                           $26,941            $42,195             $33,333             $36,232
AVERAGE UNIT SIZE                                        10%                -9%                  6%                 -8%
LOCATION                                                  0%                 0%                  0%                  0%
AGE                                                       0%                 0%                  0%                  0%
QUALITY                                                   0%                -5%                  0%                  0%
CONDITION                                                15%                 0%                  5%                 10%
ADJUSTMENT (Cumulative)                                  27%               -14%                 11%                  1%
                                                      $7,139           ($5,717)              $3,767                $435

ADJUSTED PRICE PER UNIT                              $34,080            $36,478             $37,100             $36,667

PRICE PER ROOM ADJUSTMENTS                            $8,189            $11,398             $10,034             $10,027
AVERAGE ROOM SIZE                                         5%                -7%                  3%                 -7%
LOCATION                                                  0%                 0%                  0%                  0%
AGE                                                       0%                 0%                  0%                  0%
QUALITY                                                   0%                -5%                  0%                  0%
CONDITION                                                15%                 0%                  5%                 10%
ADJUSTMENT (Cumulative)                                  21%               -12%                  8%                  2%
                                                       1,699           ($1,328)                $818                $231

ADJUSTED PRICE PER ROOM                               $9,888            $10,070             $10,852             $10,258

PRICE PER SQUARE FOOT ADJUSTMENTS                     $38.15             $40.88              $44.44              $36.19
AVERAGE UNIT SIZE                                       -10%                 9%                 -6%                  8%
LOCATION                                                  0%                 0%                  0%                  0%
AGE                                                       0%                 0%                  0%                  0%
QUALITY                                                   0%                -5%                  0%                  0%
CONDITION                                                15%                 0%                  5%                 10%
ADJUSTMENT (cumulative)                                   3%                 4%                 -1%                 19%
                                                        1.34              $1.45             ($0.58)               $6.80
ADJUSTED PRICE SQUARE FOOT                            $39.49             $42.33              $43.86              $42.99


The four foregoing improved sales were considered to be the most reliable indicators of market value for the subject. Prior to adjustments, the sales indicated values from $26,941 to $40,186 a unit. Based on the number of rooms, the sales indicate values from $8,189 to $10,885 and based on the number of square feet, the sales indicate values from $36.19 to $44.44.


EXPLANATION OF ADJUSTMENTS

Where appropriate, adjustments have been made to the comparables to account for material differences from the subject. The adjustment categories include: financing/conditions of sale, market conditions (time), average unit size, location, age, quality, and condition. The following is an explanation of the various adjustments.


FINANCING/CONDITIONS OF SALE

All sales were verified with either the grantee, grantor, an informed party or the public records. With the exception of improved comparable 2, there was no special financing or any special considerations which may have influenced the comparable's selling prices. It was reported that improved comparable 2 was part of a portfolio sale and required an adjustment to reflect that condition. Based on a review of the comparable sales, an upward adjustment of 5% was made to improved comparable 2.


MARKET CONDITIONS (TIME)

Market conditions refer to the appreciation or depreciation of a property over a period of time. The rental rates and expenses for apartment complexes have shown moderate annual increases. In review of the three improved comparables, it would appear that property values have remained relatively stable. Therefore, based on the above analysis, no market conditions adjustment will be applied to the comparables.


AVERAGE UNIT SIZE

Typically the average unit size of the apartment complex has a direct relationship with the price per unit, little or no relationship with the price per room, and an inverse relationship with the price per square foot. A review of the comparables indicates support for this relationship. The comparables appear to indicate that a 1% change in the average unit size will cause about a 0.50% direct change in the indicated price per unit and a 0.50% inverse change in the indicated price per square foot values. Adjustments were made accordingly for each of the improved comparables.

The average room sizes of improved comparables 1 and 3 are slightly smaller than the subject and the average room sizes for improved comparables 2 and 4 are slightly larger. A review of the comparables indicates a direct relationship between the average room size and the price per room. The comparables appear to indicate that a 1% change in the average room size will cause about a 0.50% direct change in the indicated price per room. Adjustments were made accordingly for each of the improved comparables.


LOCATION

Factors which were included in this adjustment category are the general location of the comparables when compared to the subject.
Typically, properties on major roads or in exclusive areas sell at a higher price per unit.

The subject property is located in a mixed residential and commercial area on NE Coachman Road and provides adequate traffic ingress and egress and visibility. The overall location is considered average.

All four of the improved comparables are located in areas that are similar to the subject, and all have locations that are suitable for apartment development. A review of the comparables would appear to indicate that no adjustments for location are warranted.


AGE

This adjustment category is based on the effective age of the comparables in relation to the subject. Properties with lower effective ages typically sell at a higher price per unit. The effective age of the comparables was determined based on a review of the actual physical ages and by an exterior inspection of the properties. All four of the improved comparables are 1980 vintage apartment complexes, like the subject, and no adjustments were necessary.


QUALITY/CONDITION

This adjustment category is based on the quality and condition of the comparables in relation to the subject. Typically, the quality and condition of a property has a direct relationship with the sale price. The quality and condition of the comparables were determined by an exterior inspection of the properties and by conversations with the grantee, grantor or informed parties.

Improved comparables 1, 3, and 4 are all reasonably similar to the subject in construction quality and improved comparable 2 is superior. Based on a review of the comparables a downward adjustment of 5% would appear reasonable for improved comparable 2.

Physical inspections of the properties and conversations with informed parties lead us to believe that the overall condition of improved comparable 2 was reasonably similar to the subject and that the overall conditions of improved comparables 1, 3, and 4 are inferior. Based on review of the three comparables, improved comparable 1 was adjusted upward by 15%, improved comparable 3 was adjusted upward by 5%, and improved comparable 4 was adjusted upward by 10%.


CORRELATION AND CONCLUSION

Comparable 1 was a sale of Lincoln Shores, a 631 unit complex located about a 9 miles southeast of the subject. The apartment complex was constructed in 1983-84 and was in below average condition for its age. The complex has a smaller average unit size than the subject due to the larger number of one bedroom units (71%).

Comparable 2 was a sale of Country Place Village, located slightly over 2 miles northeast of the subject. Country Place
Village is a 188 unit complex that was constructed in 1984-85 and is superior in construction quality. The complex has a similar unit mix, but has a larger average unit size.

Comparable 3 is the sale of a 354 unit apartment complex, known as Chesapeake Apartments. The complex was constructed in 1985, is similar in construction quality, and is located about 3 miles northwest of the subject. Like Lincoln Shores, this complex has a smaller average unit size than the subject due to the larger number of one bedroom units (68%).

Comparable 4 was a sale of Cameron Lakes (formerly Calibre
Ridge), located about a block north of the subject. The apartment complex has 207 units, was constructed in 1986, and was in below average condition for its age. The complex has a similar unit mix, but has a larger average unit size.

After adjustments the indicated price per unit was from $34,080 to $37,100, the indicated price per room was from $9,888 to $10,852, and the indicated price per square foot was from $39.49 to $43.86. In review of the four comparables, improved comparables 2 through 4 were the most similar in size and location to the subject and were therefore greatest weight in the final analysis.

Based on the cited data and analysis, the estimated value per unit, per room and per square foot are shown as follows:

          240 Units      X    $37,000/Unit   =    $8,880,000

          848 Rooms      X    $10,500/Room   =    $8,904,000

          202,004 Sq.Ft. X    $43.00/Sq.Ft.  =    $8,686,172

The estimated values by the three approaches used, strongly support one another are within a range, from low to high, of less than 3%. Most buyers and seller place more emphases on the price per unit, thus the estimated value by the price per unit method was given slightly greater weight.

Indicated Value by the Sales Comparison Approach  $8,900,000

               THE INCOME CAPITALIZATION APPROACH

The income capitalization approach relates to an investor's thinking and motivation, as to the future benefits of ownership. This is the basic tool for the valuation of income producing real estate. It is based on the principle of substitution, which is reflected in the definition of value as the present worth of all the rights to future benefits accruing to ownership. The income producing property is typically purchased for investment purposes and the projected net income stream is the critical factor affecting this market value.

The income capitalization approach is practical only when the income stream can be estimated. This income estimate may be developed and supported by a comparison in the local market. An investor purchasing income producing real estate is, in effect, trading a sum of present dollars for a right to the stream of future dollars. There is a relationship between the two, and the connecting link is the process of capitalization. The function of capitalization is to translate an income projection into a present capital value indication.

The valuation by the income capitalization approach consists of the following steps:

1. Estimate the market rent for the subject property through a market analysis of competitive projects to arrive at a gross income estimate;

2. Estimate the vacancy and collection losses for the income projection period;

3. Deduct the estimated vacancy and collection losses and the annual operating expenses from the gross income estimate for an estimated net income before recapture;

4. Determine the appropriate capitalization technique and gather market supported data for its application.

5. Capitalize the resulting net income figure by an appropriate capitalization rate in order to obtain an indicated value of the property.


ESTIMATE OF MARKET RENT

The first step in the income capitalization approach is to estimate the subject's market rent. The following rent comparables are considered the best indicators for the estimate of market rent for the subject property.

RENT COMPARABLE #1:  Coachman Crossing





















Location:                2481 NE Coachman Road

Number of Units:         218 Units
Average Unit Size:       776 Square Feet
Vacancy:                 Not Disclosed
Year Built:              1985
Construction Type:       Frame, Average+ Cost, Average Condition

Recreation Facilities:   Clubhouse with Fitness Facility,
                         Swimming Pool & Spa, Tennis, and Laundry

Features:                Standard Kitchen Appliance, Washer/Dryer
                         Connections and Fireplaces

Rent Schedule:  No.    Unit      Unit
               Units   Type     Size     Rent/Month   Rent/Sq.Ft.

               120      1/1    652 S.F.    $525.00       $0.81
                30      1/1    748 S.F.    $585.00       $0.78
                24      2/2    873 S.F.    $655.00       $0.75
                44      2/2    078 S.F.    $740.00       $0.69

Rent Concessions:        1 Month Free Rent
Premiums:                $10 to $20 for fireplaces, screened
                         porches and washer/dryer connections

RENT COMPARABLE #2:  Cameron Lakes





















Location:                2550 Stage Run Boulevard

Number of Units:         207 Units
Average Unit Size:       748 Square Feet
Vacancy:                 98%
Year Built:              1986
Construction Type:       Masonry, Average Cost, Average Condition

Recreation Facilities:   Clubhouse with Fitness Facility,
                         Swimming Pool & Spa, Racquet Ball and
                         Laundry

Features:                Standard Kitchen Appliance, Washer/Dryer
                         Connections, Fireplaces & Covered
                         Parking

Rent Schedule:  No.    Unit      Unit
               Units   Type     Size     Rent/Month   Rent/Sq.Ft.

               56       1/1    791 S.F.    $540.00       $0.68
(Rent Sample)  56       2/2   1,021 S.F.   $640.00       $0.63
                8       2/2   1,268 S.F.   $785.00       $0.62

Rent Concessions:        None
Premiums:                $10 to $25 for fireplace, lake view and
                         covered parking

RENT COMPARABLE #3:  Sunchase of Clearwater





















Location:                6550 150th Avenue North

Number of Units:         461 Units
Average Unit Size:       796 Square Feet
Vacancy:                 93%
Year Built:              1985
Construction Type:        Masonry, Average Cost, Average Condition

Recreation Facilities:    Clubhouse with Fitness Facility, Two
                          Swimming Pools & Spa, Tennis,
                          Racquetball, and Laundry

Features:                 Standard Kitchen Appliance and Stack
                          Washer/Dryer

Rent Schedule:  No.     Unit      Unit
               Units    Type     Size     Rent/Month    Rent/Sq.Ft.

                40     1/1Std   500 S.F.    $445.00        $0.89
                53       1/1    550 S.F.    S470.00        $0.85
                76       1/1    720 S.F.    $495.00        $0.69
               100       1/1    750 S.F.    $515.00        $0.69
                92       2/2    972 S.F.   $650.00FP       $0.67
               100       2/2    975 S.F.    $615.00        $0.63

Rent Concessions:         None
Premiums:                 $1O to $20 for lake views

RENT COMPARABLE #4:  Coral Cove





















Location:                 25 North Belcher Road

Number of Units:          200 Units
Average Unit size:        701 Square Feet
Vacancy:                  95%
Year Built:               1985
Construction Type:        Masonry, Average Cost, Average Condition

Recreation Facilities:    Clubhouse, Swimming Pool & Spa,
                          Racquetball, and Laundry

Features:                 Standard Kitchen Appliance and
                          Washer/Dryer Connections

Rent Schedule:  No.     Unit      Unit
               Units    Type     Size     Rent/Month    Rent/Sq.Ft.

               40        1/1    550 S.F.    $455.00        $0.83
               80        1/1    616 S.F.    $505.00        $0.82
               40        2/1    787 S.F.    $565.00        $0.72
               40        2/2    936 S.F.    $660.00        $0.71

Rent Concessions:         $15.00 A Month Free Rent
Premiums:                 None

RENT COMPARABLE #5:  Chesapeake





















Location:                 2307 Cumberland Road

Number of Units:          354 Units
Average Unit Size:        760 Square Feet
Vacancy:                  95%
Year Built:               1985
Construction Type:        Frame, Average Cost, Average Condition

Recreation Facilities:    Clubhouse, Swimming Pool & Spa, Tennis,
                          Racquetball, and Laundry

Features:                 Standard Kitchen Appliance and
                          Washer/Dryer Connections

Rent Schedule:  No.     Unit      Unit
               Units    Type     Size     Rent/Month    Rent/Sq.Ft.

               96       1/1   600-642 S.F.  $470.00        $0.76
               80        1/1  662-680 S.F.  $495.00        $0.74
               64        1/1    718 S.F.    $505.00        $0.70
               88        2/2  911-926 S.F.  $615.00        $0.70
               26        2/2    980 S.F.    $655.00        $0.67

Rent Concessions:         No
Premiums:                 $10 for lake view

                        COMPARABLE RENTALS

                                                      Comparable Rent Analysis
                                                    One Bedroom Apartment (Small)
                    Subject      Coachman Cross       Cameron Lakes      Sunchase of Clear      Coral Cove            Chesapeake
                      Data         Data  Adjst.         Data   Adjst.         Data  Adjst.      Data   Adjst.       Data  Adjst.
Complex Size           240          218                  207                   461               200                 354
Number                  36          120                   56                    53                40                  96
Unit Type        1 Bedroom    1 Bedroom            1 Bedroom             1 Bedroom         1 Bedroom           1 Bedroom
Baths               1 Bath       1 Bath               1 Bath                1 Bath            1 Bath              1 Bath
Monthly Rent          $470         $525                 $540                  $470              $455                $470
Size                   540          652     -20          791      -50          550               550                 600
Rent/Sq. Ft.         $0.87        $0.81                $0.68                 $0.85             $0.83               $0.78

Qlty/Cndt          Avg/Avg     Avg+/Avg     -10      Avg/Avg               Avg/Avg           Avg/Avg             Avg/Avg
Year Built            1985         1985                 1986                  1985              1985                1985
Equipment        Std. Ktch    Std. Ktch            Std. Ktch             Std. Ktch         Std. Ktch           Std. Ktch
Location           Average      Average              Average               Average           Average             Average
Concessions             No          Yes                   No                    No               Yes                  No
Occupancy              94%      Unknown                  98%                   93%               95%                 95%
Amenities          Average     Average+     -10     Average+      -10     Average+     -10   Average             Average
Covered Parking         No           No              Partial                    No                No                  No

Rents                                      $485                  $480                 $460               $455               $470
                                          $0.74                 $0.61                $0.84              $0.83              $0.78
Estimated Subject Rent             $470

                                                      Comparable Rent Analysis
                                                    One Bedroom Apartment (Large)
                    Subject     Belleair Gardens    Oakbrook Village     Sunchase of Clear      Coral Cove            Chesapeake
                      Data         Data  Adjst.         Data   Adjst.         Data  Adjst.      Data   Adjst.       Data  Adjst.
Complex Size           240          218                  207                   461               200                 354
Number/Mix              40           30                   56                    76                80                  64
Unit Type        1 Bedroom    1 Bedroom            1 Bedroom             1 Bedroom         1 Bedroom           1 Bedroom
Baths               1 Bath       1 Bath               1 Bath                1 Bath            1 Bath              1 Bath
Monthly Rent          $515         $585                 $540                  $495              $505                $505
Size                   720          748                  791                   720               616       20        718
Rent/Sq. Ft.         $0.72        $0.78                $0.68                 $0.69             $0.82               $0.70

Qlty/Cndt          Avg/Avg     Avg+/Avg     -10      Avg/Avg               Avg/Avg           Avg/Avg             Avg/Avg
Year Built            1985         1985                 1986                  1985              1985                1985
Equipment        Std. Ktch    Std. Ktch            Std. Ktch             Std. Ktch         Std. Ktch           Std. Ktch
Location           Average      Average              Average               Average           Average             Average
Concessions             No          Yes                   No                    No               Yes                  No
Occupancy              94%      Unknown                  98%                   93%               95%                 95%
Amenities          Average     Average+     -10     Average+      -10     Average+     -10   Average             Average
Covered Parking         No           No              Partial                    No                No                  No

Rents                                      $565                  $530                 $485               $525               $505
                                          $0.76                 $0.67                $0.67              $0.85              $0.70
Estimated Subject Rent             $515


                                                      Comparable Rent Analysis
                                                    Two Bedroom Apartment (Small)
                    Subject      Coachman Cross       Cameron Lakes      Sunchase of Clear      Coral Cove            Chesapeake
                      Data         Data  Adjst.         Data   Adjst.         Data  Adjst.      Data   Adjst.       Data  Adjst.
Complex Size           240          218                  207                   461               200                 354
Number                  32           24                   56                   100                40                  88
Unit Type        2 Bedroom    2 Bedroom            2 Bedroom             2 Bedroom         2 Bedroom           2 Bedroom
Baths               1 Bath       2 Bath     -10       2 Bath      -10       2 Bath     -10    1 Bath              2 Bath     -10
Monthly Rent          $620         $655                 $640                  $615              $565                $615
Size                   877          873                 1021                   975               787                 911
Rent/Sq. Ft.         $0.71        $0.75                $0.63                 $0.63             $0.72               $0.68

Qlty/Cndt          Avg/Avg     Avg+/Avg     -10      Avg/Avg               Avg/Avg           Avg/Avg             Avg/Avg
Year Built            1985         1985                 1986                  1985              1985                1985
Equipment        Std. Ktch    Std. Ktch            Std. Ktch             Std. Ktch         Std. Ktch           Std. Ktch
Location           Average      Average              Average               Average           Average             Average
Concessions             No          Yes                   No                    No               Yes                  No
Occupancy              94%      Unknown                  98%                   93%               95%                 95%
Amenities          Average     Average+     -10     Average+      -10     Average+     -10   Average             Average
Covered Parking         No           No              Partial                    No                No                  No

Rents                                      $625                  $620                 $595               $565               $605
                                          $0.72                 $0.61                $0.61              $0.72              $0.66
Estimated Subject Rent             $620

                                                      Comparable Rent Analysis
                                                    Two Bedroom Apartment (Large)
                    Subject      Coachman Cross       Cameron Lakes      Sunchase of Clear      Coral Cove            Chesapeake
                      Data         Data  Adjst.         Data   Adjst.         Data  Adjst.      Data   Adjst.       Data  Adjst.
Complex Size           240          218                  207                   461               200                 354
Number                  96           44                   56                   100                40                  88
Unit Type        2 Bedroom    2 Bedroom            2 Bedroom             2 Bedroom         2 Bedroom           2 Bedroom
Baths               2 Bath       2 Bath               2 Bath                2 Bath            2 Bath              2 Bath
Monthly Rent          $655         $740                 $640                  $615              $660                $655
Size                  1045         1078                 1021                   975               936                 980
Rent/Sq. Ft.         $0.63        $0.69                $0.63                 $0.63             $0.71               $0.67

Qlty/Cndt          Avg/Avg     Avg+/Avg     -10      Avg/Avg               Avg/Avg           Avg/Avg             Avg/Avg
Year Built            1985         1985                 1986                  1985              1985                1985
Equipment        Std. Ktch    Std. Ktch            Std. Ktch             Std. Ktch         Std. Ktch           Std. Ktch
Location           Average      Average              Average               Average           Average             Average
Concessions             No          Yes                   No                    No               Yes                  No
Occupancy              94%      Unknown                  98%                   93%               95%                 95%
Amenities          Average     Average+     -10     Average+      -10     Average+     -10   Average             Average
Covered Parking         No           No              Partial                    No                No                  No

Rents                                      $720                  $630                 $605               $660               $655
                                          $0.67                 $0.62                $0.62              $0.71              $0.67
Estimated Subject Rent             $655

The five rental properties used in the report are all considered to directly compete with the subject complex. All five rent comparables are located within five miles of the subject and all are reasonably similar in quality and condition.

In comparison with the subject apartment complex, rent comparables 4 and 5 have reasonably similar amenity packages and rent comparables 1, 2, and 3 have superior amenity packages.
Rent comparable 4 was the only complex to have a two-bedroom one-bath unit, like the subject. Unit size adjustments appear to be more warranted for the one-bedroom units than the two-bedroom units. Sale concessions in the area are generally short term and appear to have little or no influence on effective rental rates.

The current base asking rent is $470 a month for the small one-bedroom units, $515 a month for the large one-bedroom units, $620 a month for the small two-bedroom units, and $655 a month for the large two-bedroom units. Additional rent of $15 to $25 is charged for washer/dryer connections and additional rent of $10 to $45 is charged for lake views. A review of the April 12, 1996 rent roll indicates that the existing rent levels are in line with current base asking rents. The lag in market rent increases is offset by the additional rent charges. The rental rates for the competing properties indicate some rent premiums are paid for views and floor locations. A copy of the current rent roll is provided at the addendum of the report. A summary of the rent roll is provided as follows.

     One-Bedroom(S) One-Bedroom(L) Two-Bedroom(S) Two-Bedroom(L)

Low Rent     $445         $470           $575            $625
High Rent    $510         $515         $1,125*           $735
Mean Rent    $465         $512           $621            $669
Median Rent  $460         $510           $590            $655
Mode Rent    $460(12/36)  $510(15/76)    $590(6/32)      $655(18/96)

 * One Unit - short-term corporate tenant, with rental furniture all utilities included in the rental rate.

Before adjustments, the five rent comparables have small one bedroom rental rates between $455 and $540 a month, large one bedroom rental rates between $495 and $585 a month, small two bedroom rental rates between $565 and $655 a month, and large two bedroom rental rates between $615 and $740 a month. After adjustments, the comparables have indicated monthly rents between $455 and $485 a month for the small one bedroom units, between $485 and $565 a month for the large one bedroom units, between $565 and $625 a month for the small two bedroom units, and between $605 and $720 a month for the large two bedroom units. Based on the cited rent comparables, the market rents for the subject property are estimated at $470 a month for the small one bedroom units, $515 a month for the large one bedroom units, $620 a month for the small two bedroom units, and $655 a month for the large two bedroom units.

Vacancy and Collection Losses:

Vacancy and collection loss is estimated at 7% on a stabilized basis. The five rent comparables had vacancy rates from about 2% to 7%. At the time of inspection, it was reported that the subject had 14 vacant unrented unit, thus indicating a vacancy rate of roughly 6%. The subject property has a model, but no occupied nonrevenue producing units. It is, however, typically for the onsite manager to receive a two-bedroom unit free of charge. Documented historical vacancy and collection loss for the subject complex has ranged from 4.7% to 6.7% over the last four years.


Other Income:

In addition to the rent income from the apartment units, other income is generated in the form of deposit forfeitures, laundry and vending income, pet fees, lost key fees, etc. When compiled, these sources of income typically generate approximately 1% to 3% of gross apartment rental income. Other income for the subject property is estimated at the middle of the range, at 2% of rent income.


Expenses:

In order to estimate operating expenses, income and expense information for both the subject apartment complex and other apartment complexes located in the area have been analyzed. Documentation for the subject property consisted of a four year operating history.

Overall expenses for apartment complexes with more than 150 units typically range from 40% to 50% of effective gross income or approximately $2,700 to $3,200 per unit. The expenses estimated for the subject result in an expense ratio of 45.02%, or $2,964 per unit. The expenses for the subject property are well within the predominant range.


Real Estate Taxes:

The 1995 assessed tax value for the subject property is $7,691,400. This estimated expense also considers the assessments of several comparable properties. Assessments tend to be below actual market value of the property. The following comparables have been used due to their similarity with the subject property.


   Complex                     Assessment           Per Unit

   Cameron Lakes               $ 7,283,400          $35,186
   Chesapeake Apartments       $10,070,600          $28,448
   Coachman Crossing           $ 7,095,400          $32,548
   Subject                     $ 7,691,400          $32,048

Taking into account the 1995 assessed value of the subject property and the 1995 assessed value for similar properties, the assessed value of $7,691,400 for the subject property would appear reasonable.

The 1995 millage rate for the subject neighborhood is 23.0366 and the gross tax liability is $177,183.71. Millage rates and assessed values have generally been relatively stable over the past two years. It is estimated that the projection period real estate taxes will be slightly higher than the 1995 real estate taxes. The projected real estate taxes for the subject are estimated at $0.88 a square foot or $177,764.


Insurance:

Insurance costs typically range from $0.15 to $0.20 a square foot depending on such consideration as type of construction, project size, co-insurance clauses and location. The insurance expense for 1995 was reported at $34,638 and appears to be reasonable. The insurance for the subject property is, therefore, estimated at $0.18 a square foot or $36,361.


Management Fees:

Management fees, charged by professional management firms, range from 4% to 6% of effective gross income depending on project size, condition and general rent levels. Considering the current rental rates and size of the subject property in comparison with other rental properties in the Tampa Bay area, the management expense is estimated at 5.0% of effective gross income. The subject property is professionally managed by Decade Properties, who charges the complex a 5.0% management fee.


General and Administrative Expenses:

This expense category includes those items necessary for on site administration of the property such as administrative salaries, supplies, telephone, etc. Again this could vary substantially due to overall size of the complex and the efficiency of management. This expense is generally from $0.40 to $0.45 a square foot. For the purpose of this appraisal, all normal administrative expenses are included in this category with appropriate consideration given for economies of scale associated with the size of the property. The general and administrative expense is, therefore, estimated to be $0.42 a square foot. Most apartment complexes the size of the subject operate efficiently with 5 to 7 employees. The subject property currently has 5 full-time employees and 1 part-time employee.


Utilities:

All units are individually metered for electrical service. The expenses charged generally include common area electrical service and water, sewer, and trash removal for the entire property. Typically, utility expenses are from $550 to $650 a unit on an annual basis. The utility expense is estimated at $600 a unit or roughly $0.71 a square foot.


Maintenance:

This expense category includes normal costs for both interior and exterior building maintenance and grounds maintenance. It is expected that the maintenance expense for the subject would fall within a range of $0.80 to $1.00 a square foot. In review of historical maintenance costs, the maintenance expense is estimated at $0.88 a square foot.


Marketing:

The marketing expense for yellow page listings, periodic newspaper advertisements and listings in apartment rental publications, and is estimated to be about $0.06 a square foot.


Reserves:

Reserves are used to annualize future costs of major maintenance or replacement (short-lived) items. The managers and/or owners of most rental properties in the Tampa Bay area generally set aside little or no reserves for future capital expenditures. For this reason, the reserves typically do not meet future capital requirements. The calculation showing the estimated annual reserves needed to repair or replace short-lived items is shown as follows. The analysis assumes that increases in replacement costs will be offset by interest earned on the reserve account.

                                                              Reserves Based                                 Reserves Based
Structural              Replacement     /   Remaining    =     on Remaining     /      Total           =        on Total
Component                  Cost           Economic Life        Economic Life       Economic Life              Economic Life
Roofs                     $203,914      /      8         =       $25,489        /       15             =          $13,594
Appliances                $360,000      /      8         =       $45,000        /       15             =          $24,000
HVAC                      $405,716      /      8         =       $50,715        /       15             =          $27,048
Flooring                  $243,430      /      3         =       $81,143        /        5             =          $48,686
                                                                $202,347                                         $113,328

Estimated Cost Per Unit (240 Units)                      =          $843                                             $472

The estimated reserve expense of $843 a unit reflects the reserves that are now required due to the lack of past contributions to a reserve account. The estimated reserve expense of $472 a unit reflects the contributions that would have been necessary if the reserve account had originally been in place.

For the purpose of this report, the reserve expense is for illustration purposes only and will not be included in either the direct capitalization estimate or the discounted cash flow analysis. In order for reserves to be an expense item, the expenses for the improved comparables would need to be adjusted upward, thus causing a decrease in the indicated capitalization rates. Both methods will result in the same value estimates.

According to the 1995 income and expense statement for the subject, $46,635 was spent on capital replacements and repairs.


ANALYSIS OF OPERATING HISTORY:

The income summary for the subject indicates that revenues increased by 2.5% in 1993, 0.6% in 1994, and 3.6% in 1995.
Expenses over the four year period fluctuated from 42.7% to 44.4% of effective gross income.

The effective gross income for the subject property was reported at $1,455,692, $1,492,586, $1,500,946, and $1,554,502
respectively for the years 1992 through 1995. Operating expenses for the same time period were respectively reported at $635,575, $643,075, $641,541, and $690,479. Net operating income was respectively reported at $820,117,  $849,511,  $859,405 and
$864,023, which indicates an average annual compounded increase of 1.3%. Although the individual expense categories show some variations and inconsistencies over time, the overall income and expense figures provided appear to be in line with the market.

On the following page is a summary of the reconstructed income and operating statements for 1992 through 1995, and a projection for upcoming year. The projected income and expense figures are consistent with figures found in the direct capitalization and discounted cash flow analysis.

                                                       Operating History
                                                                                                               Units   Sq.Ft.
                                 1992             1993             1994             1995           Projected     240  202,004
Potential Gross Income        $1,506,797       $1,540,945       $1,581,531       $1,616,057       $1,665,360   $6,939   $8.24
Vacancy & Collection Loss         73,580 4.9%      73,174 4.7%     103,575 6.5%     107,617 6.7%     116,575    7.00%   7.00%
Rent Income                   $1,433,217       $1,467,771       $1,477,956       $1,508,440       $1,548,785   $6,453   $7.67
Other Income                      22,475 1.6%      24,815 1.7%      22,990 1.6%      46,062 3.1%      30,976    2.00%   2.00%
Effective Gross Income        $1,455,692       $1,492,586       $1,500,946       $1,554,502       $1,579,761   $6,582   $7.82
Percent Increase                                     2.5%             0.6%             3.6%             1.6%

Expenses:
  Real Estate Taxes             $168,375         $165,835         $173,657         $172,686         $177,764     $741   $0.88
  Insurance                       17,529           17,818           13,082           34,638           36,361     $152   $0.18
  Management                      71,661 4.9%      73,389 4.9%      75,047 5.0%      77,725  5.0      78,988     $329   5.00%
  General & Administrative        75,782           80,053           78,305           81,803           84,842     $354   $0.42
  Utilities                      138,363          141,286          142,858          134,841          143,423     $598   $0.71
  Maintenance & Repairs          146,997          150,527          147,301          176,824          177,764     $741   $0.88
  Marketing                       16,868           14,167           11,291           11,962           12,120      $51   $0.06
Total Expenses                  $635,575         $643,075         $641,541         $690,479         $711,262   $2,964   $3.52
Percent Increase                                     1.2%            -0.2%             7.6%             3.0%
Percent of Income                  43.7%            43.1%            42.7%            44.4%            45.0%
Net Operating Income            $820,117         $849,511         $859,405         $864,023         $868,499   $3,619   $4.30

The rent roll, dated April 12, 1996 indicates rent income from existing leases at $132,280 a month (excluding vacant units).
Based on a straight line projection, the effective gross income is calculated as follows.

          $132,280  X    12 Months =         $1,587,360
          Other Income   (2.0%)                  31,747
          Annual Straight Line Projection    $1,619,107

This straight line projection of $1,619,107 compares reasonably well with the projected effective gross income of $1,579,761.


DIRECT CAPITALIZATION

The last item needed to complete the summary of the income capitalization approach is deriving the capitalization rate (O.A.R.). Direct Capitalization is the process of converting income into value either by dividing the net income by an overall rate or by multiplying the potential or effective gross income by a multiplier.

When valuing property by direct capitalization, it is essential that the market comparables reflect risk, income, expenses, and physical characteristics similar to those of the property being appraised. An overall capitalization rate is established by dividing a comparable's estimated net operating income by its selling price. The basic mathematical formula for deriving this overall rate is as follows:

               Net Operating Income
               --------------------  =  O.A.R.
               Selling Price

Income and expense information was available for only one of the four comparables used in the sales comparison approach. The one sale was comparable 3 (Chesapeake Apartments), which reportedly sold at a 9.3% capitalization rate, based on projected figures. While income and expense information was not available for comparable 1 (Lincoln Shores), it was reported that the capitalization rate was well above 9% apparently due to necessary capital improvements. Based on conversations with Paul Wikle, CCIM, of Wikle Properties, and John D. Selby CCIM of CB Commercial it was indicated that capitalization rates for 1990 vintage institutional grade apartment properties are in the 8.5% to 9.0% range, 1980 vintage institutional grade apartment properties are in the 9.0% to 9.5% range, and 1970 vintage institutional grade apartment properties are in the 9.5% to 10.0% range.

Considering that the subject complex has good occupancy and is well maintained in average condition, it is believed that an appropriate capitalization rate for the subject would fall at the middle of the range for 1980 vintage institutional grade apartment properties. Based on the above analysis, the overall rate for the subject by market extraction is estimated at 9.30%.


BAND OF INVESTMENT

Another type of direct capitalization is the band of investment technique. This technique builds a capitalization rate by extracting information from the market. The information which is extracted is the equity investors component (equity dividend rate) and the mortgage component (mortgage constant).

Conversations with area lenders indicate that conventional financing could be obtained for a property such as the subject at an interest rate of about 8.5% fixed. The typical loan is amortized over 25 years with a five year balloon. The typical loan to value ratio for a property such as the subject is about 80% and the typical required debt coverage ratio is about 1.20.

Based on the current investment rates available in the market the equity dividend rate for the subject is estimated at 8%.


Assumptions

Mortgage Constant:            (8.50%, 25 years)         0.096627
Equity Dividend Rate:                                       0.08

Mortgage                      0.80   X    0.096627  =    0.07730
Equity                        0.20   X    0.080000  =    0.01600
                                                         --------

                                                         0.09330
                                        Rounded             9.33%


DEBT COVERAGE RATIO

Another way of estimating an overall capitalization rate is by using the typical debt service coverage ratio required by lenders and multiplying this figure by the loan to value ratio and then by the mortgage constant. Conversations with area lenders indicated that they would typically require a debt coverage ratio of 1.20 on a property such as the subject. Using the above data, the overall rate by the debt coverage ratio formula is estimated as follows:

     DCR            LV             MC             OAR

     1.20           80%          .0966       = .0927 or 9.27%

DCR  =  Debt Coverage Ratio
LV   =  Loan to Value Ratio
MC   =  Annualized Mortgage Constant
OAR  =  Overall Capitalization Rate


The three techniques indicate overall capitalization rates for the subject at 9.30%, 9.33%, and 9.27%, respectively. Typically newer properties in good condition command lower overall rates while older properties in poor condition command higher overall rates. Also, another major factor which influences overall rates is risk. The riskier the project or property, the higher the overall rate.

The overall rate of 9.30% by market extraction is given the most weight. The overall rates by both the band of investment and the debt coverage ratio lend good support to the overall rate by market extraction. These two techniques, however are only given secondary weight because the data used in these techniques can change daily. Therefore, based on the above analysis the overall rate for the subject is estimated at 9.30%.

Based on the cited data and above analysis, the market value of the subject by direct capitalization is estimated as follows:

          SUMMARY OF THE DIRECT CAPITALIZATION APPROACH


Potential Gross Income

          36 (1)    1/1           $470.00               $203,040

          76 (2)    1/1           $515.00               $469,680

          32 (3)    2/1           $620.00                238,080

          96 (4)    2/2           $655.00                754,560
                                                   -------------

Total Potential Gross Income                           1,665,360

Vacancy and Collection Loss          7.00%               116,575
                                                   -------------

Total Rent Income                                      1,548,785

Other Income                         2.00%                30,976
                                                   -------------

Effective Gross Income                                 1,579,761

Expenses

Real Estate Taxes                                        177,764
Insurance                                                 36,361
Management                                                78,988
General & Administrative                                  84,842
Utilities                                                143,423
Maintenance                                              177,764
Marketing                                                 12,120
                                                   -------------

     Total Expenses                 45.02%               711,262
                                                   -------------

Net Operating Income                                    $868,499
                                                   -------------

Capitalization Rate                                         9.30%

ESTIMATE OF VALUE BY THE INCOME APPROACH              $9,338,699

               Rounded to:                            $9,300,000
                                                   =============

Discounted Cash Flow Analysis:

The discounted cash flow analysis is an additional income capitalization approach method of valuing an income producing apartment complex. This method involves projecting an income stream for the property over a period of time and converting the cash flow to a present value. In this case, we have projected the cash flow over a 10 year holding period which is generally the maximum time a project is held due to deterioration of tax benefits.

Income and expenses for the first year of the cash flow analysis are estimated as previously described in the direct capitalization approach. The sales price at the end of the period (reversion) is estimated based on the eleventh year net operating income capitalized at 9.80%. From this is deducted a sale expense estimated at 5%.

The major assumption in this approach is that growth in both income and expenses are estimated at 3% a year. The stabilized vacancy rate is estimated at 6% and is supported by the recent market trends. The 3% income and expense increases are consistent with the current trend in the consumer price index
(CPI). These estimates are based on current market experience and may vary widely over time, thus pointing out the major weakness of this approach.

Two separate techniques are used reflecting, 1) an unleveraged deal and 2) a leveraged deal.

1) In the first technique, an unleveraged deal, the net operating income and the net proceeds of sale are discounted to present value. This discount rate is based on expected internal rates of return by investors on various types of unleveraged properties. We have chosen a discount rate of 12.0% based on the risk and an analysis of similar real estate investments. A survey in the December 1995 issue of Appraiser News, published by the Appraisal Institute, indicates required internal rates of return for apartment properties at about 10.0% to 13.0%.

2) The second technique, a leveraged deal, incorporates debt service and loan payoff into the calculations. For the purposes of this analysis a $7,490,115 loan (1.20 DCR) is assumed at 8.50% for 25 years. The resulting cash flow and proceeds at sale are discounted to present value, to arrive at a value of the equity investment. This is then added to the original mortgage amount to arrive at a value for the subject. Due to the higher risk associated with the equity in a leveraged deal, a discount rate of 20.00% is considered appropriate.

In order to check the internal rate of return relative to the capitalization rate, a basic value change formula is used. As can be determined from the following analysis, the 12.00% and 20.00% yield rates appear reasonable.


The Basic Value Change Formula

UNLEVERAGED DEAL

Yo = Ro +  [delta] a

Ro = 9.30%
[delta] a = CR = Compounded Rate of Income Change = 2.70%

Yo = 9.30% + 2.70% = 12.00%


LEVERAGED DEAL

Ye = Re + [delta] a

Re = 5.00%
[delta] a = CR =    Compounded Rate of Income Change = 12.64%

Ye = 9.30% + 10.96% = 20.26%

Based on this analysis, the 10 year projected pro forma and the present value of the resulting cash flows, before and after, debt service can be calculated, as follows:

                                                    MULTIFAMILY INCOME PROFORMA
Project:     Pelican Sound                           Location      2545 NE Coachman       Date:     04/15/96
Gross Income Estimate:                                             Road
Unit Type    No.         Rent/Mo.     Rent/Yr.       Vacancy Rate:             7.00             Expenses

                                                     Other Income:             2.00%
(1) 1/1      36          $470.00      $203,040       Income Growth:            3.00%            R.E. Taxes       $0.88  /Sq.Ft.
                                                     Expense Growth:           3.00%            Insurance        $0.18  /Sq.Ft.
(2) 1/1      76          $515.00      $469,680       Reversion:                                 Management       5.00%  /Sq.Ft.
                                                      Cap Rate:                9.80%            Utilities        $0.71  /Sq.Ft.
(3) 2/1      32          $620.00      $238,080        Sales Expenses:          5.00%            Maintenance      $0.88  /Sq.Ft.
                                                     Mortgage:                                  Marketing        $0.06  /Sq.Ft.
(4) 2/2      96          $655.00      $754,560       Amount:                   $7,490,115       Gen.& Admin.     $0.42  /Sq.Ft.
                                                      Interest Rate:           8.50%
                                                      Amoritazation:           25
Potential Gross Income:               $1,665,360      Debt Serv.               $723,749         Total Sq. Ft.    202,004
                                                      Bal.year 10              $6,124,709


                    Year 1     Year 2     Year 3     Year 4     Year 5     Year 6     Year 7     Year 8     Year 9     Year 10
Gross Income      $1,665,360 $1,715,321 $1,766,780 $1,819,784 $1,874,377 $1,930,609 $1,988,527 $2,048,183 $2,109,628  $2,172,917
Vacancy
 & Collection       $116,575   $120,072   $123,675   $127,385   $131,206   $135,143   $139,197   $143,373   $147,674    $152,104

Rent Income       $1,548,785 $1,595,249 $1,643,105 $1,692,399 $1,743,171 $1,795,466 $1,849,330 $1,904,810 $1,961,954  $2,020,813
Other Income         $30,976    $31,905    $32,862    $33,848    $34,863    $35,909    $36,987    $38,096    $39,239     $40,416

Eff. Gross Income $1,579,761 $1,627,154 $1,675,967 $1,726,247 $1,778,034 $1,831,375 $1,886,317 $1,942,906 $2,001,193  $2,061,229

Expenses:
 R.E. Taxes         $177,764   $183,097   $188,590   $194,248   $200,075   $206,077   $212,260   $218,627   $225,186    $231,942
 Insurance           $36,361    $37,452    $38,575    $39,733    $40,925    $42,152    $43,417    $44,719    $46,061     $47,443
 Management          $78,988    $81,358    $83,798    $86,312    $88,902    $91,569    $94,316    $97,145   $100,060    $103,061
 Gen. & Admin.       $84,842   $147,726    $90,009    $92,709    $95,490    $98,355   $101,306   $104,345   $107,475    $110,700
 Utilities          $143,423   $183,097   $152,157   $156,722   $161,424   $166,267   $171,255   $176,392   $181,684    $187,134
 Maintenance        $177,764    $12,484   $188,590   $194,248   $200,075   $206,077   $212,260   $218,627   $225,186    $231,942
 Marketing           $12,120   $732,600    $12,858    $13,244    $13,641    $14,050    $14,472    $14,906    $15,353     $15,814

Total Expenses      $711,262   $732,600   $754,578   $777,215   $800,532   $824,548   $849,284   $874,763   $901,005    $928,036

Net. Oper. Income   $868,499   $894,554   $921,390   $949,032   $977,503 $1,006,827 $1,037,033 $1,068,143  1,100,188  $1,133,193

Debt Service        $723,749   $723,749   $723,749   $723,749   $723,749   $723,749   $723,749   $723,749   $723,749    $723,749

Cash Flow           $144,750   $170,805   $197,640   $225,282   $253,754   $283,078   $313,284   $344,394   $376,439    $409,444

                  DISCOUNTED CASH FLOW ANALYSIS


Cash Flow Summary:

                               N.O.I.                   Cash Flow

     Year 1                  $868,499                    $144,750
     Year 2                   894,554                     170,805
     Year 3                   921,390                     197,640
     Year 4                   949,032                     225,282
     Year 5                   977,503                     253,754
     Year 6                 1,006,827                     283,078
     Year 7                 1,037,033                     313,284
     Year 8                 1,068,143                     344,394
     Year 9                 1,100,188                     376,439
     Year 10                1,133,193                     409,444


Reversion:

     Est. Sales Price      11,910,094                  11,910,094
     Sales Expenses           595,505                     595,505
     Mortgage Payoff                                    6,124,709
                          -----------                  ----------
     Net Proceeds         $11,314,590                  $5,189,881
                          ===========                  ==========

     Discount Rate:            12.00%                      20.00%

Present Value:

     Equity                 9,117,381                   1,803,843
     Mortgage                                           7,490,115
                          -----------                 -----------
     Total Present Value   $9,117,381                  $9,293,958

          Rounded to:      $9,100,000                  $9,300,000
                          ===========                 ===========

This analysis uses two different assumptions to arrive at an estimate of value. The first is based on an unleveraged investment in the property and does not use the mortgage in the overall calculation. It is the present value of the Net Operating Income cash flows and reversion proceeds. The second method incorporates the mortgage into the calculations to arrive at a present value of the equity investment, to which is added the original mortgage amount.

Summary of the Income Capitalization Approach

Three methods have been used to derive a value by the income capitalization approach: capitalized net operating income, discounted cash flow (DCF) analysis - unleveraged and discounted cash flow (DCF) analysis - leveraged. These methods have yielded the following results:

          Capitalized Net Income:            $9,300,000

          DCF-unleveraged:                   $9,100,000

          DCF-leveraged:                     $9,300,000

As indicated earlier, the discounted cash flow analysis methods are based on the necessary assumptions as to income and expense growth over the holding period. While every effort has been made to make an accurate projection, this estimate could be subject to wide fluctuations over time. For this reason, these methods were given slightly less weight in the final analyzes.

The capitalized net income method is more closely related to actual market transactions, in that the capitalization rate is market derived. It does not require an opinion of future movement of income and expenses, but tends to reflect the markets perceptions as to future trends.

Therefore, based on the foregoing analysis, the value indication by the income capitalization approach is:

                           $9,300,000

             RECAPITULATION AND FINAL RECONCILIATION

The valuation of real property involves a systematic process in which the problem is defined, the procedure necessary to solve the problem is planned, and required data is acquired, classified, analyzed and reconciled into an final value estimate. "Reconciliation is the analysis of alternative conclusions to arrive at a final value estimate." The analysis considers the reliability and accuracy of the information used in the value conclusions for the cost approach, the sales comparison approach, and the income capitalization approach. The market value estimates for each of the three approaches used are:

     COST APPROACH                           $9,000,000

     SALES COMPARISON APPROACH               $8,900,000

     INCOME CAPITALIZATION APPROACH          $9,300,000

The cost approach is a method in which the value of a property is derived from creating a substitute property with the same utility as the subject. It is typically considered to be relatively reliable for new or proposed construction. The degree of error tends to increase in this approach commensurate with the degree of accrued depreciation. This approach includes an estimate of land value based on direct comparison of the subject site with sites having similar utility which have recently sold; an estimate of the replacement cost new of the improvements; and an estimate of all forms of accrued depreciation which is deducted from the replacement cost new estimate.

Three comparable land sales were used to estimate the value of the subject site. The land comparables were the best known available in the market and lend adequate support to the estimated value of the subject site. The Marshall Valuation Service was used to estimate the replacement cost of the improvements and the depreciation estimate was based on an observation of the surrounding neighborhood. The subject was constructed in 1984 and has a large amount of accrued depreciation due to physical deterioration. The cost approach is considered the least reliable in the final value estimate.

The sales comparison approach involves comparing similar properties that have recently sold, or similar properties that are currently offered for sale, with the subject. The basic principle of substitution underlies this approach.

Four improved apartment comparable sales were used to estimate the market value of the subject. Like the subject, all of the sales were 1980 vintage apartment complexes. Improved comparable 1 is located within 9 miles of the subject and the remaining 3 improved comparables are located within the same geographical market area, within 3 miles of the subject.

Three units of comparison were used in the sales comparison approach. The three units of comparison used include the indicated price per unit, price per room and price per square foot. After analysis, all three units of comparison indicated similar values estimates. The sales comparison approach was considered a reliable estimate of market value for the subject.

The income capitalization approach is also reliable when estimating the value of an income property. This approach most nearly reflects the value of the property as an investment. This approach includes an analysis of the effective gross income which the subject is capable of generating, based on rents achieved and occupancy rates at competitive properties. A deduction for normal operating expenses is made in order to derive net operating income which is capitalized at an overall rate. The resulting figure is the estimated value by the income capitalization approach.

Financial information supplied included an April 12, 1996 rent roll and a four year operating history. Comparable rent data was readily available and the operating expenses, capitalization rate, and discount rates were well supported by market evidence.

Two techniques were used in the income capitalization approach. The first technique used was direct capitalization and the second technique was a discounted cash flow analysis which considered both a leveraged purchase and an unleveraged purchase. Both techniques indicated value estimates which were reasonably similar. The income capitalization approach was considered a reliable estimate of market value for the subject.

In the final estimate of value, the income capitalization approach was given greatest weight and the sales comparison approach was given secondary weight. The cost approach was given little consideration. Therefore, based on the cited market data and the foregoing analysis, the market value of fee simple interest in the subject in "as is" condition and as of the effective date of April 15, 1996 is estimated at:

            NINE MILLION TWO HUNDRED THOUSAND DOLLARS
                          ($9,200,000)

                            INCLUDING
                 DEPRECIATED VALUE OF APPLIANCES
                  TWO HUNDRED THOUSAND DOLLARS
                           ($200,000)

                          REAL PROPERTY
                      NINE MILLION DOLLARS
                          ($9,000,000)



ESTIMATED MARKETING TIME:

We have reviewed the typical marketing time for apartment complexes in the Tampa Bay area, as well as, discussed the marketing time with knowledgeable commercial brokers. If appropriately priced and marketed, the marketing time of the subject property is estimated at 6 months.

                    CERTIFICATE OF APPRAISAL

I certify that, to the best of my knowledge and belief:


- The statements of fact contained in this report are true and correct.

- The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbiased professional analyses, opinions, and conclusions.

- I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest or bias with respect to the parties involved.

- My compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

- My reported analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice; and the requirements of the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute. Unless otherwise stated herein, the departure provision does not apply.

- I have made a personal inspection of the property that is the subject of this report.

- No one provided significant professional assistance to the person signing this report.

- The appraiser has performed within the context of the competency provision of the Uniform Standards of Professional Appraisal Practice.

- This report was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

- The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

- As of the date of this report, both Robert E. Riggins and William W. Atkinson have completed the requirements of the continuing education program of the Appraisal Institute.

-    This appraisal recognizes the following definition of value:

     Market Value: as defined in Chapter 12, Code of Federal Regulations, Part 34.42(f) is, "The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     1.   buyer and seller are typically motivated;

     2. both parties are well informed or well advised, and acting in what they consider their own best interests;

     3. a reasonable time is allowed for exposure in the open market;

     4. payment is made in terms of cash in United States dollars or in terms of financial arrangements comparable thereto; and

     5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

The market value of the property described herein, subject to the assumptions and limiting conditions set forth herein, as of April 15, 1996, in "as is" condition, is estimated to be:

            NINE MILLION TWO HUNDRED THOUSAND DOLLARS

                          ($9,200,000)

                            INCLUDING
                 DEPRECIATED VALUE OF APPLIANCES

                  TWO HUNDRED THOUSAND DOLLARS

                           ($200,000)


                          REAL PROPERTY

                      NINE MILLION DOLLARS

                          ($9,000,000)



Respectfully submitted:



____________________________       ____________________________
Robert E. Riggins, MAI, SRA        William W. Atkinson, MAI
President                          Vice President
State-certified general real       State-certified general real
estate appraiser #0000605          estate appraiser #0001221

               ASSUMPTIONS AND LIMITING CONDITIONS


The Market Value estimate of the property or properties appraised is subject to the following assumptions and limiting conditions:

1.   The legal description furnished is assumed to be correct.

2. No responsibility is assumed for matters legal in character nor is any opinion rendered herein as to title which is assumed to be good and merchantable. It is assumed that the property is free and clear of liens and encumbrances and under responsible ownership and management on the appraised date.

3. It is assumed that surveys and/or plats furnished to or acquired by the appraiser and used in the making of this report are correct. The appraiser has not made a land survey or caused one to be made and therefore assumes no responsibility for their accuracy.

4. Certain data used in compiling this report was given to the appraiser from sources he considers reliable; however, he does not guarantee the correctness of such data, although as far as is reasonably possible the data has been checked and is believed to be correct.

5. The soil and the area under appraisement appears to be firm and solid, unless otherwise stated. Subsidence in the area is unknown or uncommon but the appraiser does not warrant against this condition or occurrence.

6. Subsurface rights (mineral and oil) were not considered in making this report, unless otherwise stated.

7. Any riparian rights and/or littorial rights indicated by survey, map or plat are assumed to go with the property unless easements or deeds of record were found by the appraiser to the contrary.

8. Possession of this report, or copy thereof, does not carry with it, the right of publication or reproduction nor may it be used by anyone but the applicant without prior written consent of the applicant and the appraiser and in any event only in its entirety. This limitation is not to exclude applicant from copying the report in connection with the normal course of a mortgage application of syndication of the property.

9. The appraiser, by reason of this report, is not required to give testimony in court with reference to the property herein appraised nor is he obligated to appear before any governmental body, board or agent unless arrangements have been previously made thereof.

10. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. The separate valuations for land and improvements must not be used in conjunction with any other appraisal and are invalid if so used.

11. Neither all nor any part of the contents of this report shall be conveyed to the public through advertising, public relations, news, sales or other media without the written consent and approval of the author, particularly as to the valuation conclusions, the identity of the appraiser or firm with which he is connected, or any reference to the American Institute of Real Estate Appraisers, or the MAI designation.

12. We are not expert in determining the presence or absence of hazardous substances, defined as all hazardous or toxic materials, wastes, pollutants or contaminants (including, but not limited to, asbestos, PCB, UFFI, or other raw materials or chemical(s) used in construction, or otherwise present on the property). We assume no responsibility for the studies or analyses which would be required to determine the presence or absence of such substances or for loss as a result of the presence of such substances. The value estimate is based on the assumption that the subject property is not so affected.

                            ADDENDUM

                SUPPLEMENTAL SUBJECT PHOTOGRAPHS
                   VIEW OF APARTMENT BUILDINGS
           VIEW OF APARTMENT COMPLEX AND TENNIS COURTS

            VIEW OF SWIMMING POOL AND LEASING OFFICE
                 INTERIOR VIEW OF LEASING OFFICE

                  INTERIOR VIEW OF LAUNDRY ROOM
                 INTERIOR VIEW OF APARTMENT UNIT

                 INTERIOR VIEW OF APARTMENT UNIT
                 INTERIOR VIEW OF APARTMENT UNIT

               NE COACHMAN ROAD - FACING SOUTHWEST
               NE COACHMAN ROAD - FACING NORTHEAST

                         FLOOD PLAIN MAP

                            EXHIBIT A

                                         *** OFFICIAL RECORDS ***
                                               BOOK 7207 PAGE 914


All that certain parcel(s) of property lying and being situated in the county of Pinellas, State of Florida, and being more particularly described as follows:

Parcel A

A parcel of land lying in the Northeast 1/4 of Section 7, Township 29 South, Range 16 East, Pinellas County, Florida, being more particularly described as follows:

Commencing at the East 1/4 corner of said Section 7; thence N 00 deg. 5438" E, for 413.55 feet, along the East line of said
Section 7, the same being the centerline of U.S. Highway No. 19, to a point of intersection with the Northerly right-of-way line of Seaboard Coast Line Railroad; thence N. 81 deg. 0702" W, for 1117,55 feet, along said Northerly right-of-way line to a point of intersection with the Easterly right-of-way line of Florida Power Corporation, as described in Official Record Book1466, Page 156 of the Public Records of Pinellas County, Florida; thence N 00 deg. 4241" E. for 289.94 feet, along said Easterly right-of-way line to the POINT OF BEGINNING; thence continue N 00 deg. 4241" E. for 15.77 feet, along said Easterly right-of-way line; thence N 00 deg. 4511" E, for 1030.35 feet, along said Easterly right-of-way line, to a point of intersection with the Southerly right-of-way line of County Road No. 2 (Northeast Coachman Road), a 100 foot right-of-way; thence N 58 deg. 2140" E, for 367.38 feet, along Southerly right-of-way line to a point of intersection with Westerly line of that certain parcel of land as described in Official Record Book 4938, Page 322 of said Public Records of Pinellas County, Florida; thence along said Westerly and Southerly line of said parcel by the following six (6) courses; (1) S 31 deg. 3820" E, for 148.89 feet; (2) thence S 00 deg. 5315" W, for 202.73 feet to a point of curvature of a curve concave to the Northwest; (3) thence Southwesterly 60.99 feet along the arc of a curve having a radius of 135.19 feet, and a central angle of 25 deg. 5055"; (4) thence S 89 deg. 0645" E, for
43.53 feet; (5) thence S 00 deg. 5315" W, for 643.19 feet; (6)
thence S 89 deg. 0645" E, for 505.05 feet; thence S 00 deg. 3515" W, for 133.49 feet; thence N 89 deg. 0645" W, for 418.00 feet; thence S 22 deg. 0658" W, for 103.85 feet; thence S 30 deg. 0645" E, for 36.78 feet; thence N 75 deg. 0225" W, for 58.50 feet; thence 587 deg. 33'49" W, for 129.00 feet; thence N 77 deg. 2611W", for 43.00 feet; thence S 82 deg. 3349" W, for 200.00 feet; thence N 27 deg. 5611" W, for 72.00 feet; thence N 89 deg. 1111" W, for 25.96 feet to the POINT OF BEGINNING.

PARCEL B

A parcel of land lying in the Northeast 1/4 of Section 7, Township 29 South, Range 15 East, Pinellas County, florida, being more particularly described as follows:

Commence at the Northeast corner of said Section 7; thence S 00 deg. 3438" W, for 979.41 feet, along the East line of said
Section 7, the same being the centerline of U.S. Highway No. 19; thence N 89 deg. 0645" W, for 335.76 feet to the POINT OF BEGINNING; said point also being on the West line of those certain parcels as described in Official Record Book 4059, Page 1669 and Official Record Book 4963, Page 927 of the Public Records of Pinellas County, Florida; thence N 00 deg. 5333" E, for 715.81 feet along said West line to the Southerly right-of-way line of County Road No. 2 (Northeast Coachman Road); thence S 58 deg. 2140" W, for 485.63 feet, along said Southerly right-of-way; thence leaving said Southerly right-of-way along the Easterly and Northerly lines of that certain parcel as described in Official Record Book 4938, Page 922 of the Public Records of Pinellas County, Florida by the following six (6) courses: (1) S 31 deg. 3820" E, for 69.68 feet; (2) S 89 deg. 0645" E, for 21.94 feet, (3) S 00 deg. 5315" W, for 243.94 feet, (4) S 89 deg. 0645"
E, for 200.00 feet, (5) S 00 deg. 5315" W, for 135.00 feet, (6) S
89 deg. 0645" E, for 150.00 feet to the POINT OF BEGINNING.


together with an easement for ingress, egress and access as set forth in Amended Dedication recorded in Official Record Book
4311, Page 1635, Public Records of Pinnellas County, Florida.
                   LEGAL DESCRIPTION CONTINUED

4/12/96                             DECADE PROPERTIES, INC.                             1:19 pm

User:  AMAMI                               Rent Roll                               Page:

Property:  Town Place Apartments
 Unit                                                  Rent Per    Lease      Lease
Reference                             Monthly  Square   Square   Starting     Exp.    Deposits
Number     Name                        Rent     Feet     Foot      Date       Date      Held
39-1     Cox, Dianne                  625.00    1036   7.24/yr   7/01/95     6/30/96    200.00
39-2     Bice, James                  625.00    1036   7.24/yr  10/01/95     6/30/96    200.00
39-3     Troutker, Andrew & Bonnie    630.00    1036   7.36/yr   7/01/95     6/30/96    200.00
39-4     Zargaran, Theresa            655.00    1036   7.59/yr   4/10/96     3/31/97    100.00
39-5     Barr, Michael & Amy          630.00    1036   7.38/yr   9/08/95     8/31/96    300.00
39-6     Vacant                       665.00    1036   7.70/yr                            0.00
39-7     Matula, Leonard & Debra      730.00    1036   8.46/yr   8/26/95     7/31/96    200.00
39-8     Chappell, Brian & Dorothy    645.00    1036   7.47/yr   2/01/96     2/01/96    100.00
39-9     Pethachi,
          Pickappah/Vallianni       1,170.00     836  16.79/yr   4/01/96    10/31/96    200.00
39-10    Podres, Johnny             1,125.00     836  16.15/yr   2/01/96     4/30/96      0.00
39-11    Williams, Keith              580.00     836   8.33/yr   3/01/96     2/28/97    300.00
39-12    Taylor, Patricia             580.00     836   8.33/yr   8/04/95     8/31/96    200.00
39-13    Crisco, Sandra               615.00     836   8.83/yr  11/01/95     5/31/96    200.00
39-14    Bercaw, Lee & Kelly          585.00     836   8.48/yr   1/01/96     7/31/96    300.00
39-15    Sylvia, Raymond & Anita      590.00     836   8.47/yr  11/01/95     6/30/96    375.00
39-16    U.S. Coast Guard             688.00     836   9.76/yr   8/18/95     7/31/96      0.00
39-17    U.S. Coast Guard             530.00     720   8.83/yr   8/08/95     8/31/96      0.00
39-18    Vivekakadan, Rachu akd       500.00     720   8.33/yr  11/01/95     5/31/96    100.00
39-19    Hayes, Catherine             530.00     720   8.83/yr   5/01/95     4/30/96    100.00
39-20    Abdo, Kael & Raida           510.00     720   8.58/yr   9/01/95     8/31/96    100.00
39-21    Zbakic, Edin akd             555.00     720   9.25/yr  10/20/95     9/30/96    200.00
39-22    Littles, Jeanette            500.00     720   8.33/yr   8/01/95     7/31/96    199.00
39-23    Gambert, Allen               525.00     720   8.75/yr   3/01/96     9/30/96    200.00
39-24    Bailey, James                520.00     720   8.67/yr   1/01/96     7/31/96    100.00
39-25    Sabado, Brian                520.00     720   8.67/yr   1/01/96    12/31/96    100.00
39-26    Zukauskas, Robert & Brenda   515.00     720   8.58/yr  12/01/95     8/31/96    250.00
39-27    Jencik, Kimberly             520.00     720   8.67/yr   1/02/96     8/31/96    100.00
39-28    O'Conner, Ann Marie          530.00     720   8.83/yr   2/28/96     2/28/97    350.00
39-29    Fortese, Ben & Holly         535.00     720   8.92/yr   4/01/96     3/31/97    100.00
39-30    Cunningham, Grey and         520.00     720   8.67/yr  11/01/95    10/31/96    200.00
39-31    Northrup, William            460.00     540  10.22/yr   3/01/96     2/28/97    200.00
39-32    Robinson, Matthew &
          Jennifer                    490.00     540  10.89/yr   2/02/96     8/31/96    200.00
39-33    Collazo Esparro, Francisco   460.00     540  10.22/yr   1/04/96     8/31/96    200.00
39-34    Preston, Robert              455.00     540  10.11/yr  11/18/95     5/31/96    200.00
39-35    Moser, Garnett/Carolyn       555.00     720   9.25/yr   1/01/96     1/01/96    200.00
39-36    Daniels, Ronald & Deborah    530.00     720   8.83/yr   4/01/96    12/31/96      0.00
39-37    Lee, Thomas & Laurie         485.00     720   8.08/yr   8/01/95     7/31/96    200.00
39-38    Guinther, Michelle and       510.00     720   8.50/yr   6/07/95     6/30/96    100.00
39-39    Miller, John                 515.00     720   8.58/yr   8/01/95     4/30/96    100.00
39-40    El Makdissi, Elie & Joann    510.00     720   8.58/yr   4/22/95     4/30/96    200.00
39-41    Margraff, Thomas             445.00     540   9.89/yr   5/01/95     4/30/96    200.00
39-42    Hollenberg, Rich             460.00     540  10.22/yr  12/01/95     6/30/96    200.00
39-43    Vacant                       475.00     540                                      0.00
39-44    Hughes, Glenda               460.00     540  10.56/yr   2/01/96     7/31/96    200.00
39-45    Dionne, Gerald               485.00     720   8.08/yr   5/27/95     5/31/96    100.00
39-46    Hollingsworth, Diane         485.00     720   8.08/yr  10/01/95     9/30/96    200.00
39-47    Iuliani, Vincent             500.00     720   8.33/yr   4/01/96     3/31/97    200.00
39-48    Brown, Kevin                 500.00     720   8.33/yr   3/01/96     2/28/97    100.00
39-49    Hall, Mark & Christina       495.00     720   8.25/yr   4/01/96    10/31/96    300.00
39-50    Nunez, Jenny                 500.00     720   8.33/yr  11/03/95     7/31/96    200.00
39-51    Mercier, Alberto and         465.00     540  10.33/yr   1/01/96     8/31/96    200.00
39-52    Vacant                       465.00     540  10.33/yr                            0.00
39-53    Hrinik, Dennis               460.00     540  10.22/yr   1/01/96     6/30/96    200.00
39-54    Bertke, Susan                460.00     540  10.22/yr   1/27/96    12/31/96      0.00
39-55    Klotz, Christopher           515.00     720   8.58/yr   4/01/96    10/31/96    200.00
39-56    Petterson, Mikael & Heidi    500.00     720   8.33/yr   8/01/95     8/01/95    200.00
39-57    Grossmann, Marc and          485.00     720   8.08/yr   8/26/95     7/31/96    200.00
39-58    Holzhauser, Gary Brooks      490.00     720   8.17/yr   1/01/96    12/31/96    200.00
39-59    Ward, Jeffrey                480.00     720   8.08/yr   8/01/95     7/31/96    200.00
39-60    West, Laura                  470.00     720   7.83/yr  10/01/95     9/30/96    300.00
39-61    Miller, David                485.00     720   8.08/yr  12/01/95    11/30/96    200.00
39-62    Hussein, Ahmed               450.00     540  10.00/yr   2/01/96     1/31/97    100.00
39-63    Hoang, VY                    455.00     540  10.11/yr   3/15/95     3/31/96    200.00
39-64    Puente, James and            460.00     540  10.22/yr  12/30/95     9/30/96    100.00
39-65    Skeme, Gail                  510.00     540  11.33/yr   1/01/96     8/31/96    300.00
39-66    Mestor, Tammy                485.00     720   8.08/yr   3/01/96     2/28/97      0.00
39-67    Fischer, Lori                485.00     720   8.08/yr   5/01/95     4/30/96    300.00
39-68    Stanek, Scott & Katherine    500.00     720   8.33/yr   2/01/96    10/31/96    130.00
39-69    Thorne, Elizabeth            485.00     720   8.08/yr   7/01/95     6/30/96    100.00
39-70    Goodman, Garth               500.00     720   8.33/yr  10/08/95     5/31/96    200.00
39-71    McMatt, Bryan                470.00     540  10.44/yr  12/05/95     6/30/96    200.00
39-72    Kern, Kirsten                470.00     540  10.44/yr   3/02/96     9/30/96    200.00
39-73    Engelking, James             455.00     540  10.11/yr   7/18/95     6/30/96    100.00
39-74    Horn, Kristina and           460.00     540  10.22/yr  12/01/95     6/30/96    200.00
39-75    Furlong, Michael             485.00     720   8.08/yr  10/01/95     6/30/96    100.00
39-76    Mromyak, Thomas              545.00     720   9.08/yr   4/01/96     3/31/97    100.00
39-77    Garcia, Ramona               485.00     720   8.08/yr   8/06/95     7/31/96    100.00
39-78    Smith, Walter & Linda        485.00     720   8.08/yr   8/01/95     7/31/96    200.00
39-79    Hull, Christine              485.00     720   8.08/yr   3/01/96     2/28/97    200.00
39-80    Devine, Derek & Marie        515.00     720   8.58/yr   9/07/95     8/31/96    300.00
39-81    Nagel, Mellissa              465.00     540  10.33/yr   1/01/96    12/31/96    300.00
39-82    Ferlito, Jennifer            490.00     540  10.89/yr  12/16/95     6/30/96    200.00
39-83    Couch, Chuck                 465.00     540  10.33/yr   4/01/96    10/31/96    200.00
39-84    Boudrie, Marc and            455.00     540  10.11/yr   4/30/95     4/30/96    100.00
39-85    Salkin, Ruth                 500.00     720   8.33/yr  10/01/95     9/30/96    475.00
39-86    Beckman, Tracy               475.00     540  10.56/yr   4/01/96    10/31/96    300.00
39-87    Grier, Krysta                545.00     720   9.88/yr   3/01/96     3/01/96    200.00
39-88    Panczel, Erika               455.00     540  10.11/yr  10/01/95     4/30/96     99.00
39-89    Dara, Eugene & Rosetta       520.00     720   8.67/yr   4/05/96    10/31/96    300.00
39-90    Padgett, Kim                 460.00     540  10.22/yr   4/01/96     3/31/97    200.00
39-91    Bunning, Michelle            560.00     720   9.33/yr   2/07/96     9/30/96    100.00
39-92    Harris, Rhee                 460.00     540  10.22/yr   2/01/96     1/31/97    200.00
39-93    Albano, Toula and            600.00     836   8.61/yr  10/13/95     4/30/96    200.00
39-94    Duday, Marcia & Nancy        595.00     836   8.54/yr   2/01/96     8/31/96    300.00
39-95    Love, Katherine              605.00     836   8.68/yr   9/01/95     8/31/96    100.00
39-96    Colina, Arnie                590.00     836   8.47/yr   5/05/95     4/30/96    100.00
39-97    Shrewsberry, Mark & Lisa     580.00     836   8.33/yr   1/01/96    12/31/96    350.00
39-98    Vacant                       590.00     836   8.47/yr                            0.00
39-99    Chambers, Kathy              575.00     836   8.25/yr   9/01/95     5/31/96    100.00
39-100   Vacant                       620.00     836   8.98/yr                            0.00
39-101   Martyniak, Mike              645.00    1036   7.47/yr  11/16/95    10/31/96    200.00
39-102   Johnson, Minerya             630.00    1036   7.38/yr   2/01/96    11/30/96    200.00
39-103   McCall, Linda and            660.00    1036   7.64/yr   7/08/95     6/30/96    100.00
39-104   Jones, Judith                655.00    1036   7.59/yr  11/01/95    10/31/96    200.00
39-105   Ridderhoff, Pete & Earleen   625.00    1036   7.24/yr   6/01/95     5/31/96    300.00
39-106   Duncan, Mark and             655.00    1036   7.59/yr   7/01/95     3/31/96    100.00
39-107   Perez, Rosa                  630.00    1036   7.30/yr   7/21/95     4/30/96    200.00
39-108   Quinby, Karin and            655.00    1036   7.59/yr   3/07/95     3/31/96    200.00
39-109   Barrett, Margarette          670.00    1036   7.76/yr  10/14/95     9/30/96    200.00
39-110   House, Deborah               700.00    1036   8.11/yr   3/01/96     9/30/96    300.00
39-111   Vacant                       600.00    1036   7.88/yr                            0.00
39-112   U.S. Coast Guard             730.00    1036   8.46/yr   7/21/95     6/30/96      0.00
39-113   U.S. Coast Guard             730.00    1036   8.46/yr   2/01/96     1/31/97      0.00
39-114   Brewer, Robyn                670.00    1036   7.76/yr   9/20/95     4/30/96    200.00
39-115   Hardin, John                 640.00    1036   7.41/yr   5/01/95     4/30/96    300.00
39-116   Gillespie, Ricky & Pamela    635.00    1036   7.36/yr   6/01/95     7/31/96     99.00
39-117   Takeda, Tokurd & Kathleen    485.00     720   8.08/yr   5/01/95     4/30/96    300.00
39-118   Amrhein, Sigurd              500.00     720   8.33/yr   2/15/96     9/30/96      0.00
39-119   Graham, Linda                500.00     720   8.33/yr   1/01/96    12/31/96    100.00
39-120   Rallo, Ben                   485.00     720   8.08/yr   8/01/95     7/31/96    100.00
39-121   Cucuz, Melissa               500.00     720   8.33/yr   9/01/95     8/31/96      0.00
39-122   Cloud, Tracy                 500.00     720   8.33/yr  12/31/95     8/31/96    100.00
39-123   Lynch, Michael & James       490.00     540  10.89/yr   3/01/96     3/01/96    200.00
39-124   Clark, Tracy                 485.00     540  10.78/yr   8/15/95     7/31/96    200.00
39-125   Lorenzo, Austin              450.00     540  10.00/yr   1/01/96    12/31/96    200.00
39-126   Kody, Mike                   460.00     540  10.22/yr   4/01/96     4/01/96    200.00
39-127   Young, David & Shelba        495.00     720   8.25/yr  12/01/95     6/30/96    200.00
39-128   Dalton, Russell              515.00     720   8.58/yr   4/01/96     3/31/97    200.00
39-129   Nokks, Susan                 515.00     720   8.58/yr   3/01/96    11/30/96    200.00
39-130   Wong, Seng and               500.00     720   8.33/yr   9/15/95     4/30/96    150.00
39-131   Weston, James                485.00     720   8.08/yr   5/01/95     4/30/96    200.00
39-132   Vacant                       515.00     720   8.58/yr                            0.00
39-133   Hatcher, Argie               470.00     540  10.44/yr  11/01/95    10/31/96      0.00
39-134   Korizzo, Joanne              460.00     540  10.22/yr   2/01/96     8/31/96    200.00
39-135   Getgen, Daniel               465.00     540  10.33/yr   1/01/96    12/31/96    200.00
39-136   Galle, Bruce                 450.00     540  10.00/yr  11/01/95    10/31/96    100.00
39-137   Hill, Judith                 640.00    1036   7.41/yr  10/01/95     9/30/96    250.00
39-138   Powell, Kimberly and         655.00    1036   7.59/yr   6/16/95     5/31/96    100.00
39-139   Dewitt, Monica               650.00    1036   7.53/yr   6/01/95     5/31/96    250.00
39-140   Sharp, William & Terri       655.00    1036   7.59/yr   7/02/95     6/30/96    100.00
39-141   Danahy, Rafael and           650.00    1036   7.53/yr  10/01/95     4/30/96    100.00
39-142   Vacant                       655.00    1036   7.59/yr                            0.00
39-143   U.S. Coast Guard             730.00    1036   8.46/yr   1/05/96     6/30/96      0.00
39-144   Holter, Michael and          645.00    1036   7.47/yr   9/01/95     8/31/96    200.00
39-145   Schoeck, Lane                650.00    1036   7.53/yr   7/01/95     6/30/96    100.00
39-146   Feeney, Kevin                655.00    1036   7.59/yr   4/07/95     4/30/96    200.00
39-147   Discioscia, Joann and        655.00    1036   7.59/yr   7/01/95     6/30/96    100.00
39-148   Traci, Louis                 675.00    1036   7.82/yr   4/01/96    10/31/96    200.00
39-149   Unansky, Elaine              660.00    1036   7.64/yr   1/01/96    12/31/96    300.00
39-150   Mabee, Richard               670.00    1036   7.76/yr   4/01/96     3/31/97    200.00
39-151   Aqliano, Ruth and            625.00    1036   7.24/yr   7/01/95     6/30/96    175.00
39-152   Crawford, Lon                655.00    1036   7.59/yr   8/29/95     7/31/96    100.00
39-153   U.S. Coast Guard             730.00    1036   8.46/yr   6/30/95     6/30/96      0.00
39-154   Coyle, Tim and               670.00    1036   7.76/yr   4/01/96     4/01/96    200.00
39-155   U.S. Coast Guard             730.00    1036   8.46/yr   9/15/95     8/31/96      0.00
39-156   Miller, David                700.00    1036   8.11/yr   5/01/95     4/30/96      0.00
39-157   Vacant                       655.00    1036   7.59/yr                            0.00
39-158   Vacant                       650.00    1036   7.53/yr                            0.00
39-159   O'Connor, Tim & Angela       640.00    1036   7.41/yr   7/01/95     6/30/96    300.00
39-160   Vacant                       685.00    1036   7.81/yr                            0.00
39-161   Drayton, Dan                 650.00    1036   7.53/yr  12/01/95     6/30/96    200.00
39-162   Setzer, Deborah and          655.00    1036   7.59/yr   9/01/95     8/31/96    100.00
39-163   Morrison, Scott and          675.00    1036   7.82/yr   4/01/96    10/31/96    300.00
39-164   Shill, Tom & Teresa          650.00    1036   7.53/yr   8/01/95     7/31/96    100.00
39-165   Stone, Rick & Shirley        655.00    1036   7.59/yr   6/23/95     5/31/96    100.00
39-166   Shaw, John & Joellen         670.00    1036   7.76/yr  11/09/95     5/31/96    350.00
39-167   Trevino, Sheila              650.00    1036   7.53/yr  11/01/95    10/31/96    350.00
39-168   Vacant                       645.00    1036   7.47/yr                            0.00
39-169   West, Thomas                 620.00     836   8.98/yr   3/25/96    10/31/96      0.00
39-170   U.S. Coast Guard             710.00     836  10.19/yr  12/12/95    11/30/96      0.00
39-171   Dodge, Christine and         620.00     836   8.98/yr   7/01/95     6/30/96    100.00
39-172   Werner, Marianne             580.00     836   8.33/yr   5/01/95     4/30/96    250.00
39-173   Bryant, Ken                  600.00     836   8.61/yr  11/01/95     8/31/96     99.00
39-174   Porras, Melba                640.00     836   9.19/yr  12/01/95    11/30/96    200.00
39-175   Lang, Judith                 595.00     836   8.54/yr   9/01/95     5/31/96    200.00
39-176   Oaks, Renee                  685.00     836   8.68/yr  12/01/95    12/01/95    200.00
39-177   Camillo, Albert              590.00     836   8.47/yr   4/10/95     4/30/96    200.00
39-178   Trapano, Vincent and         595.00     836   8.54/yr  11/01/95    10/31/96    100.00
39-179   Sharp, Hassan & Christina    585.00     836   8.40/yr   3/01/96     3/01/96    100.00
39-180   White, Lisa and              620.00     836   8.98/yr   8/25/95     7/31/96    200.00
39-181   Barker, Ross & Kristine      590.00     836   8.47/yr   6/01/95     5/31/96    200.00
39-182   Kozer, Blair                 610.00     836   8.76/yr  11/24/95     7/31/96    300.00
39-183   Hess, Debra                  590.00     836   8.47/yr   3/01/96     3/01/96    100.00
39-184   Bowman, Heidi                590.00     836   8.47/yr   9/18/95     8/31/96    200.00
39-185   Vacant                       545.00    1036   6.31/yr                            0.00
39-186   Falk, Jennifer and           660.00    1036   7.64/yr   9/01/95     3/31/96    200.00
39-187   Ekeberg, Kristin and         655.00    1036   7.59/yr   9/08/95     5/31/96    300.00
39-188   Colina, Ricardo & Lucy       700.00    1036   8.11/yr   1/06/96     7/31/96    200.00
39-189   Dubendorfer, Dorothea        670.00    1036   7.76/yr   2/01/96     1/31/97    200.00
39-190   Hobbs, Timothy               670.00    1036   7.76/yr   1/01/96     6/30/96      0.00
39-191   Vandervelde, Hendrick        660.00    1036   7.64/yr  12/01/95    11/30/96    200.00
39-192   Grosbeck, John and           655.00    1036   7.59/yr   4/01/96     4/01/96    200.00
39-193   U.S. Coast Guard             730.00    1036   8.46/yr   2/01/96     1/31/97      0.00
39-194   U.S. Coast Guard             730.00    1036   8.46/yr   3/01/96     2/28/97    300.00
39-195   Francis, Gerald & Laverda    650.00    1036   7.53/yr  10/01/95     9/30/96    300.00
39-196   Cribbs, William              735.00    1036   8.51/yr   4/01/96     4/01/96    200.00
39-197   Ridgeway, Ronnie & Cathy     785.00    1036   8.17/yr   3/01/96     3/01/96    200.00
39-198   Davis, Reynaldo & Sandra     655.00    1036   7.59/yr  10/01/95     9/30/96    200.00
39-199   Whitehurst, Calvin &
          Elizabeth                   650.00    1036   7.53/yr   8/01/95     7/31/96    200.00
39-200   Jardin, Fernando (63)        665.00    1036   7.78/yr  11/01/95    10/31/96    100.00
39-201   Whoolery, Kathy              535.00     720   8.92/yr   2/01/96     8/31/96    200.00
39-202   Dobbs, Meredith              535.00     720   8.92/yr   7/08/95     6/30/96    200.00
39-203   Palmer, Alice                528.00     720   8.67/yr   7/01/95     6/30/96    200.00
39-204   Rebokus, Elsie               545.00     720   9.18/yr   4/01/96    12/31/96    200.00
39-205   Kalteux, Carolyn and         540.00     720   9.00/yr   8/01/95     7/31/96    100.00
39-206   Dancey, David                540.00     720   9.00/yr   3/01/96     9/30/96    100.00
39-207   Dupras, Dinah                540.00     720   9.00/yr   4/05/96    11/30/96    200.00
39-208   Grant, Jim                   535.00     720   8.92/yr   2/01/96     1/31/97    100.00
39-209   Harrington, David & Gwen     685.00    1036   7.93/yr   5/06/95     4/30/96    300.00
39-210   Fachtmann, Richard           730.00    1036   8.46/yr  11/13/95     5/31/96    200.00
39-211   Kline, David                 685.00    1036   7.93/yr   3/01/96    10/31/96    100.00
39-212   Wendt, Ellen and             700.00    1036   8.11/yr  10/01/95     4/30/96    200.00
39-213   Murren, Thomas               685.00    1036   7.93/yr   2/01/96     1/31/97    100.00
39-214   Handy, Rodney & Carolyn      680.00    1036   7.88/yr   5/01/95     4/30/96    100.00
39-215   Kaits, Diana                 720.00    1036   8.34/yr   3/25/95     3/31/96    200.00
39-216   Hamel, Vicki and             685.00    1036   7.93/yr   4/07/95     4/30/96    200.00
39-217   Sharp, Adam                  725.00    1036   8.41/yr   7/01/95      7/1/95    200.00
39-218   Rosati, Guy                  685.00    1036   7.93/yr   3/01/96    10/31/96    100.00
39-219   Plager, Alan & Sandy         685.00    1036   7.93/yr   8/01/95     7/31/96    100.00
39-220   Lovetere, Francis and        688.00    1036   7.88/yr   7/01/95     6/30/96    200.00
39-221   Tobin, Lana and              688.00    1036   7.88/yr   3/01/96    10/31/96    300.00
39-222   Steffy, Suzanne              685.00    1036   7.93/yr   8/15/95     7/31/96    200.00
39-223   Toro, William and            655.00    1036   7.59/yr  11/01/95     7/31/96    200.00
39-224   McEuew, Kim and              685.00    1036   7.93/yr   4/27/95     4/30/96    100.00
39-225   Uhrin, Michael and           535.00     720   8.92/yr   2/10/96     1/31/97      0.00
39-226   Schrier, Gladys              585.00     720   8.42/yr   4/01/96     3/31/97    300.00
39-227   Tripp, David                 525.00     720   8.75/yr  12/05/95     7/31/96    200.00
39-228   Turner, Kathleen             525.00     720   8.75/yr  10/06/95     9/30/96    250.00
39-229   Gray, Frederick              525.00     720   8.75/yr  11/11/95    10/31/96    200.00
39-230   Larson, Brian and            535.00     720   8.92/yr   8/01/95     4/30/96    250.00
39-231   Stuhner, Susan               555.00     720   9.25/yr   5/20/95     5/31/96    100.00
39-232   Diamond, Jeff                525.00     720   8.75/yr  12/04/95    11/30/96    200.00
39-233   Wooldridge, Edward & Alice   655.00    1036   7.59/yr   4/01/96     3/31/97    100.00
39-234   Galloway, Dawn and           655.00    1036   7.59/yr   7/15/95     6/30/96    200.00
39-235   Warren, Chris & Kimothy      650.00    1036   7.53/yr   9/01/95     8/31/96    100.00
39-236   Crehey, Philip               645.00    1036   7.47/yr  11/01/95    10/31/96    250.00
39-237   Jacquette, Michael           650.00    1036   7.53/yr   8/01/95     4/30/96    150.00
39-238   Bellville, Denise            650.00    1036   7.53/yr   7/01/95     7/01/95    175.00
39-239   Walton, Scott & Laurie       680.00    1036   7.88/yr   4/01/96     3/31/97    300.00
39-240   Fournier, Joyce              645.00    1036   7.47/yr   7/01/95     6/30/96    300.00

PROPERTY TOTALS:

                                    -Percentage of Occupied Units-
Total Occupied Rents   132,280.00   Total Occupied Units          227
Total Vacant Rents       7,765.00   Total Vacant Units             13
Total Gross Rents      140,045.00   Total Units                   240
Total Square Footage   208,368.00   Percentage Occupied           95%
Average Rent/Sq. Ft. /Yr.    8.39   -Percentage of Occupied Sq. Feet-
Average Rent/Sq. Ft. /Mth    8.70   Total Occupied Sq. Feet188,688.00
Total Security Deposits 39,376.00   Total Vacant Sq. Feet   11,760.00
                                    Total Square Footage   200,368.00
                                    Percentage Occupied           94%

OPERATING STATEMENTS - TOWN PLACE APARTMENTS

INCOME                               1992          1993          1994

Gross Potential Rent            1,506,787     1,540,845     1,581,531
  Less:  Vacancy                 (73,580)      (73,174)     (103,575)

Net Rental Income               1,433,217     1,487,771     1,477,956

  Late Charges                      5,281         4,723         4,988
  Laundry & Misc. Income           17,194        20,092        15,002

Total Service & Misc. Income       22,475        24,815        22,990

TOTAL INCOME                    1,455,092     1,492,588     1,500,948

EXPENSES

  On-Site Management               67,829        58,495        68,088
  Maintenance                      48,115        48,254        47,074
  Cleaning                         12,966        13,947        14,476
  Grounds                          15,269        17,873        14,642

Total Personnel                   144,181       148,372       144,278
  Telephone, Mileage & Postage      4,290         8,054         8,228
  Miscellaneous                     3,663         4,501         3,991

Total Office                        7,853        10,555        10,219
  Newspapers                        2,353         2,427           585
  Apartment Guides & Other         14,515        11,740        10,706

Total Adv. & Marketing             16,878        14,167        11,291

  Painter                          13,485        12,200        13,662
  Carpet Shampooing                 5,535         2,885         2,883
  Cleaning                                          500           830

Total Outside Contractors          19,020        15,605        16,875
  Pest Control                      4,259         8,807         7,838
  Rubbish                          25,385        30,834        27,792

Total Building Services            29,644        38,741        35,525
  Maintenance Supplies              9,797        12,387        12,466
  Cleaning Supplies                 1,211         1,480         1,081

Total Supplies                     11,008        13,847        13,547

  Gas                               2,438         2,380         1,914
  Electric                         25,870        28,197        32,312
  Sewer and Water                  80,413        73,955        73,004

Total Utilities                   108,719       104,545       107,230

  Lawn Mowing Contract             29,400        28,400        34,468
  Misc. Grounds                    11,220        11,511         6,219

Total Grounds                      40,620        40,911        40,687


  Property Management Fee          71,661        73,389        78,047
  Taxes                           188,370       165,835       173,657
  Insurance                        17,529        17,818        18,082

Total Fixed Expenses              257,566       257,042       261,788

TOTAL EXPENSES                    635,589       643,076       841,541

NET OPERATING INCOME              820,103       849,511       859,405

GROSS POTENTAL RENT                                  6,616,857
LESS:  VACANCY                                        (187.617)
LATE CHARGES                                             4.181
LAUNDRY AND MISCELLANEOUS INCOME                        41.881

TOTAL INCOME                                         1.554.502

EXPENSES
     ON-SITE                                            68.414
     MAINTENANCE MANAGEMENT/REPAIR                      48.889
     CLEANING & OTHER                                   13.270
     GROUNDS/SHOW & OTHER                               14.875

TOTAL PERSONNEL                                        144.569

     TELEPHONE                                           3.781
     POSTAGE                                             1.827
     DUES, FEES LICENSES                                 1.338
     OFFICE EQUIPMENT & OTHER                            7.273

TOTAL OFFICE                                            13.389

     APARTMENT GUIDES & OTHER                            5.688
     PUBLIC RELATIONS                                    6.268
     LEASE RENEWAL INCENTIVES & OTHER                       94

TOTAL ADV. & MARKETING                                  11.962

     PLUMBING                                            1.352
     PAINTER                                            15.459
     CARPET SHAMPOOING/REPAIR                            6.041
     DRYWALL/CARPENTRY & OTHER                           3.013

TOTAL OUTSIDE CONTRACTORS                               25.865

     PEST CONTROL                                        5,568
     RUBBISH                                            26.934
     FIRE EXTINGUISHERS                                  2.866
     FURNITURE RENTAL & OTHER                            2.149

TOTAL BUILDING SERVICES                                 36,709

     PAINT                                                5.14
     MAINTENANCE SUPPLIES                                12.32
     A/C AND APPLIANCE PARTS                              4.74
     CLEANING SUPPLIES & OTHER                            1.86

TOTAL SUPPLIES                                          24.065

     GAS                                                 2.146
     ELECTRIC                                           32.528
     SEWER AND WATER                                    67.673

TOTAL UTILITIES                                        102.347

     LAWN MOWING CONTRACT                               32.888
     FERTILIZER & MULCH                                  4.892
     EQUIPMENT SERVICE & PARTS                           1.872
     POOL CHEMICALS, REPAIRS & OTHER                     7.681

TOTAL GROUNDS                                           46.525

     PROPERTY MANAGEMENT FEE                            77.725
     TAXES                                             177.686
     INSURANCE                                          34.638

TOTAL FIXED EXPENSES                                   285.849

CAPITALIZED REPLACEMENTS/REPAIRS                        46.635

TOTAL EXPENSES                                         737.115

NET OPERATING INCOME                                   817.387

Sec. 135.076             CLEARWATER CODE
        Division 12.  Planned Development District (PD)
Sec. 135.076.  General description.
     This district is created to provide an alternate method of land development not available within the framework of the other zoning districts. Specifically, this zone classification may be assigned to land which is to be developed utilizing innovative design techniques not made possible through the structure of the other zoning districts for the purpose of achieving one or more of the following development objectives:
     (1) To preserve or be otherwise sensitive to significant environmental or topographical features which exist on the site.
     (2) To accommodate a mixture of uses on a single parcel of land made internally and externally compatible through use limitations, sign control, building orientation, buffering, or other techniques which may be appropriate to a particular development proposal.
     (3) To accommodate a juxtapositioning of buildings with exceptional setback or separation distances made internally and externally compatible through strategic landscape and spatial design.
     (4) To accommodate a comprehensively planned and phased redevelopment project involving multiple ownerships which provides for interrelated uses, circulation patterns (both vehicular and pedestrian), building orientations, parking areas, architectural motifs, signs, open spaces, vistas, amenity areas and like features which positively contribute to the area being redeveloped and the city.
All land assigned this zoning will require site plan approval by the city commission in accord with the provisions contained in chapter 137, "Administration and Enforcement," of this development code, section 137.010. Such site plan shall be reviewed by the city commission in conjunction with any application for planned development district zoning or rezoning and all development shall occur consistent with that site plan as approved by the commission or subsequently amended consistent with the provisions for amendment contained in chapter 137. (Ord. No. 4035, Sec. 2, 8-29-85)
Sec. 135.077.  Subdistricts.
     The planned development district shall be comprised of the following six (6) subdistricts, the preferred land use in each implied by the subdistrict title:
     (1)  Residential Planned Development District (RPD).
     (2)  Office Planned Development District (OPD).
     (3)  Commercial Planned Development District (CPD).
     (4)  Industrial Planned Development District (IPD).
     (5)  Recreational Planned Development District (RecPD).
     (6) Clearwater Beach Planned Development District (CBPD). (Ord. No. 4035, Sec. 2, 8-29-85)

                      LAND DEVELOPMENT CODE          Sec. 135.080
Sec. 135.078.  Establishment/contraction.
     It is intended that four (4) acres or more be provided to establish a new Residential, Office, Commercial, Industrial or Clearwater Beach Planned Development District and that fifty (50) acres or more be provided to establish a Recreational Planned Development District, unless legislatively (by ordinance) determined by the city commission to be in the public interest. Furthermore, it is intended that no existing Residential, Office, Commercial, Industrial or Clearwater Beach Planned Development District be contracted to an area of less than four (4) acres, and that no existing Recreational Planned Development District be contracted to an area of less than fifty (50) acres, unless the city commission legislatively (by ordinance) determines that a reduced area is in the public interest. (Ord. No. 4035, Sec. 2, 8-29-85)
Sec. 135.079.  Permitted uses.
     Within each of the subdistricts of the Planned Development District, only the following uses may be permitted and all require city commission approval in conjunction with site plan approval:
     (1) Residential Planned Development District: Any single or combination of residential uses identified as permitted in the residential zoning districts contained in this chapter.
     (2) Office Planned Development District: Any single or combination of uses identified as permitted in the office or residential zoning districts contained in this chapter.
     (3) Commercial Planned Development District: Any single or combination of uses identified as permitted in the commercial, office or residential zoning districts contained in this chapter.

     (4) Industrial Planned Development District: Any single or combination of uses identified as permitted in the Limited Industrial District or any commercial zoning district contained in this chapter.
     (5) Recreational Planned Development District: Any single or combination of uses identified as permitted in the Open Space/Recreation District, plus, retail sales and restaurants which are integral to and limited in size and scope so as to complement the recreation use which they directly serve.
     (6) Clearwater Beach Planned Development District: Any combination of tourist-oriented hotel, motel, restaurant, retail, service, entertainment and/or office uses.
Any use proposed for a particular subdistrict of the Planned Development District must be clearly and specifically identified on the accompanying site plan to be deemed permitted. (Ord. No. 4035, Sec. 2, 8-29-85)
Sec. 135.080.  Conditional uses.
     Within each of the subdistricts of the Planned Development District, the following uses may be permitted as conditional uses:
                         CLEARWATER CODE
     (1) Residential Planned Development District: Any single or combination of uses identified as conditional in the residential zoning districts contained in this chapter.
     (2) Office Planned Development District: Any single or combination of uses identified as conditional in the office or residential zoning districts contained in this chapter.
     (3) Commercial Planned Development District: Any single or combination of uses identified as conditional in the commercial, office or residential zoning districts contained in this chapter.
     (4) Industrial Planned Development District: Any single or combination of uses identified as conditional in the Limited Industrial District or any commercial district contained in this chapter.
     (5) Recreational Planned Development District: Only alcoholic beverage sales (consumption on premises) may be considered as a conditional use and only where such use is integral to and limited in size and scope so as to complement the recreation use which it directly serves.
     (6) Clearwater Beach Planned Development District: Any single or combination of uses identified in the commercial zoning districts contained in this chapter. (Ord. No. 4035, Sec. 2, 8-29-85)
Sec. 135.081.  Use limitations.
     All uses, whether permitted, conditional or nonconforming, shall be conducted in consonance with the use standards contained in chapter 136, section 136.005. (Ord. No. 4035, Sec. 2, 8-29-
85)
Sect. 135.082. Dimensional and numerical development requirements.
     The following dimensional and numerical development requirement shall apply to all development within Planned Development Districts:
     (1) Maximum density: Twenty-eight (28) dwelling units or forty-two (42) hotel/motel units per net acre. (Ord. No. 4035, Sec. 2, 8-29-85)

Sec. 135.080             CLEARWATER CODE
           Division 13.  Limited Office District (OL)
Sec. 135.083.  General description.
     This district is created to provide a professional office district compatible with neighborhood land uses through the utilization of restrictive building heights, setbacks and lot coverage. Actual site development is to have particular emphasis on landscaping, buffering and architecture in order to preserve neighborhood integrity and consistency. (Ord. No. 4035, Sec. 2, 8-29-85)

                      LAND DEVELOPMENT CODE          Sec. 135.087
Sec. 135.084.  Establishment/contraction.
     It is intended that two (2) acres or more be provided to establish a new Limited Office District and that no existing Limited Office District be contracted to an area of less than two
(2) acres, unless the city commission legislatively (by ordinance) determines that a reduced area is in the public interest. (Ord. No. 4035, Sec. 2, 8-29-85)
Sec. 135.085.  Permitted uses.
     Within Limited Office Districts, only the following uses (and structures designed for such uses) shall be permitted:
     (1)  Business/professional offices.
     (2)  Funeral homes.
     (3)  Multiple-family dwellings.
     (4)  Townhouses.
     (5)  Three-family dwellings.
     (6)  Two-family dwellings.
     (7)  Detached single-family dwellings.
     (8)  Family care.
     (9)  Accessory uses.  (Ord. No. 4035, Sec. 2, 8-29-85)
Sec. 135.086.  Conditional uses.
     Within Limited Office Districts, the following uses may be permitted as conditional uses:
     (1)  Veterinary offices.
     (2)  Level I group care.
     (3)  Level II group care.
     (4)  Level III group care.
     (5)  Congregate care.
     (6)  Nursing homes.
     (7)  Child day care.  (Ord. No. 4035, Sec. 2, 8-29-85)
Sec. 135.087.  Use limitations.
     (a) Multiple-family dwellings shall be governed by the dimensional and numerical development requirements of the Multiple-Family Residential "Sixteen" District contained in section 135.051 of this chapter.
     (b) Townhouses shall be governed by the dimensional and numerical development requirements contained in chapter 136, section 136.012.
     (c) Three-family dwellings shall be governed by the dimensional and numerical development requirements of the Multiple-Family Residential "Twelve" District contained in section 135.044 of this chapter.
     (d) Two-family dwellings shall be governed by the dimensional and numerical development requirements of the Multiple-Family Residential "Twelve" District contained in section 135.043 of this chapter.
     (e) Detached single-family dwellings shall be governed by the dimensional and numerical development requirements of the Single-Family Residential "Eight" District contained in section 135.029 of this chapter.
     (f) Family, group and congregate care facilities shall comply with all terms contained in chapter 136, section 136.020.
     (g)  Nursing homes shall have a maximum density of sixteen
          (16) units per net acre.
     (h) Accessory uses shall comply with all terms contained in chapter 136, section 136.008.
     (i) All uses, whether permitted, conditional or nonconforming, shall be conducted in consonance with the use standards contained in chapter 136, section
          136.005.  (Ord. No. 4035, Sec. 2, 8-29-85)

                      LAND DEVELOPMENT CODE          Sec. 135.088
Sec. 134.088. Dimensional and numerical development requirements.
     The following dimensional and numerical requirements shall apply to development within Limited Office Districts not expressly regulated elsewhere:
     (1)  Minimum lot area:  Six thousand (6,000) square feet.
     (2)  Minimum lot width at setback line:  Sixty (60) feet.
     (3)  Minimum lot depth:  Eighty-five (85) feet.
     (4) Minimum setbacks: Structures shall be afforded setbacks which measure not less than hereinafter referenced nor less than any higher standard which may be applicable to a particular property in accord with the uniform development regulations contained in chapter 136.
          a.   Principal and accessory structures:
               1. From a street right-of-way: Twenty-five (25) feet
               2.   From a side property line:  Ten (10) feet.
               3. From a rear property line: Fifteen (15) feet.
          b.   Reserved.
     (5) Maximum height: Twenty-five (25) feet; except that such height limitation shall, where applicable, be increased or reduced in accord with the height bonus provisions, airport restrictions, and other regulations contained in chapter 136, section 136.004.
     (6)  Minimum open space:
          a.   For the lot:  Thirty (30) percent of the lot area.
          b. For the front yard: Fifty-five (55) percent of the front yard area.
     (7)  Maximum floor area ratio:  Three-tenths (0.3).
     (8) Minimum building separation distance within a development: Each building within a development shall be separated from each other building within the same development by a distance equal to fifty (50) percent of the sum of the heights of such two (2) adjacent buildings, but in no case shall the separation distance be less than twenty (20) feet.
     (9) Maximum building coverage: Thirty (30) percent. (Ord. No. 4035, Sec. 2, 8-29-85)
           Division 14.  General Office District (OG)
Sec. 135.089.  General description.
     This district is created to provide a general business office district compatible with other highway-oriented land uses in terms of building height, mass and setbacks. Site development shall be particularly sensitive to limiting points of access to the highway, coordinating on-site vehicular and pedestrian circulation, and enhancing the view corridor along the highway through the provision of landscaping and open space. (Ord. No. 4035, Sec. 2, 8-29-85)

Sec. 135.076         LAND DEVELOOPMENT CODE          Sec. 135.092
Sec. 135.090.  Establishment/contraction.

     It is intended that two (2) acres or more be provided to establish a new General Office District and that no existing General Office District be contracted to an area of less than two
(2) acres, unless the city commission legislatively (by ordinance) determines that a reduced area is in the public interest. (Ord. No. 4035, Sec. 2, 8-29-85)
Sec. 135.091.  Permitted uses.
     Within General Office Districts, only the following uses (and structures designed for such uses) shall be permitted:
     (1)  Business/professional offices.
     (2)  Medical clinic or laboratory.
     (3)  Snack bar or luncheonette.
     (4)  Accessory uses.  (Ord. No. 4035, Sec. 2, 8-29-85)
Sec. 135.092.  Conditional uses.
     Within General Office Districts, the following uses may be permitted as conditional uses:
     (1)  Veterinary offices.
     (2)  Nursing homes. (Ord. No. 4035, Sec. 2, 8-29-85)

                   APPRAISAL ENGAGEMENT LETTER

RIGGINS, ATKINSON, COMBS & ASSOCIATES, INC.  APRIL 9, 1996
Appraiser's Name                             Date

18850 U.S. Highway 19 North, Suite 525       (818)-530-9793
Address                                      Phone

Clearwater, Florida  34624                   Ref. #_________

2545 COACHMAN ROAD N.E., CLEARWATER
Subject property address

TOWN PLACE APARTMENTS
Name or description of site


Republic Bank welcomes the opportunity for you to provide an MAI Appraisal for our customer. Be advised that our contract for services is specifically with you as an individual, NOT others in your firm who may assist in the preparation of this report. As such, you are required to sign this engagement letter and the appraisal reports as the primary appraiser. Your signature on this engagement letter returned to Republic Bank, a copy of which is to be included within the addendum of the appraisal report, specifically acknowledged that you have no financial or other interest in the property to be appraised or relationships with the potential borrower which might cause a conflict of interest or otherwise influence your value estimate.


 X     The legal description of the subject property is attached.

 X     In order to access the property, contact:

       Wayne Shaw --- Phone # (813)-595-9484

Please complete:  Cost $4,500.00.

Completion date:  April 24, 1996

Please confirm your engagement to appraise the above subject by signing this engagement letter and transmit by facsimile to
(813) 823-6529 to the attention of Terry K. Rush

THE TERMS OF THE AGREEMENT AND THE
APPRAISAL STANDARDS WERE RECEIVED BY ME.
THESE ARE FOR SUBJECT REAL ESTATE.


Signature:                                     Date:________

Name of Appraisal Firm:  _______________________________________

                   Robert E. Riggins, SRA, MAI

Education:

Memphis State University - Master of Science Degree (1980):
Major - Real Estate Finance; Minor - Economics.

Memphis State University - Bachelor of Business Administration
Degree (1970):  Major - Economics; Minor - Accounting

Courses:  American Institute of Real Estate Appraisers (AIREA):

     I-A  -    Basic Appraisal Principles, Methods and Techniques
     I-B  -    Capitalization Theory and Techniques
     II   -    Urban Properties
     VI   -    Real Estate Investment Analysis
     IX   -    Appraisal Administration and Review
     IV   -    Litigation Valuation

Courses:  Appraisal Institute

     Standards of Professional Practice, Parts A & B
     Capitalization Theory, Part B
     Uniform Residential Appraisal Report

Seminars:

     Statistics in Real Estate (AIREA)
     Multifamily Appraisal Seminar (SREA)
     Investment Feasibility Analysis (SREA)
     Market and Marketability Analysis (SREA)
     Cash Flow and Risk Analysis (SREA)
     Instructor - Single Family Underwriting Seminar (MBA)
     FHLBB - R-41(c) Seminar (AIREA)
     Standards of Professional Practice (SREA)
     New URAR Appraisal Report (Appraisal Institute) 1993
     USPAP "Core" Law
     HUD Lender Selection Roster Appraiser Training (11/94)

Professional Affiliations:

Member of the Appraisal Institute, MAI Designation #6123.

Past President and Member of the Board of Directors, Memphis
Chapter #53 of the Society of Real Estate Appraisers.

Past Chairman of the Educational Committee and Candidates
Committee, Memphis Chapter #51 of the American Institute of Real
Estate Appraisers.

Board of Directors of the Tampa Bay Chapter of the Appraisal
Institute.

Beta Sigma Phi, National Honorary Scholastic Fraternity.

Member - FNMA Condominium Task Force.

Experience:

President, RIGGINS, ATKINSON, COMBS & ASSOCIATES, INC. (1994-
Present)

Senior Vice President and Regional Manager, Commercial Real
Estate Appraisals, AppraisalFirst, Inc. (1990-1994).

Vice President and Regional Manager, Commercial Real Estate
Appraisals, AppraisalFirst, Inc. (1987-1990).

Regional Manager, Commercial Real Estate Appraisals, AmeriFirst
Appraisal Company (1985-1987).

Senior Vice President, Construction and Commercial Lending,
Banksmiths Mortgage Corporation (1984-1985).

Senior Vice President, Chief Appraiser, Citizens Mortgage
Corporation (1983-1984)

Vice President, Commercial Lending and Commercial Appraisal
Departments, Leader Federal Savings and Loan Association (1972-
1983).


Licenses:

Licensed Real Estate Broker, State of Florida.
State Certified, General Appraiser # 0000605

The Appraisal Institute conducts a program of continuing education for designated members. Designated members who meet the minimum standards of this program are awarded periodic educational certification. Robert E. Riggins is currently certified under this program.

                    William W. Atkinson, MAI

Education:

Florida State University 1986, Tallahassee, Florida, Bachelor of
Science Degree in Finance and Real Estate.  Minor in Accounting.

Courses:

     Florida State University:
     Real Estate Feasibility Analysis
     Real Estate Principles and Practices
     Real Estate and its Legal Environment
     Real Estate Appraisal
     Real Estate Market Analysis
     Real Estate Finance

     Appraisal Institute
     Standards of Professional Practice SPP, Part A (9/94) Standards of Professional Practice SPP, Part B (9/94) Real Estate Appraisal Principles 1A1 (10/89)
     Basic Valuation Procedures 1A2 (3/90)
     Capitalization Theory and Techniques, Part A 1BA (3/91) Capitalization Theory and Techniques, Part A 1BB (6/91) Case Studies in Real Estate Valuation (11/92)
     Report Writing and Valuation Analysis (6/93)
     Non-Residential Demonstration Report (10/94)
     The Appraiser's Complete Review (2/95)
     Comprehensive Exam (2/95)

Seminars:

     Appraisal Institute
     Demonstration Non-Residential Report Writing (3/94)
     USPAP "Core" Law (6/94)
     U.S. Department of Housing & Urban Development)
     HUD Lender Selection Roster Appraiser Training (11/94)


Professional Affiliations:

Member of the Appraisal Institute, MAI Designation #10.975


Experience:

Vice President, RIGGINS, ATKINSON, COMBS & ASSOCIATES, INC.
(1994-Present)

Staff Appraiser, Residential and Commercial Division -
AppraisalFirst, Inc., Clearwater, Florida.  (1987-1994)

Staff Appraiser, Residential Division - AmeriFirst Appraisal
Company, Clearwater, Florida.  (1986-1987)


License:

Licensed Real Estate Broker - State of Florida.
State-certified general appraiser #0001221

Annex D:  Opinion of The Valuations Group


                     [The Valuations Group]


October 7, 1996



Decade Companies, General Partner
Decade Companies Income Properties
Brookfield Lakes Corporate Center
250 Patrick Blvd, Suite 140
Brookfield, WI 53045


Gentlemen:

You have requested our opinion as to the fairness to the holders of limited partnership interests in the Decade Companies Income Partnership (the "Partnership") of an Offer to Repurchase at a price of $402 per Interest up to all of the currently outstanding Interests in the Partnership, being made by the Partnership.

The Valuations Group primary business is to provide independent opinions of value for interests in general and limited partnerships. The firm and its principals have significant experience and knowledge of the factors which effect the valuation and pricing of partnership interests. Prior to being engaged to provide this opinion of fairness, in the normal course of its business The Valuations Group has prepared an independent opinion of value for a client unrelated to this transaction. This opinion indicated a fair market value of $440 per Interest and was based on information available as of August 15th, 1995. The Valuations Group' current valuation based on the same methodology applied using information available as of August 15th, 1996 is $389 per Interest. The principal causes of the valuation decline are: i) limited partner distributions in excess of operational cash flow over the 12 month period ended June 30, 1996; ii) inclusion of a $200,000 partnership "liquidation fee" not previously included in the determination of net asset value; iii) loan fees incurred in connection with the 1996 refinancing of Town Place Apartments, and; iv) inclusion of a $225,000 deferred fee due to a third-party upon sale of one of the Partnership's properties. The Valuations Group was previously unaware of the Partnership's contractual obligation to make this payment.

Other than the services rendered in connection with this opinion, The Valuations Group has not provided professional services to any party to this transaction nor is the fee payable for this opinion related to the proposed transaction's success or failure.

In the course of rendering its opinion, The Valuations Group has:

i)     Reviewed a draft of the Offer to Purchase.

ii) Reviewed the original Partnership prospectus and limited partnership agreement.

iii) Reviewed and analyzed financial statements and related notes contained in the Partnership's 1994 and 1995 annual reports and included in the Partnership's Form 10-Q's for the quarters ended June 30, 1995 and June 30, 1996.

iv) Reviewed an independent appraisal of the Partnership's three properties dated September 25, 1996.

v) Reviewed and analyzed published data on capitalization rates for properties deemed to be similar to the Properties owned by the Partnership.

vi) Reviewed Partnership correspondence regarding the possible repurchase of partnership Interests.

vii) Reviewed published data regarding transactions of limited partnership interests in the informal partnership secondary market and recent tender offers for interests in other limited partnerships.

viii) Discussed the repurchase proposal and the partnership's history and future outlook with the Partnership's senior management.

In the course of its review, The Valuations Group did not physically inspect the Partnership's properties. The Valuations Group has relied upon the accuracy and completeness of the financial, appraisal, and other information which was provided to it by the General Partner and other third parties. The Valuations Group has not made an effort to independently verify the accuracy and completeness of any such information. In connection with its opinion, The Valuations Group assumes that there will be no material change in property operations or the properties' appraised values prior to the closing of the repurchase offer transaction.

The Valuations Group has not been requested to, nor has it specifically expressed or implied an opinion as to the i) alternatives to the repurchase offer; ii) partnership's capacity to enter into the proposed transaction; iii) income tax considerations to any party involved with the transaction; nor the iv) effect the proposed transaction may have, if any, on limited partners electing not to tender their Interests.

Based upon, and subject to the foregoing, and other matters which we deem to be relevant, it is our opinion that as of the date hereof the offer of $402 per Interest is fair from a financial point of view.

Respectfully Submitted,


/S/Bryson S. Randolph)

THE VALUATIONS GROUP, INC.
BY: Bryson S. Randolph, Chairman